                                            As filed pursuant to Rule 424(B)(5))
                                                Under the Securities Act of 1933
                                                     Registration No. 333-125963
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 25, 2006)
                                 $1,052,797,100
                                  (APPROXIMATE)
                                   CWMBS, INC.
                                    DEPOSITOR

                          [COUNTRYWIDE HOME LOANS LOGO]
                               SPONSOR AND SELLER
                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER
                     CHL MORTGAGE PASS-THROUGH TRUST 2006-3
                                 ISSUING ENTITY
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
           DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING FEBRUARY 27, 2006

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:



---------------------------------------------------------------------------------------------------------
                          INITIAL CLASS
                      CERTIFICATE BALANCE(1)          PASS-THROUGH RATE(2)
---------------------------------------------------------------------------------------------------------
Class 1-A-1               $  309,714,000                    Floating                      Class 1-M-6
---------------------------------------------------------------------------------------------------------
Class 1-A-2                 $154,857,000                    Floating                      Class 1-M-7
---------------------------------------------------------------------------------------------------------
Class 1-A-3                 $ 51,619,000                    Floating                      Class 2-M-1
---------------------------------------------------------------------------------------------------------
Class 2-A-1                 $137,543,000                    Floating                      Class 2-M-2
---------------------------------------------------------------------------------------------------------
Class 2-A-2                 $ 68,771,000                    Floating                      Class 2-M-3
---------------------------------------------------------------------------------------------------------
Class 2-A-3                 $ 22,924,000                    Floating                      Class 2-M-4
---------------------------------------------------------------------------------------------------------
Class 3-A-1                 $122,497,000                    Floating                      Class 2-M-5
---------------------------------------------------------------------------------------------------------
Class 3-A-2                 $ 61,249,000                    Floating                      Class 2-M-6
---------------------------------------------------------------------------------------------------------
Class 3-A-3                 $ 20,416,000                    Floating                      Class 2-M-7
---------------------------------------------------------------------------------------------------------
Class A-R                   $        100                         N/A                      Class 3-M-1
---------------------------------------------------------------------------------------------------------
Class 1-M-1                 $ 25,498,000                    Floating                      Class 3-M-2
---------------------------------------------------------------------------------------------------------
Class 1-M-2                 $  3,966,000                    Floating                      Class 3-M-3
---------------------------------------------------------------------------------------------------------
Class 1-M-3                 $  5,383,000                    Floating                      Class 3-M-4
---------------------------------------------------------------------------------------------------------
Class 1-M-4                 $  2,833,000                    Floating                      Class 3-M-5
---------------------------------------------------------------------------------------------------------
Class 1-M-5                 $  2,833,000                    Floating                      Class 3-M-6
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                          INITIAL CLASS
                      CERTIFICATE BALANCE(1)          PASS-THROUGH RATE(2)
--------------------------------------------------------------------------
Class 1-A-1                 $ 3,683,000                     Floating
--------------------------------------------------------------------------
Class 1-A-2                 $ 3,400,000                     Floating
--------------------------------------------------------------------------
Class 1-A-3               $  15,832,000                     Floating
--------------------------------------------------------------------------
Class 2-A-1                 $ 7,720,000                     Floating
--------------------------------------------------------------------------
Class 2-A-2                 $ 1,308,000                     Floating
--------------------------------------------------------------------------
Class 2-A-3                 $ 2,224,000                     Floating
--------------------------------------------------------------------------
Class 3-A-1                 $ 1,308,000                     Floating
--------------------------------------------------------------------------
Class 3-A-2                 $ 1,308,000                     Floating
--------------------------------------------------------------------------
Class 3-A-3                 $ 1,439,000                     Floating
--------------------------------------------------------------------------
Class A-R                   $13,672,000                     Floating
--------------------------------------------------------------------------
Class 1-M-1                 $ 1,723,000                     Floating
--------------------------------------------------------------------------
Class 1-M-2                 $ 3,332,000                     Floating
--------------------------------------------------------------------------
Class 1-M-3                 $ 2,528,000                     Floating
--------------------------------------------------------------------------
Class 1-M-4                 $ 1,838,000                     Floating
--------------------------------------------------------------------------
Class 1-M-5                 $ 1,379,000                     Floating
--------------------------------------------------------------------------






                  (1) This amount is subject to a permitted variance in the aggregate of
 CONSIDER             plus or minus 5%.
 CAREFULLY THE
 RISK             (2) The classes of certificates offered by this prospectus supplement,
 FACTORS              together with their pass-through rates, the index on which the
 BEGINNING ON         pass-through rates are based and their initial ratings, are listed
 PAGE S-20 IN         in the tables under "Summary -- Description of the Certificates"
 THIS                 beginning on page S-7 of this prospectus supplement.
 PROSPECTUS
 SUPPLEMENT AND   This prospectus supplement and the accompanying prospectus relate only
 ON PAGE 5 IN     to the offering of the certificates listed above and not to the other
 THE              classes of certificates that will be issued by the issuing entity. The
 PROSPECTUS.      certificates represent interests in a pool consisting primarily of 30-
                  year conventional, adjustable rate, negative amortization mortgage
 The              loans secured by first liens on one- to four-family residential
 certificates     properties.
 represent
 obligations of   Credit enhancement for the certificates may consist of:
 the issuing      - Overcollateralization and
 entity only      - Subordination.
 and do not
 represent an     The credit enhancement for each class of certificates varies. Not all
 interest in or   credit enhancement is available for every class. The credit
 obligation of    enhancement for the certificates is described in more detail in this
 CWMBS, Inc.,     prospectus supplement.
 Countrywide
 Home Loans,      The group 2 and group 3 offered certificates will also have the
 Inc. or any of   benefit of the related corridor contract.
 their
 affiliates.

 This
 prospectus
 supplement may
 be used to
 offer and sell
 the offered
 certificates
 only if
 accompanied by
 the
 prospectus.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

UBS Securities LLC will offer the classes of certificates listed above to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately $1,071,793,855, plus accrued interest, before deducting expenses. The offered certificates will be purchased by UBS Securities LLC on or about January 31, 2006. See "Method of Distribution" in this prospectus supplement. The offered certificates (other than the Class A-R Certificates) will be available for delivery to investors in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System.


                           (UBS INVESTMENT BANK LOGO)
January 30, 2006

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                       PAGE
---------------------                                                       ----
Summary.................................................................     S-4
Summary of Transaction Parties..........................................    S-19
Risk Factors............................................................    S-20
The Mortgage Pool.......................................................    S-31
Servicing of Mortgage Loans.............................................    S-80
General.................................................................    S-80
Loan Servicing..........................................................    S-82
Collection Procedures...................................................    S-83
Servicing Compensation and Payment of Expenses..........................    S-83
Adjustment to Servicing Compensation in Connection with Certain Prepaid
   Mortgage Loans.......................................................    S-85
Advances................................................................    S-85
Certain Modifications and Refinancings..................................    S-86
The Issuing Entity......................................................    S-86
Static Pool Data........................................................    S-86
Description of the Certificates.........................................    S-87
Investments of Amounts Held in Accounts.................................    S-95
Fees and Expenses.......................................................    S-97
Events of Default; Remedies.............................................   S-129
Certain Matters Regarding the Master Servicer, the Depositor and the
   Sellers..............................................................   S-129
Ownership of the Residual Certificates..................................   S-131
Restrictions on Investment, Suitability Requirements....................   S-131
Yield, Prepayment and Maturity Considerations...........................   S-132
Use of Proceeds.........................................................   S-147
Legal Proceedings.......................................................   S-147
Material Federal Income Tax Consequences................................   S-147
Other Taxes.............................................................   S-151
ERISA Considerations....................................................   S-151
Method of Distribution..................................................   S-153
Legal Matters...........................................................   S-153
Ratings.................................................................   S-154
Index of Defined Terms..................................................   S-155
Annex I.................................................................     A-1

PROSPECTUS                                                                  PAGE
----------                                                                  ----
Important Notice About Information in this Prospectus and Each
   Accompanying Prospectus Supplement                                          4
Risk Factors                                                                   5
The Trust Fund                                                                14
Use of Proceeds                                                               25
The Depositor                                                                 25
Mortgage Loan Program                                                         25
Static Pool Data                                                              28
Description of the Certificates                                               28
Credit Enhancement                                                            38
Yield and Prepayment Considerations                                           47
The Pooling and Servicing Agreement                                           50
Certain Legal Aspects of the Mortgage Loans                                   67
Material Federal Income Tax Consequences                                      74
Other Tax Considerations                                                      98
ERISA Considerations                                                          98
Legal Investment                                                             101
Method of Distribution                                                       102
Legal Matters                                                                103
Financial Information                                                        103
Rating                                                                       104
Index to Defined Terms                                                       105

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

ISSUING ENTITY

CHL Mortgage Pass-Through Trust 2006-3, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this prospectus supplement.

DEPOSITOR

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the prospectus.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See "Servicing of the Mortgage Loans -- Countrywide Home Loans" in this prospectus supplement.

MASTER SERVICER

Countrywide Home Loans Servicing LP

See "Servicing of the Mortgage Loans -- Countrywide Home Loans Servicing LP" in this prospectus supplement.

TRUSTEE

The Bank of New York

See "Description of the Certificates -- The Trustee" in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of January 1, 2006 and the origination date for that mortgage loan.

CLOSING DATE

On or about January 31, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of 30 year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one-to-four family residential properties. The mortgage loans will be divided into three separate groups. Each group of mortgage loans is referred to as a "loan group." The mortgage rate on each mortgage loan has an introductory period of one or three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.

The depositor believes that the information set forth in this prospectus supplement regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this prospectus supplement. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this prospectus supplement.

As of the cut-off date, the aggregate current principal balance was approximately $1,058,086,169, approximately $566,618,586 of which are group 1 mortgage loans, approximately $261,685,014 of which are group 2 mortgage loans and approximately $229,782,569 of which are group 3 mortgage loans.

As of the cut-off date, the group 1 mortgage loans had the following characteristics:

Aggregate Current Principal Balance   $566,618,586
Geographic Concentrations in excess
   of 10%:
Florida                               14.31%
California                            48.77%
Weighted Average Original LTV Ratio   73.84%
Weighted Average Mortgage Rate        3.439%
Range of Mortgage Rates               1.000% to 9.125%

Average Current Principal Balance     $474,555
Range of Current Principal Balances   $21,001 to $2,000,000
Weighted Average Remaining Term to
   Maturity                           359 months
Weighted Average FICO Credit Score    702
Weighted Average Gross Margin         3.188%
Weighted Average Maximum Mortgage
   Rate                               9.961%
Weighted Average Minimum Mortgage
   Rate                               3.188%
Weighted Average Maximum Negative
   Amortization                       115%

As of the cut-off date, the group 2 mortgage loans had the following characteristics:

Aggregate Current Principal Balance   $261,685,014
Geographic Concentrations in excess
   of 10%:
Florida                               11.09%
California                            46.43%
Weighted Average Original LTV Ratio   75.04%
Weighted Average Mortgage Rate        4.847%
Range of Mortgage Rates               1.000% to 8.750%

Average Current Principal Balance     $381,465
Range of Current Principal Balances   $55,000 to $1,520,000
Weighted Average Remaining Term to
   Maturity                           359 months
Weighted Average FICO Credit Score    698
Weighted Average Gross Margin         3.934%
Weighted Average Maximum Mortgage
   Rate                               9.963%
Weighted Average Minimum Mortgage
   Rate                               3.934%
Weighted Average Maximum Negative
   Amortization                       115%

As of the cut-off date, the group 3 mortgage loans had the following characteristics:

Aggregate Current Principal Balance   $229,782,569
Geographic Concentrations in excess
   of 10%:
   Nevada                             11.51%
   California                         21.84%
   Florida                            24.73%
Weighted Average Original LTV Ratio   91.49%
Weighted Average Mortgage Rate        6.190%
Range of Mortgage Rates               1.750% to 9.250%

Average Current Principal Balance     $272,577
Range of Current Principal Balances   $34,016 to $650,706
Weighted Average Remaining Term to
   Maturity                           359 months
Weighted Average FICO Credit Score    701

Weighted Average Gross Margin         3.681%
Weighted Average Maximum Mortgage
   Rate                               10.013%
Weighted Average Minimum Mortgage
   Rate                               3.681%
Weighted Average Maximum Negative
   Amortization                       115%

See "The Mortgage Pool" in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue thirty-seven classes of certificates, thirty of which are offered by this prospectus supplement and the accompanying prospectus:

                     INITIAL                                       INITIAL
                CLASS CERTIFICATE                                   RATING     INITIAL
                 BALANCE/INITIAL                                  (MOODY'S)     RATING
CLASS          NOTIONAL AMOUNT (1)             TYPE                  (2)      (S&P)(2)
------------   -------------------   --------------------------   ---------   --------
OFFERED
CERTIFICATES

Class 1-A-1        $309,714,000           Senior/ Floating           Aaa         AAA
                                     Pass-Through Rate/ Super
                                               Senior
Class 1-A-2        $154,857,000           Senior/ Floating           Aaa         AAA
                                     Pass-Through Rate/ Super
                                          Senior/ Support
Class 1-A-3        $ 51,619,000           Senior/ Floating           Aaa         AAA
                                     Pass-Through Rate/ Support
Class 2-A-1        $137,543,000           Senior/ Floating           Aaa         AAA
                                     Pass-Through Rate/ Super
                                               Senior
Class 2-A-2        $ 68,771,000           Senior/ Floating           Aaa         AAA
                                     Pass-Through Rate/ Super
                                          Senior/ Support
Class 2-A-3        $ 22,924,000           Senior/ Floating           Aaa         AAA
                                     Pass-Through Rate/ Support
Class 3-A-1        $122,497,000           Senior/ Floating           Aaa         AAA
                                     Pass-Through Rate/ Super
                                               Senior
Class 3-A-2        $ 61,249,000           Senior/ Floating           Aaa         AAA
                                     Pass-Through Rate/ Super
                                          Senior/ Support
Class 3-A-3        $ 20,416,000           Senior/ Floating           Aaa         AAA
                                     Pass-Through Rate/ Support
Class A-R          $        100      Senior/Residual/Principal       Aaa         AAA
                                                Only
Class 1-M-1        $ 25,498,000         Subordinate/ Floating        Aa2          AA
                                         Pass- Through Rate
Class 1-M-2        $  3,966,000         Subordinate/ Floating        Aa3         AA-
                                         Pass- Through Rate
Class 1-M-3        $  5,383,000         Subordinate/ Floating         A2          A+
                                         Pass- Through Rate
Class 1-M-4        $  2,833,000         Subordinate/ Floating         A3          A
                                         Pass- Through Rate
Class 1-M-5        $  2,833,000         Subordinate/ Floating        Baa1       BBB+
                                         Pass- Through Rate
Class 1-M-6        $  3,683,000         Subordinate/ Floating        Baa3       BBB+
                                         Pass- Through Rate
Class 1-M-7        $  3,400,000         Subordinate/ Floating        N/R        BBB-
                                         Pass- Through Rate
Class 2-M-1        $ 15,832,000         Subordinate/ Floating        Aa1         AA-
                                         Pass- Through Rate

                     INITIAL                                       INITIAL
                CLASS CERTIFICATE                                   RATING     INITIAL
                 BALANCE/INITIAL                                  (MOODY'S)    RATING
    CLASS      NOTIONAL AMOUNT (1)             TYPE                  (2)      (S&P)(2)
------------   -------------------   --------------------------   ---------   --------
Class 2-M-2        $ 7,720,000          Subordinate/ Floating        Aa2         N/R
                                         Pass- Through Rate
Class 2-M-3        $ 1,308,000          Subordinate/ Floating        Aa3         N/R
                                         Pass- Through Rate
Class 2-M-4        $ 2,224,000          Subordinate/ Floating         A2         N/R
                                         Pass- Through Rate
Class 2-M-5        $ 1,308,000          Subordinate/ Floating         A3         N/R
                                         Pass- Through Rate
Class 2-M-6        $ 1,308,000          Subordinate/ Floating        Baa1        N/R
                                         Pass- Through Rate
Class 2-M-7        $ 1,439,000          Subordinate/ Floating        Baa3        N/R
                                         Pass- Through Rate
Class 3-M-1        $13,672,000          Subordinate/ Floating        Aa2          AA
                                         Pass- Through Rate
Class 3-M-2        $ 1,723,000          Subordinate/ Floating        Aa3         AA-
                                         Pass- Through Rate
Class 3-M-3        $ 3,332,000          Subordinate/ Floating         A1          A+
                                         Pass- Through Rate
Class 3-M-4        $ 2,528,000          Subordinate/ Floating         A3          A-
                                         Pass- Through Rate
Class 3-M-5        $ 1,838,000          Subordinate/ Floating        Baa1       BBB+
                                         Pass- Through Rate
Class 3-M-6        $ 1,379,000          Subordinate/ Floating        Baa3       BBB-
                                          Pass- Through Rate

NON-OFFERED CERTIFICATES (3)

Class 1-C             (4)              Interest Only/ Notional
                                               Amount
Class 1-P(5)       $       100           Prepayment Charges
Class 2-C             (4)              Interest Only/ Notional
                                               Amount
Class 2-P(5)       $       100           Prepayment Charges
Class 3-C             (4)              Interest Only/ Notional
                                               Amount
Class 3-P(5)       $       100           Prepayment Charges
Class R-X             (6)                     Residual

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(3) The Class 1-C, Class 1-P, Class 2-C, Class 2-P, Class 3-C and Class 3-P are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class 1-C, Class 1-P, Class 2-C, Class 2-P, Class 3-C and Class 3-P Certificates is provided only to permit a better understanding of the offered certificates.

(4) The Class 1-C, Class 2-C and Class 3-C Certificates are notional amount, interest-only certificates that will not have initial class certificate balances. The initial notional amounts of the Class 1-C, Class 2-C and Class 3-C Certificates for the interest accrual period related to each distribution date will be equal to the aggregate class certificate balance of the LIBOR Certificates in loan group 1, loan group 2 and loan group 3, respectively, immediately prior to that distribution date.

(5) The Class 1-P, Class 2-P and Class 3-P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively. Each Class 1-P, Class 2-P and Class 3-P Certificate will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively, that require payment of a prepayment charge. Each Class 1-P, Class 2-P and Class 3-P Certificate will not bear interest.

(6)  The Class R-X Certificate has no class certificate balance.

The certificates will also have the following characteristics:

                           RELATED     PASS-THROUGH RATE      PASS-THROUGH RATE
                            LOAN         ON AND BEFORE              AFTER                              INTEREST
                            GROUP          OPTIONAL               OPTIONAL                              ACCRUAL
          CLASS              (1)     TERMINATION DATE (2)   TERMINATION DATE (2)   ACCRUAL PERIOD     CONVENTION
------------------------   -------   --------------------   --------------------   --------------   --------------
OFFERED CERTIFICATES
Class 1-A-1                   1         LIBOR + 0.240%         LIBOR + 0.480%            (3)        Actual/360 (4)
Class 1-A-2                   1         LIBOR + 0.330%         LIBOR + 0.660%            (3)        Actual/360 (4)
Class 1-A-3                   1         LIBOR + 0.390%         LIBOR + 0.780%            (3)        Actual/360 (4)
Class 2-A-1                   2         LIBOR + 0.250%         LIBOR + 0.500%            (3)        Actual/360 (4)
Class 2-A-2                   2         LIBOR + 0.340%         LIBOR + 0.680%            (3)        Actual/360 (4)
Class 2-A-3                   2         LIBOR + 0.400%         LIBOR + 0.800%            (3)        Actual/360 (4)
Class 3-A-1                   3         LIBOR + 0.250%         LIBOR + 0.500%            (3)        Actual/360 (4)
Class 3-A-2                   3         LIBOR + 0.350%         LIBOR + 0.700%            (3)        Actual/360 (4)
Class 3-A-3                   3         LIBOR + 0.410%         LIBOR + 0.820%            (3)        Actual/360 (4)
Class A-R                     1               (5)                    (5)                 N/A             N/A
Class 1-M-1                   1         LIBOR + 0.640%         LIBOR + 0.960%            (3)        Actual/360 (4)
Class 1-M-2                   1         LIBOR + 0.680%         LIBOR + 1.020%            (3)        Actual/360 (4)
Class 1-M-3                   1         LIBOR + 1.150%         LIBOR + 1.725%            (3)        Actual/360 (4)
Class 1-M-4                   1         LIBOR + 1.250%         LIBOR + 1.875%            (3)        Actual/360 (4)
Class 1-M-5                   1         LIBOR + 2.100%         LIBOR + 3.150%            (3)        Actual/360 (4)
Class 1-M-6                   1         LIBOR + 3.000%         LIBOR + 4.500%            (3)        Actual/360 (4)
Class 1-M-7                   1         LIBOR + 4.000%         LIBOR + 6.000%            (3)        Actual/360 (4)
Class 2-M-1                   2         LIBOR + 0.680%         LIBOR + 1.020%            (3)        Actual/360 (4)
Class 2-M-2                   2         LIBOR + 0.820%         LIBOR + 1.230%            (3)        Actual/360 (4)
Class 2-M-3                   2         LIBOR + 0.950%         LIBOR + 1.425%            (3)        Actual/360 (4)
Class 2-M-4                   2         LIBOR + 2.250%         LIBOR + 3.375%            (3)        Actual/360 (4)
Class 2-M-5                   2         LIBOR + 2.750%         LIBOR + 4.125%            (3)        Actual/360 (4)
Class 2-M-6                   2         LIBOR + 4.000%         LIBOR + 6.000%            (3)        Actual/360 (4)
Class 2-M-7                   2         LIBOR + 4.000%         LIBOR + 6.000%            (3)        Actual/360 (4)
Class 3-M-1                   3         LIBOR + 0.640%         LIBOR + 0.960%            (3)        Actual/360 (4)
Class 3-M-2                   3         LIBOR + 0.680%         LIBOR + 1.020%            (3)        Actual/360 (4)
Class 3-M-3                   3         LIBOR + 1.050%         LIBOR + 1.575%            (3)        Actual/360 (4)
Class 3-M-4                   3         LIBOR + 1.250%         LIBOR + 1.875%            (3)        Actual/360 (4)
Class 3-M-5                   3         LIBOR + 1.500%         LIBOR + 2.250%            (3)        Actual/360 (4)
Class 3-M-6                   3         LIBOR + 1.500%         LIBOR + 2.250%            (3)        Actual/360 (4)

NON-OFFERED CERTIFICATES
Class 1-C                     1               N/A                    N/A                  N/A             N/A
Class 1-P                     1               N/A                    N/A                  N/A             N/A
Class 2-C                     2               N/A                    N/A                  N/A             N/A
Class 2-P                     2               N/A                    N/A                  N/A             N/A
Class 3-C                     3               N/A                    N/A                  N/A             N/A
Class 3-P                     3               N/A                    N/A                  N/A             N/A
Class R-X                  1, 2, 3            N/A                    N/A                  N/A             N/A

----------
(1) Distributions of principal and interest on the certificates will be based on amounts available for distribution in respect of the mortgage loans in the related loan group. There is no cross-collateralization among the loan groups. For a more detailed description of how the offered certificates will be backed by cashflows, see "Description of Certificates -- Distributions" and " -- Overcollateralization Provisions" in this prospectus supplement.

(2) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this prospectus supplement under "Description of the Certificates - Determination of LIBOR." If on any distribution date, the pass-through rate for a Class of LIBOR Certificates is based on the applicable interest rate cap, the holders of the applicable certificates will be entitled to receive the resulting shortfall from remaining excess cashflow (if any) to the extent described in this prospectus supplement under "Description of the Certificates - Overcollateralization Provisions."

(3) The accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(4) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the applicable accrual period.

(5)  The Class A-R Certificates will not accrue any interest.

See "Description of the Certificates" in this prospectus supplement.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

       DESIGNATION          CLASSES OF CERTIFICATES
-----------------------   ---------------------------
  Senior Certificates      Class 1-A-1, Class 1-A-2,
                           Class 1-A-3, Class 2-A-1,
                           Class 2-A-2, Class 2-A-3,
                           Class 3-A-1, Class 3-A-2,
                           Class 3-A-3 and Class A-R
                                 Certificates

     Subordinated          Class 1-M-1, Class 1-M-2,
Certificates or Class M    Class 1-M-3, Class 1-M-4,
     Certificates          Class 1-M-5, Class 1-M-6,
                           Class 1-M-7, Class 2-M-1,
                           Class 2-M-2, Class 2-M-3,
                           Class 2-M-4, Class 2-M-5,
                           Class 2-M-6, Class 2-M-7,
                           Class 3-M-1, Class 3-M-2,
                           Class 3-M-3, Class 3-M-4,
                          Class 3-M-5 and Class 3-M-6
                                 Certificates

 Group 1 Certificates      Class 1-A-1, Class 1-A-2,
                           Class 1-A-3, Class 1-M-1,
                           Class 1-M-2, Class 1-M-3,
                           Class 1-M-4, Class 1-M-5,
                           Class 1-M-6, Class 1-M-7,
                            Class 1-C and Class 1-P
                                 Certificates

 Group 2 Certificates      Class 2-A-1, Class 2-A-2,
                           Class 2-A-3, Class 2-M-1,
                           Class 2-M-2, Class 2-M-3,
                           Class 2-M-4, Class 2-M-5,
                           Class 2-M-6, Class 2-M-7,
                            Class 2-C and Class 2-P
                                 Certificates

 Group 3 Certificates      Class 3-A-1, Class 3-A-2,
                           Class 3-A-3, Class 3-M-1,
                           Class 3-M-2, Class 3-M-3,
                           Class 3-M-4, Class 3-M-5,
                           Class 3-M-6, Class 3-C and
                            Class 3-P Certificates

  LIBOR Certificates       Class 1-A-1, Class 1-A-2,
                           Class 1-A-3, Class 2-A-1,
                           Class 2-A-2, Class 2-A-3,
                           Class 3-A-1, Class 3-A-2,
                           Class 3-A-3 and Class M
                                 Certificates

 Class C Certificates      Class 1-C, Class 2-C and
                            Class 3-C Certificates

 Class P Certificates      Class 1-P, Class 2-P and
                            Class 3-P Certificates

 Offered Certificates       Senior Certificates and
                             Class M Certificates

RECORD DATE

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of the distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourge or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" and "-- Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

DISTRIBUTION DATES

Beginning on February 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates in loan group 1 and loan group 2 is the distribution date in March 2036. The last scheduled distribution date for the certificates in loan group 3 is the distribution date in February 2036. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date. See "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" in this prospectus supplement.

INTEREST PAYMENTS

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-10.

On each distribution date, to the extent funds are available from the related loan group, each class of interest-bearing certificates will be entitled to receive:

     - the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance or notional amount, as applicable, of that class of certificates immediately prior to that distribution date,

     -    interest carry forward amount, and

     -    any net rate carryover due and any accrued interest on this amount.

The amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount by which the deferred interest on the mortgage loans in the related loan group exceeds principal payments on the mortgage loans in that loan group for that distribution date, as described under "Description of the Certificates -- Interest" in this prospectus supplement.

See "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available from the related loan group on that date for the payment of principal according to the principal distribution rules described in this prospectus supplement. The priority of distributing principal among the classes of certificates related to a loan group will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the related stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans in that loan group.

See "Description of the Certificates -- Distributions -- Distributions of Principal" in this prospectus supplement.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted) with respect to a loan group:

     - all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to deferred interest on the mortgage loans in that loan group) and principal due and received on those mortgage loans in the applicable period, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

     - net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

     - excess interest (to the extent available) to maintain the targeted overcollateralization level for the related class;

     - subsequent recoveries with respect to the mortgage loans in that loan group;

     - partial or full prepayments collected on the mortgage loans in that loan group during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

     - any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

FEES AND EXPENSES

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

     - the master servicing fee and additional servicing compensation (as described in this prospectus supplement under "Servicing of the Mortgage Loans-- Servicing Compensation and Payment of Expenses" and "Description of the Certificates --Priority of Distributions Among Certificates") due to the master servicer;

     -    the trustee fee due to the trustee;

     - the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

     - all prepayment charges (which are distributable only to the Class P Certificates); and

     - all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "Servicing of the Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under

"Description of the Certificates --Priority of Distributions Among
Certificates".

Source and Priority of Payments:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Servicing of the Mortgage Loans -- Servicing Compensation and Payment of Expenses" and "Description of the Certificates --Priority of Distributions Among Certificates".

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL AND INTEREST

Loan Group 1

On any distribution date, available funds from loan group 1 will be distributed in the following order:

     (1) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, the current interest and interest carry forward amount for each such class and such distribution date;

     (2) sequentially, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates, in that order, the current interest and interest carry forward amount for each such class and such distribution date;

     (3) (A) for each distribution date prior to the group 1 stepdown date or on which a group 1 trigger event is in effect, in an amount up to the principal distribution amount for loan group 1 for such distribution date, sequentially:

          (i) sequentially, (x) to the Class A-R Certificates, until its class certificate balance is reduced to zero, and (y) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

          (ii) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

     (B) on each Distribution Date on or after the group 1 stepdown date so long as a group 1 trigger event is not in effect:

          (i) concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3 Certificates, pro rata, in an amount up to the group 1 senior principal distribution amount, until their respective class certificate balances are reduced to zero; and

          (ii) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates, in that order, in an amount up to the group 1 subordinated class principal distribution amount for each such class, until their respective class certificate balances are reduced to zero;

     (4) sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount equal to the amount of unpaid realized loss amount for each such class;

     (5) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates, in that order, in an amount equal to the amount of unpaid realized loss amount for each such class;

     (6) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, in an amount equal to the amount of net rate carryover for each such class;

     (7) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates, in that order, in an amount equal to the amount of net rate carryover for each such class; and

     (8) to the Class 1-C and Class A-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

Loan Group 2

On any distribution date, available funds from loan group 2 will be distributed in the following order:

     (1) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, the current interest and interest carry forward amount for each such class and such distribution date;

     (2) sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, in that order, the current interest and interest carry forward amount for each such class and such distribution date;

     (3) (A) for each distribution date prior to the group 2 stepdown date or on which a group 2 trigger event is in effect, in an amount up to the principal distribution amount for loan group 2 for such distribution date, sequentially:

          (i) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

          (ii) sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, in that order, until their respective class certificate balances are reduced to zero;

     (B) on each Distribution Date on or after the group 2 stepdown date so long as a group 2 trigger event is not in effect, sequentially:

          (i) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, in an amount up to the group 2 senior principal distribution amount, until their respective class certificate balances are reduced to zero; and

          (ii) sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, in that order, in an amount up to the group 2 subordinated class principal distribution amount for each such class, until their respective class certificate balances are reduced to zero;

     (4) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, in an amount equal to the amount of unpaid realized loss amount for each such class;

     (5) sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, in that order, in an amount equal to the amount of unpaid realized loss amount for each such class;

     (6) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, in an amount equal to the amount of net rate carryover for each such class;

     (7) sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, in that order, in an amount equal to the amount of net rate carryover for each such class; and

     (8) to the Class 2-C Certificates, in the amount specified in the pooling and servicing agreement.

Loan Group 3

On any distribution date, available funds from loan group 3 will be distributed in the following order:

     (1) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, the current interest and interest carry forward amount for each such class and such distribution date;

     (2) sequentially, to the Class 3-M-1, Class 3-M-2, Class 3-M-3, Class 3-M-4, Class 3-M-5 and Class 3-M-6 Certificates, in that order, the current interest and interest carry forward amount for each such class and such distribution date;

     (3) (A) for each distribution date prior to the group 3 stepdown date or on which a group 3 trigger event is in effect, in an amount up to the principal distribution amount for loan group 3 for such distribution date, sequentially:

          (i) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

          (ii) sequentially, to the Class 3-M-1, Class 3-M-2, Class 3-M-3, Class 3-M-4, Class 3-M-5 and Class 3-M-6 Certificates, in that order, until their respective class certificate balances are reduced to zero;

     (B) on each Distribution Date on or after the group 3 stepdown date so long as a group 3 trigger event is not in effect, sequentially:

          (i) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, in an amount up to the group 3 senior principal distribution amount, until their respective class certificate balances are reduced to zero; and

          (ii) sequentially, to the Class 3-M-1, Class 3-M-2, Class 3-M-3, Class 3-M-4, Class 3-M-5 and Class 3-M-6 Certificates, in that order, in an amount up to the group 3 subordinated class principal distribution amount for each such class, until their respective class certificate balances are reduced to zero;

     (4) sequentially, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, in that order, in an amount equal to the amount of unpaid realized loss amount for each such class;

     (5) sequentially, to the Class 3-M-1, Class 3-M-2, Class 3-M-3, Class 3-M-4, Class 3-M-5 and Class 3-M-6 Certificates, in that order, in an amount equal to the amount of unpaid realized loss amount for each such class;

     (6) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, in an amount equal to the amount of net rate carryover for each such class;

     (7) sequentially, to the Class 3-M-1, Class 3-M-2, Class 3-M-3, Class 3-M-4, Class 3-M-5 and Class 3-M-6 Certificates, in that order, in an amount equal to the amount of net rate carryover for each such class; and

     (8) to the Class 3-C Certificates, in the amount specified in the pooling and servicing agreement.

THE CORRIDOR CONTRACTS

The group 2 and group 3 certificates will each have the benefit of a corridor contract, each of which will be assigned to The Bank of New York, in its capacity as corridor contract administrator:

     -    the group 2 corridor contract and

     -    the group 3 corridor contract.

The corridor contract administrator will allocate certain payments received under each corridor contract to the trustee on behalf of the issuing entity. On or prior to the corridor contract termination date, amounts allocated to the issuing entity in respect of a corridor contract will be available as described in this prospectus supplement to cover any unpaid realized loss amounts and any net rate carryover resulting from the application of the net funds cap to its pass-through rate on the related class of certificates.

Payments under each corridor contract will be made pursuant to a formula described in "Description of the Certificates - The Corridor Contracts" in this prospectus supplement. Any amounts allocated to the issuing entity for a distribution date that are not used on that date to cover any unpaid realized loss amounts or net rate carryover on the group 2 and group 3 certificates are expected to be distributed to the holders of the related Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

See "Description of the Certificates -- The Corridor Contracts" in this prospectus supplement.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) for a loan group have been exhausted, collections otherwise payable to related subordinated classes will comprise the sole source of finds from which credit enhancement is provided to the related senior certificates. Realized Losses of a loan group will be allocated in the following order of priority:

     - to the related subordinated certificates, beginning with the related subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero, and

     - to the related senior certificates as follows: (a) among the group 1 senior certificates, sequentially, to the Class 1-A-3, Class 1-A-2 and Class 1-A-1 Certificates, in that order, (b) among the group 2 senior certificates, sequentially, to the Class 2-A-3, Class 2-A-2 and Class 2-A-1 Certificates, in that order, and (c) among the group 3 senior certificates, sequentially, to the Class 3-A-3, Class 3-A-2 and Class 3-A-1 Certificates, in that order, and in each case until their respective class certificate balances have been reduced to zero.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. There is no cross-collateralization between the three loan groups. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated principal balance of the mortgage loans in a loan group exceeds the aggregate class certificate balance of the related classes of certificates.

On the closing date, (a) the aggregate stated principal balance of the group 1 mortgage loans is expected to exceed the initial aggregate class certificate balance of the group 1 certificates (other than the Class 1-P Certificates) by approximately $2,832,486, (b) the aggregate stated principal balance of the group 2 mortgage loans is expected to exceed the initial aggregate class certificate balance of the group 2 certificates (other than the Class 2-P Certificates) by approximately $1,308,014 and (c) the aggregate stated principal balance of the group 3 mortgage loans is expected to exceed the initial aggregate class certificate balance of the group 3 certificates (other than the Class 3-P Certificates) by approximately $1,148,569. These amounts are approximately equal to the initial levels of overcollateralization required by the pooling and servicing agreement.

The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the related classes of certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the related classes of certificates and the weighted average expense fee rate for that loan group.

On any distribution date, the amount of overcollateralization (if any) for a loan group will be available to absorb the losses from liquidated mortgage loans in that loan group if those losses are not otherwise covered by excess cashflow (if any) from the related mortgage loans. The required levels of overcollateralization may change over time.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates in a certificate group will have a payment priority over the related subordinated certificates. Within the classes with an "M" designation, the payment priority is in numerical order.

Subordination is designed to provide the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group among the subordinated certificates related to that loan group, beginning with the related subordinated certificates with the lowest payment priority, and second to the related senior certificates in accordance with the priorities set forth above under " -- Allocation of Losses." Realized losses on the mortgage loans in a loan group will be allocated solely to the classes of subordinated certificates related to that loan group.

See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Credit Enhancement" in the prospectus.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans -- Advances" in this prospectus supplement.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, a replacement mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See "Servicing of Mortgage Loans -- Certain Modifications and Refinancings" in this prospectus supplement.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

See "The Mortgage Pool -- General", "-- Assignment of the Mortgage Loans" and "Description of the Certificates -- Optional Purchase of Defaulted Loans" in this prospectus supplement and "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the prospectus.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity relating to a loan group and retire all outstanding classes of certificates related to that loan group on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans in that loan group and any foreclosed real estate owned by the issuing entity related to that loan group declines to 10% or less of the aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity relating to the applicable loan group.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the rights under the corridor contracts and the assets held in the corridor contract reserve fund and the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The offered certificates, other than the Class A-R Certificates, will also represent the right to receive net rate carryover payments. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The group 1 certificates (other than the Class A-R Certificates), the group 2 certificates and the Class 3-A-1 Certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The group 3 certificates (other than the Class 3-A-1 Certificates) may be purchased by an "insurance company general account" that holds plan assets and meets certain requirements.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class 1-M-1, Class 1-M-2, Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 3-M-1 and Class 3-M-2 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

                         SUMMARY OF TRANSACTION PARTIES



                                   -------------------------------
                                   \      SPONSOR AND SELLER      \
                                   \ Countrywide Home Loans, Inc. \
                                   \                              \
                                   \                              \
                                   \                              \
                                   --------------------------------
                                    /                          |
                                   /      Mortgage Loans       |
                                  /                            |
                                 /                             |
                                /                              |
                               /                               |
                              /                                |
                             /                                 |
                            /                                  |
                           /                                   |
                          /                                    |
                         /                                     |
                        V                                      V
 ---------------------------                       ------------------------                 -------------------------
 \      OTHER SELLERS       \                      \       DEPOSITOR       \                \    CORRIDOR CONTRACT   \
 \ Special Purpose Entities \    Mortgage Loans    \      CWMBS, Inc.      \                \      COUNTERPARTY      \
 \                          \--------------------> \                       \                \ Bear Stearns Financial \
 \                          \                      \                       \                \      Products Inc.     \
 \                          \                      -------------------------                \                        \
 ----------------------------                                  |                            \                        \
                                                               |                            --------------------------
                                                               | Mortgage Loans                         |
                                                               |                                        | Corridor Contract
                                                               |                                        | Payments
                              Mortgage                         |                                        |
                              Loan                             V                                        V
 ----------------------       Servicing       -------------------------                       -------------------------
 \ MASTER SERVICER AND \                      \    ISSUING ENTITY      \ <------------------ \    CORRIDOR CONTRACT   \
 \      SERVICER       \                      \    CHL Mortgage Pass-  \     A Portion of    \      ADMINISTRATOR     \
 \  Countrywide Home   \ <------------------- \  Through Trust 2006-3  \     the Corridor    \   The Bank of New York \
 \ Loans Servicing LP  \                      \                        \     Contract         -------------------------
 \                     \                      \        TRUSTEE         \     Payments                    |
 \                     \                      \  The Bank of New York  \                                 | Excess Corridor
 \                     \                       -------------------------                                 | Contract Payments
 \                     \                                                                                 |
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                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 5 IN THE PROSPECTUS.

YOUR YIELD WILL BE AFFECTED BY   Borrowers may, at their option, prepay their mortgage loans in
PREPAYMENTS                      whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. The
                                 prepayment experience of the mortgage loans may be affected by many factors, including:

                                 -    general economic conditions,

                                 -    the level of prevailing interest rates,

                                 -    the availability of alternative financing,

                                 -    the applicability of prepayment charges, and

                                 -    homeowner mobility.

                                 A prepayment of a mortgage loan, however, will result in a prepayment on the certificates.

                                 The rate and timing of prepayment of the mortgage loans in a loan group will affect the yields to maturity and weighted average lives of the related classes of certificates.

                                 -    If you purchase your certificates at a discount and
                                      principal is repaid slower than you anticipate, then your
                                      yield may be lower than you anticipate.

                                 -    If you purchase certificates at a premium and principal is repaid faster than you anticipate, then your yield may be
                                      lower than you anticipate.

                                 -    You will bear any reinvestment risks from faster or slower prepayments of mortgage loans in the related loan group.

                                 If mortgage loans in a loan group with relatively higher
                                 mortgage rates prepay, the pass-through rates on the related classes of certificates may be limited and your yield may be lower than you anticipate.

                                 Approximately 49.69%, 64.03% and 77.38% of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively, in each case by aggregate stated principal balance of the
                                 mortgage loans in that loan group as of the cut-off date,
                                 require the mortgagor to pay a charge if the mortgagor prepays the mortgage loan during periods of up to three years after the mortgage loan was originated. A prepayment charge may
                                 discourage a mortgagor from prepaying the mortgage loan during the applicable period. Prepayment charges on the mortgage loans will be distributed to the Class P Certificates and

                                 will not be available to the holders of other classes of
                                 certificates.

                                 See "Description of the Certificates--Interest"
                                 and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

YOUR YIELD ON THE CERTIFICATES   All of the mortgage loans are "NEGATIVE AMORTIZATION LOANS."
WILL BE SUBJECT TO ANY           After an introductory period of up to three months after
NEGATIVE AMORTIZATION ON THE     origination during which the interest rates on the negative
MORTGAGE LOANS                   amortization loans are fixed, the interest rates on negative amortization loans will adjust monthly but their monthly
                                 payments and amortization schedules adjust annually and, under most circumstances, are subject to payment caps. The interest rates on negative amortization mortgage loans during their introductory periods are lower than the sum of the indices applicable at origination and the related margins, and may be as low as 1% per annum. Since the scheduled monthly payments on negative amortization loans for the first year are set at their origination, the scheduled monthly payments are based upon the introductory interest rates. As a result, after the introductory interest rates expire and until the initial annual adjustment to the scheduled monthly payment made by the
                                 borrower (unless the fully indexed mortgage rate is a rate at or below the introductory mortgage rate), the scheduled monthly payment made by the borrower will not be sufficient to pay the amount of interest accruing on the mortgage loan. Although negative amortization loans provide for scheduled monthly
                                 payments, the amount of interest that accrues and is ultimately due on a negative amortization loan is based on the monthly interest rate. If borrowers only make their scheduled monthly payments, a portion of the accrued interest on negatively
                                 amortizing loans will become deferred interest. "DEFERRED
                                 INTEREST" is the excess, if any, of (x) the amount of interest accrued on such Mortgage Loan from the preceding due date to such due date over (y) the monthly payment due for such due date.  Deferred interest is added to the principal balance of the negative amortization loan and bears interest at the
                                 applicable interest rate for that negative amortization
                                 mortgage loan.

                                 The amount of deferred interest, if any, for a given month will reduce the amount of interest collected on these mortgage loans and available to be distributed as a distribution of interest to the certificates.

YOUR YIELD ON THE CERTIFICATES   If the interest rates on the mortgage loans in a loan group
WILL ALSO BE SUBJECT TO          decrease prior to an adjustment in the monthly payment, a
EFFECTS OF ADJUSTMENTS OF        larger portion of the monthly payment will be applied to the
SCHEDULED PAYMENTS AND           unpaid principal balance of the mortgage loan, which may cause
PRINCIPAL BALANCES OF NEGATIVE   the related classes of certificates to amortize more quickly.
AMORTIZATION MORTGAGE LOANS      Conversely, if the interest rates on the mortgage loans
                                 increase prior to an adjustment in the monthly payment, a
                                 smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more slowly.
                                 If the unpaid

                                 principal balance of a negative amortization loan
                                 exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that negative amortization loan will be recast without
                                 regard to the payment cap in order to provide for the
                                 outstanding balance of the mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a mortgage loan, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan's maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may
                                 affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

THE YIELDS ON THE INTEREST       The pass-through rates on the interest-bearing certificates for
BEARING CERTIFICATES             any distribution date will be equal to the value of one-month
WILL BE AFFECTED BY THE          LIBOR plus the related margin, but subject to a cap. For these
LEVEL OF LIBOR                   classes of certificates your yield will be sensitive to:

                                      (1)  the level of one-month LIBOR,

                                      (2)   the timing of adjustment of the pass-through rate
                                            on your certificate as it relates to the interest
                                            rates on the related mortgage loans and the level
                                            of the mortgage index, the timing of adjustment of
                                            the interest rates and lifetime limits on those
                                            adjustments, and

                                      (3)   other limitations on the pass-through rates of
                                            such certificates as described further in this
                                            prospectus supplement.

DIFFERENCE BETWEEN MORTGAGE      The mortgage rate on some of the mortgage loans will be based
RATES AND PASS-THROUGH RATES     on the level of one-year MTA, which is a 12-month average of
MAY RESULT IN INTEREST           the monthly yields on U.S. Treasury securities, adjusted to a
SHORTFALLS TO THE                constant maturity of one year, or Eleventh District COFI, which
CERTIFICATES.                    is the monthly weighted average cost of funds for depository institutions that have home offices located in Arizona,
                                 California or Nevada and that are members of the Eleventh
                                 District of the Federal Home Loan Bank System as computed from statistics tabulated and published by the Federal Home Loan
                                 Bank of San Francisco as most recently available generally as of a day specified in the related note. Therefore, a lack of correlation exists between the level of the index used to
                                 determine the pass-through rates on the interest-bearing
                                 certificates and the index used to determine the mortgage rates on the related mortgage loans. Generally, the nature of
                                 one-year MTA and Eleventh District COFI will cause it to rise or fall more slowly than one-month LIBOR, and the indices may move in opposite directions. We cannot assure you as to the level, rate or timing of changes in any index.

                                 See "Description of the Certificates--Interest" and "Yield,
                                 Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

THE APPLICABLE NET FUNDS CAP     The absence of a correlation between movement in the mortgage
PUTS A LIMIT ON THE              rates and the certificate pass-through rates may reduce the
PASS-THROUGH RATE OF THE         interest payable on the related interest-bearing certificates
OFFERED CERTIFICATES             because of the imposition of a pass-through rate cap called the
(OTHER THAN THE                  "net funds cap." In addition, prepayments of mortgage loans in
CLASS A-R CERTIFICATES).         a loan group with relatively higher mortgage rates may reduce the applicable net funds cap and consequently reduce the
                                 pass-through rate for one or more related classes of offered certificates. Prior to the corridor contract termination date, the group 2 certificates and the group 3 certificates will also be entitled to receive the amount of the reduction in interest resulting from the operation of the applicable net rate cap from allocations (if any) to the issuing entity in respect of the applicable interest rate corridor contract, as described in this prospectus supplement. However, we cannot assure you that any these funds will be available, or sufficient, to make any payments with respect to these reductions.

                                 Payments from the corridor contracts are dependent solely upon the performance of the corridor contract counterparty. Thus, payments of these amounts involve counterparty risk.

THE SUBORDINATED CERTIFICATES    The certificates are not insured by any financial guaranty
HAVE A GREATER RISK OF LOSS      insurance policy. When certain classes of certificates provide
THAN THE SENIOR CERTIFICATES     credit enhancement for other classes of certificates this is
AND SUBORDINATION MAY NOT BE     sometimes referred to as "subordination." The subordination
SUFFICIENT TO PROTECT THE        feature is intended to enhance the likelihood that senior
SENIOR CERTIFICATES FROM         certificateholders will receive regular payments of interest
LOSSES.                          and principal.

                                 Credit enhancement in the form of subordination will be
                                 provided for the certificates, first, by the right of the
                                 holders of the senior certificates to receive payments of
                                 principal on the mortgage loans in the related loan group prior to the related subordinated classes and, second, to the extent there is no overcollateralization for the related loan group, by the allocation of realized losses on the mortgage loans in that loan group to reduce the class certificate balance of the related subordinated classes, beginning with the Class 1-M-7
                                 Certificates in the case of loan group 1, the Class 2-M-7
                                 Certificates in the case of loan group 2 and the Class 3-M-6
                                 Certificates in the case of loan group 3.

                                 This type of credit enhancement is provided by using
                                 collections on the mortgage loans in a loan group otherwise payable to the holders of the subordinated classes related to that loan group to pay amounts due on the more senior classes related to that loan group. After the credit enhancement
                                 provided by excess cashflow and overcollateralization (if any)
                                 have been exhausted, collections on the mortgage loans in a loan group otherwise payable to the subordinated classes
                                 related to that loan group

                                 will comprise the sole source of funds from which such credit enhancement is provided to the senior certificates related to that loan group. Realized losses on the mortgage loans in each loan group are allocated to the subordinated certificates
                                 related to that loan group, beginning with the subordinated certificates related to that loan group then outstanding with the lowest distribution priority, until the class certificate balance of each class of subordinated certificates related to that loan group has been reduced to zero. This means that after the credit enhancement provided by excess cashflow and
                                 overcollateralization (if any) have been exhausted, realized losses on the mortgage loans in loan group 1, loan group 2 and loan group 3 will first be allocated to the Class 1-M-7, Class
                                 2-M-7 and Class 3-M-6 Certificates, respectively, until their respective class certificate balances are reduced to zero.
                                 Subsequent realized losses in a loan group will be allocated to the next most junior class of subordinated certificates related to that loan group, until its class certificate balance is reduced to zero. If the aggregate class certificate balance of the subordinated classes related to a loan group were to be reduced to zero, delinquencies and defaults on the mortgage loans in that loan group would reduce the amount of funds
                                 available for monthly distributions to holders of the senior certificates related to that loan group. However, (i) realized losses in loan group 1 that are allocated to the related senior certificates will be allocated sequentially to the Class 1-A-3,
                                 Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero;
                                 (ii) realized losses in loan group 2 that are allocated to the related senior certificates will be allocated sequentially to the Class 2-A-3, Class 2-A-2 and Class 2-A-1 Certificates, in
                                 that order, until their respective class certificate balances are reduced to zero; and (iii) realized losses in loan group 3 that are allocated to the related senior certificates will be allocated sequentially to the Class 3-A-3, Class 3-A-2 and Class
                                 3-A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero.

                                 You should fully consider the risks of investing in a
                                 subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in a class of senior certificates should consider the risk that, after the credit enhancement provided by excess cashflow and overcollateralization (if any)
                                 have been exhausted, the subordination of the related
                                 subordinated certificates may not be sufficient to protect the senior certificates from losses.

                                 See "Description of the Certificates" in this prospectus supplement.

EXCESS INTEREST FROM THE         The amount by which the aggregate stated principal balance of
MORTGAGE LOANS MAY NOT PROVIDE   the mortgage loans in a loan group exceeds the aggregate class
ADEQUATE CREDIT ENHANCEMENT      certificate balance of the related classes of certificates is called "OVERCOLLATERALIZATION." The initial level of
                                 overcollateralization for each loan group (that is, the
                                 overcollateralization on the closing date) is approximately equal to the initial level of

                                 overcollateralization required by the pooling and servicing agreement for each loan group. The mortgage loans in a loan group are expected to generate more interest than is needed to pay interest on the related classes of certificates because the weighted average interest rate on the mortgage loans in a loan group is expected to be higher than the weighted average
                                 pass-through rate on the related classes of certificates plus the weighted average expense fee rate for that loan group. In the event that the level of overcollateralization for a loan group is reduced, such "EXCESS INTEREST" will be used to make additional principal payments on the related classes of
                                 certificates to the extent described in this prospectus
                                 supplement. Overcollateralization is intended to provide limited protection to the holders of the offered certificates by
                                 absorbing losses from liquidated mortgage loans in the related loan group. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain the required levels of overcollateralization.

                                 The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans for that distribution date, the amount of deferred interest for those mortgage loans and the amount of principal payments available to offset the deferred interest. Such amount will be influenced by changes in the weighted average of the mortgage rates resulting from
                                 prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates. The pass-through rate of each class of interest-bearing certificates is subject to an available funds cap which generally is based on the weighted average adjusted net mortgage rates of the related mortgage loans. If the pass-through rate on one or more classes is
                                 limited by the applicable net funds cap, it may be necessary to apply all or a portion of the related interest funds available to distribute interest at the pass-through rates for such
                                 classes of certificates. As a result, interest may be
                                 unavailable for any other purpose.

                                 If the protection afforded by overcollateralization is
                                 insufficient, then the holders of the offered certificates could experience a loss on their investment.

EXCESS INTEREST WILL ALSO BE     When a borrower makes a full or partial prepayment on a mortgage
REDUCED BY PREPAYMENTS ON THE    loan, the amount of interest that the borrower is required to
MORTGAGE LOANS                   pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its master servicing fee to offset this shortfall, but the reduction for any distribution date is limited to one-half of the master servicing fee for the related month. If the aggregate amount of interest shortfalls in a loan group resulting from prepayments exceeds the amount of the reduction in the master servicing fee, the amount of interest available to make distributions of
                                 interest to the related classes of certificates and to maintain or restore the related level of overcollateralization will be reduced.

YOUR YIELD WILL BE AFFECTED BY   The timing of principal payments on the certificates will be
HOW DISTRIBUTIONS ARE            affected by a number of factors, including:
ALLOCATED TO THE
CERTIFICATES

                                 -    the extent of prepayments on the mortgage loans in the
                                      related loan group,

                                 -    how payments of principal are allocated among the classes
                                      of certificates,

                                 -    whether the master servicer exercises its right, in its
                                      sole discretion, to terminate the issuing entity in its
                                      entirety or with respect to loan group 1, loan group 2 or
                                      loan group 3, and whether the NIM Insurer exercises any
                                      similar right that it may have,

                                 -    the rate and timing of payment defaults and losses on the
                                      mortgage loans in the related loan group, and

                                 -    repurchases of mortgage loans in the related loan group for material breaches of representations and warranties.

                                 Because distributions on the certificates are dependent upon the payments on the applicable mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

                                 See "Description of the Certificates -- Principal," and " --
                                 Optional Termination" in this prospectus supplement for a
                                 description of the manner in which principal will be paid to the certificates. See "The Mortgage Pool -- Assignment of the
                                 Mortgage Loans" in this prospectus supplement for more
                                 information regarding the repurchase or substitution of mortgage loans.

THE CERTIFICATES MAY NOT BE      The offered certificates may not be an appropriate investment
APPROPRIATE FOR SOME             for investors who do not have sufficient resources or expertise
INVESTORS                        to evaluate the particular characteristics of each applicable class of offered certificates. This may be the case because, among other things:

                                 -    the yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain
                                      rate and timing of principal prepayments on the mortgage
                                      loans in the related loan group;

                                 -    the rate of principal distributions on, and the weighted
                                      average lives of, the offered certificates will be
                                      sensitive to the uncertain rate and timing of principal
                                      prepayments on the mortgage loans in the related loan group and the priority of principal distributions among the
                                      classes of certificates in the related certificate group.
                                      Accordingly, the offered certificates may be an
                                      inappropriate investment if you require a distribution of a particular amount of principal on

                                       a specific date or an otherwise predictable stream of
                                       distributions; and

                                  -    a secondary market for the offered certificates may not
                                       develop or provide certificateholders with liquidity of
                                       investment.

                                 See "Yield, Prepayment and Maturity Consideration" in this prospectus supplement.

GEOGRAPHIC CONCENTRATION OF      The tables under "The Mortgage Pool - State Distribution of
MORTGAGED PROPERTIES             Mortgaged Properties" in this prospectus supplement set forth
INCREASES THE RISK THAT          the geographic concentration of the mortgaged properties,
CERTIFICATE YIELDS COULD BE      including the percentage by principal balance of the mortgage
IMPAIRED                         loans in each loan group that are secured by property located in
                                 California, Florida and Nevada. Property in California may be
                                 more susceptible than homes located in other parts of the
                                 country to certain types of uninsurable hazards, such as
                                 earthquakes, floods, mudslides and other natural disasters. In addition,

                                 -    economic conditions in states with significant
                                      concentrations (which may or may not affect real property
                                      values) may affect the ability of borrowers to repay their loans;

                                 -    declines in the residential real estate markets in states
                                      with significant concentrations may reduce the values of
                                      properties located in these states, which would result in
                                      an increase in the loan-to-value ratios; and

                                 -    any increase in the market value of properties located in
                                      states with significant concentrations would reduce the
                                      loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower
                                      interest rates, which could result in an increased rate of prepayment of the mortgage loans.

HURRICANE KATRINA MAY POSE       At the end of August 2005, Hurricane Katrina caused catastrophic
SPECIAL RISKS                    damage to areas in the Gulf Coast region of the United States.
                                 The issuing entity will not include mortgage loans that are secured by properties in the states of Louisiana, Mississippi and Alabama that are located in a FEMA Individual Assistance designated area as a result of Hurricane Katrina. However, we cannot assure you that there are no mortgage loans secured by properties that experienced material damage from Hurricane
                                 Katrina in the issuing entity.

                                 Countrywide Home Loans will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty, Countrywide Home Loans will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal payment on the certificates. Any damage to a mortgaged property that secures a mortgage loan in the issuing entity occurring after the closing date as a result of
                                 any other casualty event will not cause a breach of this
                                 representation and warranty.

                                 The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

                                 -    localized areas of nearly complete destruction of the
                                      economic infrastructure and cessation of economic
                                      activity,

                                 -    regional interruptions in travel and transportation,
                                      tourism and economic activity generally, and

                                 -    nationwide decreases in petroleum availability with a
                                      corresponding increase in price.

                                 We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans.  Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the
                                 certificates or impact the weighted average lives of the
                                 certificates.

INABILITY TO REPLACE MASTER      The structure of the master servicing fee might affect the
SERVICER COULD AFFECT            ability to find a replacement master servicer.  Although the
COLLECTIONS AND RECOVERIES       trustee is required to replace the master servicer if the
ON THE MORTGAGE LOANS            master servicer is terminated or resigns, if the trustee is unwilling (including for example because the master servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage
                                 loans), it may be necessary to appoint a replacement master servicer.  Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been
                                 significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO Properties remaining in the pool.  The
                                 performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing
                                 transfer, if a replacement master servicer is not retained within a reasonable amount of time.

RIGHTS OF THE NIM INSURER        If there is a NIM Insurer, pursuant to the pooling and
                                 servicing agreement, unless the NIM Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIM
                                 Insurer is the subject of a bankruptcy proceeding (each such event, a "NIM Insurer Default"), the NIM Insurer will be
                                 entitled to exercise, among others, the following rights
                                 without the consent of holders of the offered certificates, and the holders of the offered certificates may exercise such rights only with the prior written consent of the NIM Insurer:

                                 -    the right to provide notices of master servicer defaults
                                      and the right to direct the trustee to terminate the
                                      rights and obligations of the master servicer under the
                                      pooling and servicing agreement upon a default by the
                                      master servicer,

                                 -    the right to remove the trustee or any custodian pursuant
                                      to the pooling and servicing agreement, and

                                 -    the right to direct the trustee to make investigations
                                      and take actions pursuant to the pooling and servicing
                                      agreement.

                                 In addition, unless a NIM Insurer Default exists, such NIM
                                 Insurer's consent will be required before, among other things,

                                 -    any removal of the master servicer, any successor
                                      servicer or the trustee, any appointment of any
                                      co-trustee,

                                 -    any otherwise permissible waivers of prepayment charges
                                      or extensions of due dates for payment granted by the
                                      master servicer with respect to more than 5% of the
                                      mortgage loans, or

                                 -    any amendment to the pooling and servicing agreement.

                                 Investors in the offered certificates should note that:

                                 -    any insurance policy issued by the NIM Insurer will not
                                      cover, and will not benefit in any manner whatsoever, the
                                      offered certificates,

                                 -    the rights granted to the NIM Insurer are extensive,

                                 -    the interests of the NIM Insurer may be inconsistent
                                      with, and adverse to, the interests of the holders of the
                                      offered certificates, and the NIM Insurer has no
                                      obligation or duty to consider the interests of the
                                      offered certificates in connection with the exercise or
                                      nonexercise of the NIM Insurer's rights, and

                                 -    the NIM Insurer's exercise of its rights and consents may
                                      negatively affect the offered certificates and the
                                      existence of the NIM Insurer's rights, whether or not
                                      exercised, may adversely affect the liquidity of the
                                      offered certificates, relative to other asset-backed
                                      certificates backed by comparable mortgage loans and with
                                      comparable payment priorities and ratings.

                                 See "Rights of the NIM Insurer under Pooling and Servicing
                                 Agreement" in this prospectus supplement.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS

SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                THE MORTGAGE POOL

GENERAL

     The depositor, CWMBS, Inc. (the "DEPOSITOR"), will purchase the mortgage loans in the mortgage pool (which are together referred to as the "MORTGAGE LOANS") from Countrywide Home Loans, Inc. and one or more other sellers affiliated with Countrywide Financial Corporation (each of which is referred to as a "seller" and together they are referred to as the sellers), pursuant to a pooling and servicing agreement dated as of January 1, 2006 (the "POOLING AND SERVICING AGREEMENT") among the sellers, Countrywide Home Loans Servicing LP, as master servicer (the "MASTER SERVICER"), the depositor and The Bank of New York, as trustee (the "TRUSTEE"), and will cause the Mortgage Loans to be assigned to the trustee for the benefit of the holders of the certificates. Each seller, other than Countrywide Home Loans, will be a special purpose entity established by Countrywide Financial Corporation or one or more of its subsidiaries, which will sell mortgage loans previously acquired from Countrywide Home Loans. In this prospectus supplement, the Mortgage Loans in Loan Group 1 are referred to as the "GROUP 1 MORTGAGE LOANS", the Mortgage Loans in Loan Group 2 are referred to as the "GROUP 2 MORTGAGE LOANS" and the Mortgage Loans in Loan Group 3 are referred to as the "GROUP 3 MORTGAGE LOANS"

     Under the pooling and servicing agreement, Countrywide Home Loans will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the depositor, the applicable seller had good title to the Mortgage Loans sold by it, was the sole owner of those Mortgage Loans free and clear of any pledge, lien, encumbrance or other security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign those Mortgage Loans pursuant to the pooling and servicing agreement. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," Countrywide Home Loans (or the related seller, in the case of the representation regarding good title) will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. Countrywide Home Loans will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans' portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the prospectus.

     Under the pooling and servicing agreement, the depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers' repurchase or substitution obligations) to the trustee for the benefit of the certificateholders. The depositor will represent that following the transfer of the mortgage loans to it by the sellers, the depositor had good title to the mortgage loans and that each of the mortgage notes was subject to no offsets, defenses or counterclaims. The depositor will make no other representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligation described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

     The statistical information with respect to the Mortgage Loans set forth in this prospectus supplement is based on the Stated Principal Balance of the Mortgage Loans as of the later of (x) January 1, 2006 and (y) the date of origination of each Mortgage Loan referred to as the "CUT-OFF DATE". The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans. Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of mortgage loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the cut-off date information regarding the Mortgage Loans delivered on the closing date will vary somewhat from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

     As of the cut-off date, the aggregate Stated Principal Balance of the Mortgage Loans in the mortgage pool was approximately $1,058,086,169, which is referred to as the "CUT-OFF DATE POOL PRINCIPAL BALANCE." The Mortgage Loans have been divided into three groups of mortgage loans -- Loan Group 1 which is expected to have a principal balance as of the cut-off date of approximately $566,618,586, Loan Group 2 which is expected to have a principal balance as of the cut-off date of approximately $261,685,014 and Loan Group 3 which is expected to have a principal balance as of the cut-off date of approximately $229,782,569.

     The principal balance of each Mortgage Loan as of the cut-off date reflects the application of scheduled payments of principal due on the Mortgage Loan on or prior to the cut-off date, whether or not received, and any amounts of deferred interest added to the Stated Principal Balance of such Mortgage Loan as a result of negative amortization (as described below). Whenever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Stated Principal Balances of such Mortgage Loans as of the cut-off date, unless otherwise specified. The Cut-off Date Pool Principal Balance of the Mortgage Loans set forth above is subject to a variance of plus or minus five percent.

     All of the Mortgage Loans provide for payments due on the first day of each month (the "DUE DATE"). All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes secured by first lien deeds of trust, security deeds or mortgages on one- to four- family residential properties. At origination, all of the Mortgage Loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the borrowers on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Except with respect to approximately 49.69%, 64.03% and 77.38% of the Mortgage Loans in Loan Group 1, Loan Group 2, and Loan Group 3, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date, the borrowers may prepay their Mortgage Loans at any time without a prepayment charge.

     All of the Mortgage Loans are "NEGATIVE AMORTIZATION LOANS." The Mortgage Rates for the Negative Amortization Loans are generally fixed for the one or three month period after origination (and the related Mortgage Rate during such time period generally is less than the sum of the applicable Mortgage Index and the related Gross Margin) and then they adjust monthly, but the scheduled payments on the Negative Amortization Loans adjust annually on a date specified in the related mortgage note, subject to the conditions (the "PAYMENT CAPS") that:

          - the amount of the monthly payment (with the exception of each fifth payment change date or the final payment change date) will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment,

          - as of the fifth payment adjustment date and on the same day every fifth year thereafter and on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in the first bullet point above; and

          - if the unpaid principal balance exceeds the applicable maximum negative amortization percentage of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the Negative Amortization Loan over its remaining term to maturity.

     Each Mortgage Loan provides for the adjustment to its mortgage rate (the "MORTGAGE RATE") at the end of its initial fixed-rate period, if any, and, monthly thereafter (referred to as the "ADJUSTMENT DATE") in accordance with the terms of the related Mortgage Note to equal the sum of (1) the index (the "MORTGAGE INDEX") in the related Mortgage Note and (2) a fixed percentage amount specified in the related mortgage note (the "GROSS MARGIN"). With respect to approximately 56.80% and 35.85% of the Mortgage Loans in loan group 1 and loan group 3, respectively, in each case by aggregate stated principal balance of the Mortgage Loans in that loan group as of the cut off date, the Mortgage Index for the Mortgage Rate is the twelve-month average monthly yield on U.S. Treasury Securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in the Federal

Reserve Statistical Release "Selected Interest Rates (H.15)" ("ONE-YEAR MTA"). With respect to all of the Mortgage Loans in loan group 2 and approximately 24.72% of the Mortgage Loans in loan group 3, by aggregate stated principal balance of the Mortgage Loans in that loan group as of the cut-off date, the Mortgage Index for the Mortgage Rate for is the monthly weighted average cost of funds for depository institutions that have home offices located in Arizona, California or Nevada and that are members of the Eleventh District of the Federal Home Loan Bank System as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco as most recently available generally as of a day specified in the related note ("ELEVENTH DISTRICT COFI"). With respect to approximately 43.20% and 39.43% of the Mortgage Loans in loan group 1 and loan group 3, respectively, in each case by aggregate stated principal balance of the Mortgage Loans in that loan group, the Mortgage Index for the Mortgage Rate is the London interbank offered rate for one month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal most recently available as of the first day of the month prior to the month of such Adjustment Date ("ONE-MONTH LIBOR").

     Since the Mortgage Rates on the Mortgage Loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Negative Amortization Loan over its then remaining term at the applicable Mortgage Rate. Accordingly, Negative Amortization Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the related Due Date (which is referred to as "DEFERRED INTEREST")); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule). Any Deferred Interest is added to the principal balance of the applicable Negative Amortization Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due in the immediately preceding Due Period.

     Adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the "MAXIMUM MORTGAGE RATE"). After the introductory period of one or three months during which the Mortgage Rate is fixed, each Mortgage Loan specifies a lifetime minimum interest rate (the "MINIMUM MORTGAGE RATE"), which is generally equal to the Gross Margin for that Mortgage Loan.

     The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each loan group is set forth in the following table:

                  EARLIEST FIRST PAYMENT DATE   EARLIEST STATED MATURITY DATE   LATEST STATED MATURITY DATE
                  ---------------------------   -----------------------------   ---------------------------
Loan Group 1...           June 1, 2005                   May 1, 2035                  February 1, 2036
Loan Group 2...         December 1, 2004              November 1, 2034                February 1, 2036
Loan Group 3...          April 1, 2005                  March 1, 2035                 January 1, 2036

     As of the cut-off date, no Mortgage Loan is more than 30 days delinquent and no Mortgage Loan has been delinquent more than 30 days in the last twelve months.

     As of the cut-off date, no Mortgage Loan has been subject to a buydown agreement.

     No Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 100.00%. Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. Generally, the specified coverage percentage for mortgage loans with terms to maturity of between 25 and 30 years is, generally,

     -    12% for Loan-to-Value Ratios between 80.01% and 85.00%,

     -    25% for Loan-to-Value Ratios between 85.01% and 90.00%,

     -    30% for Loan-to-Value Ratios between 90.01% and 95.00%, and

     -    35% for Loan-to-Value Ratios between 95.01% and 100%.

Generally, the specified coverage percentage for mortgage loans with terms to maturity of up to 20 years ranges from

     -    6% to 12% for Loan-to-Value Ratios between 80.01% to 85.00%,

     -    12% to 20% for Loan-to-Value Ratios between 85.01% to 90.00%, and

     -    20% to 25% for Loan-to-Value Ratios between 90.01% to 95.00%.

     The required coverage percentage of mortgage insurance is determined by the type, term and Loan-to-Value Ratio of the mortgage loan and may also vary based on occupancy type. However, under certain circumstances, the specified coverage level may vary from the foregoing. With respect to approximately 4.30%, 3.71% and 35.24% of the Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3, respectively, in each case by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.

     Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance mortgage loans, unless otherwise provided in the mortgage note or otherwise prohibited by law.

     The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is

     - in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

     - in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "-- Underwriting Process" in this prospectus supplement.

With respect to mortgage loans originated pursuant to the Countrywide Home Loans' Streamlined Documentation Program,

     - if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

     - if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by

     Countrywide Home Loans at the time of the origination of the new mortgage loan. See "-- Underwriting Process" in this prospectus supplement.

     No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

     The following information sets forth certain characteristics of the Mortgage Loans in each loan group as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by Stated Principal Balance of the Mortgage Loans in each loan group as of the cut-off date. The sum in any column of any of the following tables may not equal the indicated total due to rounding. In addition, each weighted average FICO credit score set forth below has been calculated without regard to any Mortgage Loan for which the FICO credit score is not available.

                                  LOAN GROUP 1

                                  LOAN PROGRAMS


                                                            PERCENT                          WEIGHTED               WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                 AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   WEIGHTED    ORIGINAL
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT    VALUE
TYPE OF PROGRAM                   LOANS     OUTSTANDING    GROUP 1       ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
---------------                 --------  ---------------  --------  -----------  --------  ---------  -----------  --------
One-Month LIBOR ..............      631   $244,792,518.99    43.20%   387,943.77    4.582      359         699        74.49
One-Year CMT .................      563    321,826,067.06    56.80    571,627.12    2.570      360         704        73.34
                                  -----   ---------------   ------
   Total .....................    1,194   $566,618,586.05   100.00%
                                  =====   ===============   ======

                            CURRENT MORTGAGE RATES(1)

                                                           PERCENT                 WEIGHTED               WEIGHTED
                                                              OF       AVERAGE     AVERAGE                 AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   REMAINING   WEIGHTED     ORIGINAL
                                   OF        PRINCIPAL     LOANS IN    BALANCE     TERM TO     AVERAGE     LOAN-TO-
CURRENT                         MORTGAGE      BALANCE       LOAN     OUTSTANDING   MATURITY  FICO CREDIT    VALUE
MORTGAGE RATE (%)                LOANS     OUTSTANDING     GROUP 1       ($)       (MONTHS)     SCORE     RATIO (%)
-----------------               --------  ---------------  --------  -----------  ---------  -----------  ---------
1.000 ........................     249    $155,409,850.12   27.43%    624,135.94     360         709        70.97
1.375 ........................       2         312,600.00    0.06     156,300.00     360         713        79.99
1.500 ........................     223     107,223,222.89   18.92     480,821.63     360         694        74.53
1.580 ........................       1         314,100.00    0.06     314,100.00     360         657        90.00
1.750 ........................      65      41,912,963.72    7.40     644,814.83     360         723        69.25
2.000 ........................      42      16,837,410.00    2.97     400,890.71     360         641        76.44
2.125 ........................       2         561,134.67    0.10     280,567.34     359         691        79.34
2.205 ........................       1         222,300.00    0.04     222,300.00     360         700        90.00
2.210 ........................       3         636,504.00    0.11     212,168.00     360         770        90.00
2.250 ........................      37      16,555,598.47    2.92     447,448.61     360         704        74.95
2.255 ........................       1         560,000.00    0.10     560,000.00     360         704        84.85
2.375 ........................       1         294,636.00    0.05     294,636.00     360         720        80.00
2.500 ........................      50      12,558,584.00    2.22     251,171.68     360         715        79.95
2.560 ........................       1         237,780.44    0.04     237,780.44     358         665        90.00
2.610 ........................       1         540,000.00    0.10     540,000.00     360         660        90.00
2.670 ........................       1         178,200.00    0.03     178,200.00     360         674        89.55
2.715 ........................       1         295,200.00    0.05     295,200.00     360         683        90.00
2.730 ........................       1         208,800.00    0.04     208,800.00     360         766        90.00
2.750 ........................       9       4,710,987.49    0.83     523,443.05     360         663        73.15
2.780 ........................       1         170,000.00    0.03     170,000.00     360         704        85.00
2.815 ........................       2         591,300.00    0.10     295,650.00     360         670        90.00
2.830 ........................       1         192,000.00    0.03     192,000.00     360         765        85.33
2.840 ........................       1         250,200.00    0.04     250,200.00     360         675        90.00
2.855 ........................       1         333,000.00    0.06     333,000.00     360         661        90.00
2.875 ........................       1         283,450.00    0.05     283,450.00     360         717        89.98
2.940 ........................       2         339,300.00    0.06     169,650.00     360         689        90.00
2.980 ........................       3         794,200.00    0.14     264,733.33     360         685        88.30
3.000 ........................      12       3,529,400.00    0.62     294,116.67     360         675        81.38
3.055 ........................       2         474,000.00    0.08     237,000.00     360         713        87.82
3.200 ........................       1         194,750.00    0.03     194,750.00     360         665        95.00
3.205 ........................       1         147,600.00    0.03     147,600.00     360         759        94.99
3.220 ........................       1         154,850.00    0.03     154,850.00     360         669        95.00
3.235 ........................       1         298,000.00    0.05     298,000.00     360         699        93.13
3.245 ........................       1         270,750.00    0.05     270,750.00     360         684        95.00
3.250 ........................      10       3,203,837.10    0.57     320,383.71     360         734        77.88
3.345 ........................       1         186,200.00    0.03     186,200.00     360         754        95.00
3.350 ........................       1         265,500.00    0.05     265,500.00     360         717        90.00
3.360 ........................       1         332,540.68    0.06     332,540.68     359         723        90.00
3.385 ........................       1         283,430.00    0.05     283,430.00     360         751        95.00
3.395 ........................       2         341,667.00    0.06     170,833.50     360         687        95.00
3.500 ........................       1         157,050.00    0.03     157,050.00     360         652        90.00
3.540 ........................       1         324,510.50    0.06     324,510.50     359         623        81.25

                                                                                          WEIGHTED
                                                              PERCENT OF     AVERAGE      AVERAGE                     WEIGHTED
                                  NUMBER       AGGREGATE       MORTGAGE     PRINCIPAL    REMAINING     WEIGHTED       AVERAGE
                                    OF         PRINCIPAL       LOANS IN      BALANCE      TERM TO      AVERAGE        ORIGINAL
CURRENT                          MORTGAGE       BALANCE          LOAN      OUTSTANDING    MATURITY   FICO CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                  LOANS      OUTSTANDING       GROUP 1        ($)        (MONTHS)      SCORE        RATIO (%)
-----------------                --------   ---------------   ----------   -----------   ---------   -----------   -------------
3.575.........................         1         158,649.00       0.03      158,649.00      360          667           95.00
3.595.........................         1         191,800.00       0.03      191,800.00      360          699           94.96
3.705.........................         1         145,800.00       0.03      145,800.00      360          707           90.00
3.720.........................         1         266,000.00       0.05      266,000.00      360          630           95.00
3.735.........................         1         240,300.00       0.04      240,300.00      360          741           90.00
3.750.........................         2         277,400.00       0.05      138,700.00      360          635           86.20
3.930.........................         2         404,110.37       0.07      202,055.19      360          637           88.11
3.995.........................         1         270,273.32       0.05      270,273.32      359          666           95.00
4.000.........................         1         209,018.40       0.04      209,018.40      359          679           80.00
4.145.........................         1         312,133.12       0.06      312,133.12      359          697           95.00
4.250.........................         1         208,617.18       0.04      208,617.18      359          643           95.00
5.375.........................         3       1,752,264.26       0.31      584,088.09      359          711           72.43
5.710.........................         1          94,337.83       0.02       94,337.83      359          775           90.00
5.750.........................         1         287,944.18       0.05      287,944.18      359          755           80.00
6.000.........................         5       3,077,059.53       0.54      615,411.91      359          695           77.25
6.125.........................        12       6,878,940.68       1.21      573,245.06      358          684           68.67
6.250.........................        11       5,927,840.19       1.05      538,894.56      359          707           74.05
6.375.........................         7       3,225,752.65       0.57      460,821.81      358          696           75.16
6.425.........................         1         396,109.35       0.07      396,109.35      358          678           90.00
6.500.........................         7       3,947,729.84       0.70      563,961.41      358          714           68.02
6.520.........................         1         178,738.91       0.03      178,738.91      359          689           95.00
6.550.........................         1         526,700.14       0.09      526,700.14      358          664           90.00
6.565.........................         1         265,091.21       0.05      265,091.21      359          664           90.00
6.625.........................        13       5,803,621.56       1.02      446,432.43      359          699           72.68
6.660.........................         1         251,636.91       0.04      251,636.91      359          685           90.00
6.670.........................         1         363,938.78       0.06      363,938.78      359          698           90.00
6.750.........................        23      13,773,596.42       2.43      598,852.02      359          719           72.23
6.815.........................         1          92,709.57       0.02       92,709.57      358          665           90.00
6.840.........................         1         240,837.01       0.04      240,837.01      359          726           90.17
6.855.........................         1         200,285.23       0.04      200,285.23      358          713           90.00
6.875.........................        60      31,308,247.36       5.53      521,804.12      359          703           72.46
6.940.........................         1         126,047.36       0.02      126,047.36      358          674           90.00
6.980.........................         1         211,174.36       0.04      211,174.36      359          681           90.00
7.000.........................        17       7,475,145.64       1.32      439,714.45      356          691           73.90
7.085.........................         1         350,323.21       0.06      350,323.21      359          724           90.00
7.105.........................         1         396,929.92       0.07      396,929.92      357          673           90.00
7.125.........................        12       4,990,799.55       0.88      415,899.96      357          694           75.60
7.190.........................         2         701,730.35       0.12      350,865.18      358          706           90.00
7.250.........................        39      17,871,627.95       3.15      458,246.87      358          696           74.37
7.265.........................         1         282,155.25       0.05      282,155.25      359          703           90.00
7.330.........................         1         297,461.77       0.05      297,461.77      359          732           95.04
7.340.........................         1         407,210.48       0.07      407,210.48      356          676           90.00
7.375.........................        29      12,875,577.71       2.27      443,985.44      358          712           74.50
7.385.........................         1         379,401.96       0.07      379,401.96      359          702           83.52
7.395.........................         1         212,564.68       0.04      212,564.68      357          683           95.00
7.420.........................         1         247,614.72       0.04      247,614.72      358          684           89.96
7.430.........................         1         489,808.88       0.09      489,808.88      359          648           90.00
7.485.........................         1         161,064.60       0.03      161,064.60      354          668           90.00
7.495.........................         1         353,630.29       0.06      353,630.29      359          629           84.98
7.500.........................        36      14,874,297.77       2.63      413,174.94      359          697           71.01
7.590.........................         1         400,252.32       0.07      400,252.32      357          648           86.98
7.605.........................         1         175,391.34       0.03      175,391.34      357          650           90.00
7.610.........................         1         225,694.16       0.04      225,694.16      357          745           90.00
7.625.........................        39      14,924,846.33       2.63      382,688.37      358          702           73.66
7.665.........................         1         357,194.55       0.06      357,194.55      358          650           83.02
7.730.........................         1         261,387.98       0.05      261,387.98      357          664           90.00
7.750.........................        75      28,431,737.72       5.02      379,089.84      359          707           77.55
7.805.........................         1         227,905.55       0.04      227,905.55      359          625           89.51
7.860.........................         3         871,846.73       0.15      290,615.58      358          713           90.00
7.875.........................         2         393,248.69       0.07      196,624.35      358          678           86.21
7.890.........................         1         169,205.77       0.03      169,205.77      359          630           89.19
7.930.........................         1         364,778.55       0.06      364,778.55      358          700           90.00
7.975.........................         1         370,265.74       0.07      370,265.74      359          627           90.00

                                                                                          WEIGHTED
                                                              PERCENT OF     AVERAGE      AVERAGE                     WEIGHTED
                                  NUMBER       AGGREGATE       MORTGAGE     PRINCIPAL    REMAINING     WEIGHTED       AVERAGE
                                    OF         PRINCIPAL       LOANS IN      BALANCE      TERM TO      AVERAGE        ORIGINAL
CURRENT                          MORTGAGE       BALANCE          LOAN      OUTSTANDING    MATURITY   FICO CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                  LOANS      OUTSTANDING       GROUP 1        ($)        (MONTHS)      SCORE        RATIO (%)
-----------------                --------   ---------------   ----------   -----------   ---------   -----------   -------------
7.985.........................         2         457,604.56       0.08      228,802.28      356          677           91.24
7.995.........................         1         180,577.87       0.03      180,577.87      357          762           90.00
8.000.........................         1         536,080.04       0.09      536,080.04      358          675           80.00
8.005.........................         1         126,070.59       0.02      126,070.59      358          625           90.00
8.015.........................         1         368,468.34       0.07      368,468.34      359          653           86.21
8.125.........................         3         459,812.58       0.08      153,270.86      358          648           83.30
8.230.........................         1         225,239.90       0.04      225,239.90      358          699           90.00
8.315.........................         2         360,274.90       0.06      180,137.45      358          667           89.99
8.485.........................         1          61,245.31       0.01       61,245.31      357          701           90.00
                                   -----    ---------------     ------
   Total......................     1,194    $566,618,586.05     100.00%
                                   =====    ===============     ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 (as so adjusted) is expected to be approximately 3.404% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 3.439% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)


                                                            PERCENT                           WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
RANGE OF                         NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
CURRENT MORTGAGE                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
LOAN PRINCIPAL                  MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
BALANCES ($)                      LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------                --------  ---------------  --------  ------------  --------  ---------  -----------  -------------
       0.01 -   50,000.00.....        2   $     63,000.54     0.01%     31,500.27    4.083      359         652          76.45
  50,000.01 -  100,000.00.....       29      2,238,747.96     0.40      77,198.21    5.042      359         687          77.55
 100,000.01 -  150,000.00.....       67      8,458,220.18     1.49     126,242.09    3.788      359         701          77.23
 150,000.01 -  200,000.00.....       97     17,493,230.46     3.09     180,342.58    4.391      359         689          78.13
 200,000.01 -  250,000.00.....       79     17,884,074.31     3.16     226,380.69    4.619      359         682          79.40
 250,000.01 -  300,000.00.....      116     31,919,942.33     5.63     275,171.92    4.632      359         680          78.90
 300,000.01 -  350,000.00.....       92     29,724,260.98     5.25     323,089.79    4.457      359         684          78.35
 350,000.01 -  400,000.00.....       96     36,495,277.70     6.44     380,159.14    4.159      359         680          77.56
 400,000.01 -  450,000.00.....       83     35,810,181.73     6.32     431,447.97    3.947      359         699          76.10
 450,000.01 -  500,000.00.....      108     51,573,416.06     9.10     477,531.63    3.156      360         708          76.33
 500,000.01 -  550,000.00.....       76     39,751,496.88     7.02     523,046.01    2.710      360         712          75.20
 550,000.01 -  600,000.00.....       57     32,567,178.90     5.75     571,354.02    2.750      360         704          75.13
 600,000.01 -  650,000.00.....       75     47,418,162.47     8.37     632,242.17    3.432      359         709          74.37
 650,000.01 -  700,000.00.....       22     14,857,086.27     2.62     675,322.10    3.857      359         710          73.16
 700,000.01 -  750,000.00.....       31     22,561,933.85     3.98     727,804.32    2.529      360         706          71.13
 750,000.01 - 1,000,000.00....       95     84,835,146.38    14.97     893,001.54    3.121      359         711          70.25
 1,000,000.01 - 1,500,000.00..       60     77,058,506.93    13.60   1,284,308.45    2.682      359         706          66.89
 1,500,000.01 - 2,000,000.00..        9     15,908,722.12     2.81   1,767,635.79    4.007      359         715          69.89
                                  -----   ---------------   ------
   Total......................    1,194   $566,618,586.05   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $474,555.

                              FICO CREDIT SCORES(1)

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
RANGE OF                           OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
FICO CREDIT                     MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
SCORES                            LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
-----------                     --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
581-600.......................        2   $    567,073.30      0.10%    283,536.65    7.312      358         596          76.32
601-620.......................       23      9,309,730.43      1.64     404,770.89    2.092      360         616          66.48
621-640.......................      105     37,482,033.82      6.62     356,971.75    3.476      360         631          74.74
641-660.......................      146     57,728,841.59     10.19     395,403.02    3.728      359         652          75.52
661-680.......................      213     91,380,913.49     16.13     429,018.37    3.584      359         671          74.17
681-700.......................      206    104,341,283.91     18.41     506,511.09    3.340      359         690          74.17
701-720.......................      144     81,147,799.41     14.32     563,526.38    3.334      359         709          74.20
721-740.......................      116     60,169,946.00     10.62     518,706.43    3.714      359         730          73.92
741-760.......................      114     55,954,133.85      9.88     490,825.74    3.131      359         750          72.90
761-780.......................       76     43,515,426.46      7.68     572,571.40    3.508      359         770          72.28
781-800.......................       31     15,966,636.16      2.82     515,052.78    3.950      359         788          73.71
801-820.......................       16      8,618,248.16      1.52     538,640.51    1.895      360         806          68.98
Not Available.................        2        436,519.47      0.08     218,259.74    5.676      358         N/A          76.13
   Total......................    -----   ---------------    ------
                                  1,194   $566,618,586.05    100.00%
                                  =====   ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 702.

                             DOCUMENTATION PROGRAMS

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
DOCUMENTATION                   MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
PROGRAMS                          LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
-------------                   --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
CLUES Plus....................        3   $    915,950.00      0.16%    305,316.67    2.562      360         679          73.93
Full/Alternative..............      183     74,450,066.27     13.14     406,830.96    4.267      359         693          75.82
Reduced.......................      855    432,069,265.40     76.25     505,344.17    3.273      359         702          73.65
Stated Income/Stated Asset....      153     59,183,304.38     10.44     386,818.98    3.629      359         709          72.73
   Total......................    -----   ---------------    ------
                                  1,194   $566,618,586.05    100.00%
                                  =====   ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
RANGE OF ORIGINAL                  OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
LOAN-TO-VALUE                   MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
RATIOS (%)                        LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
-----------------               --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
50.00 or Less.................       29   $ 17,337,647.87      3.06%    597,849.93    1.994      360         692          43.10
50.01 to 55.00................       17     11,432,782.94      2.02     672,516.64    4.212      359         703          52.77
55.01 to 60.00................       43     31,083,871.12      5.49     722,880.72    2.833      359         714          57.73
60.01 to 65.00................       47     29,655,276.45      5.23     630,963.33    3.880      359         703          63.29
65.01 to 70.00................      147     84,188,446.60     14.86     572,710.52    3.010      359         707          69.08
70.01 to 75.00................      208    116,956,034.83     20.64     562,288.63    3.292      359         701          74.29
75.01 to 80.00................      570    243,175,760.37     42.92     426,624.14    3.418      359         701          79.68
80.01 to 85.00................       14      3,895,613.96      0.69     278,258.14    5.015      359         681          83.95
85.01 to 90.00................       99     24,499,533.83      4.32     247,470.04    6.128      359         683          89.55
90.01 to 95.00................       19      4,096,156.31      0.72     215,587.17    5.160      359         691          94.50
95.01 to 100.00...............        1        297,461.77      0.05     297,461.77    8.250      359         732          95.04
   Total......................    -----   ---------------    ------
                                  1,194   $566,618,586.05    100.00%
                                  =====   ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 73.84%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                WEIGHTED
                                                           PERCENT OF     AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN      BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE         LOAN      OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
STATE                             LOANS     OUTSTANDING      GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
-----                           --------  ---------------  ----------  ------------  --------  ---------  -----------  -------------
Alabama.......................        2   $    537,760.00      0.09%     268,880.00    1.859      360         642          80.00
Alaska........................        2        990,837.01      0.17      495,418.51    2.701      360         765          70.86
Arizona.......................       31     13,251,812.49      2.34      427,477.82    4.716      359         703          72.56
Arkansas......................        2        259,245.31      0.05      129,622.66    4.865      359         683          90.00
California....................      510    276,322,739.94     48.77      541,809.29    3.345      359         700          73.50
Colorado......................       14      4,709,676.31      0.83      336,405.45    3.155      360         695          68.74
Connecticut...................       10      7,282,207.50      1.29      728,220.75    3.491      360         678          61.18
Delaware......................        1      1,000,000.00      0.18    1,000,000.00    1.000      360         711          80.00
District Of Columbia..........        4      2,178,194.19      0.38      544,548.55    3.743      359         702          73.54
Florida.......................      206     81,104,357.98     14.31      393,710.48    3.725      359         702          75.44
Georgia.......................       10      2,550,380.43      0.45      255,038.04    4.580      359         721          70.06
Hawaii........................        8      4,268,842.86      0.75      533,605.36    2.531      360         719          78.40
Idaho.........................        6      1,779,698.31      0.31      296,616.39    2.585      360         731          76.75
Illinois......................       38     23,008,013.22      4.06      605,474.03    2.087      360         722          72.49
Indiana.......................        1        143,810.37      0.03      143,810.37    4.500      359         641          90.00
Iowa..........................        1        195,568.56      0.03      195,568.56    7.000      359         707          80.00
Kentucky......................        3        405,309.57      0.07      135,103.19    4.061      360         687          85.71
Maryland......................       21      9,877,934.93      1.74      470,377.85    4.001      359         677          75.79
Massachusetts.................       22      9,132,216.00      1.61      415,100.73    3.554      359         691          76.22
Michigan......................        9      4,040,199.36      0.71      448,911.04    4.437      359         695          72.81
Minnesota.....................        8      1,964,640.78      0.35      245,580.10    2.975      360         677          80.55
Missouri......................        3        829,655.79      0.15      276,551.93    3.509      360         703          83.49
Nevada........................       75     34,999,060.06      6.18      466,654.13    3.770      359         708          73.77
New Jersey....................       39     17,897,641.25      3.16      458,913.88    4.060      359         690          74.75
New Mexico....................        3      2,154,581.16      0.38      718,193.72    2.702      360         741          60.59
New York......................       34     18,364,024.72      3.24      540,118.37    2.722      360         707          69.87
North Carolina................        6      2,351,889.56      0.42      391,981.59    5.433      359         742          74.63
North Dakota..................        1         62,300.00      0.01       62,300.00    1.500      360         664          70.00
Ohio..........................        8      1,746,412.24      0.31      218,301.53    2.895      360         692          76.93
Oklahoma......................        3      1,209,185.84      0.21      403,061.95    2.339      359         722          78.36
Oregon........................       13      6,730,877.90      1.19      517,759.84    2.080      360         710          77.54
Pennsylvania..................       11      2,654,859.13      0.47      241,350.83    3.693      359         697          81.04
Rhode Island..................        3        881,971.81      0.16      293,990.60    1.319      359         688          66.33
South Carolina................        2        326,337.83      0.06      163,168.92    2.590      360         713          82.89
South Dakota..................        1        192,000.00      0.03      192,000.00    1.000      360         699          80.00
Tennessee.....................        3        334,051.70      0.06      111,350.57    6.194      359         706          77.17
Texas.........................       13      2,590,879.97      0.46      199,298.46    2.791      360         706          78.96
Utah..........................        8      3,406,179.58      0.60      425,772.45    2.165      360         728          78.81
Virginia......................       37     17,348,554.07      3.06      468,879.84    4.503      359         704          75.12
Washington....................       22      7,534,678.32      1.33      342,485.38    3.475      359         674          76.06
   Total......................    -----   ---------------    ------
                                  1,194   $566,618,586.05    100.00%
                                  =====   ===============    ======

----------
(1) As of the cut-off date, no more than approximately 0.679% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                            PERCENT                          WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
------------                    --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
Refinance (cash-out)..........      520   $236,057,684.43    41.66%   453,957.09    3.763      359         694          72.26
Purchase......................      508    238,034,490.50    42.01    468,571.83    3.411      359         711          76.20
Refinance (rate/term).........      166     92,526,411.12    16.33    557,388.02    2.688      360         698          71.79
                                  -----   ---------------   ------
   Total .....................    1,194   $566,618,586.05   100.00%
                                  =====   ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                            PERCENT                          WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
PROPERTY TYPE                     LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
-------------                   --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
2-4 Family Residence..........       79   $ 32,120,861.37     5.67%   406,593.18    3.705      359         703          74.72
Cooperative...................        2        377,259.15     0.07    188,629.58    7.346      358         656          77.10
Hi-rise Condominium...........       40     23,701,125.65     4.18    592,528.14    2.989      360         721          73.62
Low-rise Condominium..........      144     46,316,956.19     8.17    321,645.53    3.853      359         704          77.56
Planned Unit Development......      278    140,982,508.29    24.88    507,131.32    3.683      359         701          73.85
Single Family Residence.......      651    323,119,875.40    57.03    496,343.89    3.276      359         700          73.23
                                  -----   ---------------   ------
   Total......................    1,194   $566,618,586.05   100.00%
                                  =====   ===============   ======

                               OCCUPANCY TYPES(1)

                                                            PERCENT                          WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
--------------                  --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
Investment Property...........      223   $ 75,187,700.56    13.27%   337,164.58    3.828      359         712          72.97
Primary Residence.............      870    444,745,383.43    78.49    511,201.59    3.401      359         698          73.88
Secondary Residence...........      101     46,685,502.06     8.24    462,232.69    3.177      359         715          74.83
                                  -----   ---------------   ------
   Total......................    1,194   $566,618,586.05   100.00%
                                  =====   ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                            PERCENT
                                                              OF       AVERAGE    WEIGHTED                  WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT    AVERAGE       ORIGINAL
REMAINING TERM                  MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE  FICO CREDIT  LOAN-TO-VALUE
TO MATURITY (MONTHS)             LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)     SCORE       RATIO (%)
--------------------            --------  ---------------  --------  -----------  --------  -----------  -------------
360...........................      689   $345,177,288.00    60.92%   500,983.00    1.490       700          73.43
359...........................      354    154,993,004.02    27.35    437,833.34    6.275       704          74.31
358...........................       81     33,904,311.08     5.98    418,571.74    6.609       704          74.91
357...........................       44     17,053,884.72     3.01    387,588.29    7.497       703          77.02
356...........................       12      7,655,763.12     1.35    637,980.26    6.897       698          72.65
355...........................        5      3,326,480.35     0.59    665,296.07    7.085       719          72.53
354...........................        4      3,107,680.12     0.55    776,920.03    7.452       739          68.03
353...........................        3        804,174.91     0.14    268,058.30    7.409       694          82.93
352...........................        2        595,999.73     0.11    297,999.87    7.235       688          76.56
                                  -----   ---------------   ------
   Total......................    1,194   $566,618,586.05   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 359 months.

                                GROSS MARGINS(1)

                                                           PERCENT                           WEIGHTED
                                                             OF        AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE    MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL    LOANS IN     BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
GROSS                           MORTGAGE      BALANCE       LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
MARGIN (%)                        LOANS     OUTSTANDING    GROUP 1       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------                      --------  --------------  --------  ------------  --------  ---------  -----------  -------------
1.050.........................        1   $   632,000.00     0.11%    632,000.00    1.000     360          711          80.00
1.150.........................        1        68,400.00     0.01      68,400.00    3.750     360          649          90.00
1.550.........................        1     1,036,000.00     0.18   1,036,000.00    1.000     360          626          64.95
1.725.........................        3       982,452.08     0.17     327,484.03    1.966     360          687          57.91
1.775.........................        2     1,212,100.00     0.21     606,050.00    1.147     360          751          70.99
1.850.........................        1       558,767.33     0.10     558,767.33    6.250     359          744          80.00
1.900.........................        2     1,334,196.44     0.24     667,098.22    2.899     360          721          66.38
1.925.........................        3     1,388,049.93     0.24     462,683.31    5.511     358          697          70.44
1.975.........................        1     1,293,750.00     0.23   1,293,750.00    1.000     360          712          75.00
2.000.........................        3     1,442,700.00     0.25     480,900.00    1.638     360          722          79.15
2.025.........................        1       517,476.81     0.09     517,476.81    6.375     356          712          80.00
2.050.........................        4     2,111,316.52     0.37     527,829.13    1.995     360          698          75.83
2.075.........................        1       702,143.55     0.12     702,143.55    6.500     356          788          58.33
2.150.........................        2       711,960.00     0.13     355,980.00    1.497     360          664          77.93
2.225.........................        1       209,000.00     0.04     209,000.00    1.000     360          635          45.43
2.250.........................        3     1,515,380.11     0.27     505,126.70    4.186     359          738          69.62
2.275.........................        3     1,990,878.41     0.35     663,626.14    1.966     360          686          79.15
2.300.........................        4     3,051,094.18     0.54     762,773.55    1.448     360          738          68.23
2.350.........................        1       658,427.18     0.12     658,427.18    6.750     359          771          80.00
2.375.........................        2       440,300.00     0.08     220,150.00    3.069     360          675          79.77
2.400.........................        8     5,654,800.00     1.00     706,850.00    1.088     360          734          69.78
2.450.........................        1       192,384.60     0.03     192,384.60    6.875     357          682          80.00
2.475.........................       10     4,840,071.69     0.85     484,007.17    3.884     359          743          70.59
2.500.........................       13     9,368,314.34     1.65     720,639.56    2.946     360          713          71.48
2.525.........................        2       717,109.87     0.13     358,554.94    6.388     359          667          76.91
2.575.........................        3     2,257,100.00     0.40     752,366.67    1.000     360          735          71.35
2.600.........................       23    10,842,751.09     1.91     471,423.96    3.584     359          700          74.09
2.625.........................        1     1,187,131.34     0.21   1,187,131.34    7.000     355          772          70.00
2.650.........................       29    20,549,578.62     3.63     708,606.16    2.704     359          696          72.88
2.675.........................        7     2,186,628.14     0.39     312,375.45    4.288     359          685          74.16
2.700.........................        1       438,951.46     0.08     438,951.46    7.125     355          688          80.00
2.725.........................        5     3,064,031.49     0.54     612,806.30    7.125     356          697          73.05
2.750.........................       16     4,683,729.40     0.83     292,733.09    3.547     359          707          72.25
2.775.........................        9     6,166,329.52     1.09     685,147.72    1.228     360          700          65.88
2.800.........................       26    18,255,853.65     3.22     702,148.22    2.374     360          709          73.46
2.825.........................       22     6,647,568.45     1.17     302,162.20    3.907     359          671          72.53

                                                                                           WEIGHTED
                                                           PERCENT    AVERAGE    WEIGHTED   AVERAGE                  WEIGHTED
                                 NUMBER     AGGREGATE        OF      PRINCIPAL    AVERAGE  REMAINING   WEIGHTED      AVERAGE
                                   OF       PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO    AVERAGE       ORIGINAL
GROSS                           MORTGAGE     BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
MARGIN (%)                       LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------                      --------  --------------  --------  -----------  --------  ---------  -----------  -------------
2.850.........................     32      16,293,274.47    2.88     509,164.83    6.119      359         699          73.82
2.875.........................      3       1,392,977.78    0.25     464,325.93    7.250      358         709          67.61
2.900.........................     33      15,516,093.37    2.74     470,184.65    1.821      360         711          68.34
2.950.........................     29      17,804,277.61    3.14     613,940.61    2.897      359         709          72.99
2.975.........................     20       9,191,613.19    1.62     459,580.66    5.295      359         714          75.36
3.000.........................      8       2,955,840.43    0.52     369,480.05    5.646      358         714          73.04
3.025.........................     17       7,664,878.81    1.35     450,875.22    3.179      360         703          73.57
3.050.........................     12       5,072,888.42    0.90     422,740.70    2.159      359         743          73.59
3.075.........................      2         947,977.67    0.17     473,988.84    3.483      360         705          73.44
3.100.........................     48      22,852,479.47    4.03     476,093.32    4.487      359         703          71.74
3.125.........................      6       3,539,567.85    0.62     589,927.98    5.207      359         702          66.00
3.150.........................     43      14,425,977.36    2.55     335,487.85    3.648      360         682          75.44
3.175.........................      1         291,527.41    0.05     291,527.41    7.500      358         687          72.10
3.200.........................      4       3,076,589.18    0.54     769,147.30    2.476      359         737          70.91
3.225.........................     46      16,824,673.44    2.97     365,753.77    5.145      359         700          76.52
3.250.........................     46      26,227,817.69    4.63     570,169.95    4.606      359         707          70.92
3.275.........................     19       9,779,877.21    1.73     514,730.38    2.651      360         692          76.18
3.300.........................      1          92,709.57    0.02      92,709.57    7.625      358         665          90.00
3.325.........................      5       1,771,947.19    0.31     354,389.44    7.262      358         712          77.25
3.326.........................      1         660,000.00    0.12     660,000.00    1.000      360         733          75.00
3.350.........................     97      35,445,431.05    6.26     365,416.81    4.223      359         691          75.85
3.375.........................      5       1,540,579.62    0.27     308,115.92    4.115      359         729          81.15
3.400.........................    296     149,132,238.75   26.32     503,825.13    2.852      360         696          73.58
3.425.........................      2       1,394,581.58    0.25     697,290.79    7.252      357         703          80.00
3.450.........................      7       2,984,468.23    0.53     426,352.60    4.256      359         675          80.61
3.475.........................      3       1,035,075.44    0.18     345,025.15    7.656      358         696          83.88
3.500.........................     19       9,238,763.67    1.63     486,250.72    1.859      360         737          74.22
3.525.........................      3       1,044,700.00    0.18     348,233.33    2.203      360         661          77.60
3.550.........................      2         923,090.34    0.16     461,545.17    4.427      359         671          77.86
3.575.........................      5       1,414,468.50    0.25     282,893.70    3.445      360         655          90.00
3.600.........................      1         194,750.00    0.03     194,750.00    4.000      360         665          95.00
3.625.........................      7       2,353,700.48    0.42     336,242.93    3.803      359         677          76.40
3.650.........................      9       5,049,441.23    0.89     561,049.03    1.872      359         705          66.82
3.675.........................      2         602,550.00    0.11     301,275.00    2.700      360         650          83.85
3.700.........................      1         303,383.03    0.05     303,383.03    8.125      359         647          80.00
3.725.........................      2         697,430.29    0.12     348,715.15    5.907      359         644          87.45
3.750.........................      1         121,500.00    0.02     121,500.00    3.000      360         801          90.00
3.775.........................      3         439,859.55    0.08     146,619.85    5.548      359         715          93.12
3.800.........................     51      33,966,480.84    5.99     666,009.43    2.003      360         710          70.84
3.875.........................      1         265,091.21    0.05     265,091.21    7.375      359         664          90.00
3.900.........................      2         743,810.48    0.13     371,905.24    5.874      358         711          90.00
3.925.........................      1         316,000.00    0.06     316,000.00    2.250      360         631          80.00
3.950.........................      2         701,064.60    0.12     350,532.30    4.427      359         662          90.00
3.975.........................      2         434,864.68    0.08     217,432.34    5.563      359         692          92.44
4.000.........................      1         324,510.50    0.06     324,510.50    3.750      359         623          81.25
4.025.........................      5       1,038,650.89    0.18     207,730.18    5.647      359         694          92.09
4.050.........................      7       3,081,273.32    0.54     440,181.90    2.930      360         693          77.52
4.100.........................      1         170,000.00    0.03     170,000.00    3.250      360         704          85.00
4.150.........................      5       1,363,601.09    0.24     272,720.22    8.500      358         691          89.28
4.175.........................      2         453,187.98    0.08     226,593.99    6.754      358         679          92.10
4.200.........................      3         805,194.58    0.14     268,398.19    6.555      359         710          90.00
4.225.........................      1         158,649.00    0.03     158,649.00    4.375      360         667          95.00
4.250.........................      1         178,738.91    0.03     178,738.91    7.750      359         689          95.00
4.275.........................      3         757,450.00    0.13     252,483.33    3.625      360         715          88.63
4.325.........................      6       1,803,612.96    0.32     300,602.16    7.558      358         679          89.33
4.350.........................      4       1,259,296.81    0.22     314,824.20    7.719      359         718          90.00
4.375.........................      1         143,810.37    0.03     143,810.37    4.500      359         641          90.00
4.400.........................      4       1,016,828.38    0.18     254,207.10    6.155      359         694          91.31
4.475.........................      3         517,096.09    0.09     172,365.36    5.681      358         719          89.36
4.500.........................      3         820,521.12    0.14     273,507.04    3.953      359         692          90.00
4.525.........................      6       1,185,039.25    0.21     197,506.54    7.503      359         701          90.82
4.550.........................      1         269,584.29    0.05     269,584.29    8.000      359         670          90.00
4.575.........................      7       2,200,958.85    0.39     314,422.69    6.010      359         682          90.34

                                                                                            WEIGHTED
                                                            PERCENT    AVERAGE    WEIGHTED   AVERAGE                  WEIGHTED
                                 NUMBER      AGGREGATE        OF      PRINCIPAL    AVERAGE  REMAINING   WEIGHTED      AVERAGE
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO    AVERAGE       ORIGINAL
GROSS                           MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
MARGIN (%)                       LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------                      --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
4.600.........................        1        178,200.00    0.03     178,200.00    3.750      360         674          89.55
4.650.........................        3        724,239.90    0.13     241,413.30    5.383      359         686          88.13
4.700.........................        2        364,500.00    0.06     182,250.00    3.750      360         686          90.00
4.725.........................        4      1,099,008.98    0.19     274,752.25    9.125      359         649          88.73
4.775.........................        2        487,461.77    0.09     243,730.89    6.740      359         713          95.02
4.825.........................        1        270,000.00    0.05     270,000.00    3.750      360         696          90.00
5.300.........................        1        312,133.12    0.06     312,133.12    5.125      359         697          95.00
                                  -----   ---------------  ------
   Total......................    1,194   $566,618,586.05  100.00%
                                  =====   ===============  ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 1 was approximately 3.188%.

                             MAXIMUM MORTGAGE RATES

                                                            PERCENT                          WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
MAXIMUM                            OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
MORTGAGE                        MORTGAGE      BALANCE         LOAN   OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
RATE (%)                          LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
--------                        --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
9.950.........................    1,180   $560,941,736.46    99.00%   475,374.35    3.410     359         701          73.78
9.990.........................        1        379,200.00     0.07    379,200.00    2.500     360         664          80.00
10.700........................        1        247,614.72     0.04    247,614.72    8.500     358         684          89.96
10.825........................        1        357,194.55     0.06    357,194.55    7.875     358         650          83.02
10.950........................        3      1,457,331.32     0.26    485,777.11    4.764     359         763          71.89
11.075........................        4      1,377,247.66     0.24    344,311.92    6.271     359         686          89.25
11.200........................        1        419,951.62     0.07    419,951.62    6.750     358         794          63.64
11.450........................        3      1,438,309.72     0.25    479,436.57    8.028     358         719          81.94
                                  -----   ---------------   ------
   Total......................    1,194   $566,618,586.05   100.00%
                                  =====   ===============   ======

                             MINIMUM MORTGAGE RATES

                                                          PERCENT                          WEIGHTED
                                                            OF        AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER     AGGREGATE    MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
MINIMUM                            OF       PRINCIPAL    LOANS IN     BALANCE     CURRENT    TERM TO     AVERAGE      ORIGINAL
MORTGAGE                        MORTGAGE     BALANCE       LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
RATE (%)                          LOANS    OUTSTANDING    GROUP 1       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
--------                        --------  -------------  --------  ------------  --------  ---------  -----------  -------------
1.050.........................      1     $  632,000.00    0.11%     632,000.00   1.000       360         711          80.00
1.150.........................      1         68,400.00    0.01       68,400.00   3.750       360         649          90.00
1.550.........................      1      1,036,000.00    0.18    1,036,000.00   1.000       360         626          64.95
1.725.........................      3        982,452.08    0.17      327,484.03   1.966       360         687          57.91
1.775.........................      2      1,212,100.00    0.21      606,050.00   1.147       360         751          70.99
1.850.........................      1        558,767.33    0.10      558,767.33   6.250       359         744          80.00
1.900.........................      2      1,334,196.44    0.24      667,098.22   2.899       360         721          66.38
1.925.........................      3      1,388,049.93    0.24      462,683.31   5.511       358         697          70.44
1.975.........................      1      1,293,750.00    0.23    1,293,750.00   1.000       360         712          75.00
2.000.........................      3      1,442,700.00    0.25      480,900.00   1.638       360         722          79.15
2.025.........................      1        517,476.81    0.09      517,476.81   6.375       356         712          80.00
2.050.........................      4      2,111,316.52    0.37      527,829.13   1.995       360         698          75.83
2.075.........................      1        702,143.55    0.12      702,143.55   6.500       356         788          58.33
2.150.........................      2        711,960.00    0.13      355,980.00   1.497       360         664          77.93
2.225.........................      1        209,000.00    0.04      209,000.00   1.000       360         635          45.43
2.250.........................      3      1,515,380.11    0.27      505,126.70   4.186       359         738          69.62
2.275.........................      3      1,990,878.41    0.35      663,626.14   1.966       360         686          79.15
2.300.........................      4      3,051,094.18    0.54      762,773.55   1.448       360         738          68.23
2.350.........................      1        658,427.18    0.12      658,427.18   6.750       359         771          80.00

                                                            PERCENT                            WEIGHTED                WEIGHTED
                                                              OF         AVERAGE    WEIGHTED   AVERAGE                 AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE     PRINCIPAL    AVERAGE  REMAINING    WEIGHTED    ORIGINAL
MINIMUM                            OF        PRINCIPAL     LOANS IN      BALANCE     CURRENT    TERM TO    AVERAGE    LOAN-TO-
MORTGAGE                        MORTGAGE      BALANCE        LOAN      OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT    VALUE
RATE (%)                          LOANS     OUTSTANDING     GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
--------                        --------  ---------------  --------   ------------  --------  ---------  -----------  ---------
2.375 ........................        2        440,300.00     0.08      220,150.00    3.069      360         675        79.77
2.400 ........................        8      5,654,800.00     1.00      706,850.00    1.088      360         734        69.78
2.450 ........................        1        192,384.60     0.03      192,384.60    6.875      357         682        80.00
2.475 ........................       10      4,840,071.69     0.85      484,007.17    3.884      359         743        70.59
2.500 ........................       13      9,368,314.34     1.65      720,639.56    2.946      360         713        71.48
2.525 ........................        2        717,109.87     0.13      358,554.94    6.388      359         667        76.91
2.575 ........................        3      2,257,100.00     0.40      752,366.67    1.000      360         735        71.35
2.600 ........................       23     10,842,751.09     1.91      471,423.96    3.584      359         700        74.09
2.625 ........................        1      1,187,131.34     0.21    1,187,131.34    7.000      355         772        70.00
2.650 ........................       29     20,549,578.62     3.63      708,606.16    2.704      359         696        72.88
2.675 ........................        7      2,186,628.14     0.39      312,375.45    4.288      359         685        74.16
2.700 ........................        1        438,951.46     0.08      438,951.46    7.125      355         688        80.00
2.725 ........................        5      3,064,031.49     0.54      612,806.30    7.125      356         697        73.05
2.750 ........................       16      4,683,729.40     0.83      292,733.09    3.547      359         707        72.25
2.775 ........................        9      6,166,329.52     1.09      685,147.72    1.228      360         700        65.88
2.800 ........................       26     18,255,853.65     3.22      702,148.22    2.374      360         709        73.46
2.825 ........................       22      6,647,568.45     1.17      302,162.20    3.907      359         671        72.53
2.850 ........................       32     16,293,274.47     2.88      509,164.83    6.119      359         699        73.82
2.875 ........................        3      1,392,977.78     0.25      464,325.93    7.250      358         709        67.61
2.900 ........................       33     15,516,093.37     2.74      470,184.65    1.821      360         711        68.34
2.950 ........................       29     17,804,277.61     3.14      613,940.61    2.897      359         709        72.99
2.975 ........................       20      9,191,613.19     1.62      459,580.66    5.295      359         714        75.36
3.000 ........................        8      2,955,840.43     0.52      369,480.05    5.646      358         714        73.04
3.025 ........................       17      7,664,878.81     1.35      450,875.22    3.179      360         703        73.57
3.050 ........................       12      5,072,888.42     0.90      422,740.70    2.159      359         743        73.59
3.075 ........................        2        947,977.67     0.17      473,988.84    3.483      360         705        73.44
3.100 ........................       48     22,852,479.47     4.03      476,093.32    4.487      359         703        71.74
3.125 ........................        6      3,539,567.85     0.62      589,927.98    5.207      359         702        66.00
3.150 ........................       43     14,425,977.36     2.55      335,487.85    3.648      360         682        75.44
3.175 ........................        1        291,527.41     0.05      291,527.41    7.500      358         687        72.10
3.200 ........................        4      3,076,589.18     0.54      769,147.30    2.476      359         737        70.91
3.225 ........................       46     16,824,673.44     2.97      365,753.77    5.145      359         700        76.52
3.250 ........................       46     26,227,817.69     4.63      570,169.95    4.606      359         707        70.92
3.275 ........................       19      9,779,877.21     1.73      514,730.38    2.651      360         692        76.18
3.300 ........................        1         92,709.57     0.02       92,709.57    7.625      358         665        90.00
3.325 ........................        5      1,771,947.19     0.31      354,389.44    7.262      358         712        77.25
3.326 ........................        1        660,000.00     0.12      660,000.00    1.000      360         733        75.00
3.350 ........................       97     35,445,431.05     6.26      365,416.81    4.223      359         691        75.85
3.375 ........................        5      1,540,579.62     0.27      308,115.92    4.115      359         729        81.15
3.400 ........................      296    149,132,238.75    26.32      503,825.13    2.852      360         696        73.58
3.425 ........................        2      1,394,581.58     0.25      697,290.79    7.252      357         703        80.00
3.450 ........................        7      2,984,468.23     0.53      426,352.60    4.256      359         675        80.61
3.475 ........................        3      1,035,075.44     0.18      345,025.15    7.656      358         696        83.88
3.500 ........................       19      9,238,763.67     1.63      486,250.72    1.859      360         737        74.22
3.525 ........................        3      1,044,700.00     0.18      348,233.33    2.203      360         661        77.60
3.550 ........................        2        923,090.34     0.16      461,545.17    4.427      359         671        77.86
3.575 ........................        5      1,414,468.50     0.25      282,893.70    3.445      360         655        90.00
3.600 ........................        1        194,750.00     0.03      194,750.00    4.000      360         665        95.00
3.625 ........................        7      2,353,700.48     0.42      336,242.93    3.803      359         677        76.40
3.650 ........................        9      5,049,441.23     0.89      561,049.03    1.872      359         705        66.82
3.675 ........................        2        602,550.00     0.11      301,275.00    2.700      360         650        83.85
3.700 ........................        1        303,383.03     0.05      303,383.03    8.125      359         647        80.00
3.725 ........................        2        697,430.29     0.12      348,715.15    5.907      359         644        87.45
3.750 ........................        1        121,500.00     0.02      121,500.00    3.000      360         801        90.00
3.775 ........................        3        439,859.55     0.08      146,619.85    5.548      359         715        93.12
3.800 ........................       51     33,966,480.84     5.99      666,009.43    2.003      360         710        70.84
3.875 ........................        1        265,091.21     0.05      265,091.21    7.375      359         664        90.00
3.900 ........................        2        743,810.48     0.13      371,905.24    5.874      358         711        90.00
3.925 ........................        1        316,000.00     0.06      316,000.00    2.250      360         631        80.00
3.950 ........................        2        701,064.60     0.12      350,532.30    4.427      359         662        90.00
3.975 ........................        2        434,864.68     0.08      217,432.34    5.563      359         692        92.44
4.000 ........................        1        324,510.50     0.06      324,510.50    3.750      359         623        81.25
4.025 ........................        5      1,038,650.89     0.18      207,730.18    5.647      359         694        92.09

                                                             PERCENT                           WEIGHTED                WEIGHTED
                                                               OF        AVERAGE    WEIGHTED   AVERAGE                 AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED    ORIGINAL
MINIMUM                            OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT    TERM TO    AVERAGE    LOAN-TO-
MORTGAGE                        MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT    VALUE
RATE (%)                          LOANS     OUTSTANDING     GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
--------                        --------  ---------------  ---------  ------------  --------  ---------  -----------  ---------
4.050 ........................        7      3,081,273.32     0.54      440,181.90    2.930      360         693        77.52
4.100 ........................        1        170,000.00     0.03      170,000.00    3.250      360         704        85.00
4.150 ........................        5      1,363,601.09     0.24      272,720.22    8.500      358         691        89.28
4.175 ........................        2        453,187.98     0.08      226,593.99    6.754      358         679        92.10
4.200 ........................        3        805,194.58     0.14      268,398.19    6.555      359         710        90.00
4.225 ........................        1        158,649.00     0.03      158,649.00    4.375      360         667        95.00
4.250 ........................        1        178,738.91     0.03      178,738.91    7.750      359         689        95.00
4.275 ........................        3        757,450.00     0.13      252,483.33    3.625      360         715        88.63
4.325 ........................        6      1,803,612.96     0.32      300,602.16    7.558      358         679        89.33
4.350 ........................        4      1,259,296.81     0.22      314,824.20    7.719      359         718        90.00
4.375 ........................        1        143,810.37     0.03      143,810.37    4.500      359         641        90.00
4.400 ........................        4      1,016,828.38     0.18      254,207.10    6.155      359         694        91.31
4.475 ........................        3        517,096.09     0.09      172,365.36    5.681      358         719        89.36
4.500 ........................        3        820,521.12     0.14      273,507.04    3.953      359         692        90.00
4.525 ........................        6      1,185,039.25     0.21      197,506.54    7.503      359         701        90.82
4.550 ........................        1        269,584.29     0.05      269,584.29    8.000      359         670        90.00
4.575 ........................        7      2,200,958.85     0.39      314,422.69    6.010      359         682        90.34
4.600 ........................        1        178,200.00     0.03      178,200.00    3.750      360         674        89.55
4.650 ........................        3        724,239.90     0.13      241,413.30    5.383      359         686        88.13
4.700 ........................        2        364,500.00     0.06      182,250.00    3.750      360         686        90.00
4.725 ........................        4      1,099,008.98     0.19      274,752.25    9.125      359         649        88.73
4.775 ........................        2        487,461.77     0.09      243,730.89    6.740      359         713        95.02
4.825 ........................        1        270,000.00     0.05      270,000.00    3.750      360         696        90.00
5.300 ........................        1        312,133.12     0.06      312,133.12    5.125      359         697        95.00
                                  -----   ---------------   ------
   Total .....................    1,194   $566,618,586.05   100.00%
                                  =====   ===============   ======

                          INITIAL RATE ADJUSTMENT DATES

                                                            PERCENT                            WEIGHTED                WEIGHTED
                                                              OF         AVERAGE    WEIGHTED   AVERAGE                 AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE     PRINCIPAL    AVERAGE  REMAINING    WEIGHTED    ORIGINAL
                                   OF        PRINCIPAL     LOANS IN      BALANCE     CURRENT    TERM TO    AVERAGE    LOAN-TO-
INITIAL RATE                    MORTGAGE      BALANCE        LOAN      OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT    VALUE
ADJUSTMENT DATE                   LOANS     OUTSTANDING     GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
---------------                 --------  ---------------  ---------  ------------  --------  ---------  -----------  ---------
June 1, 2005 .................        2   $    595,999.73     0.11%     297,999.87    7.235      352         688        76.56
July 1, 2005 .................        2        394,278.20     0.07      197,139.10    7.444      353         679        85.98
August 1, 2005 ...............        3      1,417,131.12     0.25      472,377.04    7.245      354         751        71.65
September 1, 2005 ............        5      2,549,245.72     0.45      509,849.14    7.172      355         692        74.90
October 1, 2005 ..............       11      7,833,725.54     1.38      712,156.87    7.091      356         705        71.27
November 1, 2005 .............       41     16,390,939.92     2.89      399,779.02    7.445      357         709        76.23
December 1, 2005 .............       75     30,361,370.23     5.36      404,818.27    7.389      358         697        76.11
January 1, 2006 ..............      302    131,704,387.12    23.24      436,107.24    7.107      359         701        74.50
February 1, 2006 .............      607    299,164,019.43    52.80      492,856.70    1.417      360         699        73.57
March 1, 2006 ................       66     29,529,063.04     5.21      447,410.05    1.944      359         719        73.70
April 1, 2006 ................       79     46,115,426.00     8.14      583,739.57    2.014      360         708        71.76
May 1, 2006 ..................        1        563,000.00     0.10      563,000.00    1.750      360         688        75.07
                                  -----   ---------------   ------
   Total .....................    1,194   $566,618,586.05   100.00%
                                  =====   ===============   ======

                        MAXIMUM NEGATIVE AMORTIZATION(1)

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                              AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED       AVERAGE
                                NUMBER OF     PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE    ORIGINAL LOAN-
MAXIMUM NEGATIVE                 MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT     TO-VALUE
AMORTIZATION(%)                   LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)     SCORE        RATIO (%)
----------------                ---------  ---------------  --------  -----------  --------  ---------  -----------  --------------
110...........................       35    $ 19,928,843.46     3.52%   569,395.53    2.989      359         705           69.49
115...........................    1,159     546,689,742.59    96.48    471,690.89    3.456      359         701           74.00
                                  -----    ---------------   ------
   Total .....................    1,194    $566,618,586.05   100.00%
                                  =====    ===============   ======

----------
(1)  Reflects maximum allowable percentage of original unpaid principal balance.

                        FIXED RATE PERIODS AT ORIGINATION

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                              AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED       AVERAGE
                                NUMBER OF     PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE    ORIGINAL LOAN-
FIXED RATE PERIOD                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT     TO-VALUE
(MONTHS)                          LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)     SCORE        RATIO (%)
-----------------               ---------  ---------------  --------  -----------  --------  ---------  -----------  --------------
1.............................    1,041    $483,095,699.81    85.26%   464,068.88    3.614      359         699           74.14
3.............................      153      83,522,886.24    14.74    545,901.22    2.431      359         715           72.11
                                  -----    ---------------   ------
   Total .....................    1,194    $566,618,586.05   100.00%
                                  =====    ===============   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                              AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED       AVERAGE
                                NUMBER OF     PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE    ORIGINAL LOAN-
PREPAYMENT CHARGE                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT     TO-VALUE
PERIOD (MONTHS)                   LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)     SCORE        RATIO (%)
-----------------               ---------  ---------------  --------  -----------  --------  ---------  -----------  --------------
0 ............................      506    $285,068,410.13    50.31%   563,376.30    3.058      359         709           72.00
12 ...........................      470     208,725,955.23    36.84    444,097.78    3.781      359         699           75.13
30 ...........................        1         290,506.06     0.05    290,506.06    7.250      359         719           80.00
36 ...........................      217      72,533,714.63    12.80    334,256.75    3.937      359         681           77.32
                                  -----    ---------------   ------
   Total .....................    1,194    $566,618,586.05   100.00%
                                  =====    ===============   ======

                                  LOAN GROUP 2

                                  LOAN PROGRAM

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                              AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED       AVERAGE
                                NUMBER OF     PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE    ORIGINAL LOAN-
                                 MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT     TO-VALUE
TYPE OF PROGRAM                   LOANS      OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)     SCORE        RATIO (%)
---------------                 ---------  ---------------  --------  -----------  --------  ---------  -----------  --------------
Eleventh District COFI .......      686    $261,685,014.03   100.00%   381,465.04    4.847      359         698           75.04
                                    ---    ---------------   ------
   Total .....................      686    $261,685,014.03   100.00%
                                    ===    ===============   ======

                            CURRENT MORTGAGE RATES(1)

                                                            PERCENT                WEIGHTED
                                                              OF       AVERAGE     AVERAGE                   WEIGHTED
                                              AGGREGATE    MORTGAGE   PRINCIPAL   REMAINING    WEIGHTED       AVERAGE
                                NUMBER OF     PRINCIPAL    LOANS IN    BALANCE     TERM TO     AVERAGE    ORIGINAL LOAN-
CURRENT                          MORTGAGE      BALANCE       LOAN    OUTSTANDING   MATURITY  FICO CREDIT     TO-VALUE
MORTGAGE RATE (%)                 LOANS      OUTSTANDING    GROUP 2      ($)       (MONTHS)     SCORE        RATIO (%)
-----------------               ---------  --------------  --------  -----------  ---------  -----------  --------------
1.000 ........................       88    $36,985,717.00   14.13%    420,292.24     360         707           72.98
1.500 ........................       78     26,341,595.00   10.07     337,712.76     360         696           76.03
1.750 ........................       34     13,414,894.24    5.13     394,555.71     359         695           70.19
1.940 ........................        1        432,000.00    0.17     432,000.00     360         677           89.53
2.000 ........................       23      9,579,575.00    3.66     416,503.26     360         643           75.06
2.170 ........................        1        233,700.00    0.09     233,700.00     360         691           89.88
2.190 ........................        1        135,900.00    0.05     135,900.00     360         671           90.00
2.250 ........................       17      5,125,297.22    1.96     301,488.07     359         689           75.25
2.500 ........................       14      5,034,525.00    1.92     359,608.93     360         730           78.30
2.740 ........................        1        485,446.00    0.19     485,446.00     360         630           90.00
2.750 ........................        6      1,900,244.82    0.73     316,707.47     360         665           77.32
2.955 ........................        1        328,000.00    0.13     328,000.00     360         760           86.32
3.000 ........................        5        829,307.00    0.32     165,861.40     360         658           80.00
3.145 ........................        1        180,123.00    0.07     180,123.00     360         763           95.00
3.200 ........................        1        142,500.00    0.05     142,500.00     360         736           95.00
3.205 ........................        3        723,900.00    0.28     241,300.00     360         739           95.00
3.220 ........................        1        165,000.00    0.06     165,000.00     360         664           92.18
3.250 ........................        4        380,297.95    0.15      95,074.49     359         679           78.26
3.345 ........................        1        265,000.00    0.10     265,000.00     360         756           90.75
3.430 ........................        1         90,900.00    0.03      90,900.00     360         681           90.00
3.480 ........................        1        252,000.00    0.10     252,000.00     360         620           90.00
3.500 ........................        4        756,670.00    0.29     189,167.50     360         693           89.45
3.590 ........................        2        571,500.00    0.22     285,750.00     360         625           90.00
3.595 ........................        1        382,100.00    0.15     382,100.00     360         692           93.20
3.690 ........................        1        297,000.00    0.11     297,000.00     360         681           90.00
3.700 ........................        1        281,200.00    0.11     281,200.00     360         623           95.00
3.750 ........................        2        349,608.80    0.13     174,804.40     360         651           77.89
3.960 ........................        1        128,250.00    0.05     128,250.00     360         690           95.00
4.125 ........................        1        319,272.29    0.12     319,272.29     358         713           80.00
4.625 ........................        1        377,543.48    0.14     377,543.48     359         660           82.41
6.125 ........................        6      3,340,283.65    1.28     556,713.94     357         705           73.16
6.250 ........................        4      1,183,542.15    0.45     295,885.54     359         684           71.13
6.375 ........................       18      9,040,925.29    3.45     502,273.63     358         719           66.11
6.390 ........................        1        203,424.13    0.08     203,424.13     356         651           90.00
6.500 ........................        7      3,864,104.82    1.48     552,014.97     359         715           71.13
6.610 ........................        1        150,809.96    0.06     150,809.96     356         747           90.00
6.625 ........................       31     13,420,980.61    5.13     432,934.86     359         705           72.13
6.750 ........................       31     13,738,979.72    5.25     443,192.89     358         711           75.58
6.845 ........................        1        492,135.73    0.19     492,135.73     359         704           86.49
6.875 ........................       38     18,195,831.15    6.95     478,837.66     359         705           74.80
7.000 ........................       37     13,917,776.36    5.32     376,156.12     359         702           74.89
7.110 ........................        1        261,696.19    0.10     261,696.19     357         694           90.00
7.125 ........................       32     14,379,125.45    5.49     449,347.67     358         689           73.06
7.155 ........................        1        398,671.28    0.15     398,671.28     359         679           85.00

                                                                                     WEIGHTED
                                                           PERCENT OF    AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
CURRENT MORTGAGE RATE (%)         LOANS     OUTSTANDING      GROUP 2       ($)       (MONTHS)    SCORE     RATIO (%)
-------------------------       --------  ---------------  ----------  -----------  ---------  --------  -------------
7.250.........................     108      38,563,672.04     14.74     357,071.04     358        702        77.57
7.315.........................       1         207,107.50      0.08     207,107.50     358        688        90.00
7.340.........................       1         211,668.39      0.08     211,668.39     358        669        87.04
7.375.........................      61      20,953,864.20      8.01     343,505.97     359        681        75.11
7.405.........................       1         229,138.82      0.09     229,138.82     359        697        85.00
7.440.........................       1         180,125.27      0.07     180,125.27     358        669        90.00
7.500.........................       1         241,351.16      0.09     241,351.16     357        784        90.00
7.545.........................       1         251,603.41      0.10     251,603.41     359        681        83.93
7.565.........................       1         278,090.32      0.11     278,090.32     357        672        89.98
7.625.........................       1         352,127.08      0.13     352,127.08     359        635        90.00
7.735.........................       1         305,568.85      0.12     305,568.85     359        623        90.00
8.115.........................       1         337,867.43      0.13     337,867.43     359        723        90.00
8.240.........................       1         495,476.27      0.19     495,476.27     358        625        90.00
                                   ---    ---------------    ------
   Total......................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 (as so adjusted) is expected to be approximately 4.818% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 4.847% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                WEIGHTED
                                                           PERCENT OF     AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN      BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
RANGE OF CURRENT MORTGAGE       MORTGAGE      BALANCE         LOAN      OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS     OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
---------------------------     --------  ---------------  ----------  ------------  --------  ---------  -----------  -------------
 50,000.01 - 100,000.00.......      32    $  2,693,580.36      1.03%      84,174.39    4.049      359         689          68.70
100,000.01 - 150,000.00.......      44       5,547,716.62      2.12      126,084.47    3.740      359         679          74.27
150,000.01 - 200,000.00.......      69      12,156,941.18      4.65      176,187.55    4.441      359         691          76.67
200,000.01 - 250,000.00.......      82      18,509,054.70      7.07      225,720.18    5.218      359         700          78.72
250,000.01 - 300,000.00.......      82      22,603,099.78      8.64      275,647.56    4.819      359         694          76.53
300,000.01 - 350,000.00.......      60      19,438,618.45      7.43      323,976.97    5.376      359         691          75.31
350,000.01 - 400,000.00.......      50      18,865,845.34      7.21      377,316.91    4.976      359         697          77.93
400,000.01 - 450,000.00.......      60      25,508,068.23      9.75      425,134.47    4.855      359         701          76.32
450,000.01 - 500,000.00.......      50      23,824,748.54      9.10      476,494.97    4.938      359         703          75.27
500,000.01 - 550,000.00.......      41      21,533,083.23      8.23      525,197.15    4.689      359         700          76.34
550,000.01 - 600,000.00.......      29      16,821,582.96      6.43      580,054.58    5.070      359         697          76.39
600,000.01 - 650,000.00.......      27      17,110,334.16      6.54      633,716.08    4.734      359         700          75.26
650,000.01 - 700,000.00.......       7       4,733,427.73      1.81      676,203.96    3.790      359         705          74.48
700,000.01 - 750,000.00.......       4       2,881,623.55      1.10      720,405.89    3.000      359         697          71.84
750,000.01 - 1,000,000.00.....      33      29,386,507.19     11.23      890,500.22    4.917      359         694          70.31
1,000,000.01-1,500,000.00.....      15      18,550,782.01      7.09    1,236,718.80    5.215      359         705          69.12
1,500,000.01-2,000,000.00.....       1       1,520,000.00      0.58    1,520,000.00    1.500      360         717          80.00
                                   ---    ---------------    ------
   Total......................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $381,465.

                              FICO CREDIT SCORES(1)

                                                                                                WEIGHTED
                                                           PERCENT OF     AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN      BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE         LOAN      OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
RANGE OF FICO CREDIT SCORES       LOANS     OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
---------------------------     --------  ---------------  ----------  ------------  --------  ---------  -----------  -------------
601-620.......................       7    $  1,536,769.51      0.59%    219,538.50     3.717      360         618          72.76
621-640.......................      71      23,068,190.25      8.82     324,904.09     4.616      359         631          75.72
641-660.......................      82      30,308,058.94     11.58     369,610.47     4.971      359         651          73.71
661-680.......................     133      50,968,164.39     19.48     383,219.28     4.616      359         670          74.77
681-700.......................     112      42,252,421.72     16.15     377,253.77     5.234      359         691          76.50
701-720.......................      86      36,707,328.68     14.03     426,829.40     4.856      359         710          76.90
721-740.......................      67      27,483,164.30     10.50     410,196.48     4.529      359         731          73.54
741-760.......................      58      23,343,523.00      8.92     402,474.53     5.293      359         751          73.29
761-780.......................      34      12,677,237.43      4.84     372,859.92     5.102      359         770          74.99
781-800.......................      28      11,085,637.19      4.24     395,915.61     4.286      359         788          74.67
801-820.......................       7       1,963,979.62      0.75     280,568.52     5.279      359         811          73.34
Not Available.................       1         290,539.00      0.11     290,539.00     1.000      360         N/A          80.00
                                   ---    ---------------    ------
   Total......................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 698.

                             DOCUMENTATION PROGRAMS

                                                                                                WEIGHTED
                                                           PERCENT OF     AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN      BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE         LOAN      OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
DOCUMENTATION PROGRAMS            LOANS     OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------------          --------  ---------------  ----------  ------------  --------  ---------  -----------  -------------
CLUES Plus....................       2    $  1,322,077.45      0.51%    661,038.73     7.125      358         673          57.14
Full/Alternative..............     120      35,692,218.54     13.64     297,435.15     5.468      359         697          77.33
No Income/No Asset............       1         323,899.83      0.12     323,899.83     6.125      349         676          80.00
Reduced.......................     465     188,982,263.48     72.22     406,413.47     4.724      359         698          75.20
Stated Income/Stated Asset....      98      35,364,554.73     13.51     360,862.80     4.783      359         699          72.51
                                   ---    ---------------    ------
   Total......................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                WEIGHTED
                                                           PERCENT OF     AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN      BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
RANGE OF ORIGINAL               MORTGAGE      BALANCE         LOAN      OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
------------------------        --------  ---------------  ----------  ------------  --------  ---------  -----------  -------------
50.00 or Less.................      22    $  7,461,762.35      2.85%    339,171.02     4.607      359         723          42.47
50.01 to 55.00................      13       4,889,762.13      1.87     376,135.55     3.993      359         687          53.24
55.01 to 60.00................      18       7,877,631.93      3.01     437,646.22     4.557      359         687          58.28
60.01 to 65.00................      26      13,500,959.82      5.16     519,267.69     4.220      359         688          63.42
65.01 to 70.00................      79      29,797,529.99     11.39     377,183.92     5.073      359         696          69.27
70.01 to 75.00................     100      47,341,388.52     18.09     473,413.89     5.011      359         696          74.13
75.01 to 80.00................     368     135,291,337.53     51.70     367,639.50     4.733      359         701          79.68
80.01 to 85.00................       7       1,797,008.70      0.69     256,715.53     6.195      359         672          83.95
85.01 to 90.00................      42      11,192,738.73      4.28     266,493.78     6.278      359         675          89.49
90.01 to 95.00................      11       2,534,894.33      0.97     230,444.94     4.550      360         712          94.10
                                   ---    ---------------    ------
   Total......................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 75.04%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                              WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   WEIGHTED       AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO    AVERAGE        ORIGINAL
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
STATE                             LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
-----                           --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
Alabama ......................       1    $    290,886.00      0.11%    290,886.00    1.000      360         813          80.00
Alaska .......................       1         371,352.00      0.14     371,352.00    1.000      360         719          80.00
Arizona ......................      23       8,113,505.24      3.10     352,761.10    6.071      359         717          74.28
Arkansas .....................       1         432,000.00      0.17     432,000.00    2.750      360         677          89.53
California ...................     255     121,502,158.17     46.43     476,479.05    4.775      359         698          74.11
Colorado .....................       8       3,666,368.34      1.40     458,296.04    4.968      359         670          73.82
Connecticut ..................       5       1,751,397.24      0.67     350,279.45    5.775      358         713          71.79
Florida ......................      97      29,025,335.63     11.09     299,230.26    4.566      359         705          74.46
Georgia ......................       6       1,983,889.59      0.76     330,648.27    6.342      359         685          75.34
Hawaii .......................      15       6,622,212.80      2.53     441,480.85    3.973      360         705          72.25
Idaho ........................       3       1,234,000.00      0.47     411,333.33    1.217      360         657          73.06
Illinois .....................      20       6,223,026.99      2.38     311,151.35    4.208      359         677          78.91
Indiana ......................       1         160,000.00      0.06     160,000.00    2.000      360         655          80.00
Kansas .......................       1         118,799.42      0.05     118,799.42    7.250      358         634          90.00
Louisiana ....................       2         352,900.00      0.13     176,450.00    1.193      360         714          52.77
Maryland .....................      12       4,511,343.70      1.72     375,945.31    5.448      359         708          74.01
Massachusetts ................      14       4,641,261.99      1.77     331,518.71    5.839      359         689          77.01
Michigan .....................       7       1,989,693.96      0.76     284,241.99    1.853      360         717          68.88
Minnesota ....................       7       3,585,133.30      1.37     512,161.90    6.940      359         675          77.92
Mississippi ..................       6         590,607.00      0.23      98,434.50    2.040      360         660          73.60
Missouri .....................       7       1,435,449.99      0.55     205,064.28    5.631      359         711          82.80
Nebraska .....................       4         400,508.95      0.15     100,127.24    2.148      360         723          72.16
Nevada .......................      28       9,193,586.50      3.51     328,342.38    5.442      359         706          76.43
New Hampshire ................       1         160,000.00      0.06     160,000.00    1.500      360         736          79.60
New Jersey ...................      71      24,368,488.49      9.31     343,218.15    5.307      359         682          79.35
New Mexico ...................       1         676,845.22      0.26     676,845.22    7.125      357         698          75.00
New York .....................      23      10,028,060.09      3.83     436,002.61    3.459      359         699          75.47
North Carolina ...............       3       1,636,510.20      0.63     545,503.40    6.563      358         696          74.22
Ohio .........................       3         409,021.70      0.16     136,340.57    5.939      359         691          80.00
Oklahoma .....................       3         241,500.00      0.09      80,500.00    2.250      360         639          53.67
Oregon .......................      11       2,384,729.74      0.91     216,793.61    3.696      359         691          75.36
Pennsylvania .................      10       2,331,904.20      0.89     233,190.42    4.539      359         699          79.93
South Carolina ...............       5         975,557.88      0.37     195,111.58    5.896      359         773          77.08
Tennessee ....................       1         189,210.00      0.07     189,210.00    1.500      360         752          70.00
Texas ........................       4       1,199,957.33      0.46     299,989.33    6.544      358         688          53.27
Utah .........................       3       1,265,290.72      0.48     421,763.57    6.301      359         747          77.59
Virginia .....................      10       3,756,597.27      1.44     375,659.73    4.913      359         696          74.76
Washington ...................       8       2,784,200.62      1.06     348,025.08    6.672      359         702          79.89
West Virginia ................       2         548,484.07      0.21     274,242.04    7.064      359         686          79.99
Wisconsin ....................       3         533,239.69      0.20     177,746.56    5.013      359         714          78.68
                                   ---    ---------------    ------
   Total .....................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, no more than approximately 0.904% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                              WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   WEIGHTED       AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO    AVERAGE        ORIGINAL
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
------------                    --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
Refinance (cash-out) .........     298    $113,825,636.17     43.50%    381,965.22    4.845      359         692          72.12
Purchase .....................     295     110,891,690.71     42.38     375,904.04    4.751      359         706          78.22
Refinance (rate/term) ........      93      36,967,687.15     14.13     397,502.01    5.143      359         692          74.48
                                   ---    ---------------    ------
   Total .....................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

                        TYPES OF MORTGAGED PROPERTIES(1)

                                                                                              WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   WEIGHTED       AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO    AVERAGE        ORIGINAL
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
PROPERTY TYPE                     LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
-------------                   --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
2-4 Family Residence .........      69    $ 26,418,515.28     10.10%    382,877.03    4.621     359         695           74.61
Condominium Hotel ............       1         298,197.00      0.11     298,197.00    1.000     360         725           80.00
Hi-rise Condominium ..........      15       6,771,757.02      2.59     451,450.47    6.019     359         702           74.62
Low-rise Condominium .........      82      24,350,439.95      9.31     296,956.58    4.823     359         701           76.23
Planned Unit Development .....     124      56,816,068.94     21.71     458,194.10    5.092     359         705           74.06
Single Family Residence ......     395     147,030,035.84     56.19     372,227.94    4.751     359         695           75.31
                                   ---    ---------------    ------
   Total .....................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

-----------
(1)  Treated as real property.

                               OCCUPANCY TYPES(1)

                                                                                              WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   WEIGHTED       AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO    AVERAGE        ORIGINAL
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
--------------                  --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
Investment Property ..........     147    $ 43,058,165.02     16.45%    292,912.69    5.751     359         711           73.91
Primary Residence ............     484     200,529,077.85     76.63     414,316.28    4.720     359         693           75.05
Secondary Residence ..........      55      18,097,771.16      6.92     329,050.38    4.106     359         719           77.63
                                   ---    ---------------    ------
   Total .....................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                           PERCENT OF                    WEIGHTED                 WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE       AVERAGE       AVERAGE     WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT     AVERAGE       ORIGINAL
REMAINING TERM TO               MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   FICO CREDIT  LOAN-TO-VALUE
MATURITY (MONTHS)                 LOANS     OUTSTANDING      GROUP 2   OUTSTANDING ($)    RATE(%)      SCORE       RATIO(%)
-----------------               --------  ---------------  ----------  ---------------  --------   -----------  -------------
360 ..........................     263    $ 94,269,648.00     36.02%     358,439.73       1.640        695          75.55
359 ..........................     313     124,243,921.87     47.48      396,945.44       6.625        699          74.69
358 ..........................      67      27,675,069.00     10.58      413,060.73       6.608        695          73.26
357 ..........................      28      11,024,259.50      4.21      393,723.55       6.957        701          77.19
356 ..........................       7       2,487,090.05      0.95      355,298.58       6.998        730          79.19
355 ..........................       1         159,306.13      0.06      159,306.13       7.250        704          80.00
354 ..........................       4         881,574.23      0.34      220,393.56       7.250        705          80.00
353 ..........................       1         294,244.36      0.11      294,244.36       7.125        698          80.00
349 ..........................       1         323,899.83      0.12      323,899.83       6.125        676          80.00
346 ..........................       1         326,001.06      0.12      326,001.06       6.375        700          80.00
                                   ---    ---------------    ------
   Total .....................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 359 months.

                                GROSS MARGINS(1)

                                                                                                                           WEIGHTED
                                                                                                  WEIGHTED                 AVERAGE
                                                           PERCENT OF                   WEIGHTED   AVERAGE                 ORIGINAL
                                 NUMBER      AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING    WEIGHTED      LOAN
                                   OF        PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     AVERAGE       -TO-
                                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  MATURITY   FICO CREDIT    VALUE
GROSS MARGIN(%)                   LOANS     OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE      RATIO (%)
---------------                 --------  ---------------  ----------  ---------------  --------  ---------  -----------  ---------
1.000 ........................       1    $    319,272.29     0.12%       319,272.29      4.125      358         713        80.00
1.500 ........................       1         377,543.48     0.14        377,543.48      4.625      359         660        82.41
2.625 ........................       1         975,000.00     0.37        975,000.00      1.000      360         747        74.43
3.000 ........................       6       3,627,633.82     1.39        604,605.64      5.261      358         705        72.85
3.050 ........................       2         606,649.83     0.23        303,324.92      3.969      354         690        72.53
3.125 ........................       3       1,499,163.54     0.57        499,721.18      2.481      360         773        78.22
3.200 ........................       4       2,304,378.61     0.88        576,094.65      2.833      360         684        64.92
3.250 ........................      10       6,275,883.50     2.40        627,588.35      5.990      359         727        60.24
3.275 ........................       3         944,477.85     0.36        314,825.95      6.375      359         720        77.53
3.325 ........................       1         326,001.06     0.12        326,001.06      6.375      346         700        80.00
3.350 ........................       7       2,601,562.88     0.99        371,651.84      5.048      359         689        69.93
3.375 ........................       8       4,001,718.94     1.53        500,214.87      3.775      360         725        76.74
3.400 ........................       1         407,101.90     0.16        407,101.90      6.500      359         668        80.00
3.425 ........................       6       3,500,859.98     1.34        583,476.66      3.466      360         717        70.46
3.450 ........................       2         690,468.96     0.26        345,234.48      1.875      359         660        78.47
3.500 ........................      21       9,394,904.95     3.59        447,376.43      5.559      359         713        74.59
3.525 ........................       1         233,507.39     0.09        233,507.39      6.625      357         641        65.28
3.550 ........................       4       2,709,797.54     1.04        677,449.39      2.211      360         690        69.90
3.575 ........................      17       7,182,794.79     2.74        422,517.34      5.199      359         686        68.08
3.600 ........................       4       1,304,995.71     0.50        326,248.93      1.987      359         706        77.80
3.625 ........................      16       6,802,578.50     2.60        425,161.16      5.526      359         691        76.97
3.650 ........................      11       3,321,708.58     1.27        301,973.51      5.521      358         694        70.81
3.670 ........................       1         821,043.62     0.31        821,043.62      6.750      356         723        75.00
3.675 ........................       4       1,594,047.57     0.61        398,511.89      2.091      359         690        73.76
3.700 ........................       9       4,478,145.22     1.71        497,571.69      5.298      359         711        72.59
3.725 ........................      13       4,828,614.40     1.85        371,431.88      3.364      359         718        78.88
3.750 ........................      22       9,854,193.85     3.77        447,917.90      4.556      359         699        74.62
3.800 ........................      18       8,442,022.52     3.23        469,001.25      5.190      359         708        75.79
3.825 ........................       6       1,351,329.13     0.52        225,221.52      2.053      360         665        76.86
3.850 ........................      16       7,700,307.43     2.94        481,269.21      6.237      358         703        71.47
3.875 ........................      21       9,882,093.50     3.78        470,575.88      4.782      359         696        77.16
3.900 ........................       5       1,235,797.08     0.47        247,159.42      3.387      359         687        77.03
3.925 ........................      41      13,319,818.36     5.09        324,873.62      4.520      359         702        72.49

                                                                                                                           WEIGHTED
                                                                                                  WEIGHTED                 AVERAGE
                                                           PERCENT OF                   WEIGHTED   AVERAGE                 ORIGINAL
                                 NUMBER      AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING    WEIGHTED      LOAN
                                   OF        PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     AVERAGE       -TO-
                                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  MATURITY   FICO CREDIT    VALUE
GROSS MARGIN(%)                   LOANS     OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE      RATIO (%)
---------------                 --------  ---------------  ----------  ---------------  --------  ---------  -----------  ---------
3.950 ........................       4       1,074,553.67      0.41       268,638.42      2.354      359         695        63.13
3.975 ........................       2         631,920.00      0.24       315,960.00      1.889      360         700        80.00
4.000 ........................      35      14,726,513.71      5.63       420,757.53      5.509      359         698        73.37
4.025 ........................       1         192,000.00      0.07       192,000.00      2.750      360         642        71.11
4.050 ........................      11       5,560,335.31      2.12       505,485.03      4.114      359         681        77.54
4.075 ........................       1         262,026.34      0.10       262,026.34      7.125      356         711        80.00
4.100 ........................      20       8,089,055.93      3.09       404,452.80      2.495      359         699        69.72
4.125 ........................       7       2,703,526.44      1.03       386,218.06      5.216      359         657        77.12
4.150 ........................     153      51,060,492.88     19.51       333,728.71      5.124      359         703        76.54
4.175 ........................      10       2,869,004.54      1.10       286,900.45      5.535      359         678        78.23
4.190 ........................       1         274,529.46      0.10       274,529.46      7.250      358         624        90.00
4.200 ........................       1         142,500.00      0.05       142,500.00      4.000      360         736        95.00
4.225 ........................       7       2,116,274.41      0.81       302,324.92      7.250      357         723        79.50
4.250 ........................      74      26,586,741.73     10.16       359,280.29      4.957      359         679        75.84
4.275 ........................       1         260,800.00      0.10       260,800.00      2.250      360         727        80.00
4.300 ........................      33      11,511,174.47      4.40       348,823.47      4.743      359         685        76.47
4.350 ........................       1         252,000.00      0.10       252,000.00      1.750      360         670        80.00
4.375 ........................       1         241,351.16      0.09       241,351.16      7.500      357         784        90.00
4.400 ........................       3         869,017.57      0.33       289,672.52      2.890      360         668        74.69
4.475 ........................       3         682,234.09      0.26       227,411.36      5.637      358         725        88.23
4.500 ........................       1          90,900.00      0.03        90,900.00      4.000      360         681        90.00
4.525 ........................       2         503,177.08      0.19       251,588.54      6.574      359         656        91.50
4.625 ........................       1         216,600.00      0.08       216,600.00      4.125      360         765        95.00
4.675 ........................       3         647,623.00      0.25       215,874.33      4.164      360         761        91.70
4.700 ........................       1         233,700.00      0.09       233,700.00      3.000      360         691        89.88
4.750 ........................       2         888,135.73      0.34       444,067.87      5.924      359         709        87.16
4.800 ........................       1         251,603.41      0.10       251,603.41      7.875      359         681        83.93
4.850 ........................       2         627,810.10      0.24       313,905.05      7.875      359         686        85.00
4.900 ........................       1         485,446.00      0.19       485,446.00      3.250      360         630        90.00
4.975 ........................       1         261,696.19      0.10       261,696.19      8.000      357         694        90.00
5.050 ........................       2         343,007.50      0.13       171,503.75      6.094      359         681        90.00
5.125 ........................       1         211,668.39      0.08       211,668.39      8.250      358         669        87.04
5.150 ........................       2         345,125.27      0.13       172,562.64      6.218      359         667        91.04
5.250 ........................       1         281,200.00      0.11       281,200.00      4.500      360         623        95.00
5.275 ........................       2         583,659.17      0.22       291,829.59      8.375      358         646        89.99
5.350 ........................       1         297,000.00      0.11       297,000.00      4.500      360         681        90.00
5.375 ........................       2         738,350.00      0.28       369,175.00      4.254      360         714        94.07
5.400 ........................       1         252,000.00      0.10       252,000.00      4.750      360         620        90.00
5.500 ........................       1         337,867.43      0.13       337,867.43      8.625      359         723        90.00
5.600 ........................       1         324,000.00      0.12       324,000.00      4.750      360         627        90.00
5.650 ........................       1         495,476.27      0.19       495,476.27      8.750      358         625        90.00
5.850 ........................       1         247,500.00      0.09       247,500.00      4.750      360         622        90.00
                                   ---    ---------------    ------
   Total .....................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 2 was approximately 3.934%.

                             MAXIMUM MORTGAGE RATES

                                                            PERCENT                          WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
MAXIMUM                            OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
MORTGAGE                        MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
RATE (%)                          LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
--------                        --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
9.900 ........................       1    $    275,392.47     0.11%   275,392.47    6.625      359         700          75.62
9.950 ........................     679     259,236,307.12    99.06    381,791.32    4.831      359         697          74.99
10.950 .......................       2         700,981.85     0.27    350,490.93    6.765      359         729          79.60
11.450 .......................       2         617,867.43     0.24    308,933.72    5.396      359         739          85.06
12.075 .......................       2         854,465.16     0.33    427,232.58    7.212      357         748          80.00
                                   ---    ---------------   ------
   Total .....................     686    $261,685,014.03   100.00%
                                   ===    ===============   ======

                             MINIMUM MORTGAGE RATES

                                                            PERCENT                          WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
MINIMUM                            OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
MORTGAGE                        MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
RATE (%)                          LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
--------                        --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
1.000 ........................       1    $    319,272.29     0.12%   319,272.29    4.125      358         713          80.00
1.500 ........................       1         377,543.48     0.14    377,543.48    4.625      359         660          82.41
2.625 ........................       1         975,000.00     0.37    975,000.00    1.000      360         747          74.43
3.000 ........................       6       3,627,633.82     1.39    604,605.64    5.261      358         705          72.85
3.050 ........................       2         606,649.83     0.23    303,324.92    3.969      354         690          72.53
3.125 ........................       3       1,499,163.54     0.57    499,721.18    2.481      360         773          78.22
3.200 ........................       4       2,304,378.61     0.88    576,094.65    2.833      360         684          64.92
3.250 ........................      10       6,275,883.50     2.40    627,588.35    5.990      359         727          60.24
3.275 ........................       3         944,477.85     0.36    314,825.95    6.375      359         720          77.53
3.325 ........................       1         326,001.06     0.12    326,001.06    6.375      346         700          80.00
3.350 ........................       7       2,601,562.88     0.99    371,651.84    5.048      359         689          69.93
3.375 ........................       8       4,001,718.94     1.53    500,214.87    3.775      360         725          76.74
3.400 ........................       1         407,101.90     0.16    407,101.90    6.500      359         668          80.00
3.425 ........................       6       3,500,859.98     1.34    583,476.66    3.466      360         717          70.46
3.450 ........................       2         690,468.96     0.26    345,234.48    1.875      359         660          78.47
3.500 ........................      21       9,394,904.95     3.59    447,376.43    5.559      359         713          74.59
3.525 ........................       1         233,507.39     0.09    233,507.39    6.625      357         641          65.28
3.550 ........................       4       2,709,797.54     1.04    677,449.39    2.211      360         690          69.90
3.575 ........................      17       7,182,794.79     2.74    422,517.34    5.199      359         686          68.08
3.600 ........................       4       1,304,995.71     0.50    326,248.93    1.987      359         706          77.80
3.625 ........................      16       6,802,578.50     2.60    425,161.16    5.526      359         691          76.97
3.650 ........................      11       3,321,708.58     1.27    301,973.51    5.521      358         694          70.81
3.670 ........................       1         821,043.62     0.31    821,043.62    6.750      356         723          75.00
3.675 ........................       4       1,594,047.57     0.61    398,511.89    2.091      359         690          73.76
3.700 ........................       9       4,478,145.22     1.71    497,571.69    5.298      359         711          72.59
3.725 ........................      13       4,828,614.40     1.85    371,431.88    3.364      359         718          78.88
3.750 ........................      22       9,854,193.85     3.77    447,917.90    4.556      359         699          74.62
3.800 ........................      18       8,442,022.52     3.23    469,001.25    5.190      359         708          75.79
3.825 ........................       6       1,351,329.13     0.52    225,221.52    2.053      360         665          76.86
3.850 ........................      16       7,700,307.43     2.94    481,269.21    6.237      358         703          71.47
3.875 ........................      21       9,882,093.50     3.78    470,575.88    4.782      359         696          77.16
3.900 ........................       5       1,235,797.08     0.47    247,159.42    3.387      359         687          77.03
3.925 ........................      41      13,319,818.36     5.09    324,873.62    4.520      359         702          72.49
3.950 ........................       4       1,074,553.67     0.41    268,638.42    2.354      359         695          63.13
3.975 ........................       2         631,920.00     0.24    315,960.00    1.889      360         700          80.00
4.000 ........................      35      14,726,513.71     5.63    420,757.53    5.509      359         698          73.37
4.025 ........................       1         192,000.00     0.07    192,000.00    2.750      360         642          71.11
4.050 ........................      11       5,560,335.31     2.12    505,485.03    4.114      359         681          77.54
4.075 ........................       1         262,026.34     0.10    262,026.34    7.125      356         711          80.00
4.100 ........................      20       8,089,055.93     3.09    404,452.80    2.495      359         699          69.72
4.125 ........................       7       2,703,526.44     1.03    386,218.06    5.216      359         657          77.12
4.150 ........................     153      51,060,492.88    19.51    333,728.71    5.124      359         703          76.54

                                                            PERCENT                          WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
MINIMUM                            OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
MORTGAGE                        MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
RATE (%)                          LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
--------                        --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
4.175 ........................      10       2,869,004.54     1.10    286,900.45    5.535      359         678          78.23
4.190 ........................       1         274,529.46     0.10    274,529.46    7.250      358         624          90.00
4.200 ........................       1         142,500.00     0.05    142,500.00    4.000      360         736          95.00
4.225 ........................       7       2,116,274.41     0.81    302,324.92    7.250      357         723          79.50
4.250 ........................      74      26,586,741.73    10.16    359,280.29    4.957      359         679          75.84
4.275 ........................       1         260,800.00     0.10    260,800.00    2.250      360         727          80.00
4.300 ........................      33      11,511,174.47     4.40    348,823.47    4.743      359         685          76.47
4.350 ........................       1         252,000.00     0.10    252,000.00    1.750      360         670          80.00
4.375 ........................       1         241,351.16     0.09    241,351.16    7.500      357         784          90.00
4.400 ........................       3         869,017.57     0.33    289,672.52    2.890      360         668          74.69
4.475 ........................       3         682,234.09     0.26    227,411.36    5.637      358         725          88.23
4.500 ........................       1          90,900.00     0.03     90,900.00    4.000      360         681          90.00
4.525 ........................       2         503,177.08     0.19    251,588.54    6.574      359         656          91.50
4.625 ........................       1         216,600.00     0.08    216,600.00    4.125      360         765          95.00
4.675 ........................       3         647,623.00     0.25    215,874.33    4.164      360         761          91.70
4.700 ........................       1         233,700.00     0.09    233,700.00    3.000      360         691          89.88
4.750 ........................       2         888,135.73     0.34    444,067.87    5.924      359         709          87.16
4.800 ........................       1         251,603.41     0.10    251,603.41    7.875      359         681          83.93
4.850 ........................       2         627,810.10     0.24    313,905.05    7.875      359         686          85.00
4.900 ........................       1         485,446.00     0.19    485,446.00    3.250      360         630          90.00
4.975 ........................       1         261,696.19     0.10    261,696.19    8.000      357         694          90.00
5.050 ........................       2         343,007.50     0.13    171,503.75    6.094      359         681          90.00
5.125 ........................       1         211,668.39     0.08    211,668.39    8.250      358         669          87.04
5.150 ........................       2         345,125.27     0.13    172,562.64    6.218      359         667          91.04
5.250 ........................       1         281,200.00     0.11    281,200.00    4.500      360         623          95.00
5.275 ........................       2         583,659.17     0.22    291,829.59    8.375      358         646          89.99
5.350 ........................       1         297,000.00     0.11    297,000.00    4.500      360         681          90.00
5.375 ........................       2         738,350.00     0.28    369,175.00    4.254      360         714          94.07
5.400 ........................       1         252,000.00     0.10    252,000.00    4.750      360         620          90.00
5.500 ........................       1         337,867.43     0.13    337,867.43    8.625      359         723          90.00
5.600 ........................       1         324,000.00     0.12    324,000.00    4.750      360         627          90.00
5.650 ........................       1         495,476.27     0.19    495,476.27    8.750      358         625          90.00
5.850 ........................       1         247,500.00     0.09    247,500.00    4.750      360         622          90.00
                                   ---    ---------------   ------
   Total .....................     686    $261,685,014.03   100.00%
                                   ===    ===============   ======

                          INITIAL RATE ADJUSTMENT DATES

                                                            PERCENT                          WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
INITIAL RATE                       OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
ADJUSTMENT                      MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
DATE                              LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
------------                    --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
December 1, 2004 .............       1    $    326,001.06     0.12%   326,001.06    6.375      346         700          80.00
March 1, 2005 ................       1         323,899.83     0.12    323,899.83    6.125      349         676          80.00
July 1, 2005 .................       1         294,244.36     0.11    294,244.36    7.125      353         698          80.00
August 1, 2005 ...............       4         881,574.23     0.34    220,393.56    7.250      354         705          80.00
September 1, 2005 ............       1         159,306.13     0.06    159,306.13    7.250      355         704          80.00
October 1, 2005 ..............       4       1,127,667.72     0.43    281,916.93    7.088      356         745          83.08
November 1, 2005 .............      24       9,118,661.03     3.48    379,944.21    6.931      357         702          80.95
December 1, 2005 .............      64      26,955,595.26    10.30    421,181.18    6.983      358         697          73.37
January 1, 2006 ..............     291     116,705,813.38    44.60    401,050.91    7.012      359         700          74.73
February 1, 2006 .............     229      84,429,908.07    32.26    368,689.55    1.523      360         696          75.36
March 1, 2006 ................      28       9,991,652.96     3.82    356,844.75    2.002      359         688          72.10
April 1, 2006 ................      37      11,242,440.00     4.30    303,849.73    2.462      360         688          75.75
May 1, 2006 ..................       1         128,250.00     0.05    128,250.00    4.750      360         690          95.00
                                   ---    ---------------   ------
   Total .....................     686    $261,685,014.03   100.00%
                                   ===    ===============   ======

                        MAXIMUM NEGATIVE AMORTIZATION(1)

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
MAXIMUM NEGATIVE                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
AMORTIZATION(%)                   LOANS     OUTSTANDING     GROUP 2       ($)        RATE(%)   (MONTHS)     SCORE        RATIO(%)
----------------                --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
110 ..........................      23    $ 10,028,060.09      3.83%    436,002.61    3.459      359         699          75.47
115 ..........................     663     251,656,953.94     96.17     379,573.08    4.902      359         698          75.02
                                   ---    ---------------    ------
   Total .....................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

----------
(1)  Reflects maximum allowable percentage of original unpaid principal balance.

                        FIXED RATE PERIODS AT ORIGINATION

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
FIXED RATE PERIOD (MONTHS)        LOANS     OUTSTANDING     GROUP 2       ($)        RATE(%)   (MONTHS)     SCORE        RATIO(%)
--------------------------      --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
1 ............................     609    $235,526,700.20     90.00%    386,743.35    5.073      359         698          75.29
3 ............................      77      26,158,313.83     10.00     339,718.36    2.808      359         691          72.80
                                   ---    ---------------    ------
   Total .....................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
PREPAYMENT CHARGE PERIOD        MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
(MONTHS)                          LOANS     OUTSTANDING     GROUP 2       ($)        RATE(%)   (MONTHS)     SCORE        RATIO(%)
------------------------        --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
0 ............................     259    $ 94,140,534.84     35.97%    363,476.97    5.023      359         703          75.50
12 ...........................     202      84,851,489.81     32.43     420,056.88    4.973      359         694          75.24
36 ...........................     225      82,692,989.38     31.60     367,524.40    4.517      359         696          74.31
                                   ---    ---------------    ------
   Total .....................     686    $261,685,014.03    100.00%
                                   ===    ===============    ======

                                  LOAN GROUP 3

                                  LOAN PROGRAMS

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
TYPE OF PROGRAM                   LOANS     OUTSTANDING     GROUP 3       ($)        RATE(%)   (MONTHS)     SCORE        RATIO(%)
---------------                 --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
Eleventh District COFI .......     222    $ 56,806,388.03     24.72%    255,884.63    6.491      358         701          91.12
One-Month LIBOR ..............     342      90,600,271.92     39.43     264,913.08    6.769      358         702          91.41
One-Year MTA .................     279      82,375,908.98     35.85     295,254.15    5.345      359         702          91.84
                                   ---    ---------------    ------
   Total .....................     843    $229,782,568.93    100.00%
                                   ===    ===============    ======

                            CURRENT MORTGAGE RATES(1)

                                                                                        WEIGHTED
                                                            PERCENT OF     AVERAGE      AVERAGE                     WEIGHTED
                                 NUMBER       AGGREGATE      MORTGAGE     PRINCIPAL    REMAINING     WEIGHTED       AVERAGE
                                   OF         PRINCIPAL      LOANS IN      BALANCE      TERM TO      AVERAGE        ORIGINAL
CURRENT                         MORTGAGE       BALANCE         LOAN      OUTSTANDING    MATURITY   FICO CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                 LOANS      OUTSTANDING      GROUP 3        ($)        (MONTHS)      SCORE        RATIO (%)
-----------------               --------   --------------   ----------   -----------   ---------   -----------   -------------
0.800........................       1      $   340,463.28      0.15%     340,463.28       358          678           90.00
2.000........................      32        9,949,673.00      4.33      310,927.28       360          693           89.96
2.100........................       1          650,000.00      0.28      650,000.00       360          685           87.84
2.190........................       2          971,550.00      0.42      485,775.00       360          687           90.00
2.205........................       1          254,250.00      0.11      254,250.00       360          780           90.00
2.260........................       1          112,500.00      0.05      112,500.00       360          661           90.00
2.280........................       1          159,300.00      0.07      159,300.00       360          697           90.00
2.500........................      32        8,820,939.38      3.84      275,654.36       360          688           89.83
2.640........................       1           58,500.00      0.03       58,500.00       360          684           90.00
2.670........................       1          574,000.00      0.25      574,000.00       360          690           87.63
2.685........................       1          387,000.00      0.17      387,000.00       360          712           90.00
2.690........................       1          472,500.00      0.21      472,500.00       360          682           90.00
2.750........................      12        3,649,695.72      1.59      304,141.31       359          711           90.20
2.760........................       2          500,300.00      0.22      250,150.00       360          621           89.98
2.790........................       1          225,000.00      0.10      225,000.00       360          766           90.00
2.815........................       3          764,100.00      0.33      254,700.00       360          668           90.00
2.840........................       1          330,000.00      0.14      330,000.00       360          634           89.19
2.855........................       2          724,000.00      0.32      362,000.00       360          682           89.39
2.865........................       1          370,103.88      0.16      370,103.88       358          752           89.98
2.875........................       2          396,000.00      0.17      198,000.00       360          724           90.00
2.940........................       8        2,654,500.00      1.16      331,812.50       360          677           89.83
2.990........................       1          375,932.93      0.16      375,932.93       359          682           87.97
3.000........................      49       12,981,488.00      5.65      264,928.33       360          721           94.42
3.040........................       1          181,200.00      0.08      181,200.00       360          676           89.93
3.125........................       1           86,707.36      0.04       86,707.36       358          784           89.69
3.200........................       1          522,500.00      0.23      522,500.00       360          715           95.00
3.205........................       6        1,418,798.00      0.62      236,466.33       360          727           95.00
3.245........................       2          553,050.00      0.24      276,525.00       360          727           94.88
3.250........................      10        2,515,137.13      1.09      251,513.71       359          684           89.99
3.295........................       1          350,052.67      0.15      350,052.67       358          683           90.00
3.315........................       1          175,500.00      0.08      175,500.00       360          658           90.00
3.325........................       1          288,837.36      0.13      288,837.36       358          814           95.00
3.345........................       5        1,186,655.00      0.52      237,331.00       360          716           94.19
3.385........................       1          185,020.00      0.08      185,020.00       360          818           94.88
3.395........................       1          217,550.00      0.09      217,550.00       360          696           95.00
3.455........................       3          759,905.00      0.33      253,301.67       360          721           95.00
3.500........................      13        3,315,310.00      1.44      255,023.85       360          672           93.16
3.540........................       1          551,902.36      0.24      551,902.36       358          621           89.85
3.590........................       1          134,569.87      0.06      134,569.87       358          641           90.00
3.595........................       4          942,150.00      0.41      235,537.50       360          704           93.44
3.635........................       1          308,000.00      0.13      308,000.00       360          686           94.77

                                                                                          WEIGHTED
                                                              PERCENT OF     AVERAGE      AVERAGE                     WEIGHTED
                                  NUMBER       AGGREGATE       MORTGAGE     PRINCIPAL    REMAINING     WEIGHTED       AVERAGE
                                    OF         PRINCIPAL       LOANS IN      BALANCE      TERM TO      AVERAGE        ORIGINAL
CURRENT                          MORTGAGE       BALANCE          LOAN      OUTSTANDING    MATURITY   FICO CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                  LOANS      OUTSTANDING       GROUP 3        ($)        (MONTHS)      SCORE        RATIO (%)
-----------------                --------   ---------------   ----------   -----------   ---------   -----------   -------------
3.750.........................      14        4,287,226.81       1.87       306,230.49      359          717           93.91
3.755.........................       1          352,965.47       0.15       352,965.47      359          691           95.00
3.950.........................       1          178,356.32       0.08       178,356.32      359          732           95.00
3.955.........................       1          235,600.00       0.10       235,600.00      360          729           95.00
4.000.........................       1          141,551.99       0.06       141,551.99      358          628           95.00
4.095.........................       1          256,184.61       0.11       256,184.61      359          700           95.00
4.115.........................       1          336,455.70       0.15       336,455.70      358          716           95.00
4.250.........................       2          383,651.48       0.17       191,825.74      359          649           94.56
4.500.........................       1          175,150.00       0.08       175,150.00      360          686           94.98
4.530.........................       1          197,500.65       0.09       197,500.65      358          630           95.00
5.250.........................       1          118,613.79       0.05       118,613.79      359          698           95.00
5.580.........................       1          291,239.07       0.13       291,239.07      359          771           95.00
5.905.........................       1          150,506.40       0.07       150,506.40      356          673           90.00
5.955.........................       1           85,359.35       0.04        85,359.35      358          687           95.00
6.000.........................       2          603,545.39       0.26       301,772.70      358          785           94.99
6.110.........................       1          421,331.78       0.18       421,331.78      357          813           87.71
6.125.........................       5        1,211,371.50       0.53       242,274.30      358          697           90.97
6.135.........................       1          334,425.13       0.15       334,425.13      359          758           88.86
6.210.........................       1          367,121.88       0.16       367,121.88      358          714           90.00
6.230.........................       1          442,049.52       0.19       442,049.52      356          696           95.00
6.250.........................       6        1,714,612.48       0.75       285,768.75      359          718           90.72
6.270.........................       1          319,615.87       0.14       319,615.87      357          697           93.82
6.335.........................       1          314,065.84       0.14       314,065.84      358          751           90.00
6.365.........................       1          208,705.52       0.09       208,705.52      359          785           95.00
6.375.........................      11        2,360,150.13       1.03       214,559.10      358          712           93.70
6.380.........................       1          417,297.88       0.18       417,297.88      359          695           95.00
6.430.........................       1          255,285.45       0.11       255,285.45      357          747           90.00
6.455.........................       1          102,929.77       0.04       102,929.77      359          741           95.00
6.500.........................      19        6,150,193.11       2.68       323,694.37      358          702           92.40
6.520.........................       2          633,365.34       0.28       316,682.67      359          731           94.89
6.540.........................       2          553,099.62       0.24       276,549.81      358          735           93.43
6.555.........................       1          132,968.07       0.06       132,968.07      358          666           88.67
6.565.........................       1          186,878.76       0.08       186,878.76      359          765           90.00
6.575.........................       1          432,531.09       0.19       432,531.09      358          682           95.00
6.585.........................       2          392,187.05       0.17       196,093.53      358          737           90.00
6.615.........................       2          266,672.96       0.12       133,336.48      359          701           92.67
6.620.........................       1          327,308.51       0.14       327,308.51      359          681           95.00
6.625.........................      29        8,393,026.01       3.65       289,414.69      358          696           92.19
6.655.........................       1          229,472.82       0.10       229,472.82      357          631           91.68
6.665.........................       2          397,932.10       0.17       198,966.05      357          761           90.55
6.675.........................       3          719,700.98       0.31       239,900.33      359          676           89.89
6.705.........................       2          710,180.48       0.31       355,090.24      359          761           93.75
6.725.........................       2          659,959.60       0.29       329,979.80      358          722           90.00
6.730.........................       3        1,030,545.38       0.45       343,515.13      358          694           87.59
6.735.........................       1           72,131.90       0.03        72,131.90      357          752           90.00
6.740.........................       1          227,692.88       0.10       227,692.88      359          773           95.00
6.750.........................      18        5,249,007.78       2.28       291,611.54      359          685           91.88
6.755.........................       1           80,633.66       0.04        80,633.66      359          688           95.00
6.770.........................       1          255,171.46       0.11       255,171.46      358          681           95.00
6.790.........................       1          360,467.97       0.16       360,467.97      356          700           87.56
6.805.........................       1          143,783.11       0.06       143,783.11      359          627           90.00
6.815.........................       1          272,783.78       0.12       272,783.78      358          668           90.00
6.825.........................       2          495,304.03       0.22       247,652.02      356          690           94.29
6.830.........................       2          488,801.87       0.21       244,400.94      358          769           91.42
6.855.........................       1          530,234.92       0.23       530,234.92      359          654           90.00
6.860.........................       1          509,484.53       0.22       509,484.53      357          687           90.00
6.865.........................       4        1,416,657.23       0.62       354,164.31      358          695           90.45
6.875.........................      57       16,467,033.01       7.17       288,895.32      358          707           92.08
6.895.........................       1          222,949.28       0.10       222,949.28      359          679           95.00
6.905.........................       1          131,280.28       0.06       131,280.28      357          697           92.91
6.940.........................       1          463,629.76       0.20       463,629.76      358          661           90.00
6.965.........................       1          175,577.59       0.08       175,577.59      358          655           90.00
6.985.........................       1          262,487.60       0.11       262,487.60      357          638           90.00
6.990.........................       3          825,602.32       0.36       275,200.77      358          677           91.03

                                                                                          WEIGHTED
                                                              PERCENT OF     AVERAGE      AVERAGE                     WEIGHTED
                                  NUMBER       AGGREGATE       MORTGAGE     PRINCIPAL    REMAINING     WEIGHTED       AVERAGE
                                    OF         PRINCIPAL       LOANS IN      BALANCE      TERM TO      AVERAGE        ORIGINAL
CURRENT                          MORTGAGE       BALANCE          LOAN      OUTSTANDING    MATURITY   FICO CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                  LOANS      OUTSTANDING       GROUP 3        ($)        (MONTHS)      SCORE        RATIO (%)
-----------------                --------   ---------------   ----------   -----------   ---------   -----------   -------------
7.000.........................      59       16,737,859.42       7.28       283,692.53      358          703           91.62
7.015.........................       1          449,322.84       0.20       449,322.84      358          730           90.00
7.020.........................       1          375,524.12       0.16       375,524.12      358          683           95.00
7.025.........................       1          506,111.19       0.22       506,111.19      359          704           89.73
7.040.........................       1          393,355.49       0.17       393,355.49      357          783           95.00
7.055.........................       1          152,275.52       0.07       152,275.52      357          662           90.00
7.065.........................       1          419,394.38       0.18       419,394.38      357          676           89.99
7.070.........................       1          196,126.35       0.09       196,126.35      357          692           93.81
7.080.........................       1          177,410.70       0.08       177,410.70      359          776           95.00
7.090.........................       1          323,427.63       0.14       323,427.63      357          629           89.99
7.115.........................       1          158,664.38       0.07       158,664.38      357          686           90.00
7.120.........................       1          399,461.19       0.17       399,461.19      359          687           94.12
7.125.........................      33        8,735,842.83       3.80       264,722.51      358          705           91.13
7.135.........................       1          327,308.51       0.14       327,308.51      359          734           95.00
7.140.........................       2          742,732.80       0.32       371,366.40      358          669           89.99
7.155.........................       1          177,840.47       0.08       177,840.47      356          688           90.77
7.165.........................       2          392,603.40       0.17       196,301.70      359          697           89.05
7.170.........................       1          241,180.58       0.10       241,180.58      356          692           90.00
7.190.........................       6        1,783,075.91       0.78       297,179.32      358          672           89.56
7.205.........................       1          201,116.23       0.09       201,116.23      359          787           95.00
7.225.........................       1          321,639.69       0.14       321,639.69      357          792           89.99
7.230.........................       2          617,383.64       0.27       308,691.82      357          657           90.00
7.235.........................       1          133,153.91       0.06       133,153.91      357          669           89.93
7.240.........................       2          360,879.66       0.16       180,439.83      359          674           89.05
7.250.........................      74       18,961,675.47       8.25       256,238.86      358          701           91.05
7.260.........................       1          137,732.23       0.06       137,732.23      358          666           94.97
7.265.........................       1          603,230.57       0.26       603,230.57      358          621           90.00
7.270.........................       1          371,898.37       0.16       371,898.37      359          673           95.00
7.290.........................       1          130,299.07       0.06       130,299.07      359          717           90.00
7.295.........................       1          554,317.19       0.24       554,317.19      359          665           87.57
7.305.........................       2          516,758.80       0.22       258,379.40      358          652           89.32
7.315.........................       3        1,112,940.74       0.48       370,980.25      358          684           89.99
7.330.........................       1          248,862.95       0.11       248,862.95      359          756           90.00
7.355.........................       2          776,217.59       0.34       388,108.80      358          687           89.37
7.360.........................       1          124,557.26       0.05       124,557.26      357          659           90.00
7.365.........................       2          493,389.09       0.21       246,694.55      358          688           93.36
7.375.........................      25        6,120,269.27       2.66       244,810.77      358          688           91.70
7.390.........................       1          395,290.44       0.17       395,290.44      359          689           89.98
7.395.........................       1          200,551.73       0.09       200,551.73      356          697           95.00
7.415.........................       1          274,496.66       0.12       274,496.66      356          717           94.14
7.430.........................       1          184,971.81       0.08       184,971.81      357          694           90.00
7.440.........................       2        1,035,607.15       0.45       517,803.58      358          674           89.99
7.455.........................       2          436,582.13       0.19       218,291.07      359          730           94.91
7.460.........................       1          137,094.83       0.06       137,094.83      358          723           88.39
7.465.........................       2          725,739.33       0.32       362,869.67      356          676           89.19
7.475.........................       2          752,472.10       0.33       376,236.05      358          743           90.00
7.480.........................       1          284,439.69       0.12       284,439.69      356          768           89.84
7.490.........................       2          356,303.56       0.16       178,151.78      357          729           92.47
7.500.........................      14        2,945,950.91       1.28       210,425.07      358          676           91.44
7.505.........................       1          271,842.87       0.12       271,842.87      358          677           95.00
7.515.........................       1          112,237.23       0.05       112,237.23      358          699           90.00
7.555.........................       2          686,144.30       0.30       343,072.15      358          649           89.91
7.565.........................       3          789,687.49       0.34       263,229.16      357          673           90.00
7.580.........................       2          513,801.81       0.22       256,900.91      358          753           93.02
7.585.........................       1          125,949.03       0.05       125,949.03      357          804           90.00
7.600.........................       4          928,673.17       0.40       232,168.29      357          760           89.97
7.605.........................       1          271,492.40       0.12       271,492.40      357          663           90.00
7.610.........................       2          349,649.35       0.15       174,824.68      359          686           90.00
7.615.........................       1          184,209.64       0.08       184,209.64      359          665           90.00
7.620.........................       1          500,460.60       0.22       500,460.60      357          792           90.00
7.625.........................      14        3,863,400.47       1.68       275,957.18      358          708           90.48
7.630.........................       1          134,623.15       0.06       134,623.15      359          674           95.00
7.665.........................       1          107,833.17       0.05       107,833.17      359          731           90.00
7.680.........................       1          211,646.39       0.09       211,646.39      358          794           90.00

                                                                                          WEIGHTED
                                                              PERCENT OF     AVERAGE      AVERAGE                     WEIGHTED
                                  NUMBER       AGGREGATE       MORTGAGE     PRINCIPAL    REMAINING     WEIGHTED       AVERAGE
                                    OF         PRINCIPAL       LOANS IN      BALANCE      TERM TO      AVERAGE        ORIGINAL
CURRENT                          MORTGAGE       BALANCE          LOAN      OUTSTANDING    MATURITY   FICO CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                  LOANS      OUTSTANDING       GROUP 3        ($)        (MONTHS)      SCORE        RATIO (%)
-----------------                --------   ---------------   ----------   -----------   ---------   -----------   -------------
7.690.........................        2          263,971.30       0.11      131,985.65      359          707           89.99
7.705.........................        1          190,024.61       0.08      190,024.61      358          752           95.00
7.725.........................        2          444,198.08       0.19      222,099.04      357          788           90.00
7.740.........................        1          245,933.64       0.11      245,933.64      357          771           94.23
7.745.........................        1          185,406.71       0.08      185,406.71      358          712           95.00
7.750.........................       34        8,164,815.05       3.55      240,141.62      358          708           90.81
7.755.........................        1          139,798.29       0.06      139,798.29      359          628           87.50
7.765.........................        1          364,291.19       0.16      364,291.19      358          712           87.71
7.795.........................        1          329,932.85       0.14      329,932.85      359          668           89.81
7.800.........................        1          201,708.89       0.09      201,708.89      359          668           90.00
7.815.........................        3        1,096,015.97       0.48      365,338.66      358          671           89.10
7.840.........................        1          381,289.31       0.17      381,289.31      357          675           90.00
7.850.........................        1          222,402.84       0.10      222,402.84      358          728           90.00
7.860.........................        2          441,624.79       0.19      220,812.40      359          722           90.00
7.865.........................        1          147,402.43       0.06      147,402.43      358          652           95.00
7.875.........................        2          550,367.82       0.24      275,183.91      359          738           90.00
7.890.........................        1          244,528.89       0.11      244,528.89      356          639           90.00
7.915.........................        3          739,989.23       0.32      246,663.08      357          706           92.77
7.930.........................        1          200,173.59       0.09      200,173.59      358          668           88.61
7.940.........................        1          356,745.42       0.16      356,745.42      357          665           90.00
7.955.........................        1          278,458.73       0.12      278,458.73      357          703           95.00
7.985.........................        6        1,190,848.46       0.52      198,474.74      359          697           89.97
7.990.........................        3          690,058.15       0.30      230,019.38      358          731           92.27
7.995.........................        1          254,003.76       0.11      254,003.76      354          763           95.00
8.000.........................        2          672,601.61       0.29      336,300.81      357          756           90.00
8.010.........................        1          252,195.66       0.11      252,195.66      358          760           93.33
8.015.........................        1          337,894.94       0.15      337,894.94      358          663           90.00
8.035.........................        1           97,047.03       0.04       97,047.03      359          711           90.00
8.055.........................        2          527,506.59       0.23      263,753.30      359          682           90.00
8.100.........................        2          485,386.91       0.21      242,693.46      359          759           89.91
8.140.........................        1          152,779.55       0.07      152,779.55      359          649           90.00
8.150.........................        2          805,633.04       0.35      402,816.52      358          731           89.95
8.180.........................        1          144,435.09       0.06      144,435.09      357          628           90.00
8.190.........................        3        1,073,822.92       0.47      357,940.97      359          665           90.00
8.230.........................        1          292,049.64       0.13      292,049.64      359          672           90.00
8.240.........................        1          257,786.33       0.11      257,786.33      358          736           89.97
8.350.........................        1          196,970.26       0.09      196,970.26      358          750           89.98
8.365.........................        1          180,577.87       0.08      180,577.87      357          705           90.00
8.455.........................        1          180,653.08       0.08      180,653.08      357          753           90.00
                                    ---     ---------------     ------
   Total......................      843     $229,782,568.93     100.00%
                                    ===     ===============     ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 3 (as so adjusted) is expected to be approximately 5.903% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 3 is expected to be approximately 6.190% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                     WEIGHTED               WEIGHTED
                                                              PERCENT OF     AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER       AGGREGATE       MORTGAGE     PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                    OF         PRINCIPAL       LOANS IN      BALANCE      CURRENT    TERM TO      FICO      LOAN-TO
RANGE OF CURRENT MORTGAGE        MORTGAGE       BALANCE          LOAN      OUTSTANDING   MORTGAGE    MATURITY    CREDIT     -VALUE
LOAN PRINCIPAL BALANCES ($)        LOANS      OUTSTANDING       GROUP 3        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
----------------------------     --------   ---------------   ----------   -----------   --------   ---------   --------   ---------

      0.01 -  50,000.00.......        2     $     78,913.85       0.03%      39,456.93     5.957       358         704       90.00
 50,000.01 - 100,000.00.......       21        1,742,631.30       0.76       82,982.44     6.425       358         699       91.38
100,000.01 - 150,000.00.......       92       11,669,631.07       5.08      126,843.82     6.857       358         701       91.54
150,000.01 - 200,000.00.......      145       25,594,773.25      11.14      176,515.68     6.164       359         706       91.66
200,000.01 - 250,000.00.......      150       34,076,023.28      14.83      227,173.49     6.158       359         708       92.08
250,000.01 - 300,000.00.......      130       35,792,030.51      15.58      275,323.31     6.197       359         704       92.00
300,000.01 - 350,000.00.......       99       32,135,620.64      13.99      324,602.23     6.215       359         698       91.61
350,000.01 - 400,000.00.......       97       36,473,526.35      15.87      376,015.74     6.167       359         699       91.43
400,000.01 - 450,000.00.......       43       18,281,964.96       7.96      425,161.98     6.340       358         699       90.96
450,000.01 - 500,000.00.......       20        9,432,603.67       4.11      471,630.18     5.756       359         708       92.03
500,000.01 - 550,000.00.......       21       10,928,918.49       4.76      520,424.69     6.113       358         708       90.08
550,000.01 - 600,000.00.......       15        8,522,231.02       3.71      568,148.73     5.354       359         679       89.42
600,000.01 - 650,000.00.......        7        4,402,994.95       1.92      628,999.28     6.748       359         682       90.41
650,000.01 - 700,000.00.......        1          650,705.59       0.28      650,705.59     6.500       357         681       88.70
                                    ---     ---------------     ------
   Total......................      843     $229,782,568.93     100.00%
                                    ===     ===============     ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 3 is approximately $272,577.

                              FICO CREDIT SCORES(1)

                                                                                                     WEIGHTED               WEIGHTED
                                                              PERCENT OF     AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER       AGGREGATE       MORTGAGE     PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                    OF         PRINCIPAL       LOANS IN      BALANCE      CURRENT    TERM TO      FICO      LOAN-TO
                                 MORTGAGE       BALANCE          LOAN      OUTSTANDING   MORTGAGE    MATURITY    CREDIT     -VALUE
RANGE OF FICO CREDIT SCORES        LOANS      OUTSTANDING       GROUP 3        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
---------------------------      --------   ---------------   ----------   -----------   --------   ---------   --------   ---------
561-580 ......................        1     $    197,427.51        0.09%    197,427.51     7.375       359         569       95.00
601-620 ......................        5        1,155,878.43        0.50     231,175.69     4.856       359         617       91.10
621-640 ......................       35        9,280,789.95        4.04     265,165.43     6.202       358         632       90.80
641-660 ......................       70       19,030,874.69        8.28     271,869.64     6.177       358         653       90.76
661-680 ......................      184       51,330,036.46       22.34     278,967.59     6.274       359         671       90.38
681-700 ......................      167       47,436,354.89       20.64     284,050.03     5.907       359         690       91.47
701-720 ......................      123       34,323,093.12       14.94     279,049.54     6.179       359         710       92.51
721-740 ......................       89       24,939,231.97       10.85     280,216.09     6.476       359         729       92.06
741-760 ......................       68       16,791,725.18        7.31     246,937.14     6.373       358         750       92.21
761-780 ......................       55       14,044,687.83        6.11     255,357.96     6.341       358         771       92.21
781-800 ......................       36        8,938,158.10        3.89     248,282.17     5.809       358         789       92.10
801-820 ......................       10        2,314,310.80        1.01     231,431.08     7.043       358         811       92.05
                                    ---     ---------------      ------
   Total .....................      843     $229,782,568.93      100.00%
                                    ===     ===============      ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 3 is approximately 701.

                             DOCUMENTATION PROGRAMS

                                                                                                                            WEIGHTED
                                                                                                   WEIGHTED                  AVERAGE
                                                            PERCENT OF     AVERAGE     WEIGHTED    AVERAGE                  ORIGINAL
                                NUMBER       AGGREGATE       MORTGAGE     PRINCIPAL     AVERAGE   REMAINING     WEIGHTED    LOAN-TO-
                                  OF         PRINCIPAL       LOANS IN      BALANCE      CURRENT    TERM TO      AVERAGE       VALUE
DOCUMENTATION                  MORTGAGE       BALANCE          LOAN      OUTSTANDING   MORTGAGE    MATURITY   FICO CREDIT     RATIO
PROGRAMS                         LOANS      OUTSTANDING       GROUP 3        ($)       RATE (%)    (MONTHS)      SCORE         (%)
-------------                  --------   ---------------   ----------   -----------   --------   ---------   -----------   --------
Full/Alternative............      200     $ 49,884,854.89      21.71%     249,424.27     6.514       358          697         91.60
No Income/No Asset..........        1          452,260.57       0.20      452,260.57     6.875       359          730         94.99
Reduced.....................      421      124,612,471.18      54.23      295,991.62     6.062       359          701         91.55
Stated Income/Stated Asset..      221       54,832,982.29      23.86      248,113.04     6.180       359          707         91.24
                                  ---     ---------------     ------
   Total....................      843     $229,782,568.93     100.00%
                                  ===     ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                                            WEIGHTED
                                                                                                   WEIGHTED                  AVERAGE
                                                            PERCENT OF     AVERAGE     WEIGHTED    AVERAGE                  ORIGINAL
                                NUMBER       AGGREGATE       MORTGAGE     PRINCIPAL     AVERAGE   REMAINING     WEIGHTED    LOAN-TO-
RANGE OF ORIGINAL                 OF         PRINCIPAL       LOANS IN      BALANCE      CURRENT    TERM TO      AVERAGE       VALUE
LOAN-TO-VALUE                  MORTGAGE       BALANCE          LOAN      OUTSTANDING   MORTGAGE    MATURITY   FICO CREDIT     RATIO
RATIOS (%)                       LOANS      OUTSTANDING       GROUP 3        ($)       RATE (%)    (MONTHS)      SCORE         (%)
-----------------              --------   ---------------   ----------   -----------   --------   ---------   -----------   --------
85.01 to 90.00..............      531     $149,457,987.02      65.04%     281,465.14     6.301       358          695         89.73
90.01 to 95.00..............      310       79,991,505.86      34.81      258,037.12     5.978       359          714         94.77
95.01 to 100.00.............        2          333,076.05       0.14      166,538.03     7.304       357          717         96.14
                                  ---     ---------------     ------
   Total....................      843     $229,782,568.93     100.00%
                                  ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 3 is approximately 91.49%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 3 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                             WEIGHTED
                                                      PERCENT OF     AVERAGE     WEIGHTED    AVERAGE                     WEIGHTED
                          NUMBER       AGGREGATE       MORTGAGE     PRINCIPAL     AVERAGE   REMAINING     WEIGHTED       AVERAGE
                            OF         PRINCIPAL       LOANS IN      BALANCE      CURRENT    TERM TO      AVERAGE        ORIGINAL
                         MORTGAGE       BALANCE          LOAN      OUTSTANDING   MORTGAGE    MATURITY   FICO CREDIT   LOAN-TO-VALUE
STATE                      LOANS      OUTSTANDING       GROUP 3        ($)       RATE (%)    (MONTHS)      SCORE        RATIO (%)
-----                    --------   ---------------   ----------   -----------   --------   ---------   -----------   -------------
Alaska................        2     $    628,693.58       0.27%     314,346.79     8.673       359          734           90.00
Arizona...............       36        9,501,204.28       4.13      263,922.34     6.827       358          691           91.75
California............      137       50,179,070.32      21.84      366,270.59     6.560       359          700           90.73
Colorado..............       12        2,719,111.79       1.18      226,592.65     6.126       358          706           92.37
Connecticut...........        3          973,093.29       0.42      324,364.43     7.325       357          701           92.56
Delaware..............        1          117,748.24       0.05      117,748.24     8.500       359          680           90.00
District Of Columbia..        1          627,973.44       0.27      627,973.44     8.000       359          666           90.00
Florida...............      227       56,821,301.16      24.73      250,314.10     6.030       359          710           92.31
Georgia...............       10        2,097,733.74       0.91      209,773.37     6.279       359          706           91.76
Hawaii................        2          491,028.00       0.21      245,514.00     6.565       358          719           94.93
Idaho.................        8        1,301,119.47       0.57      162,639.93     5.599       358          753           93.03
Illinois..............       30        7,843,180.77       3.41      261,439.36     5.914       358          688           91.22
Indiana...............        7        1,332,973.16       0.58      190,424.74     7.477       359          666           92.77
Iowa..................        1          116,914.27       0.05      116,914.27     6.375       358          688           91.41
Kentucky..............        2          247,555.50       0.11      123,777.75     7.939       357          702           90.89
Maryland..............       18        6,788,606.60       2.95      377,144.81     5.251       359          698           90.70
Massachusetts.........       18        6,583,213.29       2.86      365,734.07     6.602       358          680           90.73
Michigan..............       34        7,172,634.15       3.12      210,959.83     6.031       359          691           91.05
Minnesota.............       12        2,918,105.73       1.27      243,175.48     4.714       359          697           90.75
Missouri..............       12        2,244,557.94       0.98      187,046.50     5.851       358          685           92.47
Nebraska..............        3          997,078.34       0.43      332,359.45     5.367       359          703           93.19
Nevada................       91       26,449,393.53      11.51      290,652.68     5.933       359          697           91.37
New Hampshire.........        2          599,458.16       0.26      299,729.08     5.784       359          671           89.04
New Jersey............       26        8,620,547.76       3.75      331,559.53     6.396       358          723           91.90
New Mexico............        1          118,613.79       0.05      118,613.79     5.250       359          698           95.00
North Carolina........       13        2,017,762.16       0.88      155,212.47     6.490       358          675           91.05
Ohio..................       12        1,619,237.35       0.70      134,936.45     6.164       359          724           92.27
Oklahoma..............        1           96,900.00       0.04       96,900.00     3.000       360          765           95.00
Oregon................       15        3,899,688.61       1.70      259,979.24     6.460       359          710           91.53
Pennsylvania..........       25        5,850,115.77       2.55      234,004.63     5.116       359          697           91.57
Rhode Island..........        2          493,353.72       0.21      246,676.86     4.548       358          748           92.36
South Carolina........        7        1,096,233.95       0.48      156,604.85     5.924       359          762           90.90
South Dakota..........        1          165,023.88       0.07      165,023.88     6.750       357          701           93.22
Tennessee.............        5          849,482.06       0.37      169,896.41     6.473       359          709           92.00
Texas.................       19        3,763,226.67       1.64      198,064.56     6.979       358          691           91.76
Utah..................        8        1,610,381.66       0.70      201,297.71     4.476       359          690           90.82
Virginia..............       11        3,159,558.58       1.38      287,232.60     6.421       358          686           90.23
Washington............       19        5,353,684.90       2.33      281,772.89     6.430       358          694           91.43
Wisconsin.............        7        1,995,468.09       0.87      285,066.87     6.187       359          714           90.79
Wyoming...............        2          321,541.23       0.14      160,770.62     8.035       359          721           92.62
                            ---     ---------------     ------
   Total..............      843     $229,782,568.93     100.00%
                            ===     ===============     ======

----------
(1) As of the cut-off date, no more than approximately 0.825% of the Mortgage Loans in Loan Group 3 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                    WEIGHTED             WEIGHTED
                                                            PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                    ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
Refinance (cash-out)..........     207     $ 55,939,917.36     24.34%      270,241.15      6.137      359        691      89.68
Purchase......................     512      139,221,516.93     60.59       271,917.03      6.169      358        708      92.30
Refinance (rate/term).........     124       34,621,134.64     15.07       279,202.70      6.359      359        690      91.17
                                   ---     ---------------    ------
   Total......................     843     $229,782,568.93    100.00%
                                   ===     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                    WEIGHTED             WEIGHTED
                                                            PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                   ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
2-4 Family Residence..........      21     $  6,968,195.47      3.03%      331,818.83      6.488      358        703      90.58
High-rise Condominium.........      19        4,704,143.33      2.05       247,586.49      6.382      359        703      92.23
Low-rise Condominium..........     117       25,927,998.08     11.28       221,606.82      6.122      359        715      92.41
Planned Unit Development......     217       64,838,193.15     28.22       298,793.52      6.077      359        703      91.88
Single Family Residence.......     469      127,344,038.90     55.42       271,522.47      6.238      359        698      91.13
                                   ---     ---------------    ------
   Total......................     843     $229,782,568.93    100.00%
                                   ===     ===============    ======

                               OCCUPANCY TYPES(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                            PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------                  ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
Investment Property...........      65     $ 11,756,445.63      5.12%      180,868.39      7.162      358        720      90.12
Primary Residence.............     688      195,679,255.09     85.16       284,417.52      6.143      359        698      91.65
Secondary Residence...........      90       22,346,868.21      9.73       248,298.54      6.093      359        718      90.82
                                   ---     ---------------    ------
   Total......................     843     $229,782,568.93    100.00%
                                   ===     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                              WEIGHTED
                                                            PERCENT OF                   WEIGHTED  WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE   AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT    FICO     LOAN-TO-
REMAINING TERM                   MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)    SCORE   RATIO (%)
--------------------            ---------  ---------------  ----------  ---------------  --------  --------  ---------
360...........................     196     $ 54,912,545.00     23.90%      280,166.05      3.075      698      91.82
359...........................     299       81,564,753.90     35.50       272,791.82      7.036      701      91.52
358...........................     158       41,716,680.98     18.15       264,029.63      7.087      702      91.28
357...........................     133       36,524,884.95     15.90       274,623.20      7.453      707      91.37
356...........................      43       12,164,452.56      5.29       282,894.25      7.416      701      90.89
355...........................       6        1,426,984.02      0.62       237,830.67      7.328      703      90.49
354...........................       7        1,256,416.44      0.55       179,488.06      7.689      718      91.86
350...........................       1          215,851.08      0.09       215,851.08      6.625      648      95.00
                                   ---     ---------------    ------
   Total......................     843     $229,782,568.93    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 3 is approximately 359 months.

                                GROSS MARGINS(1)

                                                                                                    WEIGHTED             WEIGHTED
                                                            PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
1.675.........................       1      $  232,782.73      0.10%       232,782.73      6.000      357        781      95.00
2.150.........................       1         185,317.36      0.08        185,317.36      6.500      357        738      95.00
2.200.........................       1         255,589.20      0.11        255,589.20      6.625      358        783      95.00
2.300.........................       2         807,845.95      0.35        403,922.98      6.625      357        710      94.99
2.350.........................       2         631,981.69      0.28        315,990.85      3.916      360        729      92.01
2.375.........................       1         538,991.35      0.23        538,991.35      6.750      359        636      90.00
2.450.........................       2         673,947.52      0.29        336,973.76      6.875      359        728      92.93
2.500.........................       2         560,333.61      0.24        280,166.81      6.296      358        740      93.30
2.525.........................       2         608,720.95      0.26        304,360.48      4.275      359        717      92.02
2.600.........................       8       2,443,799.51      1.06        305,474.94      6.902      358        726      91.46
2.625.........................       1         255,285.45      0.11        255,285.45      7.000      357        747      90.00
2.650.........................       4       1,381,576.31      0.60        345,394.08      6.863      357        717      91.25
2.675.........................      22       6,422,794.99      2.80        291,945.23      6.959      357        705      91.85
2.684.........................       1         315,359.84      0.14        315,359.84      7.000      359        645      89.00
2.725.........................       4       1,309,958.08      0.57        327,489.52      6.807      359        732      92.14
2.750.........................       7       2,304,849.35      1.00        329,264.19      6.125      358        700      91.13
2.775.........................       1         179,318.45      0.08        179,318.45      6.250      359        712      94.99
2.800.........................       3         489,651.39      0.21        163,217.13      5.293      359        717      91.86
2.825.........................      22       5,095,830.36      2.22        231,628.65      6.052      359        688      91.00
2.850.........................      13       3,624,531.62      1.58        278,810.12      6.702      358        702      92.03
2.875.........................       2         464,671.35      0.20        232,335.68      6.821      359        743      95.00
2.900.........................       5       1,541,137.95      0.67        308,227.59      6.268      358        691      92.72
2.950.........................      10       2,633,401.93      1.15        263,340.19      4.556      359        702      93.08
2.975.........................       8       2,282,975.83      0.99        285,371.98      7.375      358        688      91.93
3.000.........................       8       2,046,259.69      0.89        255,782.46      5.877      358        727      91.52
3.025.........................       7       1,990,891.49      0.87        284,413.07      7.247      358        689      91.63
3.050.........................       4         919,303.64      0.40        229,825.91      3.906      359        726      93.11
3.075.........................      25       7,208,452.20      3.14        288,338.09      4.983      359        700      92.87
3.100.........................      12       2,931,178.88      1.28        244,264.91      5.374      359        676      91.30
3.125.........................       3         571,768.67      0.25        190,589.56      5.634      359        755      94.96
3.150.........................      13       3,274,730.90      1.43        251,902.38      4.691      359        681      91.22
3.175.........................       1         306,999.79      0.13        306,999.79      7.500      358        693      87.71
3.200.........................      21       5,587,348.63      2.43        266,064.22      5.515      359        704      92.56
3.225.........................      12       3,894,491.61      1.69        324,540.97      6.233      359        698      90.41
3.250.........................      14       3,515,876.51      1.53        251,134.04      6.581      358        698      92.69
3.275.........................       2         493,372.89      0.21        246,686.45      6.976      359        684      92.94
3.300.........................       2         712,415.76      0.31        356,207.88      5.804      358        695      90.00

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
GROSS MARGIN (%)                 LOANS      OUTSTANDING      GROUP 3       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------                --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
3.325.........................      19       5,434,875.42      2.37     286,046.07    4.107      359         696          91.15
3.350.........................      22       5,138,861.49      2.24     233,584.61    5.459      359         699          92.47
3.375.........................       3       1,141,432.19      0.50     380,477.40    7.037      357         693          89.26
3.400.........................      46      12,397,921.91      5.40     269,520.04    5.841      359         711          91.71
3.425.........................       4       1,618,386.57      0.70     404,596.64    6.894      358         706          91.11
3.450.........................      49      14,922,781.76      6.49     304,546.57    5.281      359         700          91.56
3.475.........................       2         677,664.08      0.29     338,832.04    7.875      357         695          90.00
3.500.........................      16       3,709,786.62      1.61     231,861.66    4.913      359         704          92.92
3.525.........................       1         516,533.38      0.22     516,533.38    2.500      359         790          90.00
3.550.........................       6       1,336,439.92      0.58     222,739.99    6.776      355         660          91.12
3.575.........................      18       4,350,962.99      1.89     241,720.17    5.502      359         673          91.24
3.600.........................       2         464,879.00      0.20     232,439.50    8.000      356         754          89.90
3.625.........................       5       1,757,909.89      0.77     351,581.98    6.458      358         717          90.19
3.650.........................       7       1,709,932.04      0.74     244,276.01    5.917      358         689          90.40
3.700.........................       3         758,857.23      0.33     252,952.41    5.958      358         712          88.99
3.725.........................       8       1,710,836.57      0.74     213,854.57    6.859      358         706          92.44
3.750.........................       7       2,021,995.01      0.88     288,856.43    4.939      358         690          90.48
3.775.........................       3         954,944.30      0.42     318,314.77    6.999      359         674          91.34
3.800.........................      11       3,459,333.11      1.51     314,484.83    5.492      358         717          91.22
3.825.........................       5       1,281,627.10      0.56     256,325.42    4.680      358         697          90.32
3.850.........................       9       2,510,276.15      1.09     278,919.57    6.135      358         702          92.26
3.875.........................      16       4,371,167.72      1.90     273,197.98    5.686      359         739          90.68
3.900.........................       7       2,333,261.67      1.02     333,323.10    7.399      358         717          93.08
3.925.........................      19       5,244,690.65      2.28     276,036.35    5.825      358         705          92.29
3.950.........................       8       1,677,893.43      0.73     209,736.68    6.318      359         733          93.00
3.975.........................       5       1,377,596.67      0.60     275,519.33    6.068      359         705          93.00
4.000.........................      18       4,922,423.11      2.14     273,467.95    7.290      358         705          91.02
4.025.........................       5       1,172,400.06      0.51     234,480.01    7.958      357         718          92.59
4.050.........................       6       1,084,522.36      0.47     180,753.73    6.238      359         708          92.48
4.075.........................      10       2,888,309.92      1.26     288,830.99    5.501      359         706          91.49
4.100.........................       5       1,213,813.20      0.53     242,762.64    7.120      358         728          92.96
4.125.........................       3         965,619.76      0.42     321,873.25    6.684      358         667          90.00
4.150.........................      45      11,329,371.51      4.93     251,763.81    6.635      358         701          90.85
4.175.........................       6       1,019,454.76      0.44     169,909.13    7.859      358         719          91.08
4.200.........................       8       2,303,359.05      1.00     287,919.88    5.360      359         707          92.20
4.225.........................       7       1,740,316.58      0.76     248,616.65    6.881      358         695          91.28
4.250.........................      12       3,161,982.49      1.38     263,498.54    6.480      359         692          90.68
4.275.........................       6       1,724,521.23      0.75     287,420.21    7.962      358         683          89.41
4.300.........................       7       1,801,119.95      0.78     257,302.85    5.097      359         675          91.34
4.325.........................      14       3,415,488.87      1.49     243,963.49    6.771      359         711          93.09
4.350.........................       4       1,209,300.44      0.53     302,325.11    6.855      358         696          90.39
4.375.........................       3         874,903.99      0.38     291,634.66    7.865      357         703          91.11
4.400.........................       5       1,448,856.41      0.63     289,771.28    7.668      359         694          90.40
4.450.........................      12       4,188,200.73      1.82     349,016.73    6.171      359         692          90.68
4.475.........................       2         351,050.79      0.15     175,525.40    8.875      355         749          93.62
4.500.........................       6       1,180,056.09      0.51     196,676.02    7.681      358         722          92.48
4.525.........................      15       3,162,164.95      1.38     210,811.00    7.415      359         704          90.91
4.530.........................       1         242,452.99      0.11     242,452.99    8.875      358         702          95.00
4.550.........................       2         254,278.52      0.11     127,139.26    7.625      357         721          92.37
4.575.........................      21       5,396,106.95      2.35     256,957.47    6.528      359         704          90.42
4.600.........................       3         923,151.19      0.40     307,717.06    9.000      358         693          91.69
4.625.........................       2         583,493.12      0.25     291,746.56    6.488      359         689          95.00
4.650.........................       4       1,301,192.67      0.57     325,298.17    8.751      359         677          89.69
4.675.........................       1         311,839.38      0.14     311,839.38    7.750      356         672          89.96
4.700.........................       9       4,070,481.46      1.77     452,275.72    6.801      359         677          89.98
4.725.........................       2         518,548.02      0.23     259,274.01    9.125      358         694          90.00
4.800.........................       2         563,704.94      0.25     281,852.47    7.875      358         735          90.00
4.825.........................       9       2,345,864.59      1.02     260,651.62    4.935      359         689          92.07
4.850.........................       1         342,000.00      0.15     342,000.00    4.000      360         622          90.00
4.875.........................       2         414,200.82      0.18     207,100.41    8.200      359         699          92.67
4.900.........................       4       1,366,165.32      0.59     341,541.33    8.140      358         665          90.00
4.925.........................       3         825,650.15      0.36     275,216.72    8.000      358         740          91.43
4.950.........................       2         498,861.06      0.22     249,430.53    7.397      358         693          88.33
4.975.........................       2         618,084.47      0.27     309,042.24    8.000      358         738          89.35

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
GROSS MARGIN (%)                  LOANS     OUTSTANDING      GROUP 3       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------                --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
5.000.........................       1         175,577.59      0.08     175,577.59    8.125      358         655          90.00
5.050.........................       3         756,861.93      0.33     252,287.31    8.125      358         685          89.97
5.125.........................       1         323,427.63      0.14     323,427.63    8.250      357         629          89.99
5.150.........................       3       1,119,126.34      0.49     373,042.11    8.250      357         715          89.97
5.175.........................       1         124,557.26      0.05     124,557.26    8.250      357         659          90.00
5.200.........................       1         203,541.55      0.09     203,541.55    8.250      358         727          90.00
5.225.........................       2         738,440.47      0.32     369,220.24    6.413      359         674          89.99
5.275.........................       3         812,313.64      0.35     270,771.21    8.375      357         672          89.99
5.300.........................       1         184,209.64      0.08     184,209.64    8.375      359         665          90.00
5.350.........................       1         340,463.28      0.15     340,463.28    1.750      358         678          90.00
5.375.........................       1         117,748.24      0.05     117,748.24    8.500      359         680          90.00
5.400.........................       1         151,750.16      0.07     151,750.16    8.500      359         738          89.99
5.425.........................       1         231,901.11      0.10     231,901.11    8.500      359         689          90.00
5.500.........................       1         451,574.65      0.20     451,574.65    8.625      357         660          90.00
5.650.........................       3         743,173.24      0.32     247,724.41    8.750      359         751          89.93
                                   ---    ---------------    ------
   Total......................     843    $229,782,568.93    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 3 was approximately 3.681%.

                             MAXIMUM MORTGAGE RATES

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
MAXIMUM MORTGAGE (%)              LOANS     OUTSTANDING      GROUP 3       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
--------------------            --------  ---------------  ----------  -----------  --------  ---------  -----------  -------------
9.950.........................     809    $218,908,157.43     95.27%    270,591.05    6.108      359         702          91.53
10.575........................       1         285,563.81      0.12     285,563.81    8.375      356         669          90.00
10.700........................       1         627,973.44      0.27     627,973.44    8.000      359         666          90.00
10.950........................       1         241,863.70      0.11     241,863.70    7.375      354         674          88.24
11.075........................      14       4,014,966.19      1.75     286,783.30    8.138      358         704          90.53
11.200........................       2         484,742.89      0.21     242,371.45    8.093      359         666          90.00
11.325........................       3       1,127,750.93      0.49     375,916.98    5.523      360         725          94.42
11.375........................       1         375,524.12      0.16     375,524.12    8.250      358         683          95.00
11.450........................       8       3,126,947.59      1.36     390,868.45    8.336      358         693          89.28
11.950........................       1          96,900.00      0.04      96,900.00    3.000      360         765          95.00
12.575........................       1         378,092.32      0.16     378,092.32    7.750      358         702          90.00
13.400........................       1         114,086.51      0.05     114,086.51    6.875      359         675          90.00
                                   ---    ---------------    ------
   Total......................     843    $229,782,568.93    100.00%
                                   ===    ===============    ======

                             MINIMUM MORTGAGE RATES

                                                            PERCENT                          WEIGHTED                WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                 AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED    ORIGINAL
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE     LOAN-TO-
                                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE  MATURITY   FICO CREDIT    VALUE
MINIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-------------------------       --------  ---------------  --------  -----------  --------  ---------  -----------  ---------
1.675 ........................       1    $    232,782.73     0.10%   232,782.73    6.000      357         781        95.00
2.150 ........................       1         185,317.36     0.08    185,317.36    6.500      357         738        95.00
2.200 ........................       1         255,589.20     0.11    255,589.20    6.625      358         783        95.00
2.300 ........................       2         807,845.95     0.35    403,922.98    6.625      357         710        94.99
2.350 ........................       2         631,981.69     0.28    315,990.85    3.916      360         729        92.01
2.375 ........................       1         538,991.35     0.23    538,991.35    6.750      359         636        90.00
2.450 ........................       2         673,947.52     0.29    336,973.76    6.875      359         728        92.93
2.500 ........................       2         560,333.61     0.24    280,166.81    6.296      358         740        93.30
2.525 ........................       2         608,720.95     0.26    304,360.48    4.275      359         717        92.02
2.600 ........................       8       2,443,799.51     1.06    305,474.94    6.902      358         726        91.46
2.625 ........................       1         255,285.45     0.11    255,285.45    7.000      357         747        90.00
2.650 ........................       4       1,381,576.31     0.60    345,394.08    6.863      357         717        91.25
2.675 ........................      22       6,422,794.99     2.80    291,945.23    6.959      357         705        91.85
2.684 ........................       1         315,359.84     0.14    315,359.84    7.000      359         645        89.00
2.725 ........................       4       1,309,958.08     0.57    327,489.52    6.807      359         732        92.14
2.750 ........................       7       2,304,849.35     1.00    329,264.19    6.125      358         700        91.13
2.775 ........................       1         179,318.45     0.08    179,318.45    6.250      359         712        94.99
2.800 ........................       3         489,651.39     0.21    163,217.13    5.293      359         717        91.86
2.825 ........................      22       5,095,830.36     2.22    231,628.65    6.052      359         688        91.00
2.850 ........................      13       3,624,531.62     1.58    278,810.12    6.702      358         702        92.03
2.875 ........................       2         464,671.35     0.20    232,335.68    6.821      359         743        95.00
2.900 ........................       5       1,541,137.95     0.67    308,227.59    6.268      358         691        92.72
2.950 ........................      10       2,633,401.93     1.15    263,340.19    4.556      359         702        93.08
2.975 ........................       8       2,282,975.83     0.99    285,371.98    7.375      358         688        91.93
3.000 ........................       8       2,046,259.69     0.89    255,782.46    5.877      358         727        91.52
3.025 ........................       7       1,990,891.49     0.87    284,413.07    7.247      358         689        91.63
3.050 ........................       4         919,303.64     0.40    229,825.91    3.906      359         726        93.11
3.075 ........................      25       7,208,452.20     3.14    288,338.09    4.983      359         700        92.87
3.100 ........................      12       2,931,178.88     1.28    244,264.91    5.374      359         676        91.30
3.125 ........................       3         571,768.67     0.25    190,589.56    5.634      359         755        94.96
3.150 ........................      13       3,274,730.90     1.43    251,902.38    4.691      359         681        91.22
3.175 ........................       1         306,999.79     0.13    306,999.79    7.500      358         693        87.71
3.200 ........................      21       5,587,348.63     2.43    266,064.22    5.515      359         704        92.56
3.225 ........................      12       3,894,491.61     1.69    324,540.97    6.233      359         698        90.41
3.250 ........................      14       3,515,876.51     1.53    251,134.04    6.581      358         698        92.69
3.275 ........................       2         493,372.89     0.21    246,686.45    6.976      359         684        92.94
3.300 ........................       2         712,415.76     0.31    356,207.88    5.804      358         695        90.00
3.325 ........................      19       5,434,875.42     2.37    286,046.07    4.107      359         696        91.15
3.350 ........................      22       5,138,861.49     2.24    233,584.61    5.459      359         699        92.47
3.375 ........................       3       1,141,432.19     0.50    380,477.40    7.037      357         693        89.26
3.400 ........................      46      12,397,921.91     5.40    269,520.04    5.841      359         711        91.71
3.425 ........................       4       1,618,386.57     0.70    404,596.64    6.894      358         706        91.11
3.450 ........................      49      14,922,781.76     6.49    304,546.57    5.281      359         700        91.56
3.475 ........................       2         677,664.08     0.29    338,832.04    7.875      357         695        90.00
3.500 ........................      16       3,709,786.62     1.61    231,861.66    4.913      359         704        92.92
3.525 ........................       1         516,533.38     0.22    516,533.38    2.500      359         790        90.00
3.550 ........................       6       1,336,439.92     0.58    222,739.99    6.776      355         660        91.12
3.575 ........................      18       4,350,962.99     1.89    241,720.17    5.502      359         673        91.24
3.600 ........................       2         464,879.00     0.20    232,439.50    8.000      356         754        89.90
3.625 ........................       5       1,757,909.89     0.77    351,581.98    6.458      358         717        90.19
3.650 ........................       7       1,709,932.04     0.74    244,276.01    5.917      358         689        90.40
3.700 ........................       3         758,857.23     0.33    252,952.41    5.958      358         712        88.99
3.725 ........................       8       1,710,836.57     0.74    213,854.57    6.859      358         706        92.44
3.750 ........................       7       2,021,995.01     0.88    288,856.43    4.939      358         690        90.48
3.775 ........................       3         954,944.30     0.42    318,314.77    6.999      359         674        91.34
3.800 ........................      11       3,459,333.11     1.51    314,484.83    5.492      358         717        91.22
3.825 ........................       5       1,281,627.10     0.56    256,325.42    4.680      358         697        90.32
3.850 ........................       9       2,510,276.15     1.09    278,919.57    6.135      358         702        92.26
3.875 ........................      16       4,371,167.72     1.90    273,197.98    5.686      359         739        90.68
3.900 ........................       7       2,333,261.67     1.02    333,323.10    7.399      358         717        93.08
3.925 ........................      19       5,244,690.65     2.28    276,036.35    5.825      358         705        92.29

                                                            PERCENT                          WEIGHTED                WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                 AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED    ORIGINAL
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE     LOAN-TO-
                                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE  MATURITY   FICO CREDIT    VALUE
MINIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-------------------------       --------  ---------------  --------  -----------  --------  ---------  -----------  ---------
3.950 ........................       8       1,677,893.43     0.73    209,736.68    6.318      359         733        93.00
3.975 ........................       5       1,377,596.67     0.60    275,519.33    6.068      359         705        93.00
4.000 ........................      18       4,922,423.11     2.14    273,467.95    7.290      358         705        91.02
4.025 ........................       5       1,172,400.06     0.51    234,480.01    7.958      357         718        92.59
4.050 ........................       6       1,084,522.36     0.47    180,753.73    6.238      359         708        92.48
4.075 ........................      10       2,888,309.92     1.26    288,830.99    5.501      359         706        91.49
4.100 ........................       5       1,213,813.20     0.53    242,762.64    7.120      358         728        92.96
4.125 ........................       3         965,619.76     0.42    321,873.25    6.684      358         667        90.00
4.150 ........................      45      11,329,371.51     4.93    251,763.81    6.635      358         701        90.85
4.175 ........................       6       1,019,454.76     0.44    169,909.13    7.859      358         719        91.08
4.200 ........................       8       2,303,359.05     1.00    287,919.88    5.360      359         707        92.20
4.225 ........................       7       1,740,316.58     0.76    248,616.65    6.881      358         695        91.28
4.250 ........................      12       3,161,982.49     1.38    263,498.54    6.480      359         692        90.68
4.275 ........................       6       1,724,521.23     0.75    287,420.21    7.962      358         683        89.41
4.300 ........................       7       1,801,119.95     0.78    257,302.85    5.097      359         675        91.34
4.325 ........................      14       3,415,488.87     1.49    243,963.49    6.771      359         711        93.09
4.350 ........................       4       1,209,300.44     0.53    302,325.11    6.855      358         696        90.39
4.375 ........................       3         874,903.99     0.38    291,634.66    7.865      357         703        91.11
4.400 ........................       5       1,448,856.41     0.63    289,771.28    7.668      359         694        90.40
4.450 ........................      12       4,188,200.73     1.82    349,016.73    6.171      359         692        90.68
4.475 ........................       2         351,050.79     0.15    175,525.40    8.875      355         749        93.62
4.500 ........................       6       1,180,056.09     0.51    196,676.02    7.681      358         722        92.48
4.525 ........................      15       3,162,164.95     1.38    210,811.00    7.415      359         704        90.91
4.530 ........................       1         242,452.99     0.11    242,452.99    8.875      358         702        95.00
4.550 ........................       2         254,278.52     0.11    127,139.26    7.625      357         721        92.37
4.575 ........................      21       5,396,106.95     2.35    256,957.47    6.528      359         704        90.42
4.600 ........................       3         923,151.19     0.40    307,717.06    9.000      358         693        91.69
4.625 ........................       2         583,493.12     0.25    291,746.56    6.488      359         689        95.00
4.650 ........................       4       1,301,192.67     0.57    325,298.17    8.751      359         677        89.69
4.675 ........................       1         311,839.38     0.14    311,839.38    7.750      356         672        89.96
4.700 ........................       9       4,070,481.46     1.77    452,275.72    6.801      359         677        89.98
4.725 ........................       2         518,548.02     0.23    259,274.01    9.125      358         694        90.00
4.800 ........................       2         563,704.94     0.25    281,852.47    7.875      358         735        90.00
4.825 ........................       9       2,345,864.59     1.02    260,651.62    4.935      359         689        92.07
4.850 ........................       1         342,000.00     0.15    342,000.00    4.000      360         622        90.00
4.875 ........................       2         414,200.82     0.18    207,100.41    8.200      359         699        92.67
4.900 ........................       4       1,366,165.32     0.59    341,541.33    8.140      358         665        90.00
4.925 ........................       3         825,650.15     0.36    275,216.72    8.000      358         740        91.43
4.950 ........................       2         498,861.06     0.22    249,430.53    7.397      358         693        88.33
4.975 ........................       2         618,084.47     0.27    309,042.24    8.000      358         738        89.35
5.000 ........................       1         175,577.59     0.08    175,577.59    8.125      358         655        90.00
5.050 ........................       3         756,861.93     0.33    252,287.31    8.125      358         685        89.97
5.125 ........................       1         323,427.63     0.14    323,427.63    8.250      357         629        89.99
5.150 ........................       3       1,119,126.34     0.49    373,042.11    8.250      357         715        89.97
5.175 ........................       1         124,557.26     0.05    124,557.26    8.250      357         659        90.00
5.200 ........................       1         203,541.55     0.09    203,541.55    8.250      358         727        90.00
5.225 ........................       2         738,440.47     0.32    369,220.24    6.413      359         674        89.99
5.275 ........................       3         812,313.64     0.35    270,771.21    8.375      357         672        89.99
5.300 ........................       1         184,209.64     0.08    184,209.64    8.375      359         665        90.00
5.350 ........................       1         340,463.28     0.15    340,463.28    1.750      358         678        90.00
5.375 ........................       1         117,748.24     0.05    117,748.24    8.500      359         680        90.00
5.400 ........................       1         151,750.16     0.07    151,750.16    8.500      359         738        89.99
5.425 ........................       1         231,901.11     0.10    231,901.11    8.500      359         689        90.00
5.500 ........................       1         451,574.65     0.20    451,574.65    8.625      357         660        90.00
5.650 ........................       3         743,173.24     0.32    247,724.41    8.750      359         751        89.93
                                   ---    ---------------   ------
   Total .....................     843    $229,782,568.93   100.00%
                                   ===    ===============   ======

                          INITIAL RATE ADJUSTMENT DATES

                                                            PERCENT                          WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED       AVERAGE
INITIAL RATE                       OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
ADJUSTMENT                      MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
DATE                             LOANS      OUTSTANDING     GROUP 3      ($)      RATE (%)  (MONTHS)      SCORE       RATIO (%)
------------                    --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
April 1, 2005.................       1    $    215,851.08     0.09%   215,851.08    6.625      350         648          95.00
August 1, 2005................       6       1,130,883.33     0.49    188,480.56    7.752      354         716          92.07
September 1, 2005.............       6       1,426,984.02     0.62    237,830.67    7.328      355         703          90.49
October 1, 2005...............      38      11,098,681.56     4.83    292,070.57    7.449      356         697          90.93
November 1, 2005..............     120      33,745,553.60    14.69    281,212.95    7.469      357         706          91.31
December 1, 2005..............     146      38,011,782.43    16.54    260,354.67    7.535      358         703          91.24
January 1, 2006...............     289      77,709,235.15    33.82    268,890.09    7.340      359         701          91.49
February 1, 2006..............     202      56,004,507.66    24.37    277,250.04    3.093      360         700          91.80
March 1, 2006.................      23       6,634,850.10     2.89    288,471.74    3.568      359         710          92.19
April 1, 2006.................      12       3,804,240.00     1.66    317,020.00    3.501      360         685          91.62
                                   ---    ---------------   ------
   Total......................     843    $229,782,568.93   100.00%
                                   ===    ===============   ======

                        MAXIMUM NEGATIVE AMORTIZATION(1)

                                                            PERCENT                         WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                  WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED     AVERAGE
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE      ORIGINAL
MAXIMUM NEGATIVE                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
AMORTIZATION(%)                  LOANS      OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------                --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
 115..........................     843    $229,782,568.93   100.00%   272,577.19    6.190      359         701          91.49
                                   ---    ---------------   ------
   Total......................     843    $229,782,568.93   100.00%
                                   ===    ===============   ======

----------
(1)  Reflects maximum allowable percentage of original unpaid principal balance.

                        FIXED RATE PERIODS AT ORIGINATION

                                                            PERCENT    WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE     WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    AVERAGE      AVERAGE
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO       FICO       ORIGINAL
FIXED RATE PERIOD               MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY     CREDIT    LOAN-TO-VALUE
(MONTHS)                          LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)      SCORE      RATIO (%)
-----------------               --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
1.............................     770    $210,351,107.60    91.54%   273,183.26    6.362      359         701          91.47
3.............................      73      19,431,461.33     8.46    266,184.40    4.331      358         707          91.74
                                   ---    ---------------   ------
   Total......................     843    $229,782,568.93   100.00%
                                   ===    ===============   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                            PERCENT                          WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
PREPAYMENT CHARGE               MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
PERIOD (MONTHS)                   LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
-----------------               --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
0.............................     195    $ 51,975,764.23    22.62%   266,542.38    6.505      358         712          91.42
12............................     147      39,979,832.78    17.40    271,971.65    6.462      358         695          91.38
30............................       2         137,372.61     0.06     68,686.31    7.250      358         678          90.00
36............................     499     137,689,599.31    59.92    275,931.06    5.991      359         700          91.55
                                   ---    ---------------   ------
   Total......................     843    $229,782,568.93   100.00%
                                   ===    ===============   ======

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in CHL Mortgage Pass-Through Trust 2006-3, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the cut-off date.

     In connection with the transfer and assignment of a Mortgage Loan, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file, which contains among other things,

          - the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost;

          - the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon or a copy of such instrument;

          - an assignment in recordable form of the mortgage or a copy of such assignment;

          - the original or a copy of the title policy with respect to the related mortgaged property; and

          - if applicable, all recorded intervening assignments of the mortgage or copies thereof and any riders or modifications to the mortgage note and mortgage or copies thereof (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor).

     With respect to up to 50% of the Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or any seller or a transferor, as the case may be.

     The trustee will hold the mortgage loan documents in trust for the benefit of the holders of the certificates in accordance with its customary procedures, including storing the documents in fire-resistant facilities. The trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), Countrywide Home Loans will be obligated to repurchase the related mortgage loan from the issuing entity at the purchase price described in the prospectus under "Mortgage Loan Program - Representations by Sellers; Repurchases." Rather than repurchase the mortgage loan as provided above, Countrywide Home Loans may remove the mortgage loan (referred to as a "DELETED MORTGAGE LOAN") from the issuing entity and substitute in its place another mortgage loan (referred to as a "REPLACEMENT MORTGAGE LOAN"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

     - have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by Countrywide Home Loans in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (referred to as a "SUBSTITUTION ADJUSTMENT AMOUNT")),

     - have a Maximum Mortgage Rate no lower than, and not more than 1% per annum higher than the Maximum Mortgage Rate of the deleted mortgage loan,

     - have a Minimum Mortgage Rate no lower than, and not more than 1% per annum higher than the Minimum Mortgage Rate of the deleted mortgage loan,

     - have the same Mortgage Index, reset period, payment cap and recast provisions as the deleted mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

     - have a current Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

     - have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

     - have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

     - comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

     Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee or copies thereof and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage or copies thereof, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

UNDERWRITING PROCESS - COUNTRYWIDE HOME LOANS, INC.

GENERAL

     All of the Mortgage Loans will have been originated or acquired by Countrywide Home Loans in accordance with its credit, appraisal and underwriting process. Countrywide Home Loans has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting process are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under "Mortgage Loan Program -- Underwriting Process" in the prospectus.

     As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO CREDIT SCORES" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its Mortgage Loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "PREFERRED PROCESSING PROGRAM"). As of the cut-off date, none of the Mortgage Loans have been underwritten pursuant to Countrywide Home Loans' Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

     Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

     Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only six Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, 5/25 Mortgage Loan, 7/1 Mortgage Loan, 7/23 Mortgage Loan, 10/1 Mortgage Loan or 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of the loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

     Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

     The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "FULL DOCUMENTATION PROGRAM"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets or mortgages.

     A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "ALTERNATIVE DOCUMENTATION Program"), a Reduced Documentation Loan Program (the "REDUCED DOCUMENTATION PROGRAM"), a CLUES Plus Documentation Loan Program (the "CLUES PLUS DOCUMENTATION PROGRAM"), a No Income/No Asset Documentation Loan Program (the "NO INCOME/NO ASSET DOCUMENTATION PROGRAM"), a Stated Income/Stated Asset Documentation Loan Program (the "STATED INCOME/STATED ASSET DOCUMENTATION PROGRAM") and a Streamlined Documentation Loan Program (the "STREAMLINED DOCUMENTATION PROGRAM").

     For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

     Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

     Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

     In addition to Countrywide Home Loans' standard underwriting guidelines (the "STANDARD UNDERWRITING GUIDELINES"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "EXPANDED UNDERWRITING GUIDELINES"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

STANDARD UNDERWRITING GUIDELINES

     Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

     Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

     Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

     In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

     The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

     Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

     The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

     The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

     As of the cut-off date, all of the Mortgage Loans have been underwritten pursuant to Countrywide Home Loans' Standard Underwriting Guidelines.

EXPANDED UNDERWRITING GUIDELINES

     Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

     Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

     Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

     Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

     In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

     The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

     Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

     Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     As of the cut-off date, approximately 0.12% and 0.20% of the Mortgage Loans in loan group 2 and loan group 3, respectively, in each case by aggregate stated principal balance of the Mortgage Loans as of the cut-off date, have been originated by Countrywide Home Loans under the No Income/No Asset Documentation Program.

     Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     As of the cut-off date, approximately 10.44%, 13.51% and 23.86% of the Mortgage Loans in loan group 1, loan group 2 and loan group 3, respectively, in each case by aggregate stated principal balance of the Mortgage Loans as of the cut-off date, have been originated by Countrywide Home Loans under the Stated Income/Stated Asset Program.

     Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The borrower's income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

     None of the Mortgage Loans have been underwritten pursuant to Countrywide Home Loans' Expanded Underwriting Guidelines.

                           SERVICING OF MORTGAGE LOANS

GENERAL

     The master servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer has agreed to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The master servicer has also agreed to represent and protect the interest of the trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The master servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

     The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the Mortgage Loans. It is expected that as of the closing date Countrywide Home Loans Servicing LP will directly service all of the Mortgage Loans.

COUNTRYWIDE HOME LOANS SERVICING LP

     The principal executive offices of Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct, wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by the depositor or by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

COUNTRYWIDE HOME LOANS

     Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE HOME LOANS"), is the sponsor for the transaction and also a seller. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

     Except as otherwise indicated, reference in the remainder of this prospectus supplement to "COUNTRYWIDE HOME LOANS" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004 and September 30, 2005, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion and $1,047.623 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

MORTGAGE LOAN PRODUCTION

     The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                      CONSOLIDATED MORTGAGE LOAN PRODUCTION

                                                          TEN MONTHS                 YEARS ENDED                NINE MONTHS
                                           YEAR ENDED        ENDED                  DECEMBER 31,                   ENDED
                                          FEBRUARY 28,   DECEMBER 31,   ------------------------------------   SEPTEMBER 30,
                                              2001           2001          2002         2003         2004           2005
                                          ------------   ------------   ----------   ----------   ----------   -------------
                                                           (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)
Conventional Conforming Loans
   Number of Loans ....................      240,608        504,975        999,448    1,517,743      846,395       591,059
   Volume of Loans ....................     $ 34,434       $ 76,432     $  150,110   $  235,868   $  138,845    $  122,780
      Percent of Total Dollar Volume ..         50.0%          61.7%          59.6%        54.2%        38.2%         34.3%
Conventional Non-conforming Loans
   Number of Loans ....................       86,600        137,593        277,626      554,571      509,711       612,768
   Volume of Loans ....................     $ 11,394       $ 22,209     $   61,627   $  136,664   $  140,580    $  163,199
      Percent of Total Dollar Volume ..         16.5%          17.9%          24.5%        31.4%        38.7%         45.6%
FHA/VA Loans
   Number of Loans ....................      118,673        118,734        157,626      196,063      105,562        60,545
   Volume of Loans ....................     $ 13,075       $ 14,109     $   19,093   $   24,402   $   13,247    $    7,978
      Percent of Total Dollar Volume ..         18.9%          11.4%           7.6%         5.6%         3.6%          2.2%
Prime Home Equity Loans
   Number of Loans ....................      119,045        164,503        316,049      453,817      587,046       511,253
   Volume of Loans ....................     $  4,660       $  5,639     $   11,650   $   18,103   $   30,893    $   31,403
      Percent of Total Dollar Volume ..          6.8%           4.5%           4.6%         4.2%         8.5%          8.8%
Nonprime Mortgage Loans
   Number of Loans ....................       51,706         43,359         63,195      124,205      250,030       202,768
   Volume of Loans ....................     $  5,360       $  5,580     $    9,421   $   19,827   $   39,441    $   32,457
      Percent of Total Dollar Volume ..          7.8%           4.5%           3.7%         4.6%        11.0%          9.1%
Total Loans
   Number of Loans ....................      616,632        969,164      1,813,944    2,846,399    2,298,744     1,978,393
   Volume of Loans ....................     $ 68,923       $123,969     $  251,901   $  434,864   $  363,006    $  357,817
   Average Loan Amount ................     $112,000       $128,000     $  139,000   $  153,000   $  158,000    $  181,000
   Non-Purchase Transactions(1) .......           33%            63%            66%          72%          51%           52%
   Adjustable-Rate Loans(1) ...........           14%            12%            14%          21%          52%           53%

----------
(1)  Percentage of total loan production based on dollar volume.

LOAN SERVICING

     Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

          -    collecting, aggregating and remitting mortgage loan payments;

          -    accounting for principal and interest;

          - holding escrow (impound) funds for payment of taxes and insurance;

          -    making inspections as required of the mortgaged properties;

          - preparation of tax related information in connection with the mortgage loans;

          -    supervision of delinquent mortgage loans;

          -    loss mitigation efforts;

          - foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

          - generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

COLLECTION PROCEDURES

     When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor in transactions that were registered with the Securities and Exchange Commission. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $47.664 billion at December 31, 2003, to approximately $54.503 billion at December 31, 2004 and to approximately $66.021 billion at September 30, 2005. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):


                                        AT                              AT DECEMBER 31,                               AT
                                   FEBRUARY 28,   ----------------------------------------------------------    SEPTEMBER 30,
                                       2001           2001           2002           2003            2004            2005
                                   ------------   -----------    ------------   ------------    ------------    -------------
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
      30-59 days................          1.61%          1.89%           2.11%          1.80%           1.42%           1.36%
      60-89 days................          0.28           0.39            0.53           0.43            0.30            0.24

      90 days or more (excluding
         pending foreclosures)..          0.14           0.23            0.35           0.31            0.34            0.25
                                   -----------    -----------    ------------   ------------    ------------     -----------
         Total delinquencies....          2.03%          2.50%           2.99%          2.53%           2.06%           1.85%
                                   ===========    ===========    ============   ============    ============     ===========
Foreclosures pending............          0.27%          0.31%           0.31%          0.31%           0.27%           0.22%
                                   ===========    ===========    ============   ============    ============     ===========
Total delinquencies and
   foreclosures pending.........          2.30%          2.82%           3.31%          2.84%           2.33%           2.07%
                                   ===========    ===========    ============   ============    ============     ===========
Net Gains/(Losses) on liquidated
   loans(1).....................   $(2,988,604)   $(5,677,141)   $(10,788,657)  $(16,159,208)   $(24,710,996)    $(3,842,343)
Percentage of Net Gains/(Losses)
   on liquidated loans(1)(2)....        (0.014)%       (0.022)%        (0.032)%       (0.033)%        (0.045)%        (0.006)%
Percentage of Net Gains/(Losses)
   on liquidated loans (based on
   average outstanding principal
   balance)(1)..................        (0.015)%       (0.023)%        (0.033)%       (0.034)%        (0.047)%        (0.006)%

----------
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The "EXPENSE FEE RATE" is the rate at which the expense fee accrues on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan.

     The expense fees consist of:

          - the master servicing fee payable to the master servicer in respect of its direct servicing and master servicing activities (the "MASTER SERVICING FEE") with respect to each mortgage loan, equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the Master Servicing Fee Rate,

          - fees payable to the trustee in respect of its activity as trustee under the pooling and servicing agreement; and

          -    lender paid mortgage insurance premiums, if any.

     The "MASTER SERVICING FEE RATE" for each Mortgage Loan is 0.375% per annum.

     In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under "Description of the Certificates --Fees and Expenses".

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from January 1, 2006) through the last day of a calendar month will be distributed in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date for the Mortgage Loans (the "COMPENSATING INTEREST").

     If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess.

ADVANCES

     Subject to the following limitations, the master servicer will be required to advance before each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the Distribution Date, an amount equal to:

          - the aggregate of payments of principal and interest on the Mortgage Loans (net of the Master Servicing Fee) that were due in the related Due Period and that were delinquent on the related Determination Date; and

          -    an amount equivalent to interest (net of the Master Servicing Fee
               Rate) on each Mortgage Loan as to which the related mortgaged property has been acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure (net of any net income on the property).

     The "DETERMINATION DATE" is the 22nd day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the Pooling and Servicing agreement.

     An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the master servicer delivers an officer's certificate to the trustee indicating that the Advance is nonrecoverable, the master servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the certificates.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                               THE ISSUING ENTITY

     In connection with the issuance of the certificates, the depositor has formed CHL Mortgage Pass-Through Trust 2006-3, a common law trust created under the laws of the State of New York, pursuant to the pooling and servicing agreement. CHL Mortgage Pass-Through Trust 2006-3 is referred to in this prospectus supplement as the "ISSUING ENTITY" and is referred to in the prospectus as the "TRUST" or "TRUST FUND". The trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

     The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

     Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

                                STATIC POOL DATA

     Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200601. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

          - prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

          - in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

     We cannot assure you that the prepayment, loss or delinquency experience of the Mortgage Loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's Mortgage Loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's Mortgage Loans will perform in the same way that any of those pools has performed.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The Mortgage Pass-Through Certificates, Series 2006-3 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class A-R, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6, Class 2-M-7, Class 3-M-1, Class 3-M-2, Class 3-M-3, Class 3-M-4, Class 3-M-5, Class 3-M-6, Class 1-C, Class 1-P, Class 2-C, Class 2-P, Class 3-C, Class 3-P and Class R-X Certificates. Only the classes of certificates identified on the cover page hereof as offered certificates are offered by this prospectus supplement (the "OFFERED CERTIFICATES").

When describing the certificates in this prospectus supplement, we use the following terms:

        DESIGNATION                                CLASSES OF CERTIFICATES
---------------------------   ----------------------------------------------------------------
Group 1 Senior Certificates   Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class A-R Certificates

Group 2 Senior Certificates        Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates

Group 3 Senior Certificates        Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates

   Group 1 Subordinated       Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5,
       Certificates                         Class 1-M-6 Class 1-M-7 Certificates

   Group 2 Subordinated              Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4,
       Certificates                 Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates

   Group 3 Subordinated       Class 3-M-1, Class 3-M-2, Class 3-M-3, Class 3-M-4, Class 3-M-5
       Certificates                             and Class 3-M-6 Certificates

   Group 1 Certificates       Group 1 Senior Certificates, Group 1 Subordinated Certificates,
                                            Class 1-C and Class 1-P Certificates

     DESIGNATION                                      CLASSES OF CERTIFICATES
     -----------            ---------------------------------------------------------------------------
   Group 2 Certificates      Group 2 Senior Certificates, Group 2 Subordinated Certificates, Class 2-C
                                                     and Class 2-P Certificates

   Group 3 Certificates      Group 3 Senior Certificates, Group 3 Subordinated Certificates, Class 3-C
                                                     and Class 3-P Certificates

   Senior Certificates      Group 1 Senior Certificates, Group 2 Senior Certificates and Group 3 Senior
                                                            Certificates

    LIBOR Certificates      Class 1-A-1, Class 1-A-2, Class 1-A-3, Group 2 Senior Certificates, Group 3
                                            Senior Certificates and Class M Certificates

 Class M Certificates or       Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class
Subordinated Certificates     1-M-6, Class 1-M-7, Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4,
                               Class 2-M-5, Class 2-M-6, Class 2-M-7, Class 3-M-1, Class 3-M-2, Class
                                          3-M-4, Class 3-M-5 and Class 3-M-6 Certificates

   Offered Certificates                     Senior Certificates and Class M Certificates

   Private Certificates      Class 1-C, Class 1-P, Class 2-C, Class 2-P, Class 3-C, Class 3-P and Class
                                                          R-X Certificates

The certificates are generally referred to as the following types:

                  CLASS                                             TYPE
                  -----                    ------------------------------------------------------
Class 1-A-1, Class 2-A-1 and Class 3-A-1       Senior/Floating Pass-Through Rate/Super Senior
   Certificates:

Class 1-A-2, Class 2-A-2 and Class 3-A-2   Senior/Floating Pass-Through Rate/Super Senior/Support
   Certificates

Class 1-A-3, Class 2-A-3 and Class 3-A-3          Senior/Floating Pass-Through Rate/Support
   Certificates

Class A-R Certificates:                                Senior/Principal Only/Residual

Class M Certificates:                              Subordinate/Floating Pass-Through Rate

     The Class 1-P, Class 2-P and Class 3-P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3, respectively, and such amounts will not be available for distribution to the holders of the other classes of certificates. The classes of offered certificates will have the respective initial Class Certificate Balances set forth on the cover page of this prospectus supplement. The initial Class Certificate Balances may vary in the aggregate by plus or minus 5%. Any information presented in this prospectus supplement with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "CLASS CERTIFICATE BALANCE" of any class of offered certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

     -    the Applied Realized Loss Amounts allocated to the class;

provided, however, that the Class Certificate Balance of the classes to which Realized Losses have been allocated will be increased sequentially in the order of payment priority from highest to lowest, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to any class of related certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Pooling and Servicing Agreement - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds" in the prospectus.

     Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount for the applicable loan group and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

     If the overcollateralization amount related to a loan group is zero and there is a Realized Loss on a Mortgage Loan in such loan group, the Class Certificate Balance of the class of certificates related to such loan group then outstanding with the lowest distribution priority (beginning with the Class 1-M-7, Class 2-M-7 and Class 3-M-6 Certificates in the case of loan group 1, loan group 2 and loan group 3, respectively) will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all the classes of certificates in the related certificate group, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined in this prospectus supplement) or the Euroclear System ("EUROCLEAR"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's

Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     For a description of the procedures generally applicable to Book-Entry Certificates, see "Description of the Certificates - Book-Entry Certificates" in the prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

     - all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

     - all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

     -    all payments on account of prepayment charges on the Mortgage Loans;

     - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

     - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

     - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

     -    all Substitution Adjustment Amounts; and

     -    all Advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

     - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses";

     - to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

     - to reimburse each of the master servicer and the Trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

     - to reimburse the master servicer for insured expenses from the related insurance proceeds;

     - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "SERVICING ADVANCES"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

     - to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

     - to reimburse the sellers, the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

     - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

     - to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any Prepayment Charges received and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

     - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any Prepayment Charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

     -    the aggregate amount remitted by the master servicer to the trustee;
          and

     - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

     -    to pay the Trustee Fee to the trustee;

     - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

     - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

     - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to Certificateholders" in this prospectus supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund may be invested in permitted investments at the direction of UBS Securities LLC. If the Trustee does not receive written directions regarding investment, it will invest all funds in the Corridor Contract Reserve Fund in respect of amounts received under each Corridor Contract in The Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the Group 2 and Group 3 Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

 TYPE / RECIPIENT (1)                 AMOUNT                  GENERAL PURPOSE                   SOURCE (2)               FREQUENCY
----------------------   ---------------------------------   -----------------   -----------------------------------   ------------
FEES

Master Servicing Fee /   One-twelfth of the Stated           Compensation        Amounts on deposit in the                  Monthly
Master Servicer          Principal Balance of each                               Certificate Account representing
                         Mortgage Loan multiplied by the                         payments of interest and
                         Master Servicing Fee Rate (3)                           application of liquidation proceeds
                                                                                 with respect to that mortgage loan.

                         -    All late payment fees,         Compensation        Payments made by obligors with        Time to time
                              assumption fees and other                          respect to the Mortgage Loans
                              similar charges (excluding
                              prepayment charges)

                         -    All investment income earned   Compensation        Investment income related to the           Monthly
                              on amounts on deposit in the                       Certificate Account and the
                              Certificate Account and                            Distribution Account
                              Distribution Account

                         -    Excess Proceeds (4)            Compensation        Liquidation proceeds and Subsequent   Time to time
                                                                                 Recoveries

Trustee Fee (the         One-twelfth of the Trustee Fee      Compensation        Amounts on deposit in the                  Monthly
"TRUSTEE FEE") /         Rate multiplied by the aggregate                        Certificate Account or the
Trustee                  Stated Principal Balance of the                         Distribution Account
                         outstanding Mortgage Loans (5)

EXPENSES

Insured expenses /       Expenses incurred by the master     Reimbursement of    To the extent the expenses are        Time to time
Master Servicer          servicer                            Expenses            covered by an insurance policy with
                                                                                 respect to the Mortgage Loan

Servicing Advances /     To the extent of funds available,   Reimbursement of    With respect to each Mortgage Loan,   Time to time
Master Servicer          the amount of any Servicing         Expenses            late recoveries of the payments of
                         Advances                                                the costs and expenses, liquidation
                                                                                 proceeds, Subsequent Recoveries,
                                                                                 purchase proceeds or repurchase
                                                                                 proceeds for that Mortgage Loan (6)

Indemnification          Amounts for which the sellers,      Indemnification     Amounts on deposit on the                  Monthly
expenses / the           the master servicer and depositor                       Certificate Account
sellers, the master      are entitled to indemnification
servicer and the         (7)
depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any increase in the fees and expenses described in this prospectus supplement would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)  The "TRUSTEE FEE RATE" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in February 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The "RECORD DATE" for the interest-bearing certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the interest-bearing certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates and any Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the trustee.

     On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and then distribute them to the applicable class of Class P Certificates.

     The "INTEREST REMITTANCE AMOUNT" for any Distribution Date and loan group is equal to:

          (a) the sum, without duplication, of:

               (1) all scheduled interest on the Mortgage Loans in that loan group due on the related Due Date that are received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

               (2) all interest on prepayments on the Mortgage Loans in that loan group, other than Prepayment Interest Excess,

               (3) all Advances relating to interest in respect of the Mortgage Loans in that loan group,

               (4) amounts paid by the master servicer in respect of Compensating Interest for that loan group, and

               (5) liquidation proceeds on the Mortgage Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

          minus

          (b) all non-recoverable Advances in respect of the Mortgage Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date.

     The "PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date and loan group is equal to:

          (a) the sum, without duplication, of:

               (1) the scheduled principal collected or advanced on the Mortgage Loans in that loan group with respect to the related Due Date,

               (2) prepayments on the Mortgage Loans in that loan group collected in the related Prepayment Period,

               (3) the Stated Principal Balance of each Mortgage Loan in that loan group that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,

               (4) any Substitution Adjustment Amounts in respect of Mortgage Loans in that loan group, and

               (5) all liquidation proceeds in respect of Mortgage Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period, minus

          (b) all non-recoverable Advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

     "PREPAYMENT INTEREST EXCESS" means with respect to any Mortgage Loan and principal prepayment received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

INTEREST

     Pass-Though Rates. The classes of certificates will have the respective pass-through rates described below (each, a "PASS-THROUGH RATE").

     On each Distribution Date, the interest distributable with respect to the offered certificates (other than the Class A-R Certificates) is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period.

     For any Distribution Date, the "ACCRUAL PERIOD" for each class of interest-bearing certificates will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date.

     Interest Entitlement. Interest on the interest-bearing certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period.

     The "INTEREST FUNDS" for any Distribution Date and loan group are equal to the Interest Remittance Amount for that loan group minus the related portion of the Trustee Fee for such Distribution Date.

     "CURRENT INTEREST," with respect to each class of offered certificates (other than the Class A-R Certificates) and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date.

     "INTEREST CARRY FORWARD AMOUNT," with respect to each class of offered certificates (other than the Class A-R Certificates) and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution Dates, over

          (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

     The "PASS-THROUGH RATE," with respect to each Accrual Period and each class of interest-bearing certificates will be a per annum rate equal to the lesser of:

     (1) One-Month LIBOR for such Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class and Accrual Period and

     (2) the applicable Net Funds Cap for such class for such Distribution Date.

     The "PASS-THROUGH MARGIN" for each class of offered certificates (other than the Class A-R Certificates) is as follows:

                                 PASS-THROUGH MARGIN
                                 -------------------
CLASS OF CERTIFICATES                (1)     (2)
---------------------               -----   -----
Class 1-A-1 ..................      0.240%  0.480%
Class 1-A-2 ..................      0.330%  0.660%
Class 1-A-3 ..................      0.390%  0.780%
Class 1-M-1 ..................      0.640%  0.960%
Class 1-M-2 ..................      0.680%  1.020%
Class 1-M-3 ..................      1.150%  1.725%
Class 1-M-4 ..................      1.250%  1.875%
Class 1-M-5 ..................      2.100%  3.150%
Class 1-M-6 ..................      3.000%  4.500%
Class 1-M-7 ..................      4.000%  6.000%
Class 2-A-1 ..................      0.250%  0.500%
Class 2-A-2 ..................      0.340%  0.680%
Class 2-A-3 ..................      0.400%  0.800%
Class 2-M-1 ..................      0.680%  1.020%
Class 2-M-2 ..................      0.820%  1.230%
Class 2-M-3 ..................      0.950%  1.425%
Class 2-M-4 ..................      2.250%  3.375%
Class 2-M-5 ..................      2.750%  4.125%
Class 2-M-6 ..................      4.000%  6.000%
Class 2-M-7 ..................      4.000%  6.000%
Class 3-A-1 ..................      0.250%  0.500%
Class 3-A-2 ..................      0.350%  0.700%
Class 3-A-3 ..................      0.410%  0.820%
Class 3-M-1 ..................      0.640%  0.960%
Class 3-M-2 ..................      0.680%  1.020%
Class 3-M-3 ..................      1.050%  1.575%
Class 3-M-4 ..................      1.250%  1.875%
Class 3-M-5 ..................      1.500%  2.250%
Class 3-M-6 ..................      1.500%  2.250%

----------
(1) For the Accrual Period related to any Distribution Date occurring on or prior to the related Optional Termination Date.

(2) For the Accrual Period related to any Distribution Date occurring after the related Optional Termination Date.

     The Class A-R Certificates do not have a Pass-Through Rate.

     "ADJUSTED NET MORTGAGE RATE," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

     "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE," for any Distribution Date and loan group is the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its stated principal balance as of the due date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date).

     "AVAILABLE FUNDS" for any Distribution Date and loan group is equal to the sum of (a) Interest Funds for that loan group and Distribution Date and (b) the Principal Remittance Amount for such loan group and Distribution Date.

     The "NET FUNDS CAP" for each Distribution Date and each class of certificates in a certificate group, is an annual rate equal to the product of
(a) the lesser of (i) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (ii) the product of (x) Available Funds on the related Mortgage Loans and (y) a fraction, the numerator of which is 12 and the denominator which is the aggregate Stated Principal Balance of the related Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

     The "NET RATE CARRYOVER" for a class of offered certificates, other than the Class A-R Certificates, on any Distribution Date is the excess of:

          (1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Funds Cap, over

          (2) the amount of interest such class accrued on such Distribution Date based on the applicable Net Funds Cap,

     plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Funds Cap).

     Distributions of Funds from the Corridor Contracts. On each Distribution Date beginning in June 2009 on or prior to the Corridor Contract Termination Date, amounts allocated to the issuing entity by the Corridor Contract Administrator will be deposited in the Corridor Contract Reserve Fund and then distributed to pay, first, any Unpaid Realized Loss Amounts and, second, any unpaid Net Rate Carryover on the Group 2 and Group 3 Certificates, as applicable. Any amounts remaining after this application will be distributed to the holders of the related Class C Certificates and will not be available for the payment of any Unpaid Realized Loss Amounts or Net Rate Carryover on any class of certificates on future Distribution Dates unless the applicable Corridor Contract is subject to an early termination, in which case any early termination payment received by the issuing entity in respect of the Corridor Contract will be deposited by the Trustee in the Corridor Contract Reserve Fund to cover any Unpaid Realized Loss Amounts and any Net Rate Carryover on the Group 2 or Group 3 Certificates, as applicable, until the related Corridor Contract Termination Date. See "Description of the Certificates --The Corridor Contracts" and "--Corridor Contract Reserve Fund" below.

DEFERRED INTEREST

     With respect to each Mortgage Loan and each related Due Date, "DEFERRED INTEREST" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the mortgage rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

THE CORRIDOR CONTRACTS

     The Group 2 Certificates will have the benefit of an interest rate corridor contract (the "Group 2 Corridor Contract") and the Group 3 Certificates will have the benefit of an interest rate corridor contract (the "Group 3 Corridor Contract" and, together, with the Group 2 Corridor Contract, the "Corridor Contracts"), each beginning in June 2009. Each Corridor Contract will be evidenced by a confirmation between Bear Stearns Financial Products Inc. ("BSFP" or the "Corridor Contract Counterparty") and UBS AG, London ("UBS AG"), an affiliate of UBS Securities LLC.

     Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if such an ISDA Master Agreement had been executed by UBS AG and the Corridor Contract Counterparty on the date that each Corridor Contract was executed. Each Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc. On the Closing Date, UBS AG will assign its rights under the Corridor Contracts to The Bank of New York, as corridor contract administrator (in this capacity, the "Corridor Contract Administrator"), and UBS AG, the Corridor Contract Administrator and the Trustee, will enter into a corridor contract administration agreement (the "Corridor Contract Administration Agreement") pursuant to which the Corridor Contract Administrator will allocate any payments received under each Corridor Contract between the Trustee, on behalf of the issuing entity, and UBS Securities LLC as described below.

     With respect to each Corridor Contract and any Distribution Date beginning in June 2009 on or prior to the Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under a Corridor Contract will equal the product of:

     (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the applicable Corridor Contract Ceiling Rate for such Distribution Date over (y) the applicable Corridor Contract Strike Rate for such Distribution Date,

     (ii) the product of (a) the applicable Corridor Contract Notional Balance for such Distribution Date and (b) 250, and

     (iii) (x) the number of days in the related Accrual Period divided by (y) 360.

     Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date beginning in June 2009, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to each Corridor Contract and such Distribution Date (other than any termination payment, which will be allocated as described below) first, to the Trustee, up to the amount that would be payable under each Corridor Contract if clause (ii) of the preceding sentence were equal to the lesser of (a) the product of (i) the Corridor Contract Notional Balance for such Distribution Date and (ii) 250, and (b) the aggregate Class Certificate Balance of the related classes of certificates immediately prior to such Distribution Date, and second, to UBS Securities LLC, the remainder, if any.

     On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contracts by the Corridor Contract Administrator and allocated to the Trustee will be used to cover any Net Rate Carryover and Unpaid Realized Loss Amount on the Group 2 and Group 3 Certificates, as applicable. Amounts allocated to the Trustee in excess of the amount necessary to cover the Net Rate Carryover and Unpaid Realized Loss Amounts on any Distribution Date will not be available to cover the Net Rate Carryover or Unpaid Realized Loss Amount on future Distribution Dates. Such amounts will not be available to make distributions on any class of certificates other than the Group 2 or Group 3 Certificates, as applicable. Any remaining amount allocated to UBS Securities LLC will not be available to cover the Net Rate Carryover or Unpaid Realized Loss Amount on future Distribution Dates.

     The "Group 2 Corridor Contract Notional Balance", the "Group 2 Contract Strike Rate" and the "Group 2 Contract Ceiling Rate" are as described in the following table:

                                   CORRIDOR    CORRIDOR   CORRIDOR
                                   CONTRACT    CONTRACT   CONTRACT
MONTH OF                           NOTIONAL     STRIKE     CEILING
DISTRIBUTION DATE                BALANCE ($)   RATE (%)   RATE (%)
-----------------                -----------   --------   --------
June 2009 ....................     283,037      6.55610     7.80000
July 2009 ....................     270,910      6.57500     7.80000
August 2009 ..................     259,271      6.57726     7.80000
September 2009 ...............     248,131      6.58363     7.80000
October 2009 .................     237,465      6.59641     7.80000
November 2009 ................     227,252      6.59936     7.80000
December 2009 ................     217,473      6.60959     7.80000
January 2010 .................     208,124      6.63171     7.80000
February 2010 ................     199,185      6.63553     7.80000
March 2010 ...................     190,669      6.63815     7.80000
April 2010 ...................     182,517      6.64251     7.80000
May 2010 .....................     174,752      6.64594     7.80000
June 2010 ....................     167,316      6.65103     7.80000
July 2010 ....................     160,194      6.65704     7.80000
August 2010 ..................     153,373      6.66124     7.80000
September 2010 ...............     146,894      6.66773     7.80000
October 2010 .................     140,717      6.67682     7.80000
November 2010 ................     134,838      6.68130     7.80000
December 2010 ................     129,208      6.68846     7.80000
January 2011 .................     123,880      6.69980     7.80000
February 2011 ................     118,770      6.70438     7.80000
March 2011 ...................     113,957      6.70638     7.80000
April 2011 ...................     109,349      6.70868     7.80000
May 2011 .....................     104,926      6.71272     7.80000
June 2011 ....................     100,681      6.71621     7.80000
July 2011 ....................      96,607      6.71767     7.80000
August 2011 ..................      92,697      6.72224     7.80000
September 2011 ...............      88,945      6.72730     7.80000
October 2011 .................      85,345      6.73629     7.80000
November 2011 ................      81,889      6.74103     7.80000
December 2011 ................      78,573      6.74547     7.80000
January 2012 .................      75,390      6.75249     7.80000
February 2012 ................      72,336      6.75706     7.80000
March 2012 ...................      69,405      6.75864     7.80000
April 2012 ...................      66,592      6.74988     7.80000
May 2012 .....................      63,893      6.75362     7.80000
June 2012 ....................      61,302      6.75844     7.80000
July 2012 ....................      58,816      6.76444     7.80000
August 2012 ..................      56,431      6.76890     7.80000
September 2012 ...............      54,142      6.77358     7.80000
October 2012 .................      51,945      6.77940     7.80000
November 2012 ................      49,837      6.78393     7.80000
December 2012 ................      47,814      6.78825     7.80000
January 2013 .................      45,873      6.79464     7.80000
February 2013 ................      44,010      6.79896     7.80000
March 2013 ...................      42,223      6.78152     7.80000
April 2013 ...................      40,508      6.69049     7.80000
May 2013 .....................      38,862      6.69174     7.80000
June 2013 ....................      37,282      6.69362     7.80000

                                   CORRIDOR    CORRIDOR   CORRIDOR
                                   CONTRACT    CONTRACT   CONTRACT
MONTH OF                           NOTIONAL     STRIKE     CEILING
DISTRIBUTION DATE                BALANCE ($)   RATE (%)   RATE (%)
-----------------                -----------   --------   --------
July 2013 ....................      35,767      6.69487     7.80000
August 2013 ..................      34,313      6.69676     7.80000
September 2013 ...............      32,917      6.69835     7.80000
October 2013 .................      31,578      6.69960     7.80000
November 2013 ................      30,293      6.70149     7.80000
December 2013 ................      29,061      6.70273     7.80000
January 2014 .................      27,878      6.70462     7.80000
February 2014 ................      26,743      6.70621     7.80000
March 2014 ...................      25,654      6.70677     7.80000
April 2014 ...................      24,609      6.70925     7.80000
May 2014 and thereafter ......           0      0.00000     0.00000

     The "Group 3 Corridor Contract Notional Balance", the "Group 3 Contract Strike Rate" and the "Group 3 Contract Ceiling Rate" are as described in the following table:

                                   CORRIDOR    CORRIDOR   CORRIDOR
                                   CONTRACT    CONTRACT   CONTRACT
MONTH OF                           NOTIONAL     STRIKE     CEILING
DISTRIBUTION DATE                BALANCE ($)   RATE (%)   RATE (%)
-----------------                -----------   --------   --------
June 2009 ....................     248,532      7.10610     7.80000
July 2009 ....................     237,883      7.12500     7.80000
August 2009 ..................     227,663      7.12726     7.80000
September 2009 ...............     217,881      7.13363     7.80000
October 2009 .................     208,515      7.14641     7.80000
November 2009 ................     199,547      7.14936     7.80000
December 2009 ................     190,961      7.15959     7.80000
January 2010 .................     182,751      7.18171     7.80000
February 2010 ................     174,902      7.18553     7.80000
March 2010 ...................     167,424      7.18815     7.80000
April 2010 ...................     160,266      7.19251     7.80000
May 2010 .....................     153,448      7.19594     7.80000
June 2010 ....................     146,918      7.20103     7.80000
July 2010 ....................     140,664      7.20704     7.80000
August 2010 ..................     134,675      7.21124     7.80000
September 2010 ...............     128,986      7.21773     7.80000
October 2010 .................     123,562      7.22682     7.80000
November 2010 ................     118,400      7.23130     7.80000
December 2010 ................     113,456      7.23846     7.80000
January 2011 .................     108,777      7.24980     7.80000
February 2011 ................     104,291      7.25438     7.80000
March 2011 ...................     100,065      7.25638     7.80000
April 2011 ...................      96,018      7.25868     7.80000
May 2011 .....................      92,134      7.26272     7.80000
June 2011 ....................      88,407      7.26621     7.80000
July 2011 ....................      84,830      7.26767     7.80000
August 2011 ..................      81,397      7.27224     7.80000
September 2011 ...............      78,102      7.27730     7.80000
October 2011 .................      74,940      7.28629     7.80000
November 2011 ................      71,906      7.29103     7.80000
December 2011 ................      68,994      7.29547     7.80000

                                   CORRIDOR    CORRIDOR   CORRIDOR
                                   CONTRACT    CONTRACT   CONTRACT
MONTH OF                           NOTIONAL     STRIKE     CEILING
DISTRIBUTION DATE                BALANCE ($)   RATE (%)   RATE (%)
-----------------                -----------   --------   --------
January 2012 .................      66,199      7.30249     7.80000
February 2012 ................      63,517      7.30706     7.80000
March 2012 ...................      60,944      7.30864     7.80000
April 2012 ...................      58,474      7.29988     7.80000
May 2012 .....................      56,103      7.30362     7.80000
June 2012 ....................      53,829      7.30844     7.80000
July 2012 ....................      51,646      7.31444     7.80000
August 2012 ..................      49,551      7.31890     7.80000
September 2012 ...............      47,541      7.32358     7.80000
October 2012 .................      45,612      7.32940     7.80000
November 2012 ................      43,761      7.33393     7.80000
December 2012 ................      41,985      7.33825     7.80000
January 2013 .................      40,281      7.34464     7.80000
February 2013 ................      38,645      7.34896     7.80000
March 2013 ...................      37,075      7.33152     7.80000
April 2013 ...................      35,569      7.24049     7.80000
May 2013 .....................      34,124      7.24174     7.80000
June 2013 ....................      32,737      7.24362     7.80000
July 2013 ....................      31,406      7.24487     7.80000
August 2013 ..................      30,129      7.24676     7.80000
September 2013 ...............      28,904      7.24835     7.80000
October 2013 .................      27,728      7.24960     7.80000
November 2013 ................      26,600      7.25149     7.80000
December 2013 ................      25,518      7.25273     7.80000
January 2014 .................      24,479      7.25462     7.80000
February 2014 ................      23,483      7.25621     7.80000
March 2014 ...................      22,526      7.25677     7.80000
April 2014 ...................      21,609      7.25925     7.80000
May 2014 and thereafter ......           0      0.00000     0.00000

     The Group 2 Corridor Contract and the Group 3 Corridor Contract are scheduled to remain in effect up to and including the Distribution Date in April 2014 (the "Corridor Contract Termination Date").

     Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the Corridor Contract Administrator or the issuing entity, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

     In addition to the termination events specified above, it will be an additional termination event under each Corridor Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Corridor Contract Counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Corridor Contract Counterparty are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or
(B) no short-term rating is available from Moody's and the unsecured, long-term senior debt obligations of the Corridor Contract Counterparty are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (such an event a, "COLLATERALIZATION EVENT"), and the Corridor Contract Counterparty does not, within 30 days, (a) cause another entity to replace the Corridor Contract Counterparty that meets or exceeds the Corridor Contract Counterparty Ratings Requirement and that is approved by the Corridor Contract Administrator on terms substantially similar to each Corridor Contract;
(b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Corridor Contract Counterparty Ratings Requirement, to honor the Corridor Contract Counterparty's obligations under each Corridor Contract, provided that such other person is approved by the Corridor Contract Administrator; (c) post collateral satisfactory to Moody's; or (d) establish any other arrangement satisfactory to Moody's which will be sufficient to restore the immediately prior ratings of the Group 2 and Group 3 Certificates.

     "CORRIDOR CONTRACT COUNTERPARTY RATINGS REQUIREMENT" shall mean either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated "P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least "Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

     It will also be an additional termination event under the Corridor Contract in the event that the Corridor Contract Counterparty fails to satisfy the following ratings criteria: either (i) the unsecured, long-term senior debt obligations of the Corridor Contract Counterparty are rated at least "A2" by Moody's (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Corridor Contract Counterparty are rated at least "P-1" by Moody's (including if such rating is on watch for possible downgrade) or (ii) if the Corridor Contract Counterparty does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Corridor Contract Counterparty are rated at least "A1" by Moody's (including if such rating is on watch for possible downgrade); and the Corridor Contract Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by Moody's, as applicable, take the action described in either clause (a) or (b) above.

     Finally, it shall also be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

     If any Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee, on behalf of the issuing entity, and UBS Securities LLC, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the product of (i) the related Corridor Contract Notional Balance at the time of termination and (ii) 250, and (y) the aggregate Class Certificate Balance of the related classes of certificates at the time of termination and the denominator of which is the product of (a) the Corridor Contract Notional Balance at the time of termination and (b) 250, and with respect to UBS Securities LLC, a fraction, the numerator of which is the excess, if any, of (x) the product of (i) the related Corridor Contract Notional Balance at the time of Termination and (ii) 250, over (y) the aggregate Class Certificate Balance of the related classes of certificates at the time of termination and the denominator of which is the product of (a) the related Corridor Contract Notional Balance at the time of termination and (b) 250. The portion of any termination payment that is allocated to the issuing entity will be deposited by the Trustee in the Corridor Contract Reserve Fund and applied on future Distribution Dates to cover any Net Rate Carryover or Unpaid Realized Loss Amount on the related classes of certificates, until the Corridor Contract Termination Date. However, if such termination occurs, there can be no assurance that any such termination payment will be paid to the Trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

     The significance percentage for each Corridor Contract is less than 10% and in the aggregate, the significance percentage of for all of the Corridor Contracts with the Corridor Contract Counterparty is less than 10%. The "significance percentage" for each Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the Certificates related to the Corridor Contract. The "significance estimate" of each Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     Bear Stearns Financial Products Inc. or BSFP, will be the Corridor Contract Counterparty. The Corridor Contract Counterparty, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The Corridor Contract Counterparty engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. The Corridor Contract Counterparty has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty or the Corridor Contract Administrator. The holders of the offered certificates are not parties to or beneficiaries under any Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

     Each Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

PRINCIPAL

     The "PRINCIPAL DISTRIBUTION AMOUNT," with respect to each loan group and Distribution Date, is the excess, if any, of:

          (i) the aggregate Class Certificate Balance of the certificates related to such loan group immediately prior to such Distribution Date, over

          (ii) the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period), over (b) the Group 1 Overcollateralization Target Amount, the Group 2 Overcollateralization Target Amount or the Group 3 Overcollateralization Target Amount, as the case may be, for such Distribution Date.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "POOL PRINCIPAL BALANCE" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

     "PREPAYMENT PERIOD" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from January 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     "GROUP 1 SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the excess of:

     (1) the aggregate Class Certificate Balance of the Group 1 Senior Certificates immediately prior to such Distribution Date, over

     (2) the lesser of (A) the product of (i)(x) 77.7499828933% on any Distribution Date on or after the Group 1 Stepdown Date and prior to the Distribution Date in February 2012 or (y) 82.1999863147% on any Distribution Date on or after the Group 1 Stepdown Date and on or after the Distribution Date in February 2012 and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the Group 1 OC Floor.

     "GROUP 2 SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the excess of:

     (1) the aggregate Class Certificate Balance of the Group 2 Senior Certificates immediately prior to such Distribution Date, over

     (2) the lesser of (A) the product of (i)(x) 69.0014489458% on any Distribution Date on or after the Group 2 Stepdown Date and prior to the Distribution Date in February 2012 and (y) 75.2011591566% on any Distribution Date on or after the Distribution Date in February 2012 and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the Group 2 OC Floor.

     "GROUP 3 SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the excess of:

     (1) the aggregate Class Certificate Balance of the Group 3 Senior Certificates immediately prior to such Distribution Date, over

     (2) the lesser of (A) the product of (i)(x) 72.1248298294% on any Distribution Date on or after the Group 3 Stepdown Date and prior to the Distribution Date in February 2012 and (y) 77.6998638635% on any Distribution Date on or after the Distribution Date in February 2012 and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the Group 3 OC Floor.

     "GROUP 1 SUBORDINATED CLASS PRINCIPAL DISTRIBUTION AMOUNT" for any class of Group 1 Subordinated Certificates and Distribution Date will equal the excess of:

     (1) the sum of:

          (a) the aggregate Class Certificate Balance of the Group 1 Senior Certificates (after taking into account the distribution of the Group 1 Senior Principal Distribution Amount for such Distribution Date),

          (b) the aggregate Class Certificate Balance of any class(es) of Group 1 Subordinated Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Group 1 Subordinated Class Principal Distribution Amount(s) for such more senior class(es) of certificates for such Distribution Date), and

          (c) the Class Certificate Balance of such class of Group 1 Subordinated Certificates immediately prior to such Distribution Date, over

     (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Group 1 Subordinated Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the Group 1 OC Floor;

provided, however, that if such class of Group 1 Subordinated Certificates is the only class of Group 1 Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 until its Class Certificate Balance is reduced to zero.

     "GROUP 2 SUBORDINATED CLASS PRINCIPAL DISTRIBUTION AMOUNT" for any class of Group 2 Subordinated Certificates and Distribution Date will equal the excess of:

     (1) the sum of:

          (a) the aggregate Class Certificate Balance of the Group 2 Senior Certificates (after taking into account the distribution of the Group 2 Senior Principal Distribution Amount for such Distribution Date),

          (b) the aggregate Class Certificate Balance of any class(es) of Group 2 Subordinated Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Group 2 Subordinated Class Principal Distribution Amount(s) for such more senior class(es) of Certificates for such Distribution Date), and

          (c) the Class Certificate Balance of such class of Group 2 Subordinated Certificates immediately prior to such Distribution Date, over

     (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Group 2 Subordinated Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the Group 2 OC Floor;

provided, however, that if such class of Group 2 Subordinated Certificates is the only class of Group 2 Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 2 until its Class Certificate Balance is reduced to zero.

     "GROUP 3 SUBORDINATED CLASS PRINCIPAL DISTRIBUTION AMOUNT" for any class of Group 3 Subordinated Certificates and Distribution Date will equal the excess of:

     (1) the sum of:

          (a) the aggregate Class Certificate Balance of the Group 3 Senior Certificates (after taking into account the distribution of the Group 3 Senior Principal Distribution Amount for such Distribution Date),

          (b) the Class Certificate Balance of any class(es) of Group 3 Subordinated Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Group 3 Subordinated Class Principal Distribution Amount(s) for such more senior class(es) of Certificates for such Distribution Date), and

          (c) the Class Certificate Balance of such class of Group 3 Subordinated Certificates immediately prior to such Distribution Date, over

     (3) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Group 3 Subordinated Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the Group 3 OC Floor;

provided, however, that if such class of Group 3 Subordinated Certificates is the only class of Group 3 Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 3 until its Class Certificate Balance is reduced to zero.

     The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET SUBORDINATION PERCENTAGE" for each class of subordinated certificates will equal the respective percentages indicated in the following table:

                 Initial Target   Stepdown Target   Stepdown Target
                  Subordination    Subordination     Subordination
                   Percentage      Percentage (1)    Percentage (2)
                 --------------   ---------------   ---------------
Class 1-M-1...    4.3999779647%    10.9999449118%     8.7999559295%
Class 1-M-2...    3.7000362230%     9.2500905576%     7.4000724461%
Class 1-M-3...    2.7500144390%     6.8750360974%     5.5000288779%
Class 1-M-4...    2.2500308398%     5.6250770995%     4.5000616796%
Class 1-M-5...    1.7500472407%     4.3751181017%     3.5000944813%
Class 1-M-6...    1.1000509132%     2.7501272830%     2.2001018264%
Class 1-M-7...    0.5000000000%     1.2500000000%     1.0000000000%
Class 2-M-1...    6.3493987731%    15.8734969327%    12.6987975462%

Class 2-M-2...    3.3992871556%     8.4982178891%     6.7985743113%
Class 2-M-3...    2.8994495914%     7.2486239786%     5.7988991829%
Class 2-M-4...    2.0495728768%     5.1239321919%     4.0991457536%
Class 2-M-5...    1.5497353126%     3.8743382814%     3.0994706252%
Class 2-M-6...    1.0498977484%     2.6247443710%     2.0997954968%
Class 2-M-7...    0.5000000000%     1.2500000000%     1.0000000000%
Class 3-M-1...    5.2000954208%    13.0002385519%    10.4001908415%
Class 3-M-2...    4.4502561235%    11.1256403089%     8.9005122471%
Class 3-M-3...    3.0001896474%     7.5004741186%     6.0003792949%
Class 3-M-4...    1.9000191638%     4.7500479094%     3.8000383275%
Class 3-M-5...    1.1001325542%     2.7503313855%     2.2002651084%
Class 3-M-6...    0.5000000000%     1.2500000000%     1.0000000000%

----------
(1) For any Distribution Date occurring on or after the Distribution Date occurring in February 2009 and prior to the Distribution Date occurring in February 2012.

(2) For any Distribution Date occurring on or after the Distribution Date occurring in February 2012.

     The Initial Target Subordination Percentages will not be used to calculate distributions on the subordinated certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the subordinated certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of subordinated certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial related Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date.

     "GROUP 1 OC FLOOR" means an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the cut-off date.

     "GROUP 1 OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Group 1 Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the cut-off date and (b) on or after the Group 1 Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Group 1 Stepdown Date but prior to the Distribution Date in February 2012, an amount equal to 1.25% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Group 1 Stepdown Date and on or after the Distribution Date in February 2012, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the Group 1 OC Floor;

provided, however, that if a Group 1 Trigger Event is in effect on any Distribution Date, the Group 1 Overcollateralization Target Amount will be the Group 1 Overcollateralization Target Amount as in effect for the prior Distribution Date.

     "GROUP 1 STEPDOWN DATE" is the earlier to occur of:

          (1) the Distribution Date on which the aggregate Class Certificate Balance of the Group 1 Senior Certificates is reduced to zero, and

          (2) the later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due
     Date) over the aggregate Class Certificate Balance of the Group 1 Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to (a) on any Distribution Date prior to the Distribution Date in February 2012, 22.2500171067% and (b) on any Distribution Date on or after the Distribution Date in February 2012, 17.8000136853%.

     A "GROUP 1 TRIGGER EVENT" with respect to any Distribution Date on or after the Group 1 Stepdown Date consists of either a Group 1 Delinquency Trigger Event with respect to that Distribution Date or a Group 1 Cumulative Loss Trigger Event with respect to that Distribution Date.

     A "GROUP 1 DELINQUENCY TRIGGER EVENT" with respect to a Distribution Date on or after the Group 1 Stepdown Date occurs if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans in Loan Group 1 equals or exceeds the product of 38% and the Group 1 Senior Enhancement Percentage for such Distribution Date.

     The "GROUP 1 SENIOR ENHANCEMENT PERCENTAGE" with respect to a Distribution Date on or after the Group 1 Stepdown Date is equal to a fraction (expressed as a percentage) of:

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date over

               (b) (i) before the aggregate Class Certificate Balance of the Group 1 Senior Certificates has been reduced to zero, the aggregate Class Certificate Balance of the Group 1 Senior Certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of Group 1 Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date.

     A "GROUP 1 CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Group 1 Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 1 from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries related to Loan Group 1 received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, as set forth below:

DISTRIBUTION DATE                PERCENTAGE
-----------------                ----------
February 2008 - January 2009..   0.20% with respect to February 2008, plus an additional
                                    1/12th of 0.30% for each month thereafter through
                                    January 2009

February 2009 - January 2010..   0.50% with respect to February 2009, plus an additional
                                    1/12th of 0.40% for each month thereafter through
                                    January 2010

February 2010 - January 2011..   0.90% with respect to February 2010, plus an additional
                                    1/12th of 0.40% for each month thereafter through
                                    January 2011

February 2011 - January 2012..   1.30% with respect to February 2011, plus an additional
                                    1/12th of 0.50% for each month thereafter through
                                    January 2011

February 2012 - January 2013..   1.80% with respect to February 2012, plus an additional
                                    1/12th of 0.20% for each month thereafter through
                                    January 2012

February 2013 and thereafter..   2.00%

     "GROUP 2 OC FLOOR" means an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the cut-off date.

     "GROUP 2 OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Group 2 Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the cut-off date and (b) on or after the Group 2 Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Group 2 Stepdown Date but prior to the Distribution Date in February 2012, an amount equal to 1.25% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Group 2 Stepdown Date and on or after the Distribution Date in February 2012, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the Group 2 OC Floor;

provided, however, that if a Group 2 Trigger Event is in effect on any Distribution Date, the Group 2 Overcollateralization Target Amount will be the Group 2 Overcollateralization Target Amount as in effect for the prior Distribution Date.

     "GROUP 2 STEPDOWN DATE" is the earlier to occur of:

          (1) the Distribution Date on which the aggregate Class Certificate Balance of the Group 2 Senior Certificates is reduced to zero, and

          (2) the later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due
     Date) over the aggregate Class Certificate Balance of the Group 2 Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to (a) on any Distribution Date prior to the Distribution Date in February 2012, 30.9985510542% and (b) on any Distribution Date on or after the Distribution Date in February 2012, 24.7988408434%.

     A "GROUP 2 TRIGGER EVENT" with respect to any Distribution Date on or after the Group 2 Stepdown Date consists of either a Group 2 Delinquency Trigger Event with respect to that Distribution Date or a Group 2 Cumulative Loss Trigger Event with respect to that Distribution Date.

     A "GROUP 2 DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Group 2 Stepdown Date occurs if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans in Loan Group 2 equals or exceeds the product of 28% and the Group 2 Senior Enhancement Percentage for such Distribution Date.

     The "GROUP 2 SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Group 2 Stepdown Date is equal to a fraction (expressed as a percentage) of:

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the preceding Distribution Date over

               (b) (i) before the aggregate Class Certificate Balance of the Group 2 Senior Certificates has been reduced to zero, the aggregate Class Certificate Balance of the Group 2

          Senior Certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of Group 2 Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the preceding Distribution Date.

     A "GROUP 2 CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Group 2 Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 2 from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries related to Loan Group 2 received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, as set forth below:

DISTRIBUTION DATE                PERCENTAGE
-----------------                ----------
February 2008 - January 2009..   0.20% with respect to February 2008, plus an additional
                                    1/12th of 0.30% for each month thereafter through
                                    January 2009

February 2009 - January 2010..   0.50% with respect to February 2009, plus an additional
                                    1/12th of 0.40% for each month thereafter through
                                    January 2010

February 2010 - January 2011..   0.90% with respect to February 2010, plus an additional
                                    1/12th of 0.35% for each month thereafter through
                                    January 2011

February 2011 - January 2012..   1.25% with respect to February 2011, plus an additional
                                    1/12th of 0.50% for each month thereafter through
                                    January 2011

February 2012 - January 2013..   1.75% with respect to February 2012, plus an additional
                                    1/12th of 0.15% for each month thereafter through
                                    January 2012

February 2013 and thereafter..   1.90%

     "GROUP 3 OC FLOOR" means an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the cut-off date.

     "GROUP 3 OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Group 3 Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the cut-off date and (b) on or after the Group 3 Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Group 3 Stepdown Date but prior to the Distribution Date in February 2012, an amount equal to 1.25% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Group 3 Stepdown Date and on or after the Distribution Date in February 2012, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the Group 3 OC Floor;

provided, however, that if a Group 3 Trigger Event is in effect on any Distribution Date, the Group 3 Overcollateralization Target Amount will be the Group 3 Overcollateralization Target Amount as in effect for the prior Distribution Date.

     "GROUP 3 STEPDOWN DATE" is the earlier to occur of:

          (1) the Distribution Date on which the aggregate Class Certificate Balance of the Group 3 Senior Certificates is reduced to zero, and

          (2) the later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated

     Principal Balance of the Mortgage Loans in Loan Group 3 as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate Class Certificate Balance of the Group 3 Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due
     Date) is greater than or equal to (a) on any Distribution Date prior to the Distribution Date in February 2012, 27.8751701706% and (b) on any Distribution Date on or after the Distribution Date in February 2012, 22.3001361365%.

     A "GROUP 3 TRIGGER EVENT" with respect to any Distribution Date on or after the Group 3 Stepdown Date consists of either a Group 3 Delinquency Trigger Event with respect to that Distribution Date or a Group 3 Cumulative Loss Trigger Event with respect to that Distribution Date.

     A "GROUP 3 DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Group 3 Stepdown Date occurs if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans in Loan Group 3 equals or exceeds the product of 30% and the Group 3 Senior Enhancement Percentage for such Distribution Date.

     The "GROUP 3 SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Group 3 Stepdown Date is equal to a fraction (expressed as a percentage) of:

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 for the preceding Distribution Date over

               (b) (i) before the aggregate Class Certificate Balance of the Group 3 Senior Certificates has been reduced to zero, the aggregate Class Certificate Balance of the Group 3 Senior Certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of Group 3 Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 for the preceding Distribution Date.

     A "GROUP 3 CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Group 3 Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 3 from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries related to Loan Group 3 received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3, as set forth below:

DISTRIBUTION DATE                PERCENTAGE
-----------------                ----------
February 2008 - January 2009..   0.20% with respect to February 2008, plus an additional
                                    1/12th of 0.25% for each month thereafter through
                                    January 2009

February 2009 - January 2010..   0.45% with respect to February 2009, plus an additional
                                    1/12th of 0.35% for each month thereafter through
                                    January 2010

February 2010 - January 2011..   0.80% with respect to February 2010, plus an additional
                                    1/12th of 0.35% for each month thereafter through
                                    January 2011

February 2011 - January 2012..   1.15% with respect to February 2011, plus an additional
                                    1/12th of 0.40% for each month thereafter through
                                    January 2011

February 2012 - January 2013..   1.55% with respect to February 2012, plus an additional
                                    1/12th of 0.15% for each month thereafter through
                                    January 2012

February 2013 and thereafter..   1.70%

     "UNPAID REALIZED LOSS AMOUNT" means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

     The "ROLLING SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Group 1 Stepdown Date, the Group 2 Stepdown Date or the Group 3 Stepdown Date, as applicable, and any loan group, is the average of the Sixty-Day Delinquency Rates for such loan group and Distribution Date and the two immediately preceding Distribution Dates.

     The "SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Group 1 Stepdown Date, the Group 2 Stepdown Date or the Group 3 Stepdown Date, as applicable, and any loan group, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans in such loan group 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans in such loan group as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

     A "REALIZED LOSS" with respect to any Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

     "SUBSEQUENT RECOVERIES" are unexpected recoveries received after the determination by the master servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the master servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

RESIDUAL CERTIFICATES

     The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Class Certificate Balance will equal zero. The Class A-R Certificates will remain outstanding for so long as the trust fund will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain additional distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans in a loan group is generally expected to be higher than the weighted average of the Pass-Through Rates on the related classes of certificates. As a result, interest collections on the Mortgage Loans in a loan group net of Deferred Interest are expected to be generated in excess of the amount of interest payable to the holders of the related certificates and the related fees and expenses payable by the trust fund. The excess cashflow with respect to Loan Group 1, the excess cashflow with respect to Loan Group 2 and the excess cashflow with respect to Loan Group 3, as applicable, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

DISTRIBUTION OF AVAILABLE FUNDS FOR LOAN GROUP 1

     On each Distribution Date, the Available Funds with respect to Loan Group 1 will be distributed in the following amounts and order of priority:

          (1) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date;

          (2) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates, in that order, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date;

          (3) (A) for each Distribution Date prior to the Group 1 Stepdown Date or on which a Group 1 Trigger Event is in effect in an amount up to the Principal Distribution Amount for Loan Group 1 for such Distribution Date, sequentially:

                    (i) sequentially, (x) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero, and (y) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (ii) sequentially, to the Class 1-M-1, Class 1-M-2, Class
               1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

               (B) on each Distribution Date on or after the Group 1 Stepdown Date so long as a Group 1 Trigger Event is not in effect, sequentially:

                    (i) concurrently, to the Class 1-A-1, Class 1-A-2, Class
               1-A-3 Certificates, pro rata, in an amount up to the Group 1 Senior Principal Distribution Amount, until their respective Class Certificate Balances are reduced to zero; and

                    (ii) sequentially, to the Class 1-M-1, Class 1-M-2, Class
               1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates, in that order, in an amount up to the Group 1 Subordinated Class Principal Distribution Amount for each such class, until their respective Class Certificate Balances are reduced to zero;

          (4) sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount equal to the amount of Unpaid Realized Loss Amount for each such class;

          (5) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates, in that order, in an amount equal to the amount of Unpaid Realized Loss Amount for each such class;

          (6) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, in an amount equal to the amount of Net Rate Carryover for each such class;

          (7) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-M-7 Certificates, in that order, in an amount equal to the amount of Net Rate Carryover for each such class; and

          (8) to the Class 1-C and Class A-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

DISTRIBUTION OF AVAILABLE FUNDS FOR LOAN GROUP 2

     On each Distribution Date, the Available Funds with respect to Loan Group 2 will be distributed in the following amounts and order of priority:

          (1) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date;

          (2) sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, in that order, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date;

          (3) (A) for each Distribution Date prior to the Group 2 Stepdown Date or on which a Group 2 Trigger Event is in effect in an amount up to the Principal Distribution Amount for Loan Group 2 for such Distribution Date, sequentially:

                    (i) concurrently, to the Class 2-A-1, Class 2-A-2 and Class
               2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (ii) sequentially, to the Class 2-M-1, Class 2-M-2, Class
               2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

               (B) on each Distribution Date on or after the Group 2 Stepdown Date so long as a Group 2 Trigger Event is not in effect, sequentially:

                    (i) concurrently, to the Class 2-A-1, Class 2-A-2 and Class
               2-A-3 Certificates, pro rata, in an amount up to the Group 2 Senior Principal Distribution Amount, until their Class Certificate Balances are reduced to zero; and

                    (ii) sequentially, to the Class 2-M-1, Class 2-M-2, Class
               2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, in that order, in an amount up to the Group 2 Subordinated Class Principal Distribution Amount for each such class, until their respective Class Certificate Balances are reduced to zero;

          (4) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, in an amount equal to the amount of Unpaid Realized Loss Amount for each such class;

          (5) sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, in that order, in an amount equal to the amount of Unpaid Realized Loss Amount for each such class;

          (6) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, in an amount equal to the amount of Net Rate Carryover for each such class;

          (7) sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, in that order, in an amount equal to the amount of Net Rate Carryover for each such class; and

          (8) to the Class 2-C Certificates, in the amount specified in the pooling and servicing agreement.

DISTRIBUTION OF AVAILABLE FUNDS FOR LOAN GROUP 3

     On each Distribution Date, the Available Funds with respect to Loan Group 3 will be distributed in the following amounts and order of priority:

          (1) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date;

          (2) sequentially, to the Class 3-M-1, Class 3-M-2, Class 3-M-3, Class 3-M-4, Class 3-M-5 and Class 3-M-6 Certificates, in that order, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date;

          (3) (A) for each Distribution Date prior to the Group 3 Stepdown Date or on which a Group 3 Trigger Event is in effect in an amount up to the Principal Distribution Amount for Loan Group 3 for such Distribution Date, sequentially:

                    (i) concurrently, to the Class 3-A-1, Class 3-A-2 and Class
               3-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (ii) sequentially, to the Class 3-M-1, Class 3-M-2, Class
               3-M-3, Class 3-M-4, Class 3-M-5 and Class 3-M-6 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

               (B) on each Distribution Date on or after the Group 3 Stepdown Date or so long as a Group 3 Trigger Event is not in effect, sequentially:

                    (i) concurrently, to the Class 3-A-1, Class 3-A-2 and Class
               3-A-3 Certificates, pro rata, in an amount up to the Group 3 Senior Principal Distribution Amount, until their Class Certificate Balances are reduced to zero; and

                    (ii) sequentially, to the Class 3-M-1, Class 3-M-2, Class
               3-M-3, Class 3-M-4, Class 3-M-5 and Class 3-M-6 Certificates, in that order, in an amount up to the Group 3 Subordinated Class Principal Distribution Amount for each such class, until their respective Class Certificate Balances are reduced to zero;

          (4) sequentially, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, in that order, in an amount equal to the amount of Unpaid Realized Loss Amount for each such class;

          (5) sequentially, to the Class 3-M-1, Class 3-M-2, Class 3-M-3, Class 3-M-4, Class 3-M-5 and Class 3-M-6 Certificates, in that order, in an amount equal to the amount of Unpaid Realized Loss Amount for each such class;

          (6) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, in an amount equal to the amount of Net Rate Carryover for each such class;

          (7) sequentially, to the Class 3-M-1, Class 3-M-2, Class 3-M-3, Class 3-M-4, Class 3-M-5 and Class 3-M-6 Certificates, in that order, in an amount equal to the amount of Net Rate Carryover for each such class; and

          (8) to the Class 3-C Certificates, in the amount specified in the pooling and servicing agreement.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, an "INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for such Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          (1)  with an established place of business in London,

          (2)  which have been designated as such by the Trustee and

          (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

     The pooling and servicing agreement establishes an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the trustee on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

     In addition to the $1,000 deposit described in the second preceding paragraph, on the closing date the depositor shall cause to be deposited in the Carryover Reserve Fund an amount that is expected to be sufficient to cover any Net Rate Carryover on the interest-bearing certificates with respect to the first Distribution Date. On the first Distribution Date, such amount will be distributed, sequentially, as follows:

     - first to all of the classes of senior certificates, pro rata, based upon the amount of any Net Rate Carryover with respect to each such class of certificates, and

     - second, sequentially, to all of the classes of subordinated certificates, beginning with the class of subordinated certificates with the highest distribution priority in each loan group, in each case based upon the amount of any Net Rate Carryover with respect to each such class of certificates.

Any such amount deposited by the depositor as described in the first sentence of this paragraph that remains after payment of any Net Rate Carryover to the certificates on the first Distribution Date will be distributed to UBS Securities LLC and will not be available to cover any Net Rate Carryover on subsequent Distribution Dates.

CORRIDOR CONTRACT RESERVE FUND

     The Trustee will establish and maintain an account (the "Corridor Contract Reserve Fund") on behalf of the holders of the Group 2 and Group 3 Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, the Trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of each Corridor Contract for the related accrual period. On each Distribution Date, such amounts received in respect of a Corridor Contract will be distributed to the related class of certificates to the extent necessary and to the extent not previously distributed, as follows:

     - from amounts received under the Group 2 Corridor Contract, with respect to the Group 2 Certificates, sequentially as follows:

          (1) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, in that order, in an amount equal to the amount of any remaining Unpaid Realized Loss Amount for each such class;

          (2) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, in an amount equal to the amount of any remaining Net Rate Carryover for each such class;

          (3) sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, in that order, in an amount equal to the amount of any remaining Net Rate Carryover for each such class; and

          (4) to the Class 2-C Certificates, in the amount specified in the pooling and servicing agreement.

     - from amounts received under the Group 3 Corridor Contract, with respect to the Group 3 Certificates, sequentially as follows:

          (1) sequentially, to the Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-M-1, Class 3-M-2, Class 3-M-3, Class 3-M-4, Class 3-M-5 and Class 3-M-6 Certificates, in that order, in an amount equal to the amount of any remaining Unpaid Realized Loss Amount for each such class;

          (2) concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, in an amount equal to the amount of any remaining Net Rate Carryover for each such class;

          (3) sequentially, to the Class 3-M-1, Class 3-M-2, Class 3-M-3, Class 3-M-4, Class 3-M-5 and Class 3-M-6 Certificates, in that order, in an amount equal to the amount of any remaining Net Rate Carryover for each such class; and

          (4) to the Class 3-C Certificates, in the amount specified in the pooling and servicing agreement.

APPLIED REALIZED LOSS AMOUNTS

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the Group 1 Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class 1-M-7, Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2, Class 1-M-1, Class 1-A-3, Class 1-A-2 and Class 1-A-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero.

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the Group 2 Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class 2-M-7, Class 2-M-6, Class 2-M-5, Class 2-M-4, Class 2-M-3, Class 2-M-2, Class 2-M-1, Class 2-A-3, Class 2-A-2 and Class 2-A-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero.

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the Group 3 Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class 3-M-6, Class 3-M-5, Class 3-M-4, Class 3-M-3, Class 3-M-2, Class 3-M-1, Class 3-A-3, Class 3-A-2 and Class 3-A-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph or the two immediately preceding paragraphs is an "APPLIED REALIZED LOSS AMOUNT."

     Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

REPORTS TO CERTIFICATEHOLDERS

     The trustee may, at its option, make the information described in the prospectus under "Description of the Certificates--Reports to Certificateholders" available to certificateholders on the trustee's website (assistance in using the website service may be obtained by calling the trustee's customer service desk at (800) 254-2826). Parties that are unable to use the above distribution option are entitled to have a copy mailed to them via electronic mail by notifying the trustee at its Corporate Trust Office.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

     - Loan Group 1 consists of twenty-five Mortgage Loans with the following characteristics:


                                                 REMAINING
                                                    TERM
   ORIGINAL          CURRENT         CURRENT         TO                                       MAXIMUM
   PRINCIPAL        PRINCIPAL       MORTGAGE      MATURIT     EXPENSE FEE      GROSS          MORTGAGE
  BALANCE ($)      BALANCE ($)      RATE (%)      (MONTHS)      RATE (%)     MARGIN (%)       RATE (%)
-------------    --------------   ------------   ---------   ------------   ------------   -------------
 45,528,668.00    45,526,147.99   1.4889378599      360      0.4104527805   3.0978095445    9.9500000000
  5,322,702.00     5,312,105.40   2.2838445986      359      0.3994311529   3.2077130889    9.9500000000
  3,632,100.00     3,632,100.00   2.1255953856      360      0.3840000000   3.1702458633    9.9500000000
 69,024,921.00    68,788,847.30   7.4653313921      358      0.4270719988   3.0898958985    9.9726357347
    291,200.00       290,506.06   7.2500000000      359      0.3840000000   2.9000000000    9.9500000000
 38,012,040.00    38,012,040.00   1.7004536589      360      0.4210078533   3.0379051874    9.9585674960
    873,670.00       873,315.56   1.8011502165      360      0.3840000000   3.1400920694    9.9500000000
  1,849,800.00     1,849,800.00   2.8096145529      360      0.4642092118   3.2153205752    9.9500000000
 22,454,294.00    22,454,367.89   7.1928055532      358      0.4887444075   3.0000958134   10.0016773163
 16,076,975.00    16,074,733.74   1.3196814922      360      0.4237754472   3.0805542404    9.9500000000
  5,869,350.00     5,858,542.09   2.0995678205      359      0.4461500032   3.4179754138    9.9500000000
  3,073,360.00     3,073,360.00   1.7945115444      360      0.3840000000   3.2332289416    9.9500000000
    563,000.00       563,000.00   1.7500000000      360      0.3840000000   3.0500000000    9.9500000000
 32,504,637.00    32,483,652.96   7.5530684641      358      0.4155465274   3.1882171398    9.9557170614
 68,670,199.00    68,670,199.00   1.4044786043      360      0.4032416270   3.1106449735    9.9577034872
    879,500.00       878,028.91   3.2720423380      359      0.7323831274   4.1721127275    9.9500000000
  3,962,700.00     3,962,700.00   2.5335188129      360      0.3840000000   3.9731868423    9.9500000000
 11,982,775.00    11,955,826.63   6.5851299750      359      0.3840000000   3.1101299750    9.9500000000
  3,774,267.00     3,774,267.00   3.3925277743      360      1.0734993545   4.1905193843   10.0237726027
    459,000.00       459,000.00   3.0000000000      360      0.3840000000   3.5750000000    9.9500000000
  5,115,840.00     5,110,924.18   7.5253994323      359      1.0763809150   4.0925678024   10.1379241569
127,123,613.00   127,106,631.70   1.2663037937      360      0.3897558129   3.1435083791    9.9500000000
 16,180,206.00    16,148,071.08   1.6804422623      359      0.4029130237   3.5803942282    9.9500000000
 33,597,466.00    33,597,466.00   1.9166749213      360      0.3840000000   3.6130238453    9.9500000000
 50,266,602.00    50,162,952.56   6.6586268573      359      0.4054587186   3.1830678204    9.9740379209

                                                                          ORIGINAL
                                  MONTHS                    MAXIMUM       MONTHLY
                                  TO NEXT    MONTHS TO      MAMOUNT      SCHEDULED
   ORIGINAL         MINIMUM       PAYMENT    NEXT RATE     NEGATIVE     PRINCIPAL &
   PRINCIPAL       MORTGAGE     ADJUSTMENT   ADJUSTENT   AMORTIZATION     INTEREST
  BALANCE ($)      RATE (%)        DATE         DATE          (%)       PAYMENT ($)    MORTGAGE INDEX
-------------    ------------   ----------   ---------   ------------   -----------   ---------------
 45,528,668.00   3.0978095445       13           1            115        156,887.08   One-Month LIBOR
  5,322,702.00   3.2077130889       12           2            115         20,437.82   One-Month LIBOR
  3,632,100.00   3.1702458633       13           3            115         13,654.21   One-Month LIBOR
 69,024,921.00   3.0898958985       11           1            115        239,874.85   One-Month LIBOR
    291,200.00   2.9000000000       12           1            115            936.61   One-Month LIBOR
 38,012,040.00   3.0379051874       13           1            115        134,874.57   One-Month LIBOR
    873,670.00   3.1400920694       14           2            115          3,143.07   One-Month LIBOR
  1,849,800.00   3.2153205752       13           3            115          7,610.18   One-Month LIBOR
 22,454,294.00   3.0000958134       11           1            115         79,572.31   One-Month LIBOR
 16,076,975.00   3.0805542404       13           1            114         54,104.49   One-Month LIBOR
  5,869,350.00   3.4179754138       12           2            115         21,987.66   One-Month LIBOR
  3,073,360.00   3.2332289416       13           3            115         11,046.53   One-Month LIBOR
    563,000.00   3.0500000000       14           4            115          2,011.28   One-Month LIBOR
 32,504,637.00   3.1882171398       11           1            115        109,632.82   One-Month LIBOR
 68,670,199.00   3.1106449735       13           1            115        233,859.97   One-Year MTA
    879,500.00   4.1721127275       12           2            115          3,838.29   One-Year MTA
  3,962,700.00   3.9731868423       13           3            114         15,726.60   One-Year MTA
 11,982,775.00   3.1101299750       12           1            115         40,083.60   One-Year MTA
  3,774,267.00   4.1905193843       13           1            115         16,722.53   One-Year MTA
    459,000.00   3.5750000000       14           2            115          1,935.16   One-Year MTA
  5,115,840.00   4.0925678024       12           1            115         22,626.98   One-Year MTA
127,123,613.00   3.1435083791       13           1            115        424,615.62   One-Year MTA
 16,180,206.00   3.5803942282       12           2            115         57,252.84   One-Year MTA
 33,597,466.00   3.6130238453       13           3            115        122,787.51   One-Year MTA
 50,266,602.00   3.1830678204       12           1            115        166,903.31   One-Year MTA

               - Loan Group 2 consists of thirteen Mortgage Loans
                      with the following characteristics:

                                                REMAIN-
                                               ING TERM
  ORIGINAL         CURRENT        CURRENT         TO                                       MAXIMUM
  PRINCIPAL       PRINCIPAL       MORTGAGE     MATURITY    EXPENSE FEE       GROSS        MORTGAGE
 BALANCE ($)     BALANCE ($)      RATE (%)     (MONTHS)     RATE (%)      MARGIN (%)      RATE (%)
-------------   -------------   ------------   --------   ------------   ------------   ------------
29,494,041.00   29,494,041.00   1.5697383499      360     0.4128095484   3.9119716420   9.9500000000
   538,000.00      536,784.58   1.7500000000      359     0.3840000000   3.6000000000   9.9500000000
 1,131,420.00    1,131,420.00   2.4839979848      360     0.6377519223   4.4686827173   9.9500000000
53,785,508.00   53,689,244.23   6.9273144239      359     0.3991507638   3.8025953180   9.9724958092
28,520,616.00   28,511,733.01   1.4768258451      360     0.3988483082   3.8729945311   9.9500000000
 3,312,150.00    3,304,904.54   2.1736179315      359     0.3840000000   3.7362040151   9.9500000000
 5,768,200.00    5,768,200.00   2.5409616518      360     0.5128942824   4.0235095004   9.9500000000
   128,250.00      128,250.00   4.7500000000      360     1.1740000000   4.3000000000   9.9500000000
45,063,548.00   44,979,901.83   6.8693422572      359     0.3895755169   3.7946990730   9.9496938716
26,426,915.00   26,424,134.06   1.5207175905      360     0.4272519581   4.0855398890   9.9658945606
 6,162,466.00    6,149,963.84   1.9323021613      359     0.4242567342   4.0842522953   9.9500000000
 4,342,820.00    4,342,820.00   2.3513949461      360     0.6065121004   4.2633067914   9.9500000000
57,298,076.00   57,223,616.94   7.1755704195      358     0.4165998056   4.0910417569   9.9817305784

                                             MONTHS                  ORIGINAL
                                MONTHS TO   TO NEXT    MAXIMUM       MONTHLY
                                  NEXT        RATE      AMOUNT      SCHEDULED
  ORIGINAL         MINIMUM       PAYMENT    ADJUST-    NEGATIVE    PRINCIPAL &
  PRINCIPAL       MORTGAGE     ADJUSTMENT     MENT     AMORTI-       INTEREST
 BALANCE ($)      RATE (%)        DATE        DATE    ZATION (%)   PAYMENT ($)       MORTGAGE INDEX
-------------   ------------   ----------   -------   ----------   -----------   ----------------------
29,494,041.00   3.9119716420       13          1        115         102,779.80   Eleventh District COFI
   538,000.00   3.6000000000       12          2        115           1,921.97   Eleventh District COFI
 1,131,420.00   4.4686827173       13          3        115           4,461.07   Eleventh District COFI
53,785,508.00   3.8025953180       12          1        115         182,869.76   Eleventh District COFI
28,520,616.00   3.8729945311       13          1        115          98,113.57   Eleventh District COFI
 3,312,150.00   3.7362040151       12          2        115          12,531.91   Eleventh District COFI
 5,768,200.00   4.0235095004       13          3        115          22,914.40   Eleventh District COFI
   128,250.00   4.3000000000       14          4        115             669.01   Eleventh District COFI
45,063,548.00   3.7946990730       12          1        115         155,229.61   Eleventh District COFI
26,426,915.00   4.0855398890       13          1        114          91,467.57   Eleventh District COFI
 6,162,466.00   4.0842522953       12          2        115          22,569.62   Eleventh District COFI
 4,342,820.00   4.2633067914       13          3        115          16,825.74   Eleventh District COFI
57,298,076.00   4.0910417569       11          1        115         197,434.15   Eleventh District COFI

             - Loan Group 3 consists of thirty-three Mortgage Loans
                      with the following characteristics:

                                                REMAIN-
                                               ING TERM
  ORIGINAL         CURRENT        CURRENT         TO                                       MAXIMUM
  PRINCIPAL       PRINCIPAL       MORTGAGE     MATURITY    EXPENSE FEE       GROSS         MORTGAGE
 BALANCE ($)     BALANCE ($)      RATE (%)     (MONTHS)     RATE (%)      MARGIN (%)       RATE (%)
-------------   -------------   ------------   --------   ------------   ------------   ------------
 1,034,400.00    1,034,400.00   2.8032675947      360     0.3840000000   3.9033860209    9.9500000000
   178,581.00      178,356.32   4.7500000000      359     1.1840000000   3.7250000000    9.9500000000
   416,600.00      416,600.00   3.2500000000      360     0.3840000000   4.3500000000    9.9500000000
 9,648,509.00    9,643,695.75   7.1353851214      358     0.6065733763   4.0169839410    9.9500000000
   137,700.00      137,372.61   7.2500000000      358     0.3840000000   4.1750000000    9.9500000000
 3,976,965.00    3,971,654.99   3.1324859180      359     0.5364714051   4.0156708074    9.9987957792
   732,600.00      731,348.16   3.0288879376      359     0.3840000000   3.8250000000    9.9500000000
15,862,266.00   15,855,711.28   7.1545501024      358     0.6236069316   4.0817456978    9.9867427036
 3,981,943.00    3,975,316.17   2.7567726107      359     0.6243260632   4.3059310731    9.9500000000
   240,440.00      239,884.38   3.7500000000      359     0.3840000000   3.0500000000    9.9500000000
20,618,853.00   20,622,048.37   7.4619725115      358     0.6522743408   4.3723704036   10.0790354007
 5,332,551.00    5,331,354.88   2.7369459403      360     0.4989488250   3.2969572052    9.9500000000
 1,141,023.00    1,139,313.51   3.7890869762      359     0.3840000000   3.2955093535    9.9500000000
   435,300.00      435,300.00   3.7500000000      360     0.3840000000   3.6250000000    9.9500000000
19,603,760.75   19,603,088.70   7.8191435233      358     0.6938578768   3.4342555784   10.0166116094
 5,522,737.00    5,521,720.50   3.1757632766      360     0.6908902812   3.3591322370    9.9500000000
 1,230,100.00    1,228,256.32   3.8700133810      359     0.9384692440   3.5338671182    9.9500000000
   235,600.00      235,600.00   4.8750000000      360     1.3040000000   3.9000000000    9.9500000000
37,497,612.00   37,499,003.13   7.5403647785      358     0.6864833150   3.2152093702    9.9753540568
 2,718,765.00    2,715,472.12   3.0779566179      359     0.6233598090   3.7031930727    9.9500000000
   890,625.00      889,305.17   3.8794754153      359     0.6086967661   3.8240818742    9.9500000000
   759,785.00      759,785.00   3.3126578572      360     0.3840000000   3.3031960357    9.9500000000
15,269,816.00   15,242,072.59   7.8022135776      358     0.6559226430   3.4536452905    9.9930895084
 1,015,489.00    1,015,489.00   2.6698634845      360     0.3840000000   3.2245918961    9.9500000000
 1,184,400.00    1,182,234.62   6.6775059601      359     0.5933278204   3.2025059601    9.9500000000
30,024,790.00   30,024,790.00   3.1698216416      360     0.7558868912   3.7449396274    9.9847015333
 1,686,300.00    1,633,446.71   3.1284945026      359     0.3840000000   3.4755341948    9.9500000000
 1,372,055.00    1,372,055.00   3.7500000000      360     0.7134182813   3.9497099242    9.9500000000
39,670,190.00   39,616,013.22   7.1981536650      359     0.7530873883   3.7618907303   10.1261307353
 2,048,610.00    2,048,610.00   2.9591198422      360     0.3840000000   3.3363114502    9.9500000000
   596,250.00      594,939.53   3.5011173615      359     0.3840000000   3.5244413193    9.9500000000
   584,900.00      584,900.00   2.6038211660      360     0.3840000000   3.7122926996    9.9500000000
 4,308,232.00    4,303,430.90   6.8478178725      358     0.5090486673   3.3648550332    9.9500000000

                                             MONTHS                  ORIGINAL
                                MONTHS TO   TO NEXT    MAXIMUM       MONTHLY
                                  NEXT        RATE      AMOUNT      SCHEDULED
  ORIGINAL         MINIMUM       PAYMENT    ADJUST-    NEGATIVE    PRINCIPAL &
  PRINCIPAL       MORTGAGE     ADJUSTMENT     MENT     AMORTI-       INTEREST
 BALANCE ($)      RATE (%)        DATE        DATE    ZATION (%)   PAYMENT ($)       MORTGAGE INDEX
-------------   ------------   ----------   -------   ----------   -----------   ----------------------
 1,034,400.00   3.9033860209       13          1          115         4,252.09   Eleventh District COFI
   178,581.00   3.7250000000       12          2          115           931.56   Eleventh District COFI
   416,600.00   4.3500000000       13          3          115         1,813.07   Eleventh District COFI
 9,648,509.00   4.0169839410       11          1          115        39,259.68   Eleventh District COFI
   137,700.00   4.1750000000       11          1          115           618.33   Eleventh District COFI
 3,976,965.00   4.0156708074       12          1          115        17,052.54   Eleventh District COFI
   732,600.00   3.8250000000       12          2          115         3,100.10   Eleventh District COFI
15,862,266.00   4.0817456978       11          1          115        64,756.61   Eleventh District COFI
 3,981,943.00   4.3059310731       12          1          115        16,270.22   Eleventh District COFI
   240,440.00   3.0500000000       12          2          115         1,113.52   Eleventh District COFI
20,618,853.00   4.3723704036       11          1          115        83,480.82   Eleventh District COFI
 5,332,551.00   3.2969572052       13          1          115        21,732.81   One-Month LIBOR
 1,141,023.00   3.2955093535       12          2          115         5,309.59   One-Month LIBOR
   435,300.00   3.6250000000       13          3          115         2,015.94   One-Month LIBOR
19,603,760.75   3.4342555784       11          1          115        81,387.65   One-Month LIBOR
 5,522,737.00   3.3591322370       13          1          115        23,810.86   One-Month LIBOR
 1,230,100.00   3.5338671182       12          2          115         5,780.88   One-Month LIBOR
   235,600.00   3.9000000000       13          3          115         1,246.81   One-Month LIBOR
37,497,612.00   3.2152093702       11          1          115       153,580.84   One-Month LIBOR
 2,718,765.00   3.7031930727       12          1          115        11,577.05   One-Month LIBOR
   890,625.00   3.8240818742       12          2          115         4,190.33   One-Month LIBOR
   759,785.00   3.3031960357       13          3          115         3,332.82   One-Month LIBOR
15,269,816.00   3.4536452905       11          1          115        61,266.68   One-Month LIBOR
 1,015,489.00   3.2245918961       13          1          115         4,102.67   One-Year MTA
 1,184,400.00   3.2025059601       12          1          115         4,993.48   One-Year MTA
30,024,790.00   3.7449396274       13          1          115       129,352.20   One-Year MTA
 1,686,300.00   3.4755341948       12          2          115         7,226.90   One-Year MTA
 1,372,055.00   3.9497099242       13          3          115         6,354.20   One-Year MTA
39,670,190.00   3.7618907303       12          1          115       169,429.31   One-Year MTA
 2,048,610.00   3.3363114502       13          1          115         8,591.92   One-Year MTA
   596,250.00   3.5244413193       12          2          115         2,677.80   One-Year MTA
   584,900.00   3.7122926996       13          3          115         2,342.76   One-Year MTA
 4,308,232.00   3.3648550332       11          1          115        17,865.06   One-Year MTA

-    the Mortgage Loans prepay at the specified constant percentages of CPR,

- no defaults or delinquencies in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

- scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

- there are no net interest shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

- the scheduled monthly payment for each Mortgage Loan (i) prior to its next payment adjustment date, is the original monthly scheduled principal and interest payment for such Mortgage Loan and (ii) on each payment adjustment date, is calculated based on its principal balance, mortgage rate and remaining term to maturity so that such Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, subject to, except that
     (a) the amount of the monthly payment (with the exception of each fifth payment change date or the final payment change date) will not increase by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (b) on the fifth payment adjustment date and on the same day every fifth year thereafter and on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in clause
     (a) above and (c) if the unpaid principal balance exceeds the Maximum Negative Amortization percentage of the original principal balance due to Deferred Interest, the monthly payment will be recast without regard to the limitation in clause (a) to amortize fully the then unpaid principal balance of the Negative Amortization Loan over its remaining term to maturity,

- the initial Class Certificate Balance of each class of offered certificates is as set forth on the cover page hereof,

- the level of One-Month LIBOR remains constant at 4.56% per annum, One-Year MTA remains constant at 3.62% per annum and Eleventh District COFI remains constant at 3.19% per annum,

- the Pass-Through Margins on the LIBOR Certificates remain constant at the margins applicable on or prior to the related Optional Termination Date and the Pass-Through Margins on the LIBOR Certificates are adjusted accordingly on any Distribution Date after the related Optional Termination Date,

- distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

-    the closing date of the sale of the certificates is January 30, 2006,

-    no seller is required to repurchase or substitute for any Mortgage Loan,

- the Class 1-C, Class 1-P, Class 2-C, Class 2-P, Class 3-C and Class 3-P Certificates do not have initial Class Certificate Balances,

- the master servicer does not exercise the option to repurchase the Mortgage Loans described under "Servicing of the Mortgage Loans -- Certain Modifications and Refinancings," "Description of Certificates -- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in this prospectus supplement,

- the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates and Minimum Mortgage Rates (as applicable).

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any constant prepayment rate.

     While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the trust fund any Mortgage Loan which is delinquent in payment by 151 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

OPTIONAL TERMINATION

     The master servicer will have the right to purchase all remaining Mortgage Loans and mortgage property that the master servicer or its designee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan ("REO PROPERTY" ) in the issuing entity relating to a loan group and thereby effect early retirement of all the certificates, on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in that loan group is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date (each an "OPTIONAL TERMINATION DATE"). The master servicer is an affiliate of the Sellers and the Depositor.

     In the event the option is exercised by the master servicer, the purchase will be made at a price equal to the sum of:

     - 100% of the Stated Principal Balance of each Mortgage Loan in the applicable loan group (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

     - the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) relating to that loan group.

     Notice of any termination, specifying the Distribution Date on which related certificateholders may surrender their certificates for payment of the final distribution and cancellation, will be given promptly by the trustee by letter to related certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on related certificates will be made upon presentation and surrender of the certificates at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office therein specified.

     In the event a notice of termination is given, the master servicer will cause all funds in the Certificate Account to be remitted to the trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the applicable certificates. At or prior to the time of making the final payment on the applicable certificates, the master servicer as agent of the trustee will sell all of the assets in respect of the applicable loan group to the master servicer for cash. Proceeds from a purchase will be distributed to the applicable certificateholders in the priority described above under

"-- Distributions" and will reflect the current Class Certificate Balance and other entitlements of each class at the time of liquidation.

     The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan; provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in (x) a final distribution on any NIM Insurer guaranteed notes that is sufficient to pay such notes in full and (y) payment of any amounts due and payable to the NIM Insurer pursuant to the indenture related to such notes. The NIM Insurer may also have the right to purchase all remaining Mortgage Loans and REO Properties in the trust fund. Distributions on the certificates in respect of any optional termination will first be paid to the senior certificates and then to the subordinated certificates. The proceeds from any optional termination distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

     Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the related certificates. At the time of the making of the final payment on the certificates, the trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

     Any Interest Carryover Shortfall Amounts remaining unpaid when the certificates are retired will be extinguished.

EVENTS OF DEFAULT; REMEDIES

     In addition to the Events of Default described in the prospectus, an Event of Default will consist of the failure by the master servicer to reimburse, in full, the trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the trustee together with accrued and unpaid interest. If the master servicer fails to make the required reimbursement, so long as the Event of Default has not been remedied, the trustee may, but the certificateholders may not, terminate the master servicer without the consent of the certificateholders. Additionally, if the master servicer fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders terminate the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE SELLERS

     The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Pooling and Servicing Agreement -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to each seller.

THE TRUSTEE

     The Bank of New York, a banking corporation organized under the laws of the State of New York, will be the trustee under the Pooling and Servicing Agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Bank of New York is one of the largest corporate trust providers of trust services on securitization transactions. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The offered certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention:
Corporate Trust Administration or another address that the Trustee may designate from time to time.

     The trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the pooling and servicing agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the trustee will not be liable, individually or as trustee,

     - for an error of judgment made in good faith by a responsible officer of the trustee, unless the trustee was grossly negligent or acted in bad faith or with willful misfeasance,

     - with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of each class of certificates evidencing not less than 25% of the Voting Rights of the class relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

     - for any action taken or suffered or omitted by it under the pooling and servicing agreement in good faith and in accordance with an opinion of counsel, or

     - for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

     The trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

     The trustee may at any time resign by giving written notice of resignation to the depositor, the master servicer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     The depositor or the master servicer may remove the trustee and appoint a successor trustee if:

     - the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

     - the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

     - (A) a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located, (B) the imposition of the tax would be avoided by the appointment of a different trustee and (C) the trustee fails to indemnify the issuing entity against the tax.

     The holders of certificates evidencing at least 51% of the Voting Rights of each class of certificates may at any time remove the trustee and appoint a successor trustee. In addition, if the trustee fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the Depositor, may, without the consent of any of the certificate holders, terminate the trustee. Notice of any removal of the trustee shall be given to each Rating Agency by the successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

     A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- REMIC Certificates--b. Residual Certificates--Tax-Related Restrictions on Transfers of Residual Certificates--Disqualified Organizations," "--Noneconomic Residual Certificates" and "--Foreign Investors." The Class A-R Certificates (in addition to other ERISA restricted classes of certificates, as described in the pooling and servicing agreement) may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

OWNERSHIP OF THE RESIDUAL CERTIFICATES

     On the Closing Date, the Class A-R Certificates (except as described below) will be acquired by CW Securities Holdings, Inc., an affiliate of the Depositor, the Sellers and the master servicer.

     The trustee will be initially designated as "tax matters person" under the pooling and servicing agreement and in that capacity will hold a Class A-R Certificate in the amount of $0.01. As tax matters person, the trustee will be responsible for various tax administrative matters relating to the issuing entity, including the making of a REMIC election with respect to each REMIC created under the pooling and servicing agreement and the preparation and filing of tax returns with respect to each such REMIC.

RESTRICTIONS ON INVESTMENT, SUITABILITY REQUIREMENTS

     An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under "Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates.

RIGHTS OF THE NIM INSURER UNDER THE POOLING AND SERVICING AGREEMENT

     After the closing date, a separate trust or trusts may be established to issue net interest margin securities secured by all or a portion of the Class 1-C, Class 1-P, Class 2-C, Class 2-P, Class 3-C and Class 3-P Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the "NIM INSURER") that would issue a policy will be a third party beneficiary of the pooling and servicing agreement and will have a number of rights under the pooling and servicing agreement, which will include the following:

     - the right to consent to the master servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

     - the right to direct the trustee to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the issuing entity and the assets of the issuing entity following the occurrence of an event of default under the pooling and servicing agreement;

     - the right to approve or reject the appointment of any successor servicer other than the trustee, if the master servicer is required to be replaced and the trustee is unwilling or unable to act as successor servicer;

     - the right to consent to any amendment to the pooling and servicing agreement; and

     - each of the rights under "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

     You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the master servicer. Except for certain of the Mortgage Loans in each loan group, each of which has a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging up to three years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment charge. Because certain of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The holders of the related Class P Certificates will be entitled to all prepayment charges received on the related Mortgage Loans and those amounts will not be available for distribution on the other classes of certificates. The Mortgage Loans are subject to the "due-on-sale" provisions included therein.

     The negative amortization feature of the Mortgage Loans may affect the yields on the certificates. As a result of the negative amortization of the Mortgage Loans, the pass-through rates on the LIBOR Certificates, may be limited by the Net Funds Cap as described in this prospectus supplement under "Description of the Certificates--Interest." During periods in which the outstanding principal balance of a Mortgage Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of that Mortgage Loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Mortgage
Loan) in a single payment at the maturity of the Mortgage Loan. Because the borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Mortgage Loans is greater than that associated with fully amortizing mortgage loans.

     In addition, because the mortgage rates on the Mortgage Loans adjust at a different time than the monthly payments thereon, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Mortgage Loans over its then remaining term at the applicable mortgage rate. Accordingly, the Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, Deferred Interest is added to the principal balance of such Mortgage Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

     Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loans and any optional purchase of the remaining Mortgage Loans in connection with the termination of the issuing entity, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described under "The Mortgage Pool -- General" and "-- Underwriting Process" in this prospectus supplement. In addition, Countrywide Home Loans' Streamlined Documentation Program may affect the rate of prepayments on the Mortgage Loans. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 50% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee after the closing date. Should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within that period, Countrywide Home Loans will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

     The rate of prepayment may affect the pass-through rates on the offered certificates. Prepayments of Mortgage Loans with Mortgage Rates in excess of the then-current Net Funds Cap may limit the pass-through rate on the related classes of offered certificates. Mortgage loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related subordinated certificates.

     The timing of changes in the rate of prepayments relative to the creation of deferred interest on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. The use of all principal collections on the mortgage loans in a loan group to offset the deferred interest on the mortgage loans may affect the weighted average lives and yields to maturity of the related certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the class of certificates referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "-- Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates -- Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective initial Class Certificate Balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the related Prepayment Assumption, see the decrement tables under the next heading.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates (other than the Class A-R Certificates) that would be outstanding after each of the dates shown at various constant percentages of the related Prepayment Assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

                   PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                 CLASS 1-A-1, CLASS 1-A-2 AND   CLASS 2-A-1, CLASS 2-A-2 AND
                                         CLASS 1-A-3                    CLASS 2-A-3
                                      PERCENTAGE OF CPR              PERCENTAGE OF CPR
                                 ----------------------------   ----------------------------
DISTRIBUTION DATE                 5%    15%   25%   35%   50%    5%    15%   25%   35%   50%
-----------------                ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
Initial Percent...............    100   100   100   100   100    100   100   100   100   100
January 2007..................     97    86    75    64    47     97    86    74    62    45
January 2008..................     95    74    56    39    19     95    73    54    37    16
January 2009..................     92    63    41    23     5     92    62    38    20     1
January 2010..................     90    54    30    17     5     89    52    28    16     1
January 2011..................     86    45    23    11     3     86    43    21    10     1
January 2012..................     80    36    17     7     1     79    34    16     7     1
January 2013..................     74    32    13     5     0     73    30    13     5     0
January 2014..................     68    26    10     3     0     67    25     9     3     0
January 2015..................     63    22     7     2     0     62    21     7     2     0
January 2016..................     58    18     5     1     0     56    17     5     1     0
January 2017..................     53    15     4     0     0     51    14     4     0     0
January 2018..................     48    13     3     0     0     46    12     3     0     0
January 2019..................     44    10     2     0     0     42    10     2     0     0
January 2020..................     41     9     1     0     0     39     8     1     0     0
January 2021..................     37     7     1     0     0     35     7     1     0     0
January 2022..................     34     6     0     0     0     32     5     0     0     0
January 2023..................     31     5     0     0     0     29     4     0     0     0
January 2024..................     28     4     0     0     0     27     4     0     0     0
January 2025..................     25     3     0     0     0     24     3     0     0     0
January 2026..................     22     2     0     0     0     21     2     0     0     0
January 2027..................     20     2     0     0     0     19     2     0     0     0
January 2028..................     17     1     0     0     0     16     1     0     0     0
January 2029..................     15     1     0     0     0     14     1     0     0     0
January 2030..................     12     0     0     0     0     12     1     0     0     0
January 2031..................     10     0     0     0     0     10     0     0     0     0
January 2032..................      8     0     0     0     0      8     0     0     0     0
January 2033..................      6     0     0     0     0      6     0     0     0     0
January 2034..................      4     0     0     0     0      4     0     0     0     0
January 2035..................      2     0     0     0     0      2     0     0     0     0
January 2036..................      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years)**..........   13.1   5.9   3.4   2.2   1.3   12.8   5.7   3.2   2.1   1.1

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                 CLASS 3-A-1, CLASS 3-A-2 AND
                                          CLASS 3-A-3                    CLASS 1-M-1
                                       PERCENTAGE OF CPR              PERCENTAGE OF CPR
                                 ----------------------------   -----------------------------
DISTRIBUTION DATE                 5%    15%   25%   35%   50%    5%     15%   25%   35%   50%
-----------------                ----   ---   ---   ---   ---   ----   ----   ---   ---   ---
Initial Percent...............    100   100   100   100   100    100    100   100   100   100
January 2007..................     97    85    74    62    45    100    100   100   100   100
January 2008..................     94    73    54    37    17    100    100   100   100   100
January 2009..................     91    61    38    21     3    100    100   100   100   100
January 2010..................     87    51    28    16     3    100    100    88    50    34
January 2011..................     83    42    21    10     3    100    100    67    33     6
January 2012..................     77    34    16     7     1    100    100    49    21     0
January 2013..................     71    30    12     5     0    100     70    29    10     0
January 2014..................     66    25     9     3     0    100     59    22     2     0
January 2015..................     61    21     7     2     0    100     49    16     0     0
January 2016..................     56    17     5     1     0    100     41    12     0     0
January 2017..................     51    14     4     0     0    100     34     6     0     0
January 2018..................     46    12     3     0     0    100     28     1     0     0
January 2019..................     42    10     2     0     0     98     23     0     0     0
January 2020..................     39     8     1     0     0     90     19     0     0     0
January 2021..................     36     7     1     0     0     83     16     0     0     0
January 2022..................     32     5     0     0     0     75     13     0     0     0
January 2023..................     30     4     0     0     0     69      9     0     0     0
January 2024..................     27     4     0     0     0     62      5     0     0     0
January 2025..................     24     3     0     0     0     56      2     0     0     0
January 2026..................     21     2     0     0     0     50      0     0     0     0
January 2027..................     19     2     0     0     0     44      0     0     0     0
January 2028..................     16     1     0     0     0     38      0     0     0     0
January 2029..................     14     1     0     0     0     33      0     0     0     0
January 2030..................     12     0     0     0     0     28      0     0     0     0
January 2031..................     10     0     0     0     0     22      0     0     0     0
January 2032..................      8     0     0     0     0     18      0     0     0     0
January 2033..................      6     0     0     0     0     13      0     0     0     0
January 2034..................      4     0     0     0     0      6      0     0     0     0
January 2035..................      2     0     0     0     0      0      0     0     0     0
January 2036..................      0     0     0     0     0      0      0     0     0     0
Weighted Average
   Life (in years)**..........   12.7   5.7   3.3   2.1   1.2   20.4   10.1   6.4   4.6   4.0

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                          CLASS 1-M-2                    CLASS 1-M-3
                                       PERCENTAGE OF CPR              PERCENTAGE OF CPR
                                 ----------------------------   ----------------------------
DISTRIBUTION DATE                 5%    15%   25%   35%   50%    5%    15%   25%   35%   50%
-----------------                ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
Initial Percent...............    100   100   100   100   100    100   100   100   100   100
January 2007..................    100   100   100   100   100    100   100   100   100   100
January 2008..................    100   100   100   100   100    100   100   100   100   100
January 2009..................    100   100   100   100   100    100   100   100   100   100
January 2010..................    100   100    88    50    17    100   100    88    50    15
January 2011..................    100   100    67    33     0    100   100    67    33     0
January 2012..................    100   100    49    21     0    100   100    49    21     0
January 2013..................    100    70    29     0     0    100    70    29     0     0
January 2014..................    100    59    22     0     0    100    59    22     0     0
January 2015..................    100    49    16     0     0    100    49     9     0     0
January 2016..................    100    41     2     0     0    100    41     0     0     0
January 2017..................    100    34     0     0     0    100    34     0     0     0
January 2018..................    100    28     0     0     0    100    28     0     0     0
January 2019..................     98    23     0     0     0     98    23     0     0     0
January 2020..................     90    19     0     0     0     90    19     0     0     0
January 2021..................     83    16     0     0     0     83     8     0     0     0
January 2022..................     75     9     0     0     0     75     0     0     0     0
January 2023..................     69     0     0     0     0     69     0     0     0     0
January 2024..................     62     0     0     0     0     62     0     0     0     0
January 2025..................     56     0     0     0     0     56     0     0     0     0
January 2026..................     50     0     0     0     0     50     0     0     0     0
January 2027..................     44     0     0     0     0     44     0     0     0     0
January 2028..................     38     0     0     0     0     38     0     0     0     0
January 2029..................     33     0     0     0     0     33     0     0     0     0
January 2030..................     28     0     0     0     0     28     0     0     0     0
January 2031..................     22     0     0     0     0     22     0     0     0     0
January 2032..................     18     0     0     0     0     16     0     0     0     0
January 2033..................     10     0     0     0     0      0     0     0     0     0
January 2034..................      0     0     0     0     0      0     0     0     0     0
January 2035..................      0     0     0     0     0      0     0     0     0     0
January 2036..................      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years)**..........   20.3   9.9   6.2   4.4   3.6   20.2   9.7   6.1   4.4   3.5

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                          CLASS 1-M-4                    CLASS 1-M-5
                                       PERCENTAGE OF CPR              PERCENTAGE OF CPR
                                 ----------------------------   ----------------------------
DISTRIBUTION DATE                 5%    15%   25%   35%   50%    5%    15%   25%   35%   50%
-----------------                ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
Initial Percent...............    100   100   100   100   100    100   100   100   100   100
January 2007..................    100   100   100   100   100    100   100   100   100   100
January 2008..................    100   100   100   100   100    100   100   100   100   100
January 2009..................    100   100   100   100   100    100   100   100   100   100
January 2010..................    100   100    88    50     0    100   100    88    50     0
January 2011..................    100   100    67    33     0    100   100    67    33     0
January 2012..................    100   100    49    15     0    100   100    49     0     0
January 2013..................    100    70    29     0     0    100    70    29     0     0
January 2014..................    100    59    18     0     0    100    59     0     0     0
January 2015..................    100    49     0     0     0    100    49     0     0     0
January 2016..................    100    41     0     0     0    100    41     0     0     0
January 2017..................    100    34     0     0     0    100    34     0     0     0
January 2018..................    100    28     0     0     0    100    26     0     0     0
January 2019..................     98    23     0     0     0     98     4     0     0     0
January 2020..................     90     4     0     0     0     90     0     0     0     0
January 2021..................     83     0     0     0     0     83     0     0     0     0
January 2022..................     75     0     0     0     0     75     0     0     0     0
January 2023..................     69     0     0     0     0     69     0     0     0     0
January 2024..................     62     0     0     0     0     62     0     0     0     0
January 2025..................     56     0     0     0     0     56     0     0     0     0
January 2026..................     50     0     0     0     0     50     0     0     0     0
January 2027..................     44     0     0     0     0     44     0     0     0     0
January 2028..................     38     0     0     0     0     38     0     0     0     0
January 2029..................     33     0     0     0     0     33     0     0     0     0
January 2030..................     28     0     0     0     0     24     0     0     0     0
January 2031..................     22     0     0     0     0      1     0     0     0     0
January 2032..................      0     0     0     0     0      0     0     0     0     0
January 2033..................      0     0     0     0     0      0     0     0     0     0
January 2034..................      0     0     0     0     0      0     0     0     0     0
January 2035..................      0     0     0     0     0      0     0     0     0     0
January 2036..................      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years)**..........   20.0   9.5   6.0   4.3   3.4   19.8   9.2   5.8   4.2   3.3

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                         CLASS 1-M-6                      CLASS 1-M-7
                                      PERCENTAGE OF CPR                PERCENTAGE OF CPR
                                 ----------------------------   ----------------------------
DISTRIBUTION DATE                 5%    15%   25%   35%   50%    5%    15%   25%   35%   50%
-----------------                ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
Initial Percent ..............    100   100   100   100   100    100   100   100   100   100
January 2007 .................    100   100   100   100   100    100   100   100   100   100
January 2008 .................    100   100   100   100   100    100   100   100   100   100
January 2009 .................    100   100   100   100   100    100   100   100   100   100
January 2010 .................    100   100    88    50     0    100   100    78     8     0
January 2011 .................    100   100    67    11     0    100   100    39     0     0
January 2012 .................    100   100    49     0     0    100   100     7     0     0
January 2013 .................    100    70     2     0     0    100    45     0     0     0
January 2014 .................    100    59     0     0     0    100    24     0     0     0
January 2015 .................    100    49     0     0     0    100     6     0     0     0
January 2016 .................    100    32     0     0     0    100     0     0     0     0
January 2017 .................    100    14     0     0     0    100     0     0     0     0
January 2018 .................    100     0     0     0     0    100     0     0     0     0
January 2019 .................     98     0     0     0     0     96     0     0     0     0
January 2020 .................     90     0     0     0     0     82     0     0     0     0
January 2021 .................     83     0     0     0     0     68     0     0     0     0
January 2022 .................     75     0     0     0     0     55     0     0     0     0
January 2023 .................     69     0     0     0     0     42     0     0     0     0
January 2024 .................     62     0     0     0     0     30     0     0     0     0
January 2025 .................     56     0     0     0     0     19     0     0     0     0
January 2026 .................     50     0     0     0     0      8     0     0     0     0
January 2027 .................     41     0     0     0     0      0     0     0     0     0
January 2028 .................     26     0     0     0     0      0     0     0     0     0
January 2029 .................     11     0     0     0     0      0     0     0     0     0
January 2030 .................      0     0     0     0     0      0     0     0     0     0
January 2031 .................      0     0     0     0     0      0     0     0     0     0
January 2032 .................      0     0     0     0     0      0     0     0     0     0
January 2033 .................      0     0     0     0     0      0     0     0     0     0
January 2034 .................      0     0     0     0     0      0     0     0     0     0
January 2035 .................      0     0     0     0     0      0     0     0     0     0
January 2036 .................      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years)** .........   19.1   8.7   5.5   4.0   3.1   16.5   7.1   4.8   3.3   3.1

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                            CLASS 2-M-1                   CLASS 2-M-2
                                         PERCENTAGE OF CPR             PERCENTAGE OF CPR
                                 -----------------------------   -----------------------------
DISTRIBUTION DATE                 5%     15%   25%   35%   50%    5%     15%   25%   35%   50%
-----------------                ----   ----   ---   ---   ---   ----   ----   ---   ---   ---
Initial Percent ..............    100    100   100   100   100    100    100   100   100   100
January 2007 .................    100    100   100   100   100    100    100   100   100   100
January 2008 .................    100    100   100   100   100    100    100   100   100   100
January 2009 .................    100    100   100   100   100    100    100   100   100   100
January 2010 .................    100    100    88    50    77    100    100    88    50    17
January 2011 .................    100    100    67    33    30    100    100    67    33     2
January 2012 .................    100    100    50    21     1    100    100    50    21     0
January 2013 .................    100     70    29    11     0    100     70    29     6     0
January 2014 .................    100     59    22     6     0    100     59    22     0     0
January 2015 .................    100     49    16     1     0    100     49    16     0     0
January 2016 .................    100     41    12     0     0    100     41     8     0     0
January 2017 .................    100     34     9     0     0    100     34     1     0     0
January 2018 .................    100     28     4     0     0    100     28     0     0     0
January 2019 .................     98     23     1     0     0     98     23     0     0     0
January 2020 .................     90     19     0     0     0     90     19     0     0     0
January 2021 .................     83     16     0     0     0     83     16     0     0     0
January 2022 .................     75     13     0     0     0     75     10     0     0     0
January 2023 .................     68     10     0     0     0     68      5     0     0     0
January 2024 .................     62      8     0     0     0     62      1     0     0     0
January 2025 .................     56      5     0     0     0     56      0     0     0     0
January 2026 .................     49      3     0     0     0     49      0     0     0     0
January 2027 .................     44      0     0     0     0     44      0     0     0     0
January 2028 .................     38      0     0     0     0     38      0     0     0     0
January 2029 .................     33      0     0     0     0     33      0     0     0     0
January 2030 .................     27      0     0     0     0     27      0     0     0     0
January 2031 .................     22      0     0     0     0     22      0     0     0     0
January 2032 .................     17      0     0     0     0     17      0     0     0     0
January 2033 .................     13      0     0     0     0     11      0     0     0     0
January 2034 .................      8      0     0     0     0      1      0     0     0     0
January 2035 .................      0      0     0     0     0      0      0     0     0     0
January 2036 .................      0      0     0     0     0      0      0     0     0     0
Weighted Average
   Life (in years)** .........   20.4   10.3   6.5   4.7   4.6   20.3   10.0   6.3   4.5   3.7

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                          CLASS 2-M-3                    CLASS 2-M-4
                                       PERCENTAGE OF CPR              PERCENTAGE OF CPR
                                 ----------------------------   ----------------------------
DISTRIBUTION DATE                 5%    15%   25%   35%   50%    5%    15%   25%   35%   50%
-----------------                ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
Initial Percent ..............    100   100   100   100   100    100   100   100   100   100
January 2007 .................    100   100   100   100   100    100   100   100   100   100
January 2008 .................    100   100   100   100   100    100   100   100   100   100
January 2009 .................    100   100   100   100   100    100   100   100   100   100
January 2010 .................    100   100    88    50    17    100   100    88    50     0
January 2011 .................    100   100    67    33     0    100   100    67    33     0
January 2012 .................    100   100    50    21     0    100   100    50    13     0
January 2013 .................    100    70    29     0     0    100    70    29     0     0
January 2014 .................    100    59    22     0     0    100    59    15     0     0
January 2015 .................    100    49     8     0     0    100    49     0     0     0
January 2016 .................    100    41     0     0     0    100    41     0     0     0
January 2017 .................    100    34     0     0     0    100    34     0     0     0
January 2018 .................    100    28     0     0     0    100    28     0     0     0
January 2019 .................     98    23     0     0     0     98    20     0     0     0
January 2020 .................     90    19     0     0     0     90     6     0     0     0
January 2021 .................     83     6     0     0     0     83     0     0     0     0
January 2022 .................     75     0     0     0     0     75     0     0     0     0
January 2023 .................     68     0     0     0     0     68     0     0     0     0
January 2024 .................     62     0     0     0     0     62     0     0     0     0
January 2025 .................     56     0     0     0     0     56     0     0     0     0
January 2026 .................     49     0     0     0     0     49     0     0     0     0
January 2027 .................     44     0     0     0     0     44     0     0     0     0
January 2028 .................     38     0     0     0     0     38     0     0     0     0
January 2029 .................     33     0     0     0     0     33     0     0     0     0
January 2030 .................     27     0     0     0     0     27     0     0     0     0
January 2031 .................     22     0     0     0     0     17     0     0     0     0
January 2032 .................     17     0     0     0     0      1     0     0     0     0
January 2033 .................      0     0     0     0     0      0     0     0     0     0
January 2034 .................      0     0     0     0     0      0     0     0     0     0
January 2035 .................      0     0     0     0     0      0     0     0     0     0
January 2036 .................      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years)** .........   20.1   9.7   6.1   4.3   3.5   20.0   9.5   6.0   4.3   3.4

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                          CLASS 2-M-5                    CLASS 2-M-6
                                       PERCENTAGE OF CPR              PERCENTAGE OF CPR
                                 ----------------------------   ----------------------------
DISTRIBUTION DATE                 5%    15%   25%   35%   50%    5%    15%   25%   35%   50%
-----------------                ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
Initial Percent ..............    100   100   100   100   100    100   100   100   100   100
January 2007 .................    100   100   100   100   100    100   100   100   100   100
January 2008 .................    100   100   100   100   100    100   100   100   100   100
January 2009 .................    100   100   100   100   100    100   100   100   100   100
January 2010 .................    100   100    88    50     0    100   100    88    50     0
January 2011 .................    100   100    67    33     0    100   100    67     2     0
January 2012 .................    100   100    50     0     0    100   100    50     0     0
January 2013 .................    100    70    20     0     0    100    70     0     0     0
January 2014 .................    100    59     0     0     0    100    59     0     0     0
January 2015 .................    100    49     0     0     0    100    49     0     0     0
January 2016 .................    100    41     0     0     0    100    26     0     0     0
January 2017 .................    100    34     0     0     0    100     5     0     0     0
January 2018 .................    100    14     0     0     0    100     0     0     0     0
January 2019 .................     98     0     0     0     0     98     0     0     0     0
January 2020 .................     90     0     0     0     0     90     0     0     0     0
January 2021 .................     83     0     0     0     0     83     0     0     0     0
January 2022 .................     75     0     0     0     0     75     0     0     0     0
January 2023 .................     68     0     0     0     0     68     0     0     0     0
January 2024 .................     62     0     0     0     0     62     0     0     0     0
January 2025 .................     56     0     0     0     0     56     0     0     0     0
January 2026 .................     49     0     0     0     0     49     0     0     0     0
January 2027 .................     44     0     0     0     0     35     0     0     0     0
January 2028 .................     38     0     0     0     0     18     0     0     0     0
January 2029 .................     33     0     0     0     0      1     0     0     0     0
January 2030 .................     12     0     0     0     0      0     0     0     0     0
January 2031 .................      0     0     0     0     0      0     0     0     0     0
January 2032 .................      0     0     0     0     0      0     0     0     0     0
January 2033 .................      0     0     0     0     0      0     0     0     0     0
January 2034 .................      0     0     0     0     0      0     0     0     0     0
January 2035 .................      0     0     0     0     0      0     0     0     0     0
January 2036 .................      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years)** .........   19.6   9.1   5.7   4.2   3.2   18.9   8.5   5.4   3.9   3.1

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                          CLASS 2-M-7                    CLASS 3-M-1
                                       PERCENTAGE OF CPR              PERCENTAGE OF CPR
                                 ----------------------------   -----------------------------
DISTRIBUTION DATE                 5%    15%   25%   35%   50%    5%     15%   25%   35%   50%
-----------------                ----   ---   ---   ---   ---   ----   ----   ---   ---   ---
Initial Percent ..............    100   100   100   100   100    100    100   100   100   100
January 2007 .................    100   100   100   100   100    100    100   100   100   100
January 2008 .................    100   100   100   100   100    100    100   100   100   100
January 2009 .................    100   100   100   100   100    100    100   100   100   100
January 2010 .................    100   100    77     4     0    100    100    86    49    62
January 2011 .................    100   100    37     0     0    100    100    65    32    12
January 2012 .................    100   100     4     0     0    100    100    48    20     0
January 2013 .................    100    43     0     0     0    100     69    29    10     0
January 2014 .................    100    21     0     0     0    100     57    21     4     0
January 2015 .................    100     2     0     0     0    100     48    15     0     0
January 2016 .................    100     0     0     0     0    100     40    11     0     0
January 2017 .................    100     0     0     0     0    100     33     7     0     0
January 2018 .................    100     0     0     0     0    100     27     3     0     0
January 2019 .................     96     0     0     0     0     96     23     0     0     0
January 2020 .................     81     0     0     0     0     89     19     0     0     0
January 2021 .................     67     0     0     0     0     81     15     0     0     0
January 2022 .................     53     0     0     0     0     74     13     0     0     0
January 2023 .................     40     0     0     0     0     68     10     0     0     0
January 2024 .................     27     0     0     0     0     61      7     0     0     0
January 2025 .................     15     0     0     0     0     55      4     0     0     0
January 2026 .................      3     0     0     0     0     49      2     0     0     0
January 2027 .................      0     0     0     0     0     43      0     0     0     0
January 2028 .................      0     0     0     0     0     38      0     0     0     0
January 2029 .................      0     0     0     0     0     32      0     0     0     0
January 2030 .................      0     0     0     0     0     27      0     0     0     0
January 2031 .................      0     0     0     0     0     22      0     0     0     0
January 2032 .................      0     0     0     0     0     17      0     0     0     0
January 2033 .................      0     0     0     0     0     13      0     0     0     0
January 2034 .................      0     0     0     0     0      7      0     0     0     0
January 2035 .................      0     0     0     0     0      0      0     0     0     0
January 2036 .................      0     0     0     0     0      0      0     0     0     0
Weighted Average
   Life (in years)** .........   16.3   7.0   4.7   3.3   3.1   20.3   10.1   6.4   4.6   4.3

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                          CLASS 3-M-2                    CLASS 3-M-3
                                       PERCENTAGE OF CPR              PERCENTAGE OF CPR
                                 ----------------------------   ----------------------------
DISTRIBUTION DATE                 5%    15%   25%   35%   50%    5%    15%   25%   35%   50%
-----------------                ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
Initial Percent ..............    100   100   100   100   100    100   100   100   100   100
January 2007 .................    100   100   100   100   100    100   100   100   100   100
January 2008 .................    100   100   100   100   100    100   100   100   100   100
January 2009 .................    100   100   100   100   100    100   100   100   100   100
January 2010 .................    100   100    86    49    17    100   100    86    49    17
January 2011 .................    100   100    65    32     0    100   100    65    32     0
January 2012 .................    100   100    48    20     0    100   100    48    20     0
January 2013 .................    100    69    29     6     0    100    69    29     0     0
January 2014 .................    100    57    21     0     0    100    57    21     0     0
January 2015 .................    100    48    15     0     0    100    48    13     0     0
January 2016 .................    100    40    11     0     0    100    40     0     0     0
January 2017 .................    100    33     0     0     0    100    33     0     0     0
January 2018 .................    100    27     0     0     0    100    27     0     0     0
January 2019 .................     96    23     0     0     0     96    23     0     0     0
January 2020 .................     89    19     0     0     0     89    19     0     0     0
January 2021 .................     81    15     0     0     0     81    13     0     0     0
January 2022 .................     74    13     0     0     0     74     4     0     0     0
January 2023 .................     68     4     0     0     0     68     0     0     0     0
January 2024 .................     61     0     0     0     0     61     0     0     0     0
January 2025 .................     55     0     0     0     0     55     0     0     0     0
January 2026 .................     49     0     0     0     0     49     0     0     0     0
January 2027 .................     43     0     0     0     0     43     0     0     0     0
January 2028 .................     38     0     0     0     0     38     0     0     0     0
January 2029 .................     32     0     0     0     0     32     0     0     0     0
January 2030 .................     27     0     0     0     0     27     0     0     0     0
January 2031 .................     22     0     0     0     0     22     0     0     0     0
January 2032 .................     17     0     0     0     0     17     0     0     0     0
January 2033 .................     13     0     0     0     0      5     0     0     0     0
January 2034 .................      0     0     0     0     0      0     0     0     0     0
January 2035 .................      0     0     0     0     0      0     0     0     0     0
January 2036 .................      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years)** .........   20.2   9.9   6.2   4.5   3.7   20.1   9.8   6.1   4.4   3.6

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                          CLASS 3-M-4                    CLASS 3-M-5
                                       PERCENTAGE OF CPR              PERCENTAGE OF CPR
                                 ----------------------------   ----------------------------
DISTRIBUTION DATE                 5%    15%   25%   35%   50%    5%    15%   25%   35%   50%
-----------------                ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
Initial Percent...............    100   100   100   100   100    100   100   100   100   100
January 2007..................    100   100   100   100   100    100   100   100   100   100
January 2008..................    100   100   100   100   100    100   100   100   100   100
January 2009..................    100   100   100   100   100    100   100   100   100   100
January 2010..................    100   100    86    49     1    100   100    86    49     0
January 2011..................    100   100    65    32     0    100   100    65    13     0
January 2012..................    100   100    48    10     0    100   100    48     0     0
January 2013..................    100    69    29     0     0    100    69     5     0     0
January 2014..................    100    57    12     0     0    100    57     0     0     0
January 2015..................    100    48     0     0     0    100    48     0     0     0
January 2016..................    100    40     0     0     0    100    32     0     0     0
January 2017..................    100    33     0     0     0    100    16     0     0     0
January 2018..................    100    27     0     0     0    100     3     0     0     0
January 2019..................     96    16     0     0     0     96     0     0     0     0
January 2020..................     89     5     0     0     0     89     0     0     0     0
January 2021..................     81     0     0     0     0     81     0     0     0     0
January 2022..................     74     0     0     0     0     74     0     0     0     0
January 2023..................     68     0     0     0     0     68     0     0     0     0
January 2024..................     61     0     0     0     0     61     0     0     0     0
January 2025..................     55     0     0     0     0     55     0     0     0     0
January 2026..................     49     0     0     0     0     49     0     0     0     0
January 2027..................     43     0     0     0     0     40     0     0     0     0
January 2028..................     38     0     0     0     0     27     0     0     0     0
January 2029..................     32     0     0     0     0     14     0     0     0     0
January 2030..................     27     0     0     0     0      2     0     0     0     0
January 2031..................     15     0     0     0     0      0     0     0     0     0
January 2032..................      2     0     0     0     0      0     0     0     0     0
January 2033..................      0     0     0     0     0      0     0     0     0     0
January 2034..................      0     0     0     0     0      0     0     0     0     0
January 2035..................      0     0     0     0     0      0     0     0     0     0
January 2036..................      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years)**..........   19.8   9.4   5.9   4.3   3.4   19.1   8.7   5.5   4.0   3.2

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                          CLASS 3-M-6
                                       PERCENTAGE OF CPR
                                 ----------------------------
DISTRIBUTION DATE                 5%    15%   25%   35%   50%
-----------------                ----   ---   ---   ---   ---
Initial Percent...............    100   100   100   100   100
January 2007..................    100   100   100   100   100
January 2008..................    100   100   100   100   100
January 2009..................    100   100   100   100   100
January 2010..................    100   100    75     6     0
January 2011..................    100   100    36     0     0
January 2012..................    100   100     5     0     0
January 2013..................    100    42     0     0     0
January 2014..................    100    22     0     0     0
January 2015..................    100     4     0     0     0
January 2016..................    100     0     0     0     0
January 2017..................    100     0     0     0     0
January 2018..................    100     0     0     0     0
January 2019..................     93     0     0     0     0
January 2020..................     79     0     0     0     0
January 2021..................     66     0     0     0     0
January 2022..................     53     0     0     0     0
January 2023..................     41     0     0     0     0
January 2024..................     29     0     0     0     0
January 2025..................     17     0     0     0     0
January 2026..................      7     0     0     0     0
January 2027..................      0     0     0     0     0
January 2028..................      0     0     0     0     0
January 2029..................      0     0     0     0     0
January 2030..................      0     0     0     0     0
January 2031..................      0     0     0     0     0
January 2032..................      0     0     0     0     0
January 2033..................      0     0     0     0     0
January 2034..................      0     0     0     0     0
January 2035..................      0     0     0     0     0
January 2036..................      0     0     0     0     0
Weighted Average
   Life (in years)**..........   16.4   7.0   4.7   3.3   3.1

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

LAST SCHEDULED DISTRIBUTION DATE

     The Distribution Date (the "LAST SCHEDULED DISTRIBUTION DATE") for each class of Group 1 Certificates and Group 2 Certificates is the Distribution Date in March 2036 and for each class of Group 3 Certificates is February 2036. The Last Scheduled Distribution Date is the Distribution Date occurring in the month following the month in which the latest stated maturity for any Mortgage Loan occurs.

     The actual final Distribution Date with respect to each class of these certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

          (1) prepayments are likely to occur which will be applied to the payment of the Class Certificate Balances thereof, and

          (2) the master servicer may purchase all the Mortgage Loans in a loan group when the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in that loan group is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Cut-off Date.

                                 USE OF PROCEEDS

     We expect the proceeds to the depositor from the sale of the offered certificates to be approximately $1,071,793,855 plus accrued interest, before deducting issuance expenses payable by the depositor. The depositor will apply the net proceeds of the sale of these classes of certificates against the purchase price of the Mortgage Loans.

                                LEGAL PROCEEDINGS

     There are no legal proceedings against Countrywide Home Loans, the depositor, the trustee, the issuing entity or the master servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the issuing entity (exclusive of the Corridor Contracts, the Corridor Contract Reserve Fund the Carryover Reserve
Fund) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "MASTER REMIC," and each REMIC below the Master REMIC (if any) will be referred to as an "underlying REMIC." Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the "UNDERLYING REMIC REGULAR INTERESTS") that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC (or the Master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the Offered Certificates (excluding the Class A-R Certificate, the "REGULAR CERTIFICATES") and the Private Certificates. The Offered Certificates (other than the Class A-R Certificates) will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the "RESIDUAL CERTIFICATES") will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the pooling and servicing agreement). Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

     All classes of the Regular Certificates will be treated as representing interests in REMIC Regular Interests and entitlement to receive payments of Net Rate Carryover after the first Distribution Date. Holders of the Regular Certificates must allocate the purchase price for their Regular Certificates between the REMIC Regular Interest components and the Net Rate Carryover components.

     Upon the issuance of the Certificates, Sidley Austin LLP ("TAX COUNSEL"), will deliver its opinion concluding, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, that each REMIC described in the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "CODE"), and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the interests of the holders of the Regular Certificates with respect to Net Rate Carryover amounts payable after the first Distribution Date, will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations Section 1.860G-2(i).

TAXATION OF THE REMIC REGULAR INTEREST COMPONENTS OF THE REGULAR CERTIFICATES

     The REMIC Regular Interest components of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest components of the Regular Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

     The REMIC Regular Interest components of the Regular Certificates may be treated for federal income tax purposes as having been issued with original issue discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 25% CPR. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. See "Material Federal Income Tax Consequences" in the prospectus. Despite the possibility of interest being deferred, the Trustee intends to treat the interest accruing on the REMIC Regular Interest components of the Regular Certificates as "qualified stated interest." If the interest accruing on the REMIC Regular Interest components of the Regular Certificates is not "qualified stated interest," then the REMIC Regular Interest components of the Regular Certificates (even if they are not issued at a discount) will be treated as having been issued with OID. Prospective purchasers of the Regular Certificates are encouraged to consult with their tax advisors regarding the treatment of the Regular Certificates under the Treasury regulations concerning OID. See "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

     If the holders of any Regular Certificates are treated as acquiring the REMIC Regular Interest components of their Regular Certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- REMIC Certificates -- a. Regular Certificates" in the prospectus.

Disposition of Regular Certificates

     Assuming that the Regular Certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of the REMIC Regular Interest component of a Regular Certificate should result in capital gain or loss. Such gain, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

     (1) the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

     (2) the amount actually included in such holder's income.

Tax Treatment For Certain Purposes

     As described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC Regular Interest components of the Regular Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the issuing entity will be so treated, and income on the REMIC Regular Interest components of the Regular Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c) (3) (B) of the Code in the same proportion or greater that the income on the assets of the issuing entity will be so treated. The REMIC Regular Interest components of the Regular Certificates, but not the Net Rate Carryover components, will represent qualifying assets under Section 860G(a) (3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.

NET RATE CARRYOVER

     The following discussions assume that the rights and obligations of the holders of the Regular and Class 1-C, Class 2-C and Class 3-C Certificates with respect to Net Rate Carryover will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the Regular Certificates are encouraged to consult their tax advisors regarding the appropriate tax treatment.

The Rights of the Regular Certificates With Respect to Net Rate Carryover

     For tax information reporting purposes, the trustee (1) will treat the rights of the Regular Certificates to receive payments of Net Rate Carryover after the first Distribution Date as rights under a notional principal contract (specifically, an interest rate cap contract) and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest components of the Regular Certificates. The IRS could, however, successfully argue that the Net Rate Carryover component of one or more classes of Regular Certificates has a greater value. Similarly, the trustee could determine that the Net Rate Carryover component of one or more classes of Regular Certificates has a greater value. In either case, the REMIC Regular Interest components of the Regular Certificates could be viewed as having been issued with either additional amounts of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences -- REMIC Certificates --a. Regular Certificates" in the prospectus. In addition, the Net Rate Carryover component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest component and Net Rate Carryover component.

     The portion of the overall purchase price of a Regular Certificate attributable to the Net Rate Carryover component must be amortized over the life of the Regular Certificate, taking into account the declining balance of the related REMIC Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover component of a Regular Certificate.

     Any payments received by a holder of a Regular Certificate as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the amortization of the purchase price of the Net Rate Carryover component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code.

In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Dispositions of Net Rate Carryover

     Upon the sale, exchange, or other disposition of a Regular Certificate, the holders of the Regular Certificates must allocate the amount realized between the REMIC Regular Interest component and the Net Rate Carryover component based on the relative fair market values of those components at the time of sale. Assuming a Regular Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover component should be capital gain or loss.

Tax Treatment For Certain Purposes

     The Net Rate Carryover components of the Regular Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code and income on the Net Rate Carryover components of the Regular Certificates will not represent "interest on obligations secured by mortgages on real property on or interest in real property" under Section 856(c)(3)(B) of the Code. In addition, because of the Net Rate Carryover components, holders of the LIBOR Certificates should consult with their tax advisors before resecuritizing those Certificates in a REMIC.

RESIDUAL CERTIFICATES

     The holders of the Residual Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

     In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

     Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Certificates -- b. Residual Certificates" in the prospectus. In particular, prospective holders of the Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest, or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences --
b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates -- Treatment of Inducement Fees" and "-- Foreign Investors" in the prospectus.

     Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and "-- REMIC Certificates -- a. Regular Certificates -- Treatment of Realized Losses" in the prospectus.

     As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 ACT"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act"), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                   OTHER TAXES

     No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

     ALL INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

     Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (a "PLAN"), that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation. It is anticipated that the certificates will constitute "equity interests" in the issuing entity.

     The U.S. Department of Labor has granted the underwriter an administrative exemption (the "EXEMPTION") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the issuing entity. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

     The Exemption generally requires that all loans and obligations in an investment pool be fully secured, but does not indicate when this test must be satisfied. A residential mortgage loan or home equity loan may be less than fully secured, provided the LTV ratio for the loan does not exceed 125%, based on the fair market value of the collateral on the closing date. However, if such a loan is included in the investment pool, the Exemption will not apply to any subordinated certificate or certificate with a rating lower than AA-. As of the closing date, none of the Mortgage Loans will have an LTV ratio that exceeds 100%. However, it is possible that the LTV ratio of a negative amortization loan could exceed 100% (but not 125%) after the closing date as a result of deferrals of interest under the negative amortization feature. Accordingly, the Class 3-A-2, Class 3-A-3 and Group 3 Subordinated Certificates may not be purchased by plans that are accredited investors under Rule 501(a)(1) or Regulation D under the Securities Act of 1933 in reliance on the Exemption.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-R, Class 3-A-2, Class 3-A-3 and the Group 3 Subordinated Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent from at least one of S&P, Fitch or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

     BECAUSE THE CHARACTERISTICS OF THE CLASS A-R, CLASS 3-A-2, CLASS 3-A-3 AND THE GROUP 3 SUBORDINATED CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION GIVING RISE TO EXCISE TAXES OR CIVIL PENALTIES IF IT PURCHASES AND HOLDS CLASS A-R, CLASS 3-A-2, CLASS 3-A-3 AND THE GROUP 3 SUBORDINATED CERTIFICATES. CONSEQUENTLY, TRANSFERS OF THE CLASS A-R, CLASS 3-A-2, CLASS 3-A-3 AND THE GROUP 3 SUBORDINATED CERTIFICATES (AND OF CERTIFICATES OF ANY CLASS THAT, BECAUSE OF A CHANGE OF RATING, NO LONGER SATISFY THE RATING REQUIREMENT OF THE EXEMPTION) WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

     - A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO EFFECT THE TRANSFER;

     - A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") ) AND THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE SATISFY THE REQUIREMENTS OF EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60; OR

     - AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

     THE FIRST OR SECOND REPRESENTATION WILL BE DEEMED TO HAVE BEEN MADE BY THE TRANSFEREE'S ACCEPTANCE OF A CLASS 3-A-2 OR CLASS 3-A-3 CERTIFICATE OR A GROUP 3 SUBORDINATED CERTIFICATE. IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS INITIATED WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement between the depositor and UBS Securities LLC ("UBS" or the "UNDERWRITER"), the depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the depositor the offered certificates, other than the Class A-R Certificates (the "UNDERWRITTEN CERTIFICATES").

     Distribution of the Underwritten Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

     The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

     From time to time the underwriter or its affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the depositor.

     The Class A-R Certificates will not be purchased by the underwriter but will be transferred to Countrywide Home Loans on the closing date as partial consideration for the sale of the Mortgage Loans to the depositor. The Class A-R Certificates may be offered by the depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation, an affiliate of the depositor, the sellers and the master servicer) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R Certificates may be deemed to be "underwriters" within the meaning or the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

     The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by McKee Nelson LLP.

                                     RATINGS

     It is a condition to the issuance of the offered certificates that they be assigned the respective ratings set forth in the Summary of this prospectus supplement. The depositor has requested that S&P and Moody's maintain ongoing surveillance of the ratings assigned to the offered certificates in accordance with their respective policies, but we cannot assure you that either S&P or Moody's will continue its surveillance of the ratings assigned to the offered certificates.

     The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings assigned by S&P to the Group 2 and Group 3 Certificates do not address the likelihood of any payments pursuant to the applicable Corridor Contract.

     The ratings of the rating agencies listed above do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

     The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

     The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The ratings assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies listed above.

                             INDEX OF DEFINED TERMS

2001 Act.....................................................              S-150
2003 Act.....................................................              S-150
Accrual Period...............................................              S-100
Adjusted Net Mortgage Rate...................................              S-101
Adjustment Date..............................................               S-32
Alternative Documentation Program............................               S-76
Applied Realized Loss Amount.................................              S-123
Available Funds..............................................              S-102
beneficial owner.............................................               S-89
Book-Entry Certificates......................................               S-89
Carryover Reserve Fund.......................................              S-121
Certificate Account..........................................               S-93
Certificate Owners...........................................               S-89
CI...........................................................               S-91
Class C Certificates.........................................               S-10
Class Certificate Balance....................................               S-88
Class M Certificates.........................................         S-10, S-88
Class P Certificates.........................................               S-10
Clearstream, Luxembourg......................................               S-91
Closing Date.................................................                S-3
CLUES Plus Documentation Program.............................               S-76
Code.........................................................              S-148
Collateralization Event......................................              S-107
Compensating Interest........................................               S-85
Cooperative..................................................               S-91
Corridor Contract Counterparty Ratings Requirement...........              S-107
Countrywide Financial........................................               S-81
Countrywide Home Loans.......................................               S-81
Countrywide Servicing........................................               S-80
CPR..........................................................              S-128
Current Interest.............................................              S-100
cut-off date.................................................               S-31
Cut-off Date.................................................                S-3
Cut-off Date Pool Principal Balance..........................               S-32
DBC..........................................................               S-91
Deferred Interest............................................        S-33, S-102
Definitive Certificate.......................................               S-89
deleted mortgage loan........................................               S-73
DENOMINATIONS................................................               S-10
depositor....................................................          S-3, S-31
Determination Date...........................................               S-85
Distribution Account.........................................               S-95
Distribution Date............................................               S-99
DISTRIBUTION DATES...........................................               S-11
DTC..........................................................            S-89, 1
Due Date.....................................................               S-32
Eleventh District COFI.......................................               S-33
ERISA........................................................              S-151
Euroclear....................................................               S-89
Euroclear Operator...........................................               S-91
Euroclear Participants.......................................               S-91
European Depositaries........................................               S-89
excess interest..............................................               S-25
Excess Proceeds..............................................               S-98
Exemption....................................................              S-151
Expanded Underwriting Guidelines.............................               S-76
Expense Fee Rate.............................................               S-84
FICO Credit Scores...........................................               S-75
Financial Intermediary.......................................               S-89
Full Documentation Program...................................               S-76
Global Securities............................................                  1
Gross Margin.................................................               S-32
Group 1 Certificates.........................................         S-10, S-87
Group 1 Cumulative Loss Trigger Event........................              S-113
Group 1 Delinquency Trigger Event............................              S-113
Group 1 Mortgage Loans.......................................               S-31
Group 1 OC Floor.............................................              S-112
Group 1 Overcollateralization Target Amount..................              S-112
group 1 senior certificates..................................               S-87
Group 1 Senior Enhancement Percentage........................              S-113
Group 1 Senior Principal Distribution Amount.................              S-109
Group 1 Stepdown Date........................................              S-112
Group 1 Subordinated Certificates............................               S-87
Group 1 Subordinated Class Principal Distribution Amount.....              S-110
Group 1 Trigger Event........................................              S-113
Group 2 Certificates.........................................   S-10, S-87, S-88
Group 2 Cumulative Loss Trigger Event........................              S-115
Group 2 Delinquency Trigger Event............................              S-114
Group 2 Mortgage Loans.......................................               S-31
Group 2 OC Floor.............................................              S-114
Group 2 Overcollateralization Target Amount..................              S-114
group 2 senior certificates..................................               S-87
Group 2 Senior Enhancement Percentage........................              S-114
Group 2 Senior Principal Distribution Amount.................              S-109
Group 2 Stepdown Date........................................              S-114
Group 2 Subordinated Certificates............................               S-87
Group 2 Subordinated Class Principal Distribution Amount.....              S-110
Group 2 Trigger Event........................................              S-114
Group 3 Certificates.........................................         S-10, S-88
Group 3 Cumulative Loss Trigger Event........................              S-116
Group 3 Delinquency Trigger Event............................              S-116
Group 3 Mortgage Loans.......................................               S-31
Group 3 OC Floor.............................................              S-115
Group 3 Overcollateralization Target Amount..................              S-115
group 3 senior certificates..................................               S-87
Group 3 Senior Enhancement Percentage........................              S-116
Group 3 Senior Principal Distribution Amount.................              S-109
Group 3 Stepdown Date........................................              S-115
Group 3 Subordinated Certificates............................               S-87
Group 3 Subordinated Class Principal Distribution Amount.....              S-111
Group 3 Trigger Event........................................              S-116
Indirect Participants........................................               S-90

Interest Carry Forward Amount................................              S-100
Interest Determination Date..................................              S-121
Interest Funds...............................................              S-100
Interest Remittance Amount...................................               S-99
issuing entity...............................................               S-86
ISSUING ENTITY...............................................                S-3
Last Scheduled Distribution Date.............................              S-147
LIBOR Business Day...........................................              S-121
LIBOR Certificates...........................................         S-10, S-88
Loan-to-Value Ratio..........................................               S-34
Master REMIC.................................................              S-147
master servicer..............................................               S-31
Master Servicer..............................................                S-3
Master Servicing Fee.........................................               S-84
Master Servicing Fee Rate....................................               S-84
Moody's......................................................                S-7
Mortgage Index...............................................               S-32
Mortgage Loans...............................................               S-31
Mortgage Rate................................................               S-32
Negative Amortization Loans..................................               S-32
net funds cap................................................               S-23
Net Funds Cap................................................              S-102
Net Rate Carryover...........................................              S-102
New CI.......................................................               S-91
NIM Insurer..................................................              S-131
NIM Insurer Default..........................................               S-28
No-Income/No Asset Documentation Program.....................               S-76
offered certificates.........................................         S-87, S-88
OID..........................................................              S-148
One-Month LIBOR..............................................        S-33, S-121
One-Year MTA.................................................               S-33
Optional Termination Date....................................              S-128
overcollateralization........................................               S-25
Participants.................................................               S-89
Pass-Through Margin..........................................              S-101
Pass-Through Rate............................................              S-101
Payment Caps.................................................               S-32
Plan.........................................................              S-151
Pool Principal Balance.......................................              S-109
pooling and servicing agreement..............................               S-31
Preferred Processing Program.................................               S-75
Prepayment Interest Excess...................................              S-100
Prepayment Period............................................              S-109
Principal Distribution Amount................................              S-108
Principal Remittance Amount..................................               S-99
private certificates.........................................               S-88
Realized Loss................................................              S-117
Record Date..................................................         S-10, S-99
Reduced Documentation Program................................               S-76
Reference Bank Rate..........................................              S-121
Reference Banks..............................................              S-121
REGISTRATION OF CERTIFICATES.................................               S-11
Regular Certificates.........................................              S-147
Relevant Depositary..........................................               S-89
REO Property.................................................              S-128
replacement mortgage loan....................................               S-73
Residual Certificates........................................              S-147
Rolling Sixty-Day Delinquency Rate...........................              S-117
Rules........................................................               S-90
S&P..........................................................                S-7
senior certificates..........................................               S-88
Senior Certificates..........................................               S-10
Servicing Advances...........................................               S-94
Sixty-Day Delinquency Rate...................................              S-117
Sponsor and Sellers..........................................                S-3
Standard Underwriting Guidelines.............................               S-76
Stated Income/Stated Asset Documentation.....................               S-76
Stated Principal Balance.....................................              S-109
Streamlined Documentation Program............................               S-76
subordinated certificates....................................               S-88
Subordinated Certificates....................................               S-10
Subsequent Recoveries........................................              S-117
Substitution Adjustment Amount...............................               S-74
Tax Counsel..................................................              S-148
Terms and Conditions.........................................               S-92
Trust........................................................               S-86
Trust Fund...................................................               S-86
trustee......................................................               S-31
Trustee......................................................                S-3
Trustee Fee..................................................               S-97
Trustee Fee Rate.............................................               S-98
U.S. Person..................................................                  3
UBS..........................................................              S-153
underlying REMIC Regular Interests...........................              S-147
underwriter..................................................              S-153
Underwritten Certificates....................................              S-153
Unpaid Realized Loss Amount..................................              S-117
Weighted Average Adjusted Net Mortgage Rate..................              S-101

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Offered Certificates will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or

Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and either twelve 30-day months or the actual number of days in the related accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of a 360-day year and either twelve 30-day months or the actual number of days in the related accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

          2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                                   CWMBS, INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN THE CERTIFICATES UNDER "RISK FACTORS" BEGINNING ON PAGE 5.

The certificates will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWMBS, Inc., any seller, servicer or any of their affiliates.

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by CWMBS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

- first lien mortgage loans secured by one - to four-family residential properties or participations in that type of loan,

- mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

- private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

THE CERTIFICATES

CWMBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

CREDIT ENHANCEMENT

If the certificates have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

OFFERS OF CERTIFICATES

The certificates may be offered through several different methods, including offerings through underwriters.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

JANUARY 25, 2006

                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
Important Notice About Information in This Prospectus and Each
   Accompanying Prospectus Supplement ....................................      4
Risk Factors .............................................................      5
   Limited Source Of Payments -- No Recourse To Sellers, Depositor Or
      Servicer ...........................................................      5
   Credit Enhancement May Not Be Sufficient To Protect You From Losses ...      6
   Losses On Balloon Payment Mortgages Are Borne By You ..................      6
   Nature Of Mortgages ...................................................      6
   Impact Of World Events ................................................     10
   You Could Be Adversely Affected By Violations Of Environmental Laws ...     10
   Ratings Of The Certificates Do Not Assure Their Payment ...............     11
   Book-Entry Registration ...............................................     11
   Secondary Market For The Certificates May Not Exist ...................     12
   Bankruptcy Or Insolvency May Affect The Timing And Amount Of
      Distributions On The Certificates ..................................     12
   The Certificate Balance Of Certificates May Exceed The Market Value
      Of The Mortgage Assets .............................................     13
The Trust Fund ...........................................................     14
   The Mortgage Loans -- General .........................................     15
   Agency Securities .....................................................     17
   Private Mortgage-Backed Securities ....................................     22
   Substitution of Mortgage Assets .......................................     23
   Available Information .................................................     24
   Incorporation of Certain Documents by Reference; Reports Filed with
      the SEC ............................................................     24
   Reports to Certificateholders .........................................     25
Use of Proceeds ..........................................................     25
The Depositor ............................................................     25
Mortgage Loan Program ....................................................     25
   Underwriting Process ..................................................     25
   Qualifications of Sellers and Originators .............................     26
   Representations by Sellers; Repurchases ...............................     26
Static Pool Data .........................................................     28
Description of the Certificates ..........................................     28
   General ...............................................................     29
   Distributions on Certificates .........................................     31
   Advances ..............................................................     33
   Reports to Certificateholders .........................................     33
   Categories of Classes of Certificates .................................     34
   Indices Applicable to Floating Rate and Inverse Floating Rate
      Classes ............................................................     37
   Book-Entry Certificates ...............................................     40
Credit Enhancement .......................................................     41
   General ...............................................................     41
   Subordination .........................................................     42
   Mortgage Pool Insurance Policies ......................................     43
   Special Hazard Insurance Policies .....................................     44
   Bankruptcy Bonds ......................................................     45
   Reserve Fund ..........................................................     46
   Cross Support .........................................................     46
   Letter of Credit ......................................................     46
   Insurance Policies, Surety Bonds and Guaranties .......................     46
   Overcollateralization and Excess Cash Flow ............................     47
   Financial Instruments .................................................     47
Yield and Prepayment Considerations ......................................     47
   Prepayments on Loans ..................................................     48
   Prepayment Effect on Interest .........................................     48
   Delays in Realization on Mortgaged Property; Expenses of Realization ..     49
   Optional Purchase .....................................................     49
   Prepayment Standards or Models ........................................     49
   Yield .................................................................     50
The Pooling and Servicing Agreement ......................................     50
   Assignment of Mortgage Assets .........................................     50
   Payments on Mortgage Assets; Deposits to Certificate Account ..........     52
   Pre-Funding Account ...................................................     54
   Investments in Amounts Held in Accounts ...............................     55
   Sub-Servicing by Sellers ..............................................     56
   Collection Procedures .................................................     57
   Hazard Insurance ......................................................     57
   Realization Upon Defaulted Mortgage Loans .............................     58
   Servicing and Other Compensation and Payment of Expenses 62
   Evidence as to Compliance .............................................     62
   List of Certificateholders ............................................     63
   Certain Matters Regarding the Master Servicer and the Depositor .......     63
   Events of Default .....................................................     64
   Rights Upon Event of Default ..........................................     64
   Amendment .............................................................     65
   Termination; Optional Termination .....................................     66
   The Trustee ...........................................................     67
Certain Legal Aspects of the Mortgage Loans ..............................     67
   General ...............................................................     67
   Foreclosure and Repossession ..........................................     68

   Rights of Redemption ..................................................    70
   Anti-Deficiency Legislation and Other Limitations on Lenders ..........    70
   Environmental Risks ...................................................    71
   Due-on-Sale Clauses ...................................................    72
   Prepayment Charges ....................................................    72
   Applicability of Usury Laws ...........................................    73
   Servicemembers Civil Relief Act .......................................    73
   Consumer Protection Laws ..............................................    73
Material Federal Income Tax Consequences .................................    74
   General ...............................................................    74
   Non-REMIC Certificates ................................................    74
   REMIC Certificates ....................................................    81
   Prohibited Transactions and Other Taxes ...............................    94
   Liquidation and Termination ...........................................    94
   Administrative Matters ................................................    94
   Tax-Exempt Investors ..................................................    95
   Non-U.S. Persons ......................................................    95
   Tax-Related Restrictions on Transfers of Residual Certificates ........    95
Other Tax Considerations .................................................    98
ERISA Considerations .....................................................    98
Legal Investment .........................................................   101
Method of Distribution ...................................................   102
Legal Matters ............................................................   103
Financial Information ....................................................   103
Rating ...................................................................   103
Index to Defined Terms ...................................................   105

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of certificates is contained in two separate documents:

     - this prospectus, which provides general information, some of which may not apply to a particular series; and

     - the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

     If you require additional information, the mailing address of our principal executive offices is CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund - Available Information" and "- Incorporation of Certain Documents by Reference; Reports Filed with the SEC" beginning on page 24.

                                  RISK FACTORS

You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.

LIMITED SOURCE OF PAYMENTS --    The applicable prospectus supplement may
NO RECOURSE TO SELLERS,          provide that certificates will be payable from
DEPOSITOR OR SERVICER            other trust funds in addition to their
                                 associated trust fund, but if it does not, they
                                 will be payable solely from their associated
                                 trust fund. If the trust fund does not have
                                 sufficient assets to distribute the full amount
                                 due to you as a certificateholder, your yield
                                 will be impaired, and perhaps even the return
                                 of your principal may be impaired, without your
                                 having recourse to anyone else. Furthermore, at
                                 the times specified in the applicable
                                 prospectus supplement, certain assets of the
                                 trust fund may be released and paid out to
                                 other people, such as the depositor, a
                                 servicer, a credit enhancement provider, or any
                                 other person entitled to payments from the
                                 trust fund. Those assets will no longer be
                                 available to make payments to you. Those
                                 payments are generally made after other
                                 specified payments that may be set forth in the
                                 applicable prospectus supplement have been
                                 made.

                                 You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the certificates.
                                 Nor will you have recourse against the assets of the trust fund of any other series of certificates.

                                 The certificates will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets.

                                 CWMBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                      -    funds obtained from enforcing a
                                           corresponding obligation of a seller
                                           or originator of the loan, or

                                      -    funds from a reserve fund or similar
                                           credit enhancement established to pay
                                           for loan repurchases.

                                 The only obligations of the master servicer to a trust fund consist of its obligations to service the related mortgage loans in accordance with the terms of the related pooling and servicing agreement.

                                 The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans.
                                 However, the seller may not have the financial ability to make the required repurchase or substitution.

CREDIT ENHANCEMENT MAY NOT BE    Credit enhancement is intended to reduce the
SUFFICIENT TO PROTECT YOU FROM   effect of loan losses. But credit enhancements
LOSSES                           may benefit only some classes of a series of
                                 certificates and the amount of any credit
                                 enhancement will be limited as described in the
                                 applicable prospectus supplement. Furthermore,
                                 the amount of a credit enhancement may decline
                                 over time pursuant to a schedule or formula or
                                 otherwise, and could be depleted from payments
                                 or for other reasons before the certificates
                                 covered by the credit enhancement are paid in
                                 full. In addition, a credit enhancement may not
                                 cover all potential sources of loss. For
                                 example, a credit enhancement may or may not
                                 cover fraud or negligence by a loan originator
                                 or other parties. Also, all or a portion of the
                                 credit enhancement may be reduced, substituted
                                 for, or even eliminated so long as the rating
                                 agencies rating the certificates indicate that
                                 the change in credit enhancement would not
                                 cause them to change adversely their rating of
                                 the certificates. Consequently,
                                 certificateholders may suffer losses even
                                 though a credit enhancement exists and its
                                 provider does not default.

LOSSES ON BALLOON PAYMENT        Some of the underlying loans may not be fully
MORTGAGES ARE BORNE BY YOU       amortizing over their terms to maturity and,
                                 thus, will require substantial principal
                                 payments (that is, balloon payments) at their
                                 stated maturity. Loans with balloon payments
                                 involve a greater degree of risk than fully
                                 amortizing loans because typically the borrower
                                 must be able to refinance the loan or sell the
                                 property to make the balloon payment at
                                 maturity. The ability of a borrower to do this
                                 will depend on such factors as mortgage rates
                                 at the time of sale or refinancing, the
                                 borrower's equity in the property, the relative
                                 strength of the local housing market, the
                                 financial condition of the borrower, and tax
                                 laws. Losses on these loans that are not
                                 otherwise covered by a credit enhancement will
                                 be borne by the holders of one or more classes
                                 of certificates.

   Your Risk Of Loss May Be      The trust fund may include loans that were
   Higher Than You Expect If     originated with loan-to-value ratios in excess
   Your Certificates Are         of the value of the related mortgaged property.
   Backed By Partially           Under these circumstances, the trust fund could
   Unsecured Loans               be treated as a general unsecured creditor as
                                 to the unsecured portion of any related loan.
                                 In the event of a default under a loan that is
                                 unsecured in part, the trust fund will have
                                 recourse only against the borrower's assets
                                 generally for the unsecured portion of the
                                 loan, along with all other general unsecured
                                 creditors of the borrower.

NATURE OF MORTGAGES              Cooperative loans are evidenced by promissory
   Cooperative Loans May         notes secured by security interests in shares
   Experience Relatively         issued by private corporations that are
   Higher Losses                 entitled to be treated as housing cooperatives
                                 under the Internal Revenue Code and in the
                                 related proprietary leases or occupancy
                                 agreements granting exclusive rights to occupy
                                 specific dwelling units in the corporations'
                                 buildings.

                                 If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

                                 If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements.
                                 The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

                                 In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

                                 The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

   Declines In Property Values   The value of the properties underlying the
   May Adversely Affect You      loans held in the trust fund may decline over
                                 time. Among the factors that could adversely
                                 affect the value of the properties are:

                                      -    an overall decline in the residential
                                           real estate market in the areas in
                                           which they are located,

                                      -    a decline in their general condition
                                           from the failure of borrowers to
                                           maintain their property adequately,
                                           and

                                      -    natural disasters that are not
                                           covered by insurance, such as
                                           earthquakes and floods.

                                 If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of certificates.

   Delays In Liquidation May     Even if the properties underlying the loans
   Adversely Affect You          held in the trust fund provide adequate
                                 security for the loans, substantial delays
                                 could occur before defaulted loans are
                                 liquidated and their proceeds are forwarded to
                                 investors. Property foreclosure actions are
                                 regulated by state statutes and rules and are
                                 subject to many of the delays and expenses of
                                 other lawsuits if defenses or counterclaims are
                                 made, sometimes requiring several years to
                                 complete. Furthermore, an action to obtain a
                                 deficiency judgment is regulated by statutes
                                 and rules, and the amount or availability of a
                                 deficiency judgment may be limited by law. In
                                 the event of a default by a borrower, these
                                 restrictions may impede the ability of the
                                 servicer to foreclose on or to sell the
                                 mortgaged property or to obtain a deficiency
                                 judgment to obtain sufficient proceeds to repay
                                 the loan in full.

                                 In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                                 In the event that:

                                 - the mortgaged properties fail to provide adequate security for the related loans,

                                 - if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,

                                 - if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

                                 - with respect to the certificates with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the certificates and could also have a lower yield than anticipated at the time you purchased the certificates.

   Disproportionate Effect of    Liquidation expenses of defaulted loans
   Liquidation Expenses May      generally do not vary directly with the
   Adversely Affect You          outstanding principal balance of the loan at
                                 the time of default. Therefore, if a servicer
                                 takes the same steps for a defaulted loan
                                 having a small remaining principal balance as
                                 it does for a defaulted loan having a large
                                 remaining principal balance, the amount
                                 realized after expenses is smaller as a
                                 percentage of the outstanding principal balance
                                 of the small loan than it is for the defaulted
                                 loan having a large remaining principal
                                 balance.

   Consumer Protection Laws      Federal, state and local laws extensively
   May Adversely Affect You      regulate various aspects of brokering,
                                 originating, servicing and collecting mortgage
                                 loans. Among other things, these laws may
                                 regulate interest rates and other charges,
                                 require disclosures, impose financial privacy
                                 requirements, mandate specific business
                                 practices, and prohibit unfair and deceptive
                                 trade practices. In addition, licensing
                                 requirements may be imposed on persons that
                                 broker, originate, service or collect mortgage
                                 loans.

                                 Additional requirements may be imposed under federal, state or local laws on so-called "high cost" mortgage loans, which typically are defined as mortgage loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust.

                                 The federal laws that may apply to loans held in the trust include the following:

                                      -    the Truth in Lending Act and its
                                           regulations, which (among other
                                           things) require disclosures to
                                           borrowers regarding the terms of
                                           mortgage loans and provide property
                                           owners in non-purchase money
                                           transactions with a right of
                                           rescission that generally extends for
                                           three days after proper disclosures
                                           are given;

                                      -    the Home Ownership and Equity
                                           Protection Act and its regulations,
                                           which (among other things) impose
                                           additional disclosure requirements
                                           and limitations on loan terms with
                                           respect to nonpurchase money mortgage
                                           loans with interest rates or
                                           origination costs in excess of
                                           prescribed levels;

                                      -    the Real Estate Settlement Procedures
                                           Act and its regulations, which (among
                                           other things) prohibit the payment of
                                           referral fees for real estate
                                           settlement services (including
                                           mortgage lending and brokerage
                                           services) and regulate escrow
                                           accounts for taxes and insurance and
                                           billing inquiries made by borrowers;

                                      -    the Equal Credit Opportunity Act and
                                           its regulations, which (among other
                                           things) generally prohibit
                                           discrimination in any aspect of a
                                           credit transaction on certain
                                           enumerated basis, such as age, race,
                                           color, sex, religion, marital status,
                                           national origin or receipt of public
                                           assistance; and

                                      -    the Fair Credit Reporting Act, which
                                           (among other things) regulates the
                                           use of consumer reports obtained from
                                           consumer reporting agencies and the
                                           reporting of payment histories to
                                           consumer reporting agencies.

                                 The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                 Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of certificates. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of certificates.

IMPACT OF WORLD EVENTS           The economic impact of the United States'
                                 military operations in Iraq and other parts of
                                 the world, as well as the possibility of any
                                 terrorist attacks domestically or abroad, is
                                 uncertain, but could have a material effect on
                                 general economic conditions, consumer
                                 confidence, and market liquidity. We can give
                                 no assurance as to the effect of these events
                                 on consumer confidence and the performance of
                                 the loans held by trust fund. Any adverse
                                 impact resulting from these events would be
                                 borne by the holders of one or more classes of
                                 the certificates.

                                 United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the "Relief Act").
                                 The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief
                                 Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of certificates with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

YOU COULD BE ADVERSELY           Federal, state, and local laws and regulations
AFFECTED BY VIOLATIONS OF        impose a wide range of requirements on
ENVIRONMENTAL LAWS               activities that may affect the environment,
                                 health, and safety. In certain circumstances,
                                 these laws and regulations impose obligations
                                 on "owners" or "operators" of residential
                                 properties such as those that secure the loans
                                 held in the trust fund. Failure to comply with
                                 these laws and regulations can result in fines
                                 and penalties that could be assessed against
                                 the trust if it were to be considered an
                                 "owner" or "operator" of the related property.
                                 A property "owner" or "operator" can also be
                                 held liable for the cost of investigating and
                                 remediating contamination, regardless of fault,
                                 and for personal injury or property damage
                                 arising from exposure to contaminants.

                                 In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank, under certain circumstances. If the trust were to be considered the "owner" or "operator" of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE CERTIFICATES DO   Any class of certificates issued under this
NOT ASSURE THEIR PAYMENT         prospectus and the accompanying prospectus
                                 supplement will be rated in one of the rating
                                 categories which signifies investment grade by
                                 at least one nationally recognized rating
                                 agency. A rating is based on the adequacy of
                                 the value of the trust assets and any credit
                                 enhancement for that class, and reflects the
                                 rating agency's assessment of how likely it is
                                 that holders of the class of certificates will
                                 receive the payments to which they are
                                 entitled. A rating does not constitute an
                                 assessment of how likely it is that principal
                                 prepayments on the underlying loans will be
                                 made, the degree to which the rate of
                                 prepayments might differ from that originally
                                 anticipated, or the likelihood that the
                                 certificates will be redeemed early. A rating
                                 is not a recommendation to purchase, hold, or
                                 sell certificates because it does not address
                                 the market price of the certificates or the
                                 suitability of the certificates for any
                                 particular investor.

                                 A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                      -   a decrease in the adequacy of the
                                          value of the trust assets or any
                                          related credit enhancement,

                                      -   an adverse change in the financial or
                                          other condition of a credit
                                          enhancement provider, or

                                      -   a change in the rating of the credit
                                          enhancement provider's long-term debt.

                                 The amount, type, and nature of credit
                                 enhancement established for a class of
                                 certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund.
                                 Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of certificates.

BOOK-ENTRY REGISTRATION          Certificates issued in book-entry form may have
   Limit on Liquidity            only limited liquidity in the resale market,
                                 since investors may be unwilling to purchase
                                 certificates for which they cannot obtain
                                 physical instruments.

   Limit on Ability to           Transactions in book-entry certificates can be
   Transfer or Pledge            effected only through The Depository Trust
                                 Company, its participating organizations, its
                                 indirect participants, and certain banks.
                                 Therefore, your ability to transfer or pledge
                                 certificates issued in book-entry form may be
                                 limited.

   Delays in Distributions       You may experience some delay in the receipt of
                                 distributions on book-entry certificates since
                                 the distributions will be forwarded by the
                                 trustee to The Depository Trust Company for it
                                 to credit the accounts of its participants. In
                                 turn, these participants will then credit the
                                 distributions to your account either directly
                                 or indirectly through indirect participants.

SECONDARY MARKET FOR THE         The related prospectus supplement for each
CERTIFICATES MAY NOT EXIST       series will specify the classes in which the
                                 underwriter intends to make a secondary market,
                                 but no underwriter will have any obligation to
                                 do so. We can give no assurance that a
                                 secondary market for the certificates will
                                 develop or, if it develops, that it will
                                 continue. Consequently, you may not be able to
                                 sell your certificates readily or at prices
                                 that will enable you to realize your desired
                                 yield. The market values of the certificates
                                 are likely to fluctuate. Fluctuations may be
                                 significant and could result in significant
                                 losses to you.

                                 The secondary markets for asset backed
                                 securities have experienced periods of
                                 illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY OR INSOLVENCY MAY     Each seller and the depositor will take steps
AFFECT THE TIMING AND AMOUNT     to structure the transfer of the loans held in
OF DISTRIBUTIONS ON THE          the trust fund by the seller to the depositor
CERTIFICATES                     as a sale. The depositor and the trust fund
                                 will take steps to structure the transfer of
                                 the loans from the depositor to the trust fund
                                 as a sale. If these characterizations are
                                 correct, then if the seller were to become
                                 bankrupt, the loans would not be part of the
                                 seller's bankruptcy estate and would not be
                                 available to the seller's creditors. On the
                                 other hand, if the seller becomes bankrupt, its
                                 bankruptcy trustee or one of its creditors may
                                 attempt to recharacterize the sale of the loans
                                 as a borrowing by the seller, secured by a
                                 pledge of the loans. Presenting this position
                                 to a bankruptcy court could prevent timely
                                 payments on the certificates and even reduce
                                 the payments on the certificates. Additionally,
                                 if that argument is successful, the bankruptcy
                                 trustee could elect to sell the loans and pay
                                 down the certificates early. Thus, you could
                                 lose the right to future payments of interest,
                                 and might suffer reinvestment losses in a lower
                                 interest rate environment.

                                 Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

                                 If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for certificates will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the trust fund may not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them.
                                 Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

                                 Federal and state statutory provisions
                                 affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

THE CERTIFICATE BALANCE OF       The market value of the assets relating to a
CERTIFICATES MAY EXCEED THE      series of certificates at any time may be less
MARKET VALUE OF THE MORTGAGE     than the certificate balance of the
ASSETS                           certificates of that series then outstanding,
                                 plus accrued interest. Upon any sale of the
                                 assets, the proceeds may be insufficient to pay
                                 in full the certificate balance of, and accrued
                                 interest on, the certificates of the related
                                 series.

                                 Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index to Defined Terms" on page 105.

                                THE TRUST FUND*

          This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, CWMBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of:

     - a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

     - mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

     - other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

          The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed without recourse by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. The entity or entities named as master servicer in the related prospectus supplement, which may be an affiliate of the depositor. See "The Pooling and Servicing Agreement - Certain Matters Regarding the Master Servicer and the Depositor."

          The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

          The pool will be created on the first day of the month of the issuance of the related series of certificates or on another date specified in the related prospectus supplement. The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the Mortgage Assets of any trust fund will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program - Underwriting Standards" or as otherwise described in a related prospectus supplement.

          With respect to each trust fund, prior to the initial offering of the related series of certificates, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Mortgage Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing certificates and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

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* Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificate of one specific series and the term trust fund will refer to one specific trust fund.

          The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission ("SEC") after the initial issuance of the related certificates (the "Detailed Description"). A copy of the pooling and servicing agreement with respect to each series of certificates will be filed on Form 8-K after the initial issuance of the related certificates and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

THE MORTGAGE LOANS -- GENERAL

          The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

          The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     - Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     - Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     - Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     - The mortgage loans generally may be prepaid at any time. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

          A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased.

          Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

     - the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     - the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

     -    the original terms to maturity of the mortgage loans,

     -    the ranges of the principal balance of the mortgage loans,

     - the earliest origination date and latest maturity date of any of the mortgage loans,

     - the ranges of the Loan-to-Value Ratios of the mortgage loans at origination,

     - the mortgage rates or range of mortgage rates borne by the mortgage loans and

     -    the geographical distribution of the mortgage loans.

          If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

          The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related mortgaged property. The "Collateral Value" of the mortgaged property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the mortgaged property. In the case of Refinance Loans, the "Collateral Value" of the related mortgaged property will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

          We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

          The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

          The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor's rights with respect to the representations and warranties. See "The Pooling and Servicing Agreement - Assignment of Mortgage Assets." The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan Program - Representations by Sellers; Repurchases") and its obligation, if any, to make certain cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates - Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

          The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

AGENCY SECURITIES

          Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

          Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

          Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

          The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

          If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

          All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

          Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

          Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

          Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

          The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

          Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

          Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

          Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

          Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

          Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

          Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

          Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

          Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

          Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

          Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

          The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie

Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

          Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

          Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

          The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

          Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

          The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first liens on single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

          The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify:

     - the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the trust fund;

     - certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

          -    the payment features of the mortgage loans,

          - the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

          - the servicing fee or range of servicing fees with respect to the mortgage loans and

          - the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     - the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

     - the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

     - the pass-through or certificate rate of the Private Mortgage-Backed Securities;

     - the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

     - the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

     - certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

     - the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities;

     - the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities; and

     - as appropriate, shall indicate whether the information required to be presented with respect to the Private Mortgage-Backed Securities as a "significant obligor" is either incorporated by reference, provided directly by the issuer or provided by reference to the filings of another entity under the Securities Exchange Act of 1934, as amended.

          Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

SUBSTITUTION OF MORTGAGE ASSETS

          Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

AVAILABLE INFORMATION

          The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-125963.

          This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

          All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

          The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

          - Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable,
               (2) the Detailed Description, if applicable, regarding the related Mortgage Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

          - Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

          - Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

          - Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

          Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

          The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

          The distribution and pool performance reports filed on Form 10-D will be forwarded to each certificateholder as specified in the related prospectus supplement. See "Description of the Certificates -- Reports to Certificateholders." All other reports filed with the SEC concerning the trust fund will be forwarded to certificateholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through a Web site of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet Web site of the SEC shown above under "-- Available Information."

                                USE OF PROCEEDS

          The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

          CWMBS, Inc., a Delaware corporation (the "depositor"), was organized on May 27, 1993 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

          The depositor's obligations after issuance of the certificates include delivery of the Mortgage Assets and certain related documents and instruments, repurchasing Mortgage Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the trustee and maintaining the trustee's first priority perfected security interest in the Mortgage Assets.

          Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                              MORTGAGE LOAN PROGRAM

          The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers. The applicable prospectus supplement will specify the underwriting criteria pursuant to which the mortgage loans were originated or will indicate that the mortgage loans were originated pursuant to the underwriting criteria specified under "Underwriting Process."

UNDERWRITING PROCESS

          Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports, among other things, the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

          In determining the adequacy of the mortgaged property as collateral, an appraisal may be made of each property considered for financing. Except as described in the prospectus supplement, an appraiser is generally required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

          Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%.

          Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

          In the case of a mortgage loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan agreement or promissory note for the mortgage loan.

          Certain of the types of mortgage loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS AND ORIGINATORS

          Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those mortgage loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

REPRESENTATIONS BY SELLERS; REPURCHASES

          One or more of each seller or, in some cases, originator, will have made representations and warranties in respect of the mortgage loans sold by the seller or originator and evidenced by all, or a part, of a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

     - that a lender's policy of title insurance (or other similar form of policy of insurance or an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each mortgage loan other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

     - that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     - that each mortgage loan is secured by a valid first lien on, or a first perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement) and that, to the seller's knowledge, the mortgaged property was free of material damage;

     - that there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable state and federal laws.

          In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

          As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

          As indicated in the related pooling and servicing agreement, the representations and warranties of a seller or originator in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller or originator sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a mortgage loan by the seller or originator or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller or originator to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller or originator has knowledge and the seller or originator will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller or originator of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

          The trustee, if the master servicer is the seller or originator, or the master servicer will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase or substitution obligation, but if it does not, then if the seller or originator cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller or originator will be obligated to either repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage loan as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller or originator is the master servicer with respect to the mortgage loan, or to substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement. If an election is made to treat a trust fund or designated portions of it as one or more "real estate mortgage investment conduits" (or "REMICs") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the master servicer or a holder of the related residual certificates will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Certificates - General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller or originator.

          Neither the depositor nor the master servicer will be obligated to purchase or substitute a mortgage loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Pooling and Servicing Agreement - Assignment of Mortgage Assets."

                                STATIC POOL DATA

          If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. ("Countrywide Home Loans") or any other person specified in the related prospectus supplement will be made available through a Web site. The prospectus supplement related to each series for which the static pool data is provided through a Web site will contain the Web site address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

          Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

- with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

- with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

          Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                         DESCRIPTION OF THE CERTIFICATES

          The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

     - a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

     - the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

     - information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

     - the circumstances, if any, under which the trust fund may be subject to early termination;

     - the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

     - the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

     -    the distribution dates with respect to the series;

     - additional information with respect to the plan of distribution of the certificates;

     - whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

     - the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

     - information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

     -    information as to the sellers, the master servicer and the trustee.

          Each series of certificates will be issued pursuant to a pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. A form of a pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.

          The following are descriptions of the material provisions which may appear in each pooling and servicing agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of that series addressed to CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

GENERAL

          The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

     - the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amount specified in the related prospectus supplement as a retained interest);

     - the assets required to be deposited in the related Certificate Account or Distribution Account from time to time;

     - property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

     - any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

          If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

          Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

          Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

          The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

          Certain Issues Related to the Suitability of Investments in the Certificates for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

          As to each series, an election may be made to treat the related trust fund or designated portions of it as one or more real estate mortgage investment conduits or "REMICs" as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the pooling and servicing agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC (or in each related REMIC in the case of two or more REMICs). All other classes of certificates in the series will constitute regular interests in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

DISTRIBUTIONS ON CERTIFICATES

          General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

          Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund or prefunding account. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

          Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

          Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial "Class Certificate Balance") entitled to interest at the pass-through rate (which may be a fixed rate or a rate that is adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used for convenience in expressing the calculation of interest and for certain other purposes.

          With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the Class Certificate Balance of the class of certificates on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

          Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of the class of certificates specified in the prospectus supplement,

               - reduced by all distributions reported to the holders of the certificates as allocable to principal,

               - in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization and,

               - if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Certificate Balance of the class of certificates.

          A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement
- Subordination" and "Credit Enhancement - Subordination of the Subordinated Certificates" in the related prospectus supplement.

          Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

          To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and/or interest that were delinquent on the related Determination Date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

          In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the Distribution Date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

          In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances.

REPORTS TO CERTIFICATEHOLDERS

          The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

     - the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

     -    the amount of the distribution allocable to interest;

     -    the amount of any advance;

     - the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund or prefunding account, if any, that is included in the amounts distributed to the certificateholders;

     - the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

     - the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

     - the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

     - the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     - the number and aggregate principal balances of mortgage loans (A) delinquent exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

     - the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     - the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

     - if applicable, the amount remaining in the reserve fund or prefunding account at the close of business on the distribution date;

     - the pass-through rate as of the day before the preceding distribution date; and

     - any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

          Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES

          In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

                                                    DEFINITION
CATEGORIES OF CLASSES                            PRINCIPAL TYPES
---------------------                            ---------------
Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying Mortgage Assets or other
                                 assets of the trust fund for the related
                                 series.

Companion Class ..............   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes or
                                 scheduled principal classes.

CATEGORIES OF CLASSES                               DEFINITION
---------------------                               ----------
Component Certificates........   A class consisting of "components." The
                                 components of a class of component certificates
                                 may have different principal and interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component certificates may be identified as
                                 falling into one or more of the categories in
                                 this chart.

Non-Accelerated
   Senior or NAS..............   A class that, for the period of time specified
                                 in the related prospectus supplement, generally
                                 will not receive (in other words, is locked out
                                 of) (1) principal prepayments on the underlying
                                 Mortgage Assets that are allocated
                                 disproportionately to the senior certificates
                                 because of the shifting interest structure of
                                 the certificates in the trust and/or (2)
                                 scheduled principal payments on the underlying
                                 Mortgage Assets, as specified in the related
                                 prospectus supplement. During the lock-out
                                 period, the portion of the principal
                                 distributions on the underlying Mortgage Assets
                                 that the NAS class is locked out of will be
                                 distributed to the other classes of senior
                                 certificates.

Notional Amount Certificates..   A class having no principal balance and bearing
                                 interest on the related notional amount. The
                                 notional amount is used for purposes of the
                                 determination of interest distributions.

Planned Principal Class
   or PACs....................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 Mortgage Assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of certificates may be
                                 subdivided into different categories (e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth) having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of certificates
                                 will be narrower than that for the primary
                                 planned principal class of the series.

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 planned principal class or targeted principal
                                 class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying Mortgage Assets. These two rates
                                 are the endpoints for the "structuring range"
                                 for the scheduled principal class.

Sequential Pay................   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of certificates may be identified as a
                                 sequential pay class.

Strip.........................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying Mortgage Assets or other assets of
                                 the trust fund.

CATEGORIES OF CLASSES                               DEFINITION
---------------------                               ----------
Super Senior..................   A class that will not bear its proportionate
                                 share of realized losses (other than excess
                                 losses) as its share is directed to another
                                 class, referred to as the "support class" until
                                 the class certificate balance of the support
                                 class is reduced to zero.

Support Class.................   A class that absorbs the realized losses other
                                 than excess losses that would otherwise be
                                 allocated to a Super Senior class after the
                                 related classes of subordinated certificates
                                 are no longer outstanding.

Targeted Principal Class
   or TACs....................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 Mortgage Assets.

                                                  INTEREST TYPES

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of the class.

Floating Rate or
   Adjustable Rate............   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in the index.

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in the
                                 index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the
                                 mortgage rates borne by the underlying mortgage
                                 loans).

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying
                                 Mortgage Assets or other assets of the trust
                                 fund and little or no principal. Interest only
                                 classes have either a nominal principal balance
                                 or a notional amount. A nominal principal
                                 balance represents actual principal that will
                                 be paid on the class. It is referred to as
                                 nominal since it is extremely small compared to
                                 other classes. A notional amount is the amount
                                 used as a reference to calculate the amount of
                                 interest due on an interest only class that is
                                 not entitled to any distributions of principal.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive only distributions of
                                 principal.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest on it, which amount will be
                                 added to the principal balance of the class on
                                 each applicable distribution date, with the
                                 remainder of the accrued interest to be
                                 distributed currently as interest on the class.
                                 The accretion may continue until a specified
                                 event has occurred or until the partial accrual
                                 class is retired.

Accrual.......................   A class that accretes the amount of accrued
                                 interest otherwise distributable on the class,
                                 which amount will be added as principal to the
                                 principal balance of the class on each
                                 applicable distribution date. The accretion may
                                 continue until some specified event has
                                 occurred or until the accrual class is retired.

CATEGORIES OF CLASSES                               DEFINITION
---------------------                               ----------

Callable......................   A class that is redeemable or terminable when
                                 25% or more of the original principal balance
                                 of the mortgage loans held in the trust fund is
                                 outstanding.

          Other types of certificates that may be issued include classes that are entitled to receive only designated portions of the collections on the Mortgage Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Mortgage Assets (sometimes referred to as "residual classes").

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

          The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO METHOD

          If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page 3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

          Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

          (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

          -    LIBOR as determined on the previous LIBOR determination date or

          -    the reserve interest rate.

     The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

          - the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

          - if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

          Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA METHOD

          If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

          If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

          The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

          The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

          A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

          The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

          The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

          The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

          The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

TREASURY INDEX

          The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

          Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

PRIME RATE

          The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY CERTIFICATES

          If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

          Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

          The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

          In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

          Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

          Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

          Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

          The applicable prospectus supplement may specify when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

          Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

                               CREDIT ENHANCEMENT

GENERAL

          Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of:

          - the subordination of one or more classes of the certificates of the series,

          -    letter of credit,

          - a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

          -    surety bond,

          -    bankruptcy bond,

          -    special hazard insurance policy,

          -    guaranteed investment contract,

          -    overcollateralization,

          -    one or more reserve funds,

          -    a mortgage pool insurance policy,

          -    FHA insurance,

          -    a VA Guarantee,

          -    cross-collateralization feature, or

          -    any combination of the foregoing.

          Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

          If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior certificates of a series by: (i) reducing the certificate or notional balance (if applicable) of the related subordinated certificates; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

          In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated certificates on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of senior certificates. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of senior certificates or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of certificates at the times and under the circumstances specified in the related prospectus supplement.

          If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a preferential right of those classes of certificates to distributions in respect to the other classes of senior certificates and subordinated certificates, a cross-collateralization mechanism or otherwise.

          As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

          If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the related prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders of the related series. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related mortgage pool insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

          The applicable prospectus supplement may provide for the conditions for the presentation of claims under a mortgage pool insurance policy, but if it does not, the mortgage pool insurance policy will provide that no claims may be validly presented unless:

     - any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

     - hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     - if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

     - the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

          Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property securing the defaulted loan at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

          The applicable prospectus supplement may provide for a mortgage pool insurance policy covering losses resulting from defaults, but if it does not, the mortgage pool insurance policy will not insure (and many primary mortgage insurance policies do not insure) against loss sustained by reason of a default arising from, among other things,

     - fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or

     - failure to construct a mortgaged property in accordance with plans and specifications.

          A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and might give rise to an obligation on the part of the related seller to repurchase the defaulted mortgage loan if the breach cannot be cured by the related seller. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

          The applicable prospectus supplement may provide for a mortgage pool insurance policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the mortgage pool insurance policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders.

          Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required and mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See "The Pooling and Servicing Agreement - Realization Upon Defaulted Mortgage Loans" for a discussion of these types of insurance.

          In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. See "The Pooling and Servicing Agreement - Hazard Insurance" for a description of the coverage with respect to these policies.

SPECIAL HAZARD INSURANCE POLICIES

          If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreement - Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

          The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

          To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

BANKRUPTCY BONDS

          If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Certain Legal Aspects of the Mortgage Loans - Anti-Deficiency Legislation and Other Limitations on Lenders."

          To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

RESERVE FUND

          If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

          The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

          Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in Permitted Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

          If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

          If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

LETTER OF CREDIT

          The letter of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of certificates (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the certificates of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

          If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to received specified payments for a period of time. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the certificates of the related series.

OVERCOLLATERALIZATION AND EXCESS CASH FLOW

          If so specified in the prospectus supplement for a series of certificates, the aggregate principal balance of the underlying Mortgage Assets as of the cut-off date may exceed the principal balance of the certificates being issued, thereby resulting in overcollateralization. In addition, if specified in the prospectus supplement, a portion of the interest payment on each Mortgage Asset may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in or increase the level of overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of certificates to which losses have been allocated up to the amount of the losses that were allocated.

FINANCIAL INSTRUMENTS

          If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the certificates issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the certificates issued by the trust fund. The primary purpose of a currency swap arrangement will be convert payments to be made on the mortgage loans or the certificates issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

     - convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

     - provide payments in the event that any interest rate index related to the mortgage loans or the certificates issued by the trust rises above or falls below specified levels; or

     -    to provide protection against interest rate changes.

          If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the certificates of the related series.

                      YIELD AND PREPAYMENT CONSIDERATIONS

          The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment charges, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

PREPAYMENTS ON LOANS

          A number of factors may affect the prepayment experience of mortgage loans, including:

               -    homeowner mobility,

               -    economic conditions,

               -    the presence and enforceability of due-on-sale clauses,

               - mortgage market interest rates and the availability of mortgage funds.

          The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement - Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

          The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the fixed rate loans, the mortgage loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that this will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagor's equity in the properties, and changes in the mortgagors' housing needs, job transfers and employment status.

PREPAYMENT EFFECT ON INTEREST

          When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

          If the rate at which interest is passed through to the holders of certificates of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among mortgage loans with different mortgage rates will affect the yield on the certificates. In most cases, the effective yield to certificateholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will generally accrue on each mortgage loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

DELAYS IN REALIZATION ON MORTGAGED PROPERTY; EXPENSES OF REALIZATION

          Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by certificateholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

          Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the mortgage loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

          Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of mortgage loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the mortgage loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

OPTIONAL PURCHASE

          Under specified circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement - Termination; Optional Termination."

          Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. We can give no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

PREPAYMENT STANDARDS OR MODELS

          Prepayments on mortgage loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of certificates will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of certificates of that series and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans or underlying mortgage loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

          We can give no assurance that prepayment of the mortgage loans or underlying mortgage loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

YIELD

          The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

          Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

          The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                       THE POOLING AND SERVICING AGREEMENT

          The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. The summary is subject to, and qualified in its entirety by reference to, the provisions of each pooling and servicing agreement. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

ASSIGNMENT OF MORTGAGE ASSETS

          Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and other specified information.

          In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan:

     - the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

     - the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

     -    an assignment of the mortgage to the trustee in recordable form and

     - any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor, the seller or the trustee, as specified in the related pooling and servicing agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's or the certificateholders' interest.

          With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee:

     - the related original cooperative shares endorsed without recourse in blank or to the order of the trustee,

     -    the original security agreement,

     -    the proprietary lease or occupancy agreement,

     -    the recognition agreement,

     -    the relevant financing statements and

     -    any other document specified in the related prospectus supplement.

          The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

          The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described under "Mortgage Loan Program - Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

          The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

          Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which one or more REMIC elections are made if the purchase would result in the imposition of a prohibited transaction tax under the Code.

          Although the depositor has expressed in the pooling and servicing agreements its intent to treat the conveyance of the mortgage loans as a sale, the depositor will also grant to the trustee a security interest in the mortgage loans. This security interest is intended to protect the interests of the certificateholders if a bankruptcy court were to characterize the depositor's transfer of the mortgage loans as a borrowing by the depositor secured by a pledge of the mortgage loans as described under "Risk Factors - Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates". In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the mortgage loans in which the depositor granted a security interest to the trustee. The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the mortgage loans, including the filing of Uniform Commercial Code financing statements, if necessary.

          Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

          Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage- Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund - Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO CERTIFICATE ACCOUNT

          The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the "Certificate Account"). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be either:

     - an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of Moody's or Fitch and one of the two highest short-term ratings of S&P, if S&P is a Rating Agency, at the time any amounts are held on deposit therein,

     - an account or accounts in a depository institution or trust company the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution or trust company with which the Certificate Account is maintained,

     - a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

     - an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Certificate Account and to receive any interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

          Unless otherwise specified in the related prospectus supplement, the master servicer will deposit or cause to be deposited in the Certificate Account for each trust fund within two days following its receipt or on a daily basis, to the extent the master servicer's or its parent's long term credit rating does not satisfy the requirements set forth in the related pooling and servicing agreement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

     - all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment charges, on the mortgage loans;

     - all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     - all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure and any Subsequent Recoveries;

     - all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program - Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement - Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement - Termination; Optional Termination";

     - all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "- Hazard Insurance";

     - any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     - all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

          Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

     - to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

     - to reimburse the master servicer and the trustee for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

     - to reimburse the master servicer and the trustee for any advances previously made that the master servicer has determined to be nonrecoverable;

     - to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

     - to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     - to pay to the master servicer or applicable seller, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related pooling and servicing agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased mortgage loan;

     - to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

     - to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

     - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

          In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Certificate Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

          Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related pooling and servicing agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to Compliance."

PRE-FUNDING ACCOUNT

          If so provided in the related prospectus supplement, the related trustee will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related certificateholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of certificates or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than 90 days after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Certificate Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

          In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or seller will deposit in an account (the "Capitalized Interest Account") cash in the amount necessary to cover shortfalls in interest on the related series of certificates that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement to the related Certificate Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of certificates and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related mortgage loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of certificates by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

INVESTMENTS IN AMOUNTS HELD IN ACCOUNTS

          Unless otherwise specified in the related prospectus supplement, funds held in a Certificate Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Mortgage Assets, may be invested in "Permitted Investments" which may include one or more of the following:

               (i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

               (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of certificates, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

               (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

               (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

               (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

               (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

               (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related certificates by each such Rating Agency;

               (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

               (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any of those securities), or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

               (x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

               (xi) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

               (xii) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each Rating Agency; and

               (xiii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the certificates, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the certificates of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the certificateholders and may not mature later than:

     - in the case of a Certificate Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

     - in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

SUB-SERVICING BY SELLERS

          Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related pooling and servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the loans.

COLLECTION PROCEDURES

          The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage insurance policy required to be maintained under the related pooling and servicing agreement, follow the collection procedures that are customary with respect to mortgage loans that are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and to the extent not inconsistent with the coverage of the mortgage loan by any mortgage insurance policy required to be maintained under the related pooling and servicing agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of that arrangement.

          The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related pooling and servicing agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans - Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

          Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

          In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

          The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of

     - the maximum insurable value of the improvements securing the mortgage loan or

     -    the greater of

          -    the outstanding principal balance of the mortgage loan and

          - an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

          The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement - Special Hazard Insurance Policies".

          The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

          Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

          Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

          Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; physical damage to the mortgaged property; and the related sub-servicer not being approved as a servicer by the primary insurer.

          Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will generally be required to:

     - advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

     - upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     - tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

          The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

          If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds, liquidation proceeds or Subsequent Recoveries.

          If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

          If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

          FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

          The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due 'under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

          HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

          The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

          Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

          The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

          With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

          The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

          Application of Liquidation Proceeds. Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

               - first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

               - second, to reimburse the master servicer and trustee for any unreimbursed advances with respect to the mortgage loan;

               - third, to accrued and unpaid interest (to the extent no advance has been made for the amount or the advance has been reimbursed) on the mortgage loan; and

               -    fourth, as a recovery of principal of the mortgage loan.

          Unless otherwise specified in the related prospectus supplement, excess proceeds, if any, from the liquidation of a mortgage loan will be retained by the master servicer as additional servicing compensation.

          If specified in the related prospectus supplement, if a final liquidation of a mortgage loan resulted in a realized loss and thereafter the master servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the certificateholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of certificates. In addition, if specified in the related prospectus supplement, the class certificate balance of each class of certificates to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of certificates. However, the class certificate balance of each such class of certificates will not be increased by more than the amount of realized losses previously applied to reduce the class certificate balance of each such class of certificates. Unless specified in the related prospectus supplement, holders of certificates whose class certificate balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the class certificate balance of a class of certificates was previously reduced to zero. Accordingly, each class of certificates will be considered to remain outstanding until the termination of the related trust.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account.

          The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).

EVIDENCE AS TO COMPLIANCE

          Each pooling and servicing agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

          Each pooling and servicing agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Mortgage Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

          -    general servicing considerations;

          -    cash collection and administration;

          -    investor remittances and reporting; and

          -    pool asset administration.

          Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

          Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

LIST OF CERTIFICATEHOLDERS

          Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

          The master servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

          Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (i) upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law or (ii) upon appointment of a successor servicer and receipt by the trustee of written confirmation from each Rating Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the certificates. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

          Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any breach of a representation or warranty or any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the trustee and the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

          Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT

          The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

     - any failure by the master servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

     - any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

     - certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

"Voting Rights" are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

          If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

          The applicable prospectus supplement may provide for steps required to be taken if an event of default remains unremedied, but if it does not, so long as an event of default under a pooling and servicing agreement remains unremedied, the trustee may, and under the circumstances described in the related pooling and servicing agreement, shall, at the direction of holders of certificates having not less than 66 2/3% of the Voting Rights, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the mortgage loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the mortgage loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the mortgage loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

          If the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

          Unless otherwise provided in the related prospectus supplement, no certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

AMENDMENT

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the parties to the pooling and servicing agreement, without the consent of any of the certificateholders,

          (a) to cure any ambiguity or mistake;

          (b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

          (c) to conform the pooling and servicing agreement to the prospectus and prospectus supplement provided to investors in connection with the initial offering of the certificates;

          (d) to add to the duties of the depositor, any seller or the master servicer;

          (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time;

          (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

          (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

          However, no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

          In addition, to the extent provided in the related pooling and servicing agreement, a pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the Certificate Account is maintained, if the change does not adversely affect the then current rating of the class or classes of certificates of the series that have been rated at the request of the depositor. Moreover, if one or more REMIC elections are made with respect to the trust fund, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC, or to avoid or minimize the risk of imposition of any tax on any REMIC or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the parties to the related pooling and servicing agreement with the consent of holders of certificates of the series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

          (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

          (b) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
     (a), without the consent of the holders of certificates of the class evidencing, as to the class, percentage interests aggregating 66 2/3%, or

          (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If one or more REMIC elections are made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause any REMIC to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of a pooling and servicing agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

TERMINATION; OPTIONAL TERMINATION

          Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the earlier of:

     - the final payment or other liquidation of the last of the Mortgage Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

     - the purchase by the master servicer or the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMICs (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

          Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if one or more REMIC elections are made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will not be made if the repurchase would result in a "prohibited transaction tax" within the meaning of Section 860F(a)(1) of the Code.

THE TRUSTEE

          The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

          The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

          The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

          In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

          Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

          The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE AND REPOSSESSION

          Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

          In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

          Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

          Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

          Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

          Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

          In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

          In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

          In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

          Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

          In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

          The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

          Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

          Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

          Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "potentially responsible parties," including "owners" or "operators". However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

          Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

          If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

          CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). However, under the Asset Conservation Act, protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision-making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

          While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

          In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

DUE-ON-SALE CLAUSES

          Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

          Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

APPLICABILITY OF USURY LAWS

          Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

SERVICEMEMBERS CIVIL RELIEF ACT

          Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

CONSUMER PROTECTION LAWS

          Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers' dwellings.

          Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

     The federal laws that may apply to loans held in the trust fund include the following:

     - the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

     - the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

     - the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

     - the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

     - the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

          The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

          Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary mortgage market transactions, including assignees that hold the mortgage loan, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is the opinion of Sidley Austin LLP, counsel to the depositor, on the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Sidley Austin LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to special taxpayers such as insurance companies and securities dealers and investors who hold certificates as part of a straddle within the meaning of Code Section 1092. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

GENERAL

          The federal income tax consequences to certificateholders will vary depending on whether the trust fund relating to those certificates is treated under the Code as a "grantor trust" or an election is made to treat the trust fund as one or more real estate mortgage investment conduits ("REMICs").

NON-REMIC CERTIFICATES

          If no REMIC election is made, a trust fund relating to a series of certificates will be classified as a "grantor trust" under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code, in which case, certificateholders will be treated for federal income tax purposes as owning directly all of or a portion of the trust fund's assets. Sidley Austin LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.

A.   SINGLE CLASS OF CERTIFICATES

          Characterization. The trust fund may be created with one class of certificates, in which case, each certificateholder will be treated as the owner of a pro rata undivided interest in each of the mortgage loans in the Pool. Any amount received by a certificateholder in lieu of an amount due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payment it replaces.

          Except for original issue discount ("OID"), each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the income from the mortgage loans in the trust fund, including interest, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. A certificateholder using the cash method of accounting must take into account its pro rata share of income when collected by or paid to the master servicer and a certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues. Each certificateholder will also be required to report its pro-rata share of OID on an accrual basis regardless of how the certificateholder otherwise reports income.

          Under Code Sections 162 or 212, each certificateholder will be entitled to claim deductions for its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the master servicer, provided that the amounts represent reasonable compensation for services rendered to the trust fund. A certificateholder using the cash method of accounting may claim its pro rata share of deductions as and when paid by the master servicer and a certificateholder using an accrual method of accounting may claim its share of deductions as they accrue. If a certificateholder is an individual, estate or trust, the certificateholder will be entitled to deduct a share of trust expenses only to the extent the share plus the certificateholder's other miscellaneous itemized deductions (as defined in the Code) exceeds two percent of the certificateholder's adjusted gross income. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans could then be subject to the "coupon stripping" rules of the Code discussed below.

          Generally, with respect to each series of certificates:

          - a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) and representing principal and interest payments on mortgage loans will be considered to represent loans secured by an interest in real property which is residential property under Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans in the trust fund are of a type described in that Code section;

          - a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), to the extent that the mortgage loans in the trust fund are of a type described in that Code section, and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent income on the trust fund is described in that Code section; and

          - a certificate owned by a REMIC will represent an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" under Code Section 860G(a)(3) to the extent the mortgage loans in the trust fund are of a type described in that Code Section.

          Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a lien on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. For purposes of the conclusions described immediately above, so long as the value of the underlying real property at least equals the amount of the loan, the loan will be treated as fully secured by real property. If the value of the underlying real property is less than the amount of the loan, then the loan will be treated as secured by an interest in real property only to the extent of the value of the real property. The related prospectus supplement for any series of certificates will specify whether such apportionment would be required.

          Premium. The price paid for a certificate by a holder will be allocated, at the time of purchase, to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Code Section 171, to amortize the premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans to which it relates. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. The legislative history ("Legislative History") accompanying the enactment of the OID rules as part of the Tax Reform Act of 1986 (the "1986 Act") indicates that if a prepayment assumption is applied to an instrument for purposes of the OID rules, that prepayment assumption should be applied in amortizing bond premium.

          If a premium is not amortized using a prepayment assumption, then the holder of a certificate acquired at a premium may recognize a loss if a mortgage loan prepays in full. The amount of the loss (if any) will equal the excess of the certificateholder's adjusted basis in the prepaid mortgage loan over the certificateholder's share of principal paid on the mortgage loan. If a prepayment assumption is used to amortize premium, then a loss should be available to the extent that the premium has not been amortized at the time a mortgage loan prepays. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. In addition, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange for the obligation if the debt obligation is purchased or issued after June 8, 1997 (that is, treated the same as obligations issued by corporations). This change could affect the character of any loss (for example, cause the loss to be treated as capital if the assets are held as capital assets by the taxpayer).

          The Internal Revenue Service ("IRS") has issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium, but these regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Original Issue Discount. A certificateholder that acquires an undivided interest in a pool of mortgage loans will be subject to the original issue discount ("OID") rules of Code Sections 1271 through 1273 and 1275 to the extent of the certificateholder's undivided interest in any mortgage loans in the pool that were issued with OID. OID generally must be reported as ordinary gross income as it accrues under a constant yield method. See "-- Certificates Representing Interests in Loans Other Than ARM Loans."

          Market Discount. A certificateholder that acquires an undivided interest in a pool of mortgage loans will be subject to the market discount rules of Code Sections 1276 through 1278 to the extent the certificateholder purchases its undivided interest in one or more of the underlying mortgage loans at a "market discount." Provided a mortgage loan is not issued with OID, the amount of market discount (if any) equals the excess of the certificateholder's proportionate interest in the principal amount of the mortgage loan over the certificateholder's proportionate tax basis in the mortgage loan. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, therefore, investors are advised to consult their tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also authorizes the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments the principal of which is payable in more than one installment. Although no regulations have been issued the relevant legislative history describes how market discount should be accrued. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. The Legislative History states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue marked discount. Because the regulations described above have not been issued, what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market cannot be predicted.

          A holder who acquires a certificate at a market discount may also have to defer taking a deduction for some of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the certificate. For any taxable year, the amount deferred equals the excess of (1) the interest paid or accrued on such indebtedness for the year over (2) the interest (including original issue discount) from the certificate included in gross income for the year. If the certificateholder elects, the amount deferred from an earlier year may be deducted in a later year to the extent that (1) the income from the certificate in the later year exceeds (2) the interest paid or accrued on such indebtedness for the later year. Any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

          Election to Treat All Interest as OID. The Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") permit a certificateholder to elect to accrue all interest (including stated interest), discount (including de minimis market discount and de minimis original issue discount) and premium in income using a constant yield method. If this election is made with respect to a certificate having market discount, the certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the certificateholder acquires during the year of the election and thereafter. A certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the certificateholder owns as of the first day of the taxable year and acquires thereafter. See "-- Single Class of Certificates -- Premium." The election to accrue interest, discount and premium using a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS. Prospective investors are encouraged to consult their tax advisors regarding the election.

          Certificates Representing Interests in Loans Other Than ARM Loans. Under the OID Regulations, a mortgage loan may be issued with OID for a variety of reasons. These include situations in which the lender charges the borrower origination points (whether or not the borrower may deduct the points immediately) or offers the loan at a "teaser" rate (that is, the initial rate of interest on the mortgage loan is significantly lower than the subsequent rate or rates on the mortgage loan).

          OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the semi-annual (or more frequent) compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "-- Accrual of Original Issue Discount." The following discussion is based on the OID Regulations and on the provisions of the 1986 Act. The holder of a certificate should be aware, however, that the OID Regulations may not adequately address certain issues relevant to prepayable securities.

          Under the Code, each mortgage loan underlying the certificates will be treated as having been issued on the date it was originated with an amount of OID equal to the excess, if any, of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest ("QSI") payments. The accrual of OID, as described under "-- Accrual of

Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on an assumed prepayment rate for the mortgage loans underlying the certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. There are no regulations dictating how the Prepayment Assumption is determined. The Legislative History provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificates. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The requirement of using a prepayment assumption for the purpose of calculating OID only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, (and, in tax years beginning after August 5, 1997, to any pool of debt instruments the yield on which may be affected by reason of prepayments.) However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in "-- Accrual of Original Issue Discount."

          Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID will generally be determined as set forth under the OID Regulations. In the case of each full accrual period, this will be done by (i) adding (A) the present value of all remaining payments, determined as of the end of the accrual period and
(B) any payments received during the accrual period, and (ii) subtracting from that total the "adjusted issue price" at the beginning of the accrual period. The present value of the remaining payments are determined first by using the Prepayment Assumption to calculate the amount and timing of the remaining payments and then by discounting the payments so determined using the original yield to maturity. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than QSI) made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

          Original issue discount generally must be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest as it accrues rather than when it is received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (for example, due to points) will be includible by the holder. Other original issue discount on the mortgage loans (that is, OID attributable to factors other than a difference between the issue price and original principal amount, such as interest payments that increase after an initial "teaser" rate) would still need to be accrued.

          Certificates Representing Interests in ARM Loans. The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans to holders in a manner it believes is consistent with the rules described under the heading "-- Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting both the remaining payments and future yield, the "assumed rate payable" on the ARM Loans will be the "fixed rate equivalent" on the issue date. Further, the addition to the principal balance of an ARM Loan of interest deferred due to negative amortization ("Deferred Interest") may require the inclusion of the interest in the income of the certificateholder when the interest accrues. Furthermore, the addition of Deferred Interest to the certificate's principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

          The "assumed rate payable" and the "fixed rate equivalent" will be used solely for making tax compulations. No representation is made that any loan will actually pay at either rate.

          The treatment of ARM obligations is uncertain. Investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

B.   MULTIPLE CLASSES OF CERTIFICATES

          Stripped Bonds and Stripped Coupons. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on the obligation results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "Stripped Bond Certificates"), while the other class of certificates may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Certificates").

          In certain situations, Code Section 1286 does not apply to a real estate mortgage even if some of the interest on the real estate mortgage has been separated from the principal. Specifically, the stripping rules are not implicated if following the separation of interest, either (1) the amount of discount on the real estate mortgage is less than the de minimis (measured using the rules for calculating de minimis OID) or (2) no more than 100 basis points (that is, 1% interest on the mortgage loan principal balance) has been separated from the real estate mortgage. Among other instances, the 100 basis points exception may apply if a servicer retains "excess servicing" (that is, the right to servicing income in excess of an IRS-determined amount of reasonable servicing) that does not exceed 100 basis points.

          The IRS appears to apply the exceptions described above on a loan-by-loan basis, which could result in some mortgage loans held by a trust being treated as having been stripped and others as not. See "-- Non-REMIC Certificates" and "-- Multiple Classes of Senior Certificates -- Stripped Bonds and Stripped Coupons." If the exceptions apply, then a stripped real estate mortgage is nevertheless not treated as a newly issued instrument with OID. Any discount on such mortgage loan will have to be treated as a market discount if the discount exceeds a de minimis amount (measured using the rules for calculating de minimis discount). The remaining discussion assumes that the none of these exceptions are available to the mortgage loans held by a trust.

          Although current authority is not entirely clear, for purposes of calculating OID, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased. Generally, if the discount on a particular mortgage loan is larger than a de minimis amount (as calculated for purposes of the discount), then a purchaser of the certificate will have to accrue the discount on the mortgage loan under the OID rules of the Code regardless of the certificate purchaser's ordinary method of accounting. See "-- Non-REMIC Certificates" and "-- Single Class of Certificates -- Original Issue Discount." In addition, although the Code could be interpreted otherwise, based on IRS guidance, it appears that all payments related to a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan should be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

          Based on current authority it is unclear under what circumstances, if any, the prepayment of a mortgage loan will result in a deductible loss to the holder of a Stripped Bond Certificate purchased at a premium. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan. In addition, if the debt instrument of a natural person is either purchased or issued after June 8, 1997, then amounts received on retirement of the debt instrument are treated as received in exchange for the debt instrument. Consequently, any loss realized on the retirement of a debt instrument could be capital rather than ordinary.

          The IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading "- Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In this connection, for purposes of projecting both the remaining payments on and future yield of, an ARM Loan, the interest rate payable on the ARM Loan will be assumed to be the fixed rate equivalent of the adjustable rate as determined on the issue date. Applying these rules may require the interest on a Stripped ARM Obligation to be included before the interest is received, even if the interest is added to principal because of negative amortization. Further, increasing the principal by deferred interest may result in additional income (including OID) over the remaining life of the certificates.

          The "assumed rate payable" and the "fixed rate equivalent" will be used solely for making tax computations. No representation is made that any loan will actually pay at either rate.

          Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their tax advisors regarding the proper treatment of their certificates for federal income tax purposes.

C.   SALE OR EXCHANGE OF A CERTIFICATE

          Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the adjusted basis in the certificate. In general, a holder's adjusted basis in a certificate will equal the amount paid for the certificate (1) increased by the OID and market discount (if any) included in the seller's gross income with respect to the certificate, and (2) reduced by amortized premiums (if any) and payments on the certificate previously received by the seller (other than QSI). Except for the amount of any market discount not previously included in income and accrued but unpaid QSI, the gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period (currently more than one year).

          The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

D.   NON-U.S. PERSONS

          As used in this prospectus, a "U.S. Person" means

          -    a citizen or resident of the United States,

          - a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

          - an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

          - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.

          Interest paid (or accrued) on the mortgage loans to a certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided, that (1) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and (2) the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the mortgage loans with an appropriate statement (on IRS Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If an interest in a mortgage loan is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the trust, or an organization or financial institution described above, with an appropriate statement (for example, an IRS Form W-8BEN), signed under penalties of perjury, to that effect. Any foreclosure property owned by the trust fund could be treated as a U.S. real property interest owned by certificateholders and subject to withholding under section 1445 of the Code.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

          The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, the information deemed appropriate to assist certificateholders in preparing their federal income tax returns, or to enable holders to make any information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the required information is supplied to the IRS.

F.   PROPOSED REPORTING REGULATIONS.

          In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." If these rules are finalized, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the certificateholders, which changes may affect the timing of when a Certificateholder reports such items.

REMIC CERTIFICATES

          The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. REMIC qualification requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "-- Residual Certificates" and "-- Prohibited Transactions"), if during any taxable year a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," then the trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status were not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make any REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC. With respect to each trust fund for which any REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the REMIC status of the trust fund and the status of the certificates as representing regular or residual interests in a REMIC.

          In general, with respect to each series of certificates for which any REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets and interest on the certificates will be qualifying income only to the extent the REMIC's income is qualifying income. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

          In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "-- Non-REMIC Certificates -- Single Class of Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

          Among other requirements, to qualify as a REMIC, substantially all the assets of a trust must consist of qualified mortgages and permitted investments. A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. In addition to ordinary buildings, real property includes manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) regardless of state law classifications.

          Starting in 2005, the American Jobs Creation Act of 2004 (the "Jobs Act") allows REMICs to hold reverse mortgages, home equity loans and the assets needed to fund additional draws on these loans. The legislative history accompanying the Jobs Act defines a "reverse mortgage" as loan secured by real property that (1) provides for advances secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

          Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as different and separate REMICs (respectively, the "Underlying REMIC" or "REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Underlying REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Underlying REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Underlying REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

          Except for the residual interest in any Underlying REMIC, only REMIC Certificates issued by the Master REMIC will be offered under this prospectus. All Underlying REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, "loans secured by an interest in real property" under Section

7701(a)(19)(C) of the Code; and whether the income on the certificates will be interest described in Section 856(c)(3)(B) of the Code.

A.   REGULAR CERTIFICATES

          General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method. Under an accrual method of accounting, interest may have to be included in income before its receipt.

          Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of Regular Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

          Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount when the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

          The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that this methodology represents the correct manner of calculating OID.

          In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate includes the amount, if any, paid by an initial certificateholder for interest accruing before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue (interest added to principal) will not constitute qualified stated interest payments, and the stated redemption price at maturity of these Regular Certificates will include all distributions of interest as well as principal.

          If the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Regular Certificate has de minimis OID, the stated redemption price of the Regular Certificate is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Regular Certificates stated principal over its issue price. If the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Regular Certificate, the excess amount of the distribution would be added to the Regular Certificate's stated redemption price. Regular Certificateholders are encouraged to consult their tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the Regular Certificates are not penalized nor are there reasonable remedies in place to compel payment on the Regular Certificates. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

          Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. The weighted average maturity of a Regular Certificate is the sum of the weighted maturity of each payment of the Regular Certificate's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Regular Certificate's total stated redemption price. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as a capital asset. However, holders may elect to accrue all interest (including de minimis OID) under a constant yield method.

          Super-Premium Certificates. The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates will be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) if prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount (subject to the discussion under "-- Accrued Interest Certificates"), so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "-- Regular Certificates -- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss either (i) when its remaining basis exceeds the maximum amount of future payments (assuming no further prepayments) or (ii) when the final payment is received with respect to the Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this prospectus.

          Under the REMIC Regulations, if the issue price of a Regular Certificate (other than those based on a notional amount) exceeds 125% of its actual principal amount, then the interest rate is considered disproportionately high. Such a Regular Certificate generally should be treated as a Super-Premium Certificate and the rules described under "-- Regular Certificates -- Premium" should apply. However, it is possible that the holder of a certificate issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

          In an advanced notice of proposed rulemaking issued on August 24, 2004, the IRS and Treasury requested comments on whether to adopt special rules for certain types of REMIC regular interests, specifically, REMIC regular interests that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC IOs"), high-yield REMIC regular interests, and "negative-yield" instruments. The same notice requested comments on different methods for taxing these instruments, including, for example, allowing a holder to recognize negative OID or applying the "bad debt" rules of Code Section 166. It is uncertain whether the IRS will propose any new regulations as a consequence of the notice, whether the regulations would address the treatment of Super-Premium Certificates or when any new regulations would be effective.

          Calculation of OID. Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on the Regular Certificate for each day the certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period (i) is no longer than one year, (ii) begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and (iii) begins on the day after the preceding accrual period ends. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

          -    adding

               - the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and

               - any payments included in the stated redemption price at maturity received during the same accrual period, and

          - subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price. The adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period increased by the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

          The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income on REMIC regular interests that provide for delays of 31 days or less between their record dates and payment dates. Under the proposed regulations, the amount of interest accruing on a regular interest would be determined from one record date to another rather than from one distribution date to another. In addition, if the proposed regulations are adopted as written, regular interest holders would have to accrue interest from the issue date of a regular interest to its first record date, but would not have to accrue interest from the last record date for a regular interest to the last distribution date. These new rules would apply to REMIC regular interests issued after the date they are published as final regulations in the Federal Register. Under the proposed regulations, holders of regular interests issued after the regulations are finalized would be allowed to account for the interest accruing on those regular interest under the new rules without having to seek consent from the Internal Revenue Service to change their methods of accounting.

          Acquisition Premium. A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate (as well as for an initial purchaser that purchases at a price above the adjusted issue price but below the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is:

          - the excess of the cost of the Regular Certificate to the purchaser over

          - the adjusted issue price of the Regular Certificate (which is the issue price of the Regular Certificate plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less any prior payments included in the stated redemption price at maturity), and the denominator of which is:

          - the sum of the daily portions for the Regular Certificate for all days beginning after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

          Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually based on current values of certain objective rates or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. Interest paid based on a variable rate generally will be qualified stated interest to the extent such interest is unconditionally payable at least annually and, if successive variable rates are used, such interest is not significantly accelerated or deferred.

          The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "-- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate. No representation is made that an index or variable rate will actually equal or remain at such fixed amount.

          Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest (including stated interest), discount (including de minimis market discount and de minimis original issue discount) and premium in income using a constant yield method. If this election is made with respect to a certificate having market discount, the certificateholder is deemed to have made an election to include market discount in income currently with respect to all market discount debt instruments that the certificateholder acquires on the first day of the taxable year of the election and market discount debt instruments acquired thereafter. A certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the certificateholder owns on the first day of the taxable year of the election and all premium debt instruments acquired thereafter. See "-- Regular Certificates -- Premium." The election to accrue interest, discount and premium using a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS. Prospective investors are encouraged to consult their tax advisors regarding the election.

          Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

          Market discount with respect to a Regular Certificate will be considered to be zero if it is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued. Investors are encouraged to consult their tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield or according to one of the following methods:

          - for Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

          - for Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

          A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. If the holder of the Regular Certificate elects, the amount deferred from an earlier year may be deducted in a later year to the extent that the income from the Regular Certificate in the later year exceeds the interest paid or accrued on such indebtedness for the later year. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in a "nonrecognition transaction" (that is, a transaction in which gain or loss is not recognized in whole or in part), any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

          Premium. The holder of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations mentioned above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to rely on the Legislative History and account for amortizable bond premium in the manner described in this prospectus. The Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificate and will be applied as an offset against the interest payments. Prospective purchasers of the Regular Certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Deferred Interest. Certain classes of Regular Certificates will provide for the deferred payment of interest. Any deferred interest that accrues with respect to a class of Regular Certificates will be accounted for as OID and includible in the income of the certificateholders before its receipt.

          Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed to the subordinated certificates may instead be distributed to one or more classes of the senior certificates. Subordinated certificateholders, however, will be required to report income under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain. Subordinated certificateholders are urged to consult their own tax advisors on these issues.

          Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the original cost of the Regular Certificate to the seller, (1) increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and (2) reduced (but not below zero) by (a) payments included in the stated redemption price at maturity previously received by the seller and (b) any amortized premium. Similarly, upon retirement of a Regular Certificate, a holder will realize gain (or loss) to the extent that any amount received exceeds (or falls short of) the holder's adjusted basis in the Regular Certificate. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

          Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income.

          The Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

          The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to each holder's purchase price, the information reports will only contain information regarding the method of accruing (rather than the amount of) market discount.

          Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on accrual periods that have the same number of days as the accrual periods between distribution dates (the "Ordinary Accrual Period") but that end and begin on other dates. In addition, in some cases, even though the period between the Closing Date for a Payment Lag Certificate and its first distribution date is shorter than an Ordinary Accrual Period, the Payment Lag Certificate will pay on the first distribution date an amount of interest for a full Ordinary Accrual Period (the extra interest being "pre-issuance interest"). In the case of such a Payment Lag Certificate, the trust fund intends to (i) treat the pre-issuance interest as part of the issue price of the Payment Lag Certificate and (ii) the remaining amount of such interest as interest.

          Investors are encouraged to consult their tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

          Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if a REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses (that is, expenses that may be classified as miscellaneous itemized deductions) will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." The portion of the non-interest expenses allocated to a pass-through interest holder may not be deductible except to the extent that, when added to the pass-through interest holder's other miscellaneous itemized deductions, they exceed two percent of the pass-through interest holder's adjusted gross income. Miscellaneous itemized deductions are not deductible for purposes of computing the alternative minimum tax. Certificateholders that are pass-through interest holders are encouraged to consult their tax advisors about the impact of these rules on an investment in the Regular Certificates. See "-- Residual Certificates -- Pass-Through of Non-Interest Expenses of the REMIC."

          Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

          Subsequent Recoveries. Class Certificate Balances that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Pooling and Servicing Agreement -- Realization Upon Defaulted Mortgage Loans -- Application of Liquidation Proceeds." An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the certificateholder as ordinary (or capital) income to the extent that the certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and Holders of the certificates are urged to consult their tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries. "Subsequent

Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

          Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Regular Certificate with an appropriate statement (on IRS Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Regular Certificate is a foreign person and providing that non-U.S. person's name and address. If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable income tax treaty.

          Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

          It is recommended that Regular Certificateholders who are not U.S. Persons and persons related to them not acquire any Residual Certificates, and holders of Residual Certificates (the "Residual Certificateholder") and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

          Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

B.   RESIDUAL CERTIFICATES

          Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "-- Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued or held by the REMIC.

          In most cases, a Residual Certificateholder will be required to include taxable income from the Residual Certificate in excess of the cash received ("phantom income"). This mismatch may be caused, for example, by a structure in which interest from the mortgage loans in excess of what is needed to pay interest on the Regular Certificates is used to pay the principal on the Regular Certificates. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors are encouraged to consult their tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

          A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual Certificateholder owns the Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased the Residual Certificate at a price greater than (or less than) the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder. See "-- Sale or Exchange of Residual Certificates." It is not clear, however, whether these adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for these adjustments.

          Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID accruing on the Regular Certificates and, except as described under "-- Regular Certificates -- Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individuals. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments or reserve assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue as long as any class of the related Regular Certificates is outstanding.

          For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption.

          The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

          A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "-- Allocation of the Income of the REMIC to the Residual Certificates."

          Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

          For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in the way described under the caption "Subsequent Recoveries."

          Mark to Market Rules. A Residual Certificate cannot be marked-to-market.

          Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

          In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (for example a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of Code Section 67, Code Section 68 or both may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

          The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their tax advisors about the impact of these rules on an investment in the Residual Certificates.

          Excess Inclusions. All or a portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion (1) may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder, (2) will be treated as "unrelated business taxable income" within the meaning of Code

Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "-- Tax-Exempt Investors"), and (3) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "-- Non-U.S. Persons."

          Except in the case of a Residual Certificate that has no significant value, and except as discussed in the following paragraph, the excess inclusions for any calendar quarter is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. In the case of a Residual Certificate that has no significant value, the excess inclusions for any calendar quarter is all of the Residual Certificateholder's income from the Residual Certificate for that quarter.

          In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

          Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

          Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

          Any loss from the sale of a Residual Certificate will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Certificate, the seller reacquires the Residual Certificate, or acquires (i) a Residual Certificate in any other REMIC (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)). In general, under the wash sale rules, loss from the Residual Certificate will be disallowed and the Residual Certificateholder's basis in the replacement interest will be the basis in the Residual Certificate that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Certificate and the purchase price of the replacement interest.

PROHIBITED TRANSACTIONS AND OTHER TAXES

          The Code imposes a tax on REMICs equal to 100 percent of the net income (if any) derived from "prohibited transactions" (the "Prohibited Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition (as opposed to holding to maturity) of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

          In addition, certain contributions to a trust fund that has elected to be treated as a REMIC, if made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

          In addition, a trust fund that has elected to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

          Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

          - a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds or

          - the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

          If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

          The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to the Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

          Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. The identity of a residual interest holder, however, is not a partnership item for purposes of applying the unified partnership audit procedures. Certain information is required to be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

          Each Residual Certificateholder is required to treat items on its return consistently with the treatment of those on the REMIC's return unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

TAX-EXEMPT INVESTORS

          Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "-- Residual Certificates -- Excess Inclusions."

NON-U.S. PERSONS

          Amounts paid to Residual Certificateholders who are not U.S. persons (see "-- Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "-- Regular Certificates." Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable income tax treaties. See "-- Residual Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, the amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "-- Residual Certificates -- Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "-- Tax-Related Restrictions on Transfers of Residual Certificates."

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

          Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to it an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, the person does not have actual knowledge that the affidavit is false. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

          A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 100 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

          To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

          Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal Income Tax Consequences - Non-REMIC Certificates - Non-U.S. Persons." A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Certificate is disregarded, the transferor continues to be treated as the owner of the Residual Certificate and continues to be subject to tax on its allocable portion of the net income of the REMIC.

          A Residual Certificate (including a Residual Certificate with a positive value at issuance) is a "Noneconomic Residual Certificate" at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Certificate has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

          The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Certificate is presumed not to have Improper knowledge at the time of transfer if the following conditions are met:
(i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Certificate, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Certificate and intends to pay taxes associated with holding the Noneconomic Residual Certificate as they become due; (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

          A transfer of a Noneconomic Residual Certificate meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code
Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

          The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation, but an Eligible Corporation does not include a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Certificate meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

          Treatment of Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

          Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to the transfer in writing.

          Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are encouraged to consult their tax advisors with respect to transfers of the Residual Certificates and pass-through entities are encouraged to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            OTHER TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and foreign tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

          The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, which apply to certificates issued by the trust. The related prospectus supplement will contain more specific information concerning the considerations relating to ERISA and the Code applicable to each series of certificates.

          ERISA imposes requirements on employee benefit plans subject to ERISA (and Section 4975 of the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of those plans may be invested in certificates without regard to ERISA's requirements, but subject to the provisions of any other applicable federal or state law. Any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

          On November 13, 1986, the United States Department of Labor ("DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101.) Under this "Plan Assets Regulation," the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity interest" could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

          In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

          Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited when transaction exemptions may apply to the purchase or holding of securities: for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". We can give no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

          The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities, including trusts, that hold investment pools consisting of certain secured receivables, loans and other obligations ("issuer") and the servicing, operation and management of such entities, provided that the conditions and requirements of the Underwriter Exemptions are met.

          While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

     - the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     - the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property in (a "Designated Transaction");

     - the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's, a division of The McGraw-Hill Company, Inc., Moody's Investors Service, Inc. or Fitch Ratings (the "rating agencies");

     - the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

     - the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

     - the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

          If an issuer holds obligations that have high loan-to-value ratios, the Underwriter Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral for each loan on the closing date is at least 80% of the sum of the outstanding principal balance of the related obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

          The issuer must also meet the following requirements:

     - the investment pool must consist solely of assets of the type that have been included in other investment pools;

     - securities in those other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of at least one of the rating agencies for at least one year prior to the Plan's acquisition of securities; and

     - securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

          Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

     - in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

     - the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

     - the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

     - immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the investment pool constituting more than five percent of the aggregate unamortized principal balance of the assets in the investment pool, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

          The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding accounts meet certain conditions.

          The rating of a security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it). A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

          The prospectus supplement for each series of certificates will indicate the classes of certificates offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

          Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of certificates that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

          SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").

          All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

          Certificates are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

     - by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any certificates of any series by the depositor or any of its affiliates;

     - by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     -    by placement directly by the depositor with institutional investors.

          A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

          Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than E43,000,000 and (3) an annual net turnover of more than E50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any class of certificates of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                  LEGAL MATTERS

          The validity of the certificates of each series, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

                              FINANCIAL INFORMATION

          A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

          We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Mortgage Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the certificates of the related series.

                             INDEX TO DEFINED TERMS

1986 Act...............................................................       76
Agency Securities......................................................       14
Amortizable Bond Premium Regulations...................................       76
Applicable Amount......................................................       92
ARM Loans..............................................................       77
Asset Conservation Act.................................................       71
CERCLA.................................................................       71
Certificate Account....................................................       52
Class Certificate Balance..............................................       31
Code...................................................................       28
Collateral Value.......................................................       16
Contingent Regulations.................................................       83
Contributions Tax......................................................       94
Countrywide Home Loans.................................................       28
Deferred Interest......................................................       78
depositor..............................................................       25
Designated Transaction.................................................       99
Detailed Description...................................................       15
Eleventh District......................................................       38
ERISA..................................................................       98
excess inclusion.......................................................       92
Exchange Act...........................................................       24
FHLBSF.................................................................       38
Funding Period.........................................................       54
Garn-St Germain Act....................................................       72
Insured Expenses.......................................................       53
IRS....................................................................       76
Jobs Act...............................................................       82
L/C Bank...............................................................       46
L/C Percentage.........................................................       46
Legislative History....................................................       78
Liquidated Mortgage....................................................       62
Loan-to-Value Ratio....................................................       16
Master REMIC...........................................................       82
Mortgage Assets........................................................       14
National Cost of Funds Index...........................................       39
Non-U.S. Person........................................................       80
OID....................................................................   74, 76
OID Regulations........................................................       77
Ordinary Accrual Period................................................       89
OTS....................................................................       39
Parties in Interest....................................................       98
pass-through entity....................................................       96
Payment Lag Certificates...............................................       89
Permitted Investments..................................................       55
phantom income.........................................................       90
Plans..................................................................       98
Pre-Funded Amount......................................................       54
Pre-Funding Account....................................................       54
Prepayment Assumption..................................................       78
Private Mortgage-Backed Securities.....................................       14
Prohibited Transactions Tax............................................       94
QSI....................................................................       77
rating agencies........................................................       99
RCRA...................................................................       72
Refinance Loan.........................................................       16
Regular Certificateholders.............................................       83
Regular Certificates...................................................       81
Relief Act.............................................................   10, 73
REMIC Certificates.....................................................       81
REMICs.................................................................   74, 82
Residual Certificateholder.............................................       90
Residual Certificates..................................................       81
residual classes.......................................................       37
Restricted Group.......................................................      100
SEC....................................................................       15
secured creditor exemption.............................................       71
Securities Act.........................................................       24
single-class REMIC.....................................................       89
SMMEA..................................................................      101
Stripped ARM Obligations...............................................       80
Stripped Bond Certificates.............................................       79
Stripped Coupon Certificates...........................................       79
Subsequent Loans.......................................................       54
Subsequent Recoveries..................................................       90
Super-Premium Certificates.............................................       84
Title V................................................................       73
U.S. Person............................................................       80
Underlying REMIC.......................................................       82
Underwriter Exemptions.................................................       99

                     CHL MORTGAGE PASS-THROUGH TRUST 2006-3
                                     ISSUER
                                   CWMBS, INC.
                                    DEPOSITOR

                          [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER
                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER
                                 $1,052,797,100
                                  (APPROXIMATE)
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3

                                -----------------
                              PROSPECTUS SUPPLEMENT

                                -----------------

                           (UBS INVESTMENT BANK LOGO)

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2006-3 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2006-3 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2006-3 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

                                January 30, 2006